AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 26, 1998.
                                                     REGISTRATION NO. 333-34471
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                             AMENDMENT NO. 3
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                ---------------
                             HOLLYWOOD PARK, INC.
                       HOLLYWOOD PARK OPERATING COMPANY

                             AND OTHER REGISTRANTS
                    (SEE TABLE OF OTHER REGISTRANTS BELOW)
          (EXACT NAME OF EACH REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      DELAWARE                                                  DELAWARE
           (STATE OR OTHER JURISDICTION                               (STATE OR OTHER JURISDICTION
        OF INCORPORATION OR ORGANIZATION)                           OF INCORPORATION OR ORGANIZATION)
                        7999                                                      7948
(PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)   (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)
 1050 SOUTH PRAIRIE AVENUE, INGLEWOOD, CALIFORNIA 90301     1050 SOUTH PRAIRIE AVENUE, INGLEWOOD, CALIFORNIA 90301
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
   INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL           AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                 EXECUTIVE OFFICES)

                                ---------------

                              G. MICHAEL FINNIGAN
        PRESIDENT--SPORTS AND ENTERTAINMENT (HOLLYWOOD PARK, INC.), AND
        EXECUTIVE VICE PRESIDENT, TREASURER AND CHIEF FINANCIAL OFFICER
                             HOLLYWOOD PARK, INC.
                       HOLLYWOOD PARK OPERATING COMPANY
                              1050 PRAIRIE AVENUE
                          INGLEWOOD, CALIFORNIA 90301
                                (310) 419-1500
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                       AREA CODE, OF AGENT FOR SERVICE)
                                   COPY TO:
                             ALVIN G. SEGEL, ESQ.
                             ASHOK W. MUKHEY, ESQ.
                              IRELL & MANELLA LLP
                           1800 AVENUE OF THE STARS
                         LOS ANGELES, CALIFORNIA 90067
                                (310) 277-1010

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.
  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
                                                                        PROPOSED
                                                         PROPOSED       MAXIMUM
                                           AMOUNT        MAXIMUM       AGGREGATE      AMOUNT OF
        TITLE OF EACH CLASS OF             TO BE      OFFERING PRICE    OFFERING     REGISTRATION
      SECURITIES TO BE REGISTERED        REGISTERED    PER UNIT(1)      PRICE(1)         FEE
-------------------------------------------------------------------------------------------------
Series B 9 1/2% Senior Subordinated
 Notes due 2007......................   $125,000,000       100%       $125,000,000    $37,879(2)
-------------------------------------------------------------------------------------------------
Guaranties of Series B 9 1/2% Senior
 Subordinated Notes due 2007.........   $125,000,000     None(3)        None(3)        None(3)
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457.
(2) Previously paid with August 27, 1997 filing.
(3) Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable for the Guaranties.
                                ---------------
  THE REGISTRANTS HEREBY AMEND THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                              HOLLYWOOD PARK, INC.

                        HOLLYWOOD PARK OPERATING COMPANY

                         CROSS REFERENCE SHEET PURSUANT
                        TO ITEM 501(B) OF REGULATION S-K

            ITEM OF FORM S-4                 LOCATION IN THE PROSPECTUS
            ----------------                 --------------------------
 A.  INFORMATION ABOUT THE
     TRANSACTION
  1. Forepart of Registration
      Statement and Outside Front
      Cover Page of Prospectus....   Cover of Registration Statement; Outside
                                      Front Cover Page of Prospectus; Cross
                                      Reference Sheet
  2. Inside Front and Outside Back
      Cover Pages of Prospectus...   Available Information; Documents
                                      Incorporated by Reference
  3. Risk Factors, Ratio of
      Earnings to Fixed Charges
      and Other Information.......   Prospectus Summary; Risk Factors; Selected
                                      Historical and Pro Forma Financial Data;
                                      Unaudited Summary Pro Forma Financial Data
  4. Terms of the Transaction.....   Prospectus Summary; Risk Factors; The
                                      Exchange Offer; Description of Notes;
                                      Certain Federal Income Tax Considerations
  5. Pro Forma Financial
     Information..................   Prospectus Summary; Selected Historical and
                                      Pro Forma Financial Information; Unaudited
                                      Pro Forma Combined Consolidated Financial
                                      Statements; Unaudited Summary Pro Forma
                                      Financial Data
  6. Material Contacts with the
      Company Being Acquired......   Not Applicable
  7. Additional Information
      Required for Reoffering by
      Persons and Parties Deemed
      to be Underwriters..........   Not Applicable
  8. Interests of Named Experts
     and Counsel..................   Not Applicable
  9. Disclosure of Commission
      Position on Indemnification
      for Securities Act
      Liabilities.................   Not Applicable
 B.  INFORMATION ABOUT THE
     REGISTRANT
 10. Information with Respect to
     S-3 Registrants..............   Available Information; Documents
                                      Incorporated by Reference; Prospectus
                                      Summary; Business; Selected Historical and
                                      Pro Forma Financial Data; Management's
                                      Discussion and Analysis of Financial
                                      Condition and Results of Operations;
                                      Unaudited Pro Forma Combined Consolidated
                                      Financial Statements; Consolidated
                                      Financial Statements
 11. Incorporation of Certain
      Information by Reference....   Documents Incorporated by Reference
 12. Information with Respect to
      S-2 or S-3 Registrants......   Not Applicable

                              HOLLYWOOD PARK, INC.

                        HOLLYWOOD PARK OPERATING COMPANY

                         CROSS REFERENCE SHEET PURSUANT
                 TO ITEM 501(B) OF REGULATION S-K--(CONTINUED)

                ITEM OF FORM S-4                      LOCATION IN THE PROSPECTUS
                ----------------                      --------------------------
 13. Incorporation of Certain Information
      by Reference.........................   Not Applicable
 14. Information with Respect to
      Registrants Other Than S-3 or S-2
      Registrants..........................   Not Applicable
 C.  INFORMATION ABOUT THE COMPANY BEING ACQUIRED
 15. Information with Respect to S-3
     Companies.............................   Not Applicable
 16. Information with Respect to S-2 or S-3
      Companies............................   Not Applicable
 17. Information with Respect to Companies
      Other Than S-3 or S-2 Companies......   Not Applicable
 D.  VOTING AND MANAGEMENT INFORMATION
 18. Information if Proxies, Consents or
      Authorizations are to be Solicited...   Not Applicable
 19. Information if Proxies, Consents or
      Authorizations are not to be
      Solicited or in an Exchange Offer....   The Exchange Offer; Management

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE +
+SECURITIES IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER,            +
+SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION +
+UNDER THE SECURITIES LAWS OF ANY SUCH STATE OR OTHER JURISDICTION.            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION, DATED JANUARY 26, 1998

PROSPECTUS
          , 1998

                   OFFER FOR ALL OUTSTANDING SERIES A 9 1/2%
                       SENIOR SUBORDINATED NOTES DUE 2007
                                IN EXCHANGE FOR
              SERIES B 9 1/2% SENIOR SUBORDINATED NOTES DUE 2007,
  WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OF
   HOLLYWOOD PARK, INC. AND HOLLYWOOD PARK OPERATING COMPANY, AS CO-OBLIGORS

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
             NEW YORK CITY TIME, ON        , 1998, UNLESS EXTENDED.

  Hollywood Park, Inc. ("Hollywood Park" or the "Company") and Hollywood Park Operating Company, a wholly-owned subsidiary of Hollywood Park ("HPOC"), as co-obligors (together, the "Issuers") hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange an aggregate principal amount at maturity of up to $125,000,000 of Series B 9 1/2% Senior Subordinated Notes Due 2007 (the "New Notes") of the Issuers, which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of the issued and outstanding Series A 9 1/2% Senior Subordinated Notes Due 2007 (the "Old Notes" and, together with the New Notes, the "Notes") of the Issuers from the holders (the "Holders") thereof. The terms of the New Notes are identical in all material respects to the Old Notes except (i) the offering and sale of the New Notes will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and (ii) holders of New Notes generally will not be entitled to certain rights of holders under a Registration Rights Agreement of the Company dated as of August 1, 1997 (the "Registration Rights Agreement"). See "The Exchange Offer-- Purpose and Effect of Exchange Offer." The Old Notes have been, and the New Notes will be, issued under the indenture (the "Indenture") dated as of August 1, 1997, among the Issuers, the Guarantors (as defined herein) and The Bank of New York, as trustee (the "Trustee"). See "Description of Notes."

                                                        (Continued on next page)

                                  -----------

THIS  PROSPECTUS  AND  THE  RELATED LETTER  OF  TRANSMITTAL  CONTAIN  IMPORTANT
 INFORMATION. HOLDERS OF OLD  NOTES ARE URGED TO READ  THIS PROSPECTUS AND THE
  RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR NOTES PURSUANT TO THE EXCHANGE OFFER.

  SEE "RISK FACTORS" ON PAGE 14 OF THIS PROSPECTUS FOR A DESCRIPTION OF CERTAIN FACTORS TO BE CONSIDERED BY HOLDERS WHO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENSE.

NEITHER   THE  CALIFORNIA   ATTORNEY  GENERAL'S  OFFICE,   THE  NEVADA   GAMING
 COMMISSION,  THE NEVADA STATE  GAMING CONTROL  BOARD, THE  MISSISSIPPI GAMING
  COMMISSION, THE  LOUISIANA GAMING  CONTROL BOARD  NOR ANY  OTHER REGULATORY
   AGENCY OF ANY  OTHER STATE  HAS PASSED UPON  THE ADEQUACY  OR ACCURACY OF
    THIS PROSPECTUS OR THE INVESTMENT MERITS OF THE SECURITIES OFFERED HEREBY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                  -----------

  The New Notes will mature on August 1, 2007. The New Notes will bear interest at a rate per annum equal to 9 1/2%, payable semiannually in arrears on February 1 and August 1 of each year, commencing on February 1, 1998. The Issuers will not be required to make any mandatory redemption or sinking fund payment with respect to the New Notes prior to maturity. The New Notes will be redeemable at the option of the Issuers, in whole or in part, on or after August 1, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages (as defined), if any, to the date of redemption. In addition, during the first 36 months after the date of issuance of the New Notes, the Issuers may redeem up to 25% of the aggregate principal amount initially outstanding, at a redemption price equal to 109.5% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of one or more public equity offerings; provided, that at least 75% of the aggregate principal amount of the Notes initially outstanding remain outstanding immediately after the occurrence of such redemption. Upon a Change of Control (as defined and including the occurrence of the Possible REIT Restructuring (as defined)), the Issuers will be required to make an offer to repurchase all outstanding Notes at 101% (or in the case of a REIT Change of Control (as defined), 102%) of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. There can be no assurance that in the event of a Change of Control the Company will have sufficient funds, or that it will otherwise be permitted under the terms of the Senior Debt, to satisfy its obligations with respect to any or all of the tendered Notes. See "Risk Factors--Ability to Effect Repurchase of Notes upon a Change of Control."

  The New Notes will be fully and unconditionally, jointly and severally, guaranteed (the "Guaranties") on a senior subordinated basis by all of the Company's other existing and certain future direct and indirect material subsidiaries (collectively, the "Guarantors"). The Guarantors have received all approvals of relevant gaming authorities needed for the issuance of the Guaranties and the consummation of the Exchange Offer.

  The New Notes and the Guaranties will be general unsecured obligations of the Issuers and the Guarantors, respectively, subordinated in right of payment to all existing and future Senior Debt (as defined) of the Issuers and the Guarantors, respectively, including the Bank Credit Facility (as defined) and effectively subordinated to all existing and future secured indebtedness of the Issuers and the Guarantors. As of September 30, 1997, the Issuers and their subsidiaries had approximately $11.2 million of Senior Debt (including secured Indebtedness), plus accounts payable ranking pari passu to the Notes of $10.6 million. In addition, if Sunflower Racing, Inc.'s plan of reorganization is approved, the Company may guarantee up to $30.0 million of debt to be incurred by Sunflower Racing, Inc., which guarantee would rank senior to the New Notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." The Indenture will permit the Company and its subsidiaries to incur substantial additional indebtedness, including Senior Debt and secured indebtedness, subject to certain limitations.

  On August 6, 1997, the Issuers issued $125 million principal amount of Old Notes. The Old Notes were issued pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. The New Notes are being offered hereunder in order to satisfy certain obligations of the Issuers contained in the Registration Rights Agreement. Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), as set forth in no-action letters issued to third parties, the Issuers believe that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by Holders thereof (other than any Holder which is an "affiliate" of either Issuer within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holder's business and such Holder, other than broker-dealers, has no arrangement with any person to engage in a distribution of such New Notes. However, the Commission has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Each Holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of such New Notes and has no arrangement or understanding to participate in a distribution of New Notes. If any Holder is an affiliate of either Issuer, or is engaged in or intends to engage in or has any arrangement with any person to participate in the distribution of the New Notes to be acquired pursuant to the Exchange Offer, or is a broker-dealer who purchased Old Notes from the Issuers, such Holder (i) could not rely on the applicable interpretations of the staff of the Commission, (ii) will not be permitted or entitled to tender such Old Notes in the Exchange Offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Any broker-dealer that acquired Old Notes as a result of market making activities or other trading activities (and not directly from the Issuers or Guarantors) and who resells New Notes that were received by it pursuant to the Exchange Offer, and any broker or dealer that participates in a distribution of such New Notes, may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuers have agreed, under certain circumstances, that, for a period of up to 180 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

  The Issuers will not receive any proceeds from the Exchange Offer. The Issuers will pay all the expenses incident to the Exchange Offer. Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. There is no existing trading market for the New Notes, and there can be no assurance regarding the future development of a market for the New Notes. The Initial Purchasers (as defined herein) have advised the Issuers that they currently intend to make a market in the New Notes. The Initial Purchasers are not obligated to do so, however, and any market-making with respect to the New Notes may be discontinued at any time without notice. The Issuers do not intend to apply for listing or quotation of the New Notes on any securities exchange or stock market. There can be no assurance that an active market for the New Notes will develop. To the extent that an active market for the New Notes does develop, the market value of the New Notes will depend on market conditions (such as yields on alternative investments), general economic conditions, the Issuers' financial condition, and other factors. Such conditions might cause the New Notes, to the extent that they are actively traded, to trade at a significant discount from face value. See "Risk Factors--Lack of Public Market for the New Notes."

  ANY NOTES NOT TENDERED AND ACCEPTED IN THE EXCHANGE OFFER WILL REMAIN OUTSTANDING. TO THE EXTENT ANY NOTES ARE TENDERED AND ACCEPTED IN THE EXCHANGE OFFER, A HOLDER'S ABILITY TO SELL OLD NOTES COULD BE ADVERSELY AFFECTED. FOLLOWING CONSUMMATION OF THE EXCHANGE OFFER, THE HOLDERS OF OLD NOTES WILL CONTINUE TO BE SUBJECT TO THE EXISTING RESTRICTIONS UPON TRANSFER THEREOF AND THE ISSUERS WILL HAVE FULFILLED CERTAIN OF THEIR OBLIGATIONS UNDER THE REGISTRATION RIGHTS AGREEMENT. HOLDERS OF OLD NOTES WHO DO NOT TENDER THEIR NOTES GENERALLY WILL NOT HAVE ANY FURTHER REGISTRATION RIGHTS UNDER THE REGISTRATION RIGHTS AGREEMENT OR OTHERWISE. See "The Exchange Offer-- Consequences of Failure to Exchange."

  The New Notes issued pursuant to this Exchange Offer generally will be issued in the form of Global Notes (as defined herein), which will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Global Notes representing the New Notes will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. See "Book-Entry; Delivery and Form."

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY EITHER ISSUER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY

OTHER THAN THE NEW NOTES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY OF THE NEW NOTES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

  UNTIL          , 1998 (90 DAYS AFTER COMMENCEMENT OF THE EXCHANGE OFFER),
ALL DEALERS EFFECTING TRANSACTIONS IN THE NEW NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS IN CONNECTION WITH SUCH TRANSACTION. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS.

  THIS PROSPECTUS (AS WELL AS INFORMATION INCLUDED IN ORAL STATEMENTS OR OTHER WRITTEN STATEMENTS MADE OR TO BE MADE BY THE COMPANY) CONTAINS CERTAIN STATEMENTS WITH RESPECT TO, AMONG OTHER THINGS, THE FINANCIAL CONDITION, RESULTS OF OPERATIONS, BUSINESS AND PROSPECTS OF THE COMPANY THAT ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND
SECTION 21E OF THE EXCHANGE ACT, INCLUDING STATEMENTS RELATING TO EXPANSION OPPORTUNITIES, PRO FORMA COMBINED COMPANY FINANCIAL RESULTS, THE ABILITY TO UTILIZE HOLLYWOOD PARK'S FINANCIAL RESOURCES TO IMPROVE THE FINANCIAL POSITION OF ITS NEWLY ACQUIRED SUBSIDIARY, BOOMTOWN (AS DEFINED BELOW), STRATEGIC SYNERGIES, COST SAVINGS RELATING TO THE ACQUISITION OF BOOMTOWN, CAPITAL REQUIREMENTS AND THE POSSIBILITY OF REINSTITUTING A PAIRED-SHARE/REIT STRUCTURE AND THE POTENTIAL BENEFITS TO BE DERIVED THEREFROM, AND SUCH STATEMENTS ARE INTENDED TO BE COVERED BY THE SAFE HARBOR CREATED THEREBY (SEE "PROSPECTUS SUMMARY--THE COMPANY," "--UNAUDITED SUMMARY PRO FORMA FINANCIAL DATA," "BUSINESS," "SELECTED HISTORICAL AND PRO FORMA FINANCIAL AND OPERATING DATA," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," AND "UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS"). THESE FORWARD-LOOKING STATEMENTS CONCERN MATTERS WHICH INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL PERFORMANCE OF HOLLYWOOD PARK TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FAILURE TO COMPLETE OR SUCCESSFULLY OPERATE PLANNED EXPANSION, THE FAILURE TO OBTAIN ADEQUATE FINANCING TO MEET HOLLYWOOD PARK'S STRATEGIC GOALS, DIFFICULTIES IN COMPLETING INTEGRATION OF HOLLYWOOD PARK AND BOOMTOWN, FAILURE TO OBTAIN OR RETAIN LICENCES OR REGULATORY APPROVALS AND THE OTHER FACTORS SET FORTH UNDER "RISK FACTORS."

                             AVAILABLE INFORMATION

  The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, is required to file reports, proxy statements and other information with the Commission. The Issuers have filed with the Commission a Registration Statement on Form S-4 under the Securities Act for the registration of the New Notes offered hereby (the "Registration Statement"). This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits and schedules to the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to the Issuers or the New Notes offered hereby, reference is made to the Registration Statement, including the exhibits and financial statement schedules thereto, which may be inspected without charge at the public reference facility maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission at prescribed rates. Statements made in this Prospectus concerning the contents of any document referred to herein are not necessarily complete. With respect to each such document filed with the Commission as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

  Such documents and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of such materials may be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its public reference facilities in New York, New York and Chicago, Illinois at prescribed rates. The Company makes its filings with the Commission electronically. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically, which information can be accessed at http://www.sec.gov.

  HPOC and the Guarantors are not currently subject to the informational requirements of the Exchange Act; however, as a result of covenants in the Indenture, HPOC currently files reports jointly with the Company pursuant to the Exchange Act. As a result of the offering of the New Notes, HPOC and the Guarantors will become subject to the informational requirements of the Exchange Act. The Company will fulfill HPOC's and the Guarantors' obligations with respect to such requirements by including information regarding HPOC and the Guarantors in the periodic reports of the Company and by filing separate periodic reports for Crystal Park Hotel and Casino Development Company, LLC and for Mississippi-I Gaming, L.P. (since they are not wholly-owned by the Company).

  So long as the Company is subject to the periodic reporting requirements of the Exchange Act, it is required to furnish the information required to be filed with the Commission to the Trustee and the holders of the Old Notes and the New Notes. The Issuers have agreed that, even if they are not required under the Exchange Act to furnish such information to the Commission, they will nonetheless continue to furnish information that would be required to be furnished by the Issuers by Section 13 of the Exchange Act to the Trustee and the holders of the Old Notes or New Notes as if they were subject to such periodic reporting requirements.

  In addition, the Issuers have agreed that, for so long as any of the Notes remain outstanding, they will make available, upon request, to any seller of such Notes the information specified in Rule 144(d)(4) under the Securities Act, unless the Issuers are then subject to Section 13 or 15(d) of the Exchange Act.

                      DOCUMENTS INCORPORATED BY REFERENCE

  The following documents heretofore filed by the Company (Commission file number 0-10619) are incorporated herein by reference: the Company's Registration Statement on Form S-4 (Reg. No. 333-12253), effective
September 20, 1996; its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by its Annual Report on Form 10-K/A filed with the Commission on November 5, 1997; its Quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997, and September 30, 1997; its Current Reports on Form 8-K filed July 15, 1997 and August 12, 1997; and the description of the Company's common stock, $.10 par value per share (the "Common Stock") set forth in the Company's Registration Statement on Form 8-A filed with the Commission on June 29, 1994.

  All reports and definitive proxy or information statements filed by the Company or its subsidiaries pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the Expiration Date (as defined) shall be deemed to be incorporated by reference into this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  There will be provided without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon oral or written request of any such person, a copy of all documents incorporated by reference herein (excluding exhibits unless such exhibits are specifically incorporated by reference herein). Requests for such documents should be directed to Hollywood Park, Inc., Investor Relations, 1050 South Prairie Avenue, Inglewood, California 90301 (telephone (310) 419-1610).

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and the other documents incorporated by reference herein. The New Notes are to be issued by Hollywood Park, Inc. ("Hollywood Park" or the "Company") and its wholly-owned subsidiary, Hollywood Park Operating Company ("HPOC"), as Issuers, and unconditionally guaranteed by all of the Company's other direct and indirect material subsidiaries. References herein to "Hollywood Park" or the "Company" generally refer to the Company and all of its subsidiaries (including HPOC) taken as a whole. This Prospectus does not contain separate financial statements of HPOC or any other subsidiary.

                                  THE COMPANY

  Hollywood Park is a diversified gaming, sports and entertainment company engaged in the ownership and operation of casinos (including card club casinos) and pari-mutuel racing facilities, and the development of other related opportunities. For the year ended December 31, 1996, on a pro forma basis (giving effect to the recent acquisition of Boomtown, the disposition of Boomtown Las Vegas (as defined) and the issuance of the Notes (collectively, the "Transactions") as if the Transactions were consummated as of January 1,
1996), Hollywood Park had total revenues of approximately $336.6 million, EBITDA(/1/) of approximately $2.7 million, Adjusted EBITDA (as defined) of approximately $52.0 million and (after giving effect to the one time, non-cash $11.4 million write off of Hollywood Park's investment in Sunflower Racing, Inc. and the $36.6 million loss on the sale of Boomtown Las Vegas) a net loss of approximately $37.5 million and a deficiency of earnings to fixed charges of approximately $34.8 million. As a result of its strategic combination with Boomtown, Hollywood Park is a company with diversified revenues, improved cash flow and significant real estate acreage available for future development. As of September 30, 1997, the Company had total assets of approximately
$413.4 million and Net Debt (as defined) of approximately $114.2 million. See "Unaudited Summary Pro Forma Financial Information."

  Hollywood Park owns and operates land-based, dockside and riverboat gaming operations in Verdi, Nevada ("Boomtown Reno"), Biloxi, Mississippi ("Boomtown Biloxi") and Harvey, Louisiana ("Boomtown New Orleans"), respectively. Hollywood Park's Boomtown properties offer gaming and other entertainment amenities primarily to middle income, value-oriented customers. Hollywood Park believes its Boomtown properties distinguish themselves from other casinos by their emphasis on the "old west" theme and their casual, friendly atmosphere. Hollywood Park also owns two card club casinos in California, both located in the Los Angeles metropolitan area, the Hollywood Park-Casino card club casino (the "Hollywood Park-Casino"), operated by the Company on the premises of the Hollywood Park Race Track (described below), and the Radisson Crystal Park Hotel & Casino ("Crystal Park"), in which Hollywood Park holds a majority interest and which is leased to an unaffiliated operator. The Hollywood Park-Casino and Crystal Park offer a variety of card games, including Poker, Pai Gow and California Blackjack. The Company's gaming properties have an aggregate of 3,269 slot machines and 379 table games. Hollywood Park is the only company that currently owns and operates both California card club casinos and traditional casinos in Nevada and other states.

  Hollywood Park owns and operates the Hollywood Park Race Track, a premier thoroughbred racing facility (and the site of the prestigious 1997 Breeders' Cup championship racing series) located within three miles of the Los Angeles International Airport, and the Turf Paradise Race Track ("Turf Paradise"), a thoroughbred racing facility located in Phoenix, Arizona.
--------
(1) EBITDA data, which is not a measure of financial performance under GAAP, is presented because such data is used by certain investors to determine the Company's ability to service or incur indebtedness. EBITDA and Adjusted EBITDA are not calculated by the same means by all Companies and, accordingly, are not necessarily appropriate measures for comparing Companies' performance. Thus, neither EBITDA nor Adjusted EBITDA should be considered in isolation from, or as a substitute for, net earnings (loss), cash flows from operations or cash flow data prepared in accordance with GAAP.

  The following table provides certain information relating to the gaming, hotel room, race track and undeveloped acreage data as of September 30, 1997 at Hollywood Park's properties:

                                                                                                           PERCENTAGE
                                                                           HOLLYWOOD                        OF GROSS
                         BOOMTOWN  BOOMTOWN   BOOMTOWN  HOLLYWOOD  CRYSTAL PARK RACE TURF PARADISE         REVENUES OF
                           RENO   NEW ORLEANS  BILOXI  PARK-CASINO  PARK     TRACK    RACE TRACK    TOTAL  COMPANY(B)
                         -------- ----------- -------- ----------- ------- --------- ------------- ------- -----------
Casino Square Footage...  40,000    30,000     33,632    30,000    40,000     N/A         N/A      173,632     62%(c)
Slot Machines...........   1,320       911      1,038         0         0     N/A         N/A        3,269     37%
Table Games.............      44        55         35       145        60     N/A         N/A          339     24%
Hotel Rooms.............     122         0          0         0       282     N/A         N/A          404    0.3%
Live Race Days(a).......       0         0          0         0         0     103         166          269     21%(d)
Undeveloped Acreage.....     503        22          0         0         0     150         100          775     --

--------
(a) Year ended December 31, 1996, actual live race days.
(b) Percentage of pro forma revenues for the year ended December 31, 1996.
(c) Includes all gaming related revenues.
(d) Includes all racing-related revenues.

 Gaming Properties

  Boomtown Reno. Boomtown Reno has been operating for over 30 years (and has been operated by current Boomtown management since 1987) on 569 acres in Verdi, Nevada (seven miles west of Reno, Nevada and two miles from the California border) on Interstate 80, the major highway connecting Northern California and Reno. Boomtown Reno caters to middle-income customers and markets itself as a gaming and entertainment property complete with amenities for the entire family. Boomtown Reno offers its guests a 40,000-square foot casino, including 1,320 slot machines and 44 table games and two Keno games. Boomtown Reno also offers a 122-room hotel, a 35,000-square foot entertainment center featuring a theater, an indoor miniature golf course, a restaurant and a ferris wheel, a 16-acre truck stop with approximately 200 parking spaces, a 203-space full-service recreational vehicle park, a service station, a mini-mart and other related amenities. The Company currently plans a $25 million expansion at Boomtown Reno to renovate existing gaming space and to add approximately
200 hotel rooms, 13,000 square feet of additional gaming space (including 200 slot machines), a restaurant, an entertainment lounge, 10,000 square feet of meeting space, additional parking and other amenities.

  Boomtown New Orleans. Boomtown New Orleans commenced operations in August 1994 on a 50-acre site in Harvey, Louisiana, approximately ten miles from the French Quarter of New Orleans. Gaming operations are conducted from a 250-foot replica of a paddle-wheel riverboat, offering 911 slot machines and 55 table games in a 30,000 square foot casino. The land-based facility adjacent to the riverboat dock is composed of a western-themed, 88,000-square foot facility. The first floor of the building opened December 1994 and offers patrons a restaurant, a 20,000 square foot family entertainment center and a western saloon/dancehall. The Company currently plans a $10 million expansion of the Boomtown New Orleans facility to refurbish the existing gaming area and to build out the second floor by adding meeting space, additional food and beverage and other entertainment amenities. Boomtown New Orleans caters to the approximately 300,000 local residents of the West Bank of the Mississippi River near New Orleans.

  Boomtown Biloxi. Boomtown Biloxi commenced operations in July 1994 and occupies nineteen acres on Biloxi, Mississippi's historic Back Bay, one-half mile from Interstate 110, the main highway connecting Interstate 10 and the Gulf of Mexico. Boomtown's "old west" theme is the first of its kind in the Gulf Coast area, and management believes the casual atmosphere and western theme distinguish Boomtown Biloxi from competing casinos. The dockside property consists of a land-based facility which houses all non-gaming activities and a 33,632-square foot casino constructed on a 400 x 110 foot barge permanently moored to the land-based building. The property offers 1,038 slot machines, 35 table games and various restaurants and other non-gaming amenities. Hollywood Park is considering, subject to further market analysis and the acquisition of additional land, a possible expansion of Boomtown Biloxi to add hotel rooms and/or to expand the undeveloped portion of the barge. Boomtown Biloxi caters to the over 250,000 local residents of the Biloxi area and to the employees of other casinos in the area.

  Hollywood Park-Casino. The Hollywood Park-Casino, a California card club casino, opened in July 1994 on the same premises as the Hollywood Park Race Track. The casino offers 145 gaming tables in 30,000-square feet of gaming space. By law, California card club casinos may neither bank card games nor offer certain of the familiar games permitted in Nevada and other traditional gaming jurisdictions. Instead, the Hollywood Park-Casino offers only certain forms of card games, including Poker, Pai Gow and California Blackjack. Patrons of the Hollywood Park-Casino pay a fee for seats at gaming tables or for each hand played. Players bet solely against each other, and the Hollywood Park-Casino does not participate in the wagers made or in the outcome of any of the games played.

  Crystal Park Casino. The Crystal Park Casino, which is Southern California's first major combined hotel and casino property, opened in late 1996 with 100 gaming tables and 282 hotel rooms. Games offered are similar to those offered at the Hollywood Park-Casino. The hotel operates under a Radisson Hotels International, Inc. flag. Hollywood Park has a 93.2% interest in Crystal Park Hotel and Casino Development Company, LLC ("Crystal Park LLC"), the entity that owns the facility, with unaffiliated minority investors owning the balance of the facility. In order to comply with California law, which does not allow publicly-traded companies to operate card club casinos (other than on the same property as a race track, such as the Hollywood Park-Casino), the Crystal Park Casino is operated by an unaffiliated operator.

  Yakama Project. Through its wholly-owned subsidiaries HP Yakama, Inc. and HP Yakama Consulting, Inc., Hollywood Park has entered into agreements under which it will fund (up to $9,000,000) the construction and development of, provide development services to, and receive a share of the net revenues of, an Indian casino in the State of Washington. The casino, which is currently under construction and is expected to open in the second quarter of 1998, will feature a 600 seat bingo hall, certain table games including Blackjack, Poker, Craps, Roulette, Mini-bac and Caribbean Stud, and will offer electronic pull tabs and electronic bingo, but will not offer slot machines.

  Kansas Project. HP Kansas, Inc., a wholly-owned subsidiary of Hollywood Park, has entered into a partnership agreement with respect to the development of an Indian gaming facility to be constructed on the grounds of The Woodlands property in Kansas City, Kansas. The project is subject to regulatory approval, as well as the approval of the plan of reorganization of Sunflower Racing, Inc. ("Sunflower") by the U.S. Bankruptcy Court, Sunflower's creditors and the operator of racing at Sunflower. See "--Racing Properties" below.

 Racing Properties

  Hollywood Park Race Track. The Hollywood Park Race Track is situated on
378 acres in the Los Angeles metropolitan area. Since 1938, the Hollywood Park Race Track has been ranked among the country's most distinguished thoroughbred racing facilities and, in 1997, hosted the Breeders' Cup championship racing series for the third time. Hollywood Park conducts two live on-track thoroughbred horse race meets annually, totalling approximately 100 race days per year, and in 1996 had one of the nation's largest combined live and simulcast single-track gross handles (approximately $1.1 billion). Hollywood Park simulcasts its live races, directly or indirectly through re-transmissions, to 861 locations in 40 states and four countries. Hollywood Park also accepts the simulcast signal from live races conducted at other race tracks around the world.

  Turf Paradise. Turf Paradise, which has operated for over 40 years, was acquired by Hollywood Park in August 1994 and is situated on approximately 275 acres in the northwest section of Phoenix, Arizona. Turf Paradise conducts a live thoroughbred meet that starts in September and runs through May and also offers limited quarter horse and Arabian horse racing during certain periods of the year. Turf Paradise simulcasts its live races to 34 off-track sites in Arizona and 34 out-of-state hubs, from which the signal is further disseminated to sites in New York, New Jersey, Pennsylvania, Nevada and Canada, among others.

  Sunflower Racing. The Company also owns, through Sunflower, The Woodlands Racetrack in Kansas City, Kansas. In 1996 Sunflower filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code. A plan of reorganization was recently filed with the Bankruptcy Court but remains subject to approval of the court and the creditors. The plan of reorganization provides for, subject to the approval of federal, state and tribal gaming authorities, the sale of The Woodlands to the Wyandotte Tribe of Oklahoma and the construction of a casino on the property. HP Kansas, Inc. and a non-affiliated partner would make loans to fund (up to a currently estimated amount of approximately $15 million to $20 million) the acquisition and development of, provide consulting services to, and receive a share of the revenues of the casino. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

 Business Strategy

  Hollywood Park's strategic plan is to grow its gaming, sports and entertainment businesses by (i) expanding and increasing the utilization of its existing properties, (ii) developing unimproved real estate at its existing sites and developing projects at new sites, and (iii) making selected acquisitions, principally in the gaming industry, to diversify its operations and to achieve economies of scale.

 . Expansion/Renovation of Existing Properties. The Company plans to expand and renovate Boomtown Reno, Boomtown New Orleans and, possibly, Boomtown Biloxi, by adding hotel rooms, gaming space, dining facilities, meeting space and other amenities.

 . Identified Development Opportunities. The Company is exploring the development of some or all of the 150 undeveloped acres at the Hollywood Park Race Track property and the 100 undeveloped acres at Turf Paradise property through the addition of multi-use retail, entertainment and/or sports venues. In addition, the Company is considering various alternative development plans for some or all of the 503 undeveloped acres at its Boomtown Reno site. The Company is also currently seeking a riverboat gaming license for a hotel/casino on the Ohio River in Switzerland County, Indiana, located approximately 35 miles south of Cincinnati, Ohio, as part of a joint venture with a subsidiary of Hilton Gaming Corporation.

 . Potential Strategic Acquisitions. Hollywood Park believes that significant opportunities currently exist in the gaming industry as a result of consolidation trends and the inability of certain gaming companies to expand or maximize their opportunities due to capital constraints. Accordingly, Hollywood Park seeks to capitalize on these opportunities to diversify its operations geographically and achieve the benefits of economies of scale and synergy. The Company is exploring acquisition opportunities in emerging gaming markets (other than Las Vegas or Atlantic City) in which gaming has already been legalized.

                              RECENT DEVELOPMENTS

 Hollywood Park-Boomtown Merger and Disposition of Boomtown Las Vegas

  On June 30, 1997, pursuant to the Agreement and Plan of Merger dated as of April 23, 1996 by and among the Company, HP Acquisition, Inc., a wholly-owned subsidiary of the Company, and Boomtown, HP Acquisition, Inc. was merged with and into Boomtown (the "Merger"). As a result of the Merger, Boomtown became a wholly-owned subsidiary of the Company and each share of Boomtown common stock was converted into the right to receive 0.625 of a share of Hollywood Park's common stock. Approximately 5,363,000 shares of Hollywood Park's common stock (excluding shares purchased from Edward P. Roski, Jr. as described below) were issued in the Merger, representing approximately 22.5% of the total outstanding shares of Hollywood Park's common stock, after giving effect to such issuance.

  On July 1, 1997, Hollywood Park divested its entire interest in Boomtown's hotel/casino property in Las Vegas, Nevada ("Boomtown Las Vegas"), to the property's landowner and such landowner's affiliates (including Edward P. Roski, Jr.) in exchange for cash, certain receivables, the termination of the facility lease and the assumption by the landowner of certain liabilities and operating leases (collectively, the "Blue Diamond Swap"). Hollywood Park concurrently repurchased from Mr. Roski 446,491 shares of Hollywood Park's common stock received by him in the Merger. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations-- Boomtown--Disposition of Boomtown Las Vegas."

 New Credit Facility

  In connection with the Merger, the Company and a bank syndicate led by Bank of America National Trust and Savings Association ("Bank of America NT&SA") entered into a new bank credit facility (the "Bank Credit Facility") providing for a reducing revolving line of credit of up to $225 million, maturing on June 30, 2002. However, the revolving line of credit commitment was permanently reduced dollar-for-dollar by the $125 million aggregate principal amount of the Old Notes issued by the Company. The Bank Credit Facility is secured by liens on substantially all of the assets of the Company and its material subsidiaries. As of September 30, 1997, no amounts were outstanding under the Bank Credit Facility and, due to certain covenant limitations, approximately $83.6 million of the $100 million Bank Credit Facility was available. See "Description of Other Indebtedness--Bank Credit Facility."

 Improvements to Boomtown's Financial Condition

  Concurrently with the closing of the Merger and the Blue Diamond Swap, the Company supplied the funds necessary to enable Boomtown to repurchase and retire an aggregate of approximately 99% of the $103.5 million aggregate principal amount of Boomtown's 11.5% First Mortgage Notes due 2003 (the "Boomtown Notes") at a purchase price of $1,085 per $1,000 in principal amount (together with accrued interest thereon) pursuant to an offer to purchase the Boomtown Notes, leaving an aggregate of approximately $1 million in principal amount of Boomtown Notes outstanding. Holders who tendered their Boomtown Notes consented to the elimination or modification of certain covenants and other changes to the indenture governing the Boomtown Notes, all to permit the consummation of the Merger and the Blue Diamond Swap and to provide greater operational flexibility to Hollywood Park. In addition, Boomtown made an offer to redeem the remaining Boomtown Notes at 101% of principal amount (plus accrued interest) pursuant to a change of control offer provision in the indenture governing the Boomtown Notes and approximately $100,000 in aggregate principal amount of the remaining Boomtown Notes were tendered in response to such offer.

  On August 8, 1997, Hollywood Park purchased the remaining 7.5% of Boomtown New Orleans which it did not already hold for approximately $5.7 million. On August 4, 1997, Hollywood Park executed an agreement to repurchase the Boomtown Biloxi barge currently leased from National Gaming Mississippi, Inc., a subsidiary of Chartwell Leisure Inc. ("National Gaming") for approximately $5.25 million, and made a down payment of $1.5 million with the balance due in three annual installments of $1.25 million. National Gaming's participation in Boomtown Biloxi's adjusted EBITDA (as defined in the lease agreement) and other related agreements terminated upon consummation of the barge repurchase. The Company also has an option to purchase the remaining 15% of Boomtown Biloxi which it does not already hold for a nominal amount, and it has delivered a notice to the minority holder of Boomtown Biloxi exercising this option with the exercise price to be determined pursuant to a formula. If consummated, elimination of these third party interests would allow the Company to benefit 100% from operations, including any improvements, expansions or renovations at these properties.

  In addition, during 1996 and 1997, Boomtown restructured several operating leases into capital leases through negotiated paydowns of the operating lease residual balances, with a corresponding reduction in operating expenses.

 Possible Restoration of Paired-Share/REIT Structure

  In May 1997, the Company announced that it is exploring the possible restoration of its former paired-share/REIT structure (the "Possible REIT Restructuring"). The Company now expects to proceed with the

Possible REIT, Restructuring subject to, among other things, receipt of all required stockholder, regulatory and other required approvals. However, the Company has not yet solicited the necessary stockholder approval to implement the Possible REIT Restructuring or received regulatory or other approvals, and there can be no assurance that the Company will receive such approvals necessary to effect the Possible REIT Restructuring or that, if implemented, its expected benefits will be achieved. On November 19, 1997, the Company announced that it had retained the investment banking firm of Morgan Stanley & Co. Incorporated in connection with matters pertaining to the Possible REIT Restructuring, including assisting the Company's Board of Directors in evaluating proposals from potential investors. See "Business--Possible Restoration of Paired-Share/REIT Structure."

  The Company has begun taking the steps necessary to reinstitute such a structure over the next several months, with the objective of eventually reorganizing its assets and operations into a REIT and an operating company. In connection therewith, the Company has submitted a ruling request to the Internal Revenue Service on certain aspects of the Possible REIT Restructuring and, unless the Company chooses to implement the Possible REIT Restructuring before the Internal Revenue Service has made a determination on that ruling request, the results of that ruling request may have an impact on the form of the Possible REIT Restructuring. The Company intends to proceed with the Possible REIT Restructuring even in the absence of a ruling from the Internal Revenue Service. There are a number of alternative transaction structures for effectuating the Possible REIT Restructuring, and the Company has not determined which alternative it would use to implement the Possible REIT Restructuring. However, under any such alternative, if the Company implements the paired-share/REIT structure, the Company would become the REIT, Hollywood Park Operating Company ("HPOC") would become the operating company, and the common stock of the Company and the common stock of HPOC would be paired so that they would be transferable and tradeable only in combination as units (with each unit consisting of one share of the Company's common stock and one share of HPOC's common stock).

Redemption of Depositary Shares and Common Stock Repurchases

  Effective August 28, 1997, the Company's 2,749,000 outstanding Depositary Shares were converted into 2,291,492 shares of the Company's common stock, thereby eliminating the annual preferred cash dividend payment of approximately $1,925,000 for future periods.

                               THE EXCHANGE OFFER

Securities Offered..........  $125 million aggregate principal amount of Series
                              B 9 1/2% Senior Subordinated Notes due August 1, 2007.

The Exchange Offer..........  $1,000 principal amount of the New Notes in exchange for each $1,000 principal amount of Old Notes. As of the date hereof, $125 million aggregate principal amount of Old Notes are outstanding. The Issuers will issue the New Notes to Holders on or promptly after the Expiration Date.

                              Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Issuers believe that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of either Issuer within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

                              Any Holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes could not rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co., Inc. (available June 5,
                              1991) or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the New Notes. Failure to comply with such requirements in such instance may result in such Holder incurring liability under the Securities Act for which the Holder is not indemnified by the Issuers.

Expiration Date.............  5:00 p.m., New York City time, on [    ], 1998,
                              unless the Exchange Offer is extended, in which
                              case the term "Expiration Date" means the latest
                              date and time to which the Exchange Offer is
                              extended. In no event will the Expiration Date be
                              extended past [    ], 1998 (i.e, 90 days
                              following commencement of the Exchange Offer).

Interest on the New Notes
and the Old Notes...........  The New Notes will bear interest from their date of issuance. Interest will accrue on the Old
                              Notes that are tendered in exchange for the New Notes through the issue date of the New Notes. Holders of Old Notes that are accepted for exchange will not receive interest on the Old Notes that is accrued but unpaid at the time of exchange, but such interest will be payable, together with interest on the New Notes, on the first Interest Payment Date after the Expiration Date.

Conditions to the Exchange
Offer.......................  The Exchange Offer is subject to certain customary conditions, which may be waived by the Issuers. See "The Exchange Offer--Conditions."

Procedures for Tendering
Old Notes...................  Each Holder of Old Notes wishing to accept the
                              Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver the Letter of Transmittal, or such facsimile, together with the Old Notes and any other required documentation to the Exchange Agent at the address set forth in the Letter of Transmittal. Persons holding Old Notes through the Depository Trust Company ("DTC") and wishing to accept the Exchange Offer must do so pursuant to the DTC's Automated Tender Offer Program ("ATOP"), by which each tendering participant will agree to be bound by the Letter of Transmittal. By executing or agreeing to be bound by the Letter of Transmittal, each Holder will represent to the Issuers that, among other things, the Holder or the person receiving such New Notes, whether or not such person is the Holder, is acquiring the New Notes in the ordinary course of business and that neither the Holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such New Notes.

Special Procedures for
Beneficial Owners...........  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time.

Guaranteed Delivery
Procedures..................  Holders of Old Notes who wish to tender their Old
                              Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--Guaranteed Delivery Procedures."

Withdrawal Rights...........  Tenders may be withdrawn at any time prior to
                              5:00 p.m., New York City time, on the Expiration Date pursuant to the procedures described under "The Exchange Offer--Withdrawals of Tenders."

Acceptance of Old Notes and
Delivery of New Notes.......  The Issuers will accept for exchange any and all
                              Old Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer."

Certain Federal Income Tax
Consequences................  The exchange of the New Notes for the Old Notes pursuant to the Exchange Offer should not be taxable to the Holders thereof for federal income tax purposes. See "Certain Federal Income Tax Consequences."

Effect on Holders of Old
Notes.......................  As a result of the making of this Exchange Offer, the Issuers will have fulfilled certain of their obligations under the Registration Rights Agreement, and Holders of Old Notes who do not tender their Old Notes, except for limited instances involving the initial purchasers of the Old Notes (the "Initial Purchasers") and Holders that are not eligible to participate in the Exchange Offer, will not have any further registration rights under the Registration Rights Agreement or otherwise. See "The Exchange Offer-- Purposes and Effect of Exchange Offer." Such Holders will continue to hold the untendered Old Notes and will be entitled to all the rights and subject to all the limitations applicable thereto under the Indenture, except to the extent such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer. All untendered Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, if any Old Notes are tendered and accepted in the Exchange Offer, the trading market for the untendered Old Notes could be adversely affected.

Exchange Agent..............  The Bank of New York.

                         SUMMARY OF TERMS OF NEW NOTES

  The form and terms of the New Notes are the same as the form and terms of the Old Notes (which they replace) except that (i) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (ii) the Holders of New Notes, except for limited instances involving the Initial Purchasers and Holders that are not eligible to participate in the Exchange Offer, will not be entitled to further registration rights under the Registration Rights Agreement, which rights will be satisfied when the Exchange Offer is consummated and will not be entitled to any payments of liquidated damages for failure to satisfy such rights. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture. See "Description of Notes."

Issuers.....................  Hollywood Park, Inc. and Hollywood Park Operating
                              Company as co-obligors.

Maturity....................  August 1, 2007.

Interest Payment Dates......  February 1 and August 1 of each year, commencing
                              February 1, 1998 ("Interest Payment Dates").

Guaranties..................  The New Notes will be, and the Old Notes remaining outstanding after the Exchange Offer will continue to be, fully and unconditionally, jointly and severally, guaranteed (the "Guaranties") by any existing or future Material Restricted Subsidiaries (as defined) of either Issuer (the "Guarantors"). The issuance of Guaranties by certain subsidiaries is subject to the receipt of any required gaming approvals from jurisdictions in which such subsidiaries operate.

Mandatory Redemption........  None.

Optional Redemption.........  Except as set forth below, the Notes may not be redeemed by the Issuers prior to August 1, 2002. Thereafter, the Notes will be redeemable at any time at the option of the Issuers, in whole or in part, at the respective redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. In addition, at any time during the first 36 months after the date of issuance of the Notes, the Issuers may redeem up to 25% of the initially outstanding aggregate principal amount of Notes with the net cash proceeds of one or more Public Equity Offerings (as defined) at a price equal to 109.5% of the principal amount plus accrued and unpaid interest, if any, to the redemption date, provided that at least 75% of the initially outstanding aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption. The Issuers have the option, without regard to the foregoing limitations, to redeem the Notes at any time to prevent the loss or material impairment of a gaming license or an application for a gaming license at a price equal to the least of
                              (i) the principal amount thereof, (ii) the price at which the beneficial owner acquired the New Notes (together with accrued interest and liquidated damages, if any) or (iii) such lesser amount as may be required by any relevent gaming authority. See "Business--Regulation and Licensing" and "Description of Notes--Optional Redemption."

Ranking.....................  The Notes are general unsecured obligations of the Issuers, subordinated in right of payment to all Senior Debt (as defined), and effectively subordinated to all secured indebtedness, of the Issuers, including the Bank Credit Facility. The Guaranties are general unsecured obligations of the Guarantors, subordinated in right of payment to all Senior Debt, and effectively subordinated to all secured indebtedness, of the Guarantors, including their guaranties of the Bank Credit Facility. As of September 30, 1997, the Issuers and their subsidiaries collectively had approximately $11.2 million of Senior Debt.

Change of Control...........  Upon the occurrence of a Change of Control
                              (including the Possible REIT Restructuring, as defined), each holder of Notes may require the Issuers to repurchase such holder's Notes at 101% or, in the case of a REIT Change of Control (as defined), 102%, of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. There can be no assurance that in the event of a Change of Control the Company will have sufficient funds, or that it will otherwise be permitted under the terms of the Senior Debt, to satisfy its obligations with respect to any or all of the tendered Notes. See "Description of Notes--Repurchase at the Option of Holders--Change of Control."

Amendment of Covenants
Without Noteholder Consent
Upon Restoration of Paired-
Share/REIT Structure........
                              The Indenture provides that, in the event that the Company elects to consummate the Possible REIT Restructuring, the Company would be permitted, without the consent of any holders of Notes, to enter into a supplemental indenture modifying the Indenture to permit the Company to implement the Possible REIT Restructuring and to make required rent and dividend payments, and otherwise to operate within the paired-share/REIT structure and, as determined by the Company, as necessary to maintain the relative benefits and restrictions of the Indenture thereafter, subject to the repurchase offer requirements triggered by a Change of Control, or, in the event of a resulting decline in the rating of the Notes, a REIT Change of Control, and provided that the Issuers would comply with the covenant entitled "Asset Sales" without giving effect to any amendments thereto in the

                           Possible REIT Restructuring. See "Prospectus
                           Summary--Recent Developments--Possible Restoration of Paired-Share/REIT Status" and "Description of Notes--Repurchase at the Option of Holders--Change of Control" and "--Amendment, Supplement and Waiver."

Certain Covenants........  The Indenture contains certain covenants that, among other things, limit the ability of the Obligors and their Restricted Subsidiaries to incur additional Indebtedness (as defined) beyond specified limits (which may be substantial), issue preferred stock, pay dividends or make other distributions, repurchase Equity Interests (as defined) or subordinated Indebtedness, create certain liens, enter into certain transactions with affiliates, sell assets, issue or sell equity interests in their respective subsidiaries or enter into certain mergers and consolidations. In addition, under certain circumstances, the Issuers will be required to offer to purchase Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, with the proceeds of certain Asset Sales (as defined).

  For a discussion of the terms of the Notes, see "Description of Notes." For a discussion of certain factors that should be considered in connection with an investment in the Notes, see "Risk Factors."

  The following chart shows the Company's material direct subsidiaries, their various operational holdings and the Company's ownership interest therein.

                             [CHART APPEARS HERE]
-------
(1) Owns the Hollywood Park Race Track property and leases the property to HPOC.
(2) The Company has delivered a notice exercising its option to purchase the minority interest. See "Business--Gaming Operations--Boomtown Biloxi."
(3) Proposed Joint Venture with Hilton Gaming (Switzerland County) Corporation.
(4) Filed for reorganization under Ch. 11 of the Bankruptcy Code. See "Business--Racing Operations."
(5) Includes HP Yakama, Inc. and HP Yakama Consulting, Inc.

                   UNAUDITED SUMMARY PRO FORMA FINANCIAL DATA

  The following unaudited summary pro forma financial information has been prepared by combining (i) the audited consolidated statements of operations of Hollywood Park for the year ended December 31, 1996, with the unaudited consolidated statement of operations of Boomtown, also for the year ended December 31, 1996, and (ii) the unaudited consolidated statements of operations of Hollywood Park for the nine months ended September 30, 1997, which includes Boomtown's results from and after July 1, 1997, with Boomtown's results for the six months ended June 30, 1997. Historically, Boomtown reported results on a fiscal year end of September 30. In addition, these pro forma financial statements are presented with Boomtown Las Vegas results excluded, because this property was divested in connection with the Merger. The information set forth below is based on, and should be read in conjunction with, the historical consolidated financial statements and the related notes thereto of Hollywood Park and Boomtown, and the Unaudited Pro Forma Combined Consolidated Condensed Financial Statements presented elsewhere herein. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger and the issuance of the Notes had been consummated in an earlier period, nor is it necessarily indicative of the future operating results or financial position.

                                                 YEAR ENDED   NINE MONTHS ENDED
                                                DECEMBER 31,    SEPTEMBER 30,
                                                    1996            1997
                                                ------------  -----------------
                                                (IN THOUSANDS, EXCEPT RATIOS)
INCOME STATEMENT DATA:
 Revenues......................................   $336,583        $259,305
 Operating expenses............................    354,666         234,627
 Operating income (loss).......................    (18,083)         24,678
 Interest expense..............................     15,468          11,051
 Income (loss) before extraordinary item.......    (37,523)          7,715
 Dividends on convertible preferred stock(a)...      1,925           1,520
 Income (loss) before extraordinary item
  attributable to (allocated to) common
  shareholders.................................    (39,448)          6,195
OTHER DATA:
 Depreciation and amortization.................   $ 20,818        $ 20,717
 Ratio of earnings to fixed charges(b).........        -- (c)         2.12x

                                                                       AS OF
                                                                   SEPTEMBER 30,
                                                                       1997
                                                                     (ACTUAL)
                                                                   -------------
BALANCE SHEET DATA:
 Cash and cash equivalents........................................   $ 22,007
 Total assets.....................................................    413,379
 Total debt (including current portion)...........................    136,168
 Net debt(d)......................................................    114,161
 Stockholders' equity.............................................    219,475
OTHER DATA:
 Cash flows provided by (used in):
 Operating activities.............................................   $  6,059
 Investing activities.............................................     (5,884)
 Financing activities.............................................      9,910

                                            (Footnotes appear on following page)

--------
   The Company also considers relevant to Noteholders the following calculation of earnings before interest, taxes, depreciation, amortization and non-recurring expenses ("EBITDA"), and as adjusted ("Adjusted EBITDA"):

                                                                    NINE MONTHS
                                                       YEAR ENDED      ENDED
                                                      DECEMBER 31, SEPTEMBER 30,
                                                          1996         1997
                                                      ------------ -------------
   Operating income (loss)...........................   $(18,083)     $24,678
   Add back:
     Depreciation and amortization...................     20,818       20,717
                                                        --------      -------
       EBITDA........................................      2,735       45,395
     Hollywood Park/Boomtown merger costs............      1,291        1,487
     Write off of investment in a business...........     11,412            0
     REIT Restructuring..............................          0          609
     Loss on sale of a business......................     36,563          357
                                                        --------      -------
       Adjusted EBITDA...............................   $ 52,001      $47,848
                                                        ========      =======

  EBITDA data, which is not a measure of financial performance under GAAP, is presented because such data is used by certain investors to determine the Company's ability to service or incur indebtedness. EBITDA and Adjusted EBITDA are not calculated by the same means by all Companies and, accordingly, are not necessarily appropriate measures for comparing Companies' performance. Thus, neither EBITDA nor Adjusted EBITDA should be considered in isolation from, or as a substitute for, net earnings (loss), cash flows from operations or cash flow data prepared in accordance with GAAP.

(a) Effective August 28, 1997 the Company has caused conversion of all convertible preferred stock, into an aggregate of 2,291,492 shares of common stock, thereby eliminating this annual dividend going forward. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

(b) In computing the ratio of earnings to fixed charges: (i) earnings have been based on income from continuing operations before income taxes and fixed charges (exclusive of capitalized interest), and (ii) fixed charges consist of interest expense and amortization of debt discount and issuance costs (including amounts capitalized), and the estimated interest portion of rental expense.

(c) The Company's earnings were not sufficient to cover its fixed charge requirement by $34.8 million for the year ended December 31, 1996. Included in the calculation for the twelve months ended December 31, 1996 was the one time, non-cash $11.4 million write-off of Hollywood Park's investment in Sunflower. Also included in the calculation for the twelve months ended December 31, 1996 was the $36.6 million one-time charge relating to the disposition of Boomtown Las Vegas.

(d) Net Debt is total debt (including current portion) less all cash and cash equivalents and short-term investments.

                                 RISK FACTORS

  In addition to the other matters described in this Prospectus, the following matters should be carefully considered by each Holder before accepting the Exchange Offer, although certain matters set forth below are equally applicable to the Old Notes.

  THIS PROSPECTUS (AS WELL AS INFORMATION INCLUDED IN ORAL STATEMENTS OR OTHER WRITTEN STATEMENTS MADE OR TO BE MADE BY THE COMPANY) CONTAINS CERTAIN STATEMENTS WITH RESPECT TO, AMONG OTHER THINGS, THE FINANCIAL CONDITION, RESULTS OF OPERATIONS, BUSINESS AND PROSPECTS OF THE COMPANY THAT ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND
SECTION 21E OF THE EXCHANGE ACT, INCLUDING STATEMENTS RELATING TO EXPANSION OPPORTUNITIES, PRO FORMA COMBINED COMPANY FINANCIAL RESULTS, THE ABILITY TO UTILIZE HOLLYWOOD PARK'S FINANCIAL RESOURCES TO IMPROVE THE FINANCIAL POSITION OF ITS NEWLY ACQUIRED SUBSIDIARY, BOOMTOWN, STRATEGIC SYNERGIES, COST SAVINGS RELATING TO THE ACQUISITION OF BOOMTOWN, CAPITAL REQUIREMENTS AND THE POSSIBILITY OF REINSTITUTING A PAIRED-SHARE/REIT STRUCTURE AND THE POTENTIAL BENEFITS TO BE DERIVED THEREFROM, AND SUCH STATEMENTS ARE INTENDED TO BE COVERED BY THE SAFE HARBOR CREATED THEREBY (SEE "PROSPECTUS SUMMARY--THE COMPANY," "--UNAUDITED SUMMARY PRO FORMA FINANCIAL DATA," "BUSINESS," "SELECTED HISTORICAL AND PRO FORMA FINANCIAL AND OPERATING DATA," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," AND "UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS"). THESE FORWARD-LOOKING STATEMENTS CONCERN MATTERS WHICH INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL PERFORMANCE OF HOLLYWOOD PARK TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FAILURE TO COMPLETE OR SUCCESSFULLY OPERATE PLANNED EXPANSION, THE FAILURE TO OBTAIN ADEQUATE FINANCING TO MEET HOLLYWOOD PARK'S STRATEGIC GOALS, DIFFICULTIES IN COMPLETING INTEGRATION OF HOLLYWOOD PARK AND BOOMTOWN, FAILURE TO OBTAIN OR RETAIN LICENSES OR REGULATORY APPROVALS AND THE OTHER FACTORS SET FORTH UNDER THIS "RISK FACTORS" SECTION.

LEVERAGE AND DEBT SERVICE

  The Company incurred borrowings of $112.0 million under the Bank Credit Facility (guaranteed by the Guarantors, and secured by all assets of the Company, HPOC and the Guarantors) primarily in connection with the repurchase of approximately $103 million in aggregate principal amount of the Boomtown Notes. This $112 million balance was repaid in full from the proceeds of the sale of the Old Notes. The Bank Credit Facility provides for a reducing revolving credit facility in the maximum principal amount of $100 million (of which approximately $83.6 million is currently available under certain covenant limitations). There will be no cash proceeds to the Company from the exchanges pursuant to the Exchange Offer. See "Description of Other Indebtedness--Bank Credit Facility."

  The consequences of such leverage include, but are not limited to, the following: (i) Hollywood Park will have significantly increased cash requirements for debt service; (ii) the financial covenants and other restrictions contained in the Bank Credit Facility and the Indenture will require Hollywood Park to meet certain financial tests and will limit, among other things, its ability to borrow additional funds or to dispose of assets;
(iii) Hollywood Park will be subject to operating restrictions under covenants contained in the Indenture and in the Bank Credit Facility and the failure or inability of Hollywood Park to comply with any of its financial or other covenants may give the lenders the right to accelerate the indebtedness of Hollywood Park thereunder and enforce other remedies against Hollywood Park;
(iv) the indebtedness under the Bank Credit Facility will, and indebtedness incurred under future credit facilities may, become due prior to the time the principal obligations under the Notes become due, with the commitment reducing quarterly commencing September 30, 1999; and (v) because Hollywood Park's obligations under the Bank Credit Facility will and indebtedness incurred under future credit facilities may, bear interest at a floating rate, Hollywood Park will be adversely affected by any increase in prevailing rates. The Bank Credit Facility allows for interest rate swap agreements, or other interest rate protection agreements with respect to the Bank Credit Facility, up to a maximum notional amount of $125,000,000. The Company does not currently utilize such financial instruments, but may take advantage of such agreements in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Unaudited Pro Forma Combined Condensed Financial Statements."

  As of September 30, 1997, the Notes were contractually and, in some cases, also effectively subordinated to approximately $11.2 million of Senior Debt and rank pari passu with approximately $10.6 million of accounts payable. In addition, the Company may issue standby letters of credit of up to $30 million to support certain payments to be made to Sunflower's creditors and the Wyandotte County Treasurer's office pursuant to a proposed plan of reorganization filed by Sunflower with the U.S. Bankruptcy Court. As of September 30, 1997 the ratio of indebtedness to total capital was approximately 38%. In addition, the Company may utilize the Bank Credit Facility to fund planned expansion projects, which are currently budgeted to cost approximately $35 million in the aggregate (up to $95 million if a license is received for the Indiana Project). See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

POTENTIAL INABILITY TO REPAY DEBT

  Hollywood Park believes that, based on current levels of operations and anticipated growth, its cash flow from operations, together with other sources of liquidity, will be adequate to make required payments of principal and interest on its debt (including the Notes), to finance anticipated capital expenditures and to fund working capital requirements. However, the Issuers' ability to make principal and interest payments on the Notes and to repay the Notes at maturity (and the Guarantors' ability to make any payments under their Guaranties) will be dependent on Hollywood Park's future operating performance, which is itself dependent on a number of factors, many of which are out of Hollywood Park's control, including prevailing economic conditions and financial, business, regulatory and other factors affecting Hollywood Park's business and operations, and may be dependent on the availability of borrowings under the Bank Credit Facility or any refinancing thereof. There can be no assurance that Hollywood Park's business will continue to generate cash flow at or above anticipated levels. For the year ended December 31, 1996, pro forma fixed charges exceeded pro forma earnings by $34.6 million. If Hollywood Park is unable to generate sufficient cash flow or is unable to refinance or extend outstanding borrowings, it may have to adopt one or more alternatives, such as reducing or delaying planned expansion and capital expenditures, selling assets, restructuring debt or obtaining additional equity or debt financing. There can be no assurance that any of these financing strategies could be effected on satisfactory terms, if at all, or that effecting such strategies would yield sufficient proceeds to service or repay the Notes. In addition, certain states' laws contain restrictions on the ability of companies engaged in the gaming business to undertake certain financing transactions. Such restrictions may prevent Hollywood Park from obtaining necessary capital. See "--Governmental Regulation," "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

POSSIBLE RESTORATION OF PAIRED-SHARE/REIT STATUS

  The Company has decided to pursue the Possible REIT Restructuring, subject to stockholder, regulatory and other approvals. The Indenture permits the Issuers and the Guarantors to enter into a supplemental indenture, without obtaining the consents of any holders of the Notes, to modify the Indenture as necessary to permit the consummation of the Possible REIT Restructuring (including covenant amendments to permit allocation of assets and liabilities among the REIT and the operating company), and the operation of the REIT and the Company as a paired-share/REIT thereafter (including the payment of rent and required dividends). After giving effect to the Possible REIT Restructuring, the Company would become a REIT and confine its activities primarily to ownership and leasing of some or all of Hollywood Park's real estate holdings, and HPOC, together with certain of HPOC's other direct and indirect subsidiaries, would be engaged primarily in the active conduct of gaming, sports, entertainment and related business activities. The REIT would lease all or a portion of its real estate to HPOC and its affiliates for use in their business activities. The lease rentals would be determined on a fair market value basis. See "Description of Notes--Amendment, Supplement and Waiver" and "Business--Possible Restoration of REIT/Paired-Share Structure; Potential REIT Properties."

  Generally, the REIT would be required to distribute as dividends to its stockholders 95% of its taxable income (other than net capital gains), and such amounts distributed would not be subject to federal income tax at the corporate level. While this would enable Hollywood Park to take advantage of the favorable tax treatment accorded to such a structure, the REIT could suffer certain disadvantages by reason of its required distributions and resultant inability to retain earnings or build its capital base. While the Issuers believe that the Possible REIT Restructuring will be in the best interest of the Issuers, there can be no assurance that the required distributions from the REIT will not limit growth or impair the Issuers' or the Guarantors' ability to make planned acquisitions or capital expenditures, or satisfy their debt service obligations, including the debt service obligations arising under the Notes.

  The Company has retained the investment banking firm of Morgan Stanley & Co. Incorporated in connection with matters pertaining to the Possible REIT Restructuring, including assisting the Company's Board of Directors in evaluating proposals from potential investors. To the extent that a third party makes a substantial strategic investment in or acquires the Company, such a transaction could result in a Change of Control as defined in the Indenture. See "Description of Notes--Repurchase at the Option of Holders-- Change of Control."

SUBORDINATION AND RANKING

  The Old Notes and the related Guaranties are, and the New Notes and the related Guaranties will be, subordinated in priority and right of payment to all Senior Debt (as defined) of the Issuers and the Guarantors and effectively subordinated to all secured indebtedness of the Issuers and the Guarantors, including their respective obligations under the Bank Credit Facility. Further, the Bank Credit Facility is secured by substantially all of the assets of the Company and its material subsidiaries, which security interest is subordinated in priority (as to the assets of Boomtown and its subsidiaries) to the liens held by holders of the remaining Boomtown Notes (approximately $1 million in principal amount). The Old Notes and the related Guaranties rank, and the New Notes and the related Guaranties will rank, pari passu with the general unsecured obligations of the Issuers and the Guarantors, respectively, and with any future senior subordinated indebtedness. The Indenture permits the Issuers and the Guarantors to incur substantial additional indebtedness, including Senior Debt and secured indebtedness. Any holders of Senior Debt of either Issuer or any Guarantor are entitled to payment of debt service on their indebtedness prior to the holders of the Notes. Holders of secured indebtedness are entitled to payments or distributions derived from the assets comprising their collateral or proceeds thereof before any such amounts would become available to satisfy the obligations of the Issuers and the Guarantors to holders of the Notes. In addition, holders of any future senior subordinated indebtedness and general unsecured obligations of the Issuers and the Guarantors would generally share pro rata in the remaining assets of the Issuers and the Guarantors with the holders of the Notes after repayment of all Senior Debt and repayment to secured creditors from their collateral. See "Description of Notes--Certain Covenants."

  In the event of any bankruptcy, liquidation, dissolution, reorganization or other winding up of either Issuer or any Guarantor, the assets of such entity and its subsidiaries would be available to pay obligations on the Notes only after all Senior Debt has been paid in full and holders of the Notes would participate ratably with all holders of subordinated unsecured indebtedness of such Issuer or Guarantor that was deemed to be of the same class as the Notes, based upon the respective amounts owed to each holder or creditor, in the remaining assets of such entity after payment of, or provision to, all senior and secured indebtedness. In any of the foregoing events, there can be no assurance that there would be sufficient assets to pay amounts due on the Notes. In addition, if a default other than a payment default existed in respect of the Bank Credit Facility or other Senior Debt (including any such default arising under the cross-default provisions of the Bank Credit Facility by reason of a default under the Notes), no payments of principal or interest would be permitted on the Notes for a specified period. See "Description of Notes--Subordination."

  In the event that either Issuer were unable to generate sufficient cash flow or otherwise to obtain sufficient funds to meet required payments of principal, premium, if any, and interest on its indebtedness, including the Notes, such Issuer could be in default under the terms of the agreements governing such indebtedness, including the Indenture. In the event of such default, the holders of such indebtedness could elect to declare all of the funds borrowed thereunder to be due and payable together with accrued and unpaid interest. If such an acceleration were effected and such Issuer did not have sufficient funds to pay the accelerated indebtedness, the holders of such indebtedness could initiate foreclosure or other enforcement action against such Issuer. Any such circumstances would materially adversely affect such Issuer's ability to pay principal, premium, if any, and interest on the Notes and the market value of the Notes.

CHALLENGE OF INTEGRATING OPERATIONS AND MANAGING GROWTH

  The integration of Hollywood Park's and Boomtown's operations following the recent acquisition of Boomtown will continue to require the dedication of management resources which may temporarily detract from attention to the day-to-day business of the Company. Also, the continuing process of combining the two organizations may cause an interruption of, or a loss of momentum in, the activities of either or both of the companies' businesses, which could have a material adverse effect on the revenues and operating results of the Company. Thus, there can be no assurance that the Company will be able to manage the combined operations effectively or realize any of the anticipated benefits of the Merger, including synergies of operations or efficiencies from the elimination of duplicative functions.

  In addition, because the Company plans to pursue expansion opportunities aggressively, it faces significant challenges not only in managing and integrating the combined operations but also in managing its expansion projects and any other gaming operations that it might acquire in the future. Management of such new projects will require increased managerial resources, and Hollywood Park intends to continue its efforts to enhance its gaming management team. However, there can be no assurance that it will be successful in doing so. Failure to manage its growth effectively could materially adversely affect Hollywood Park's operating results.

RISKS OF EXPANSION

  Hollywood Park's strategic plan involves significant future expansion, including the expansion of Boomtown Reno, Boomtown New Orleans and, possibly, Boomtown Biloxi and other gaming projects as well as the continuing diversification of its gaming, sports and entertainment businesses and the development of certain unimproved acreage including at the Hollywood Park Race Track property. There can be no assurance, however, that any currently contemplated or future expansion projects of the Company will ever be completed or, if completed, will be successful. Moreover, numerous factors, including regulatory or financial constraints, could intervene and lead to a decision not to proceed with all or a portion of the Company's expansion projects or to otherwise alter or delay its current expansion plans. See "Business--Business Strategy."

  In the event any proposed expansion project proceeds, such project will be subject to numerous risks any of which could require substantial changes to proposed plans or otherwise alter the time frames or budgets currently contemplated. Such risks include the ability to secure all required permits, resolution of potential land use issues, as well as risks typically associated with any construction project, including possible shortages of materials or skilled labor, engineering or environmental problems, work stoppages, weather interference and unanticipated cost overruns. The Company's Boomtown subsidiary has experienced disruptions of its operations, cost overruns and delays during its past construction projects, and there can be no assurance that Hollywood Park will not experience similar disruptions in the future.

  The ability to expand to additional gaming jurisdictions will depend upon a number of factors, including but not limited to: (i) securing required state and local licenses, permits and approvals, which in some jurisdictions may be limited in number, and in certain cases may require legislative relief from existing laws; (ii) identification and availability of suitable locations and negotiation of an acceptable purchase, lease, joint venture or other terms;
(iii) political factors, such as the California Senate Bill 100 ("SB-100") moratorium on new card club ordinances (see "Business--Regulation and Licensing--Gaming Operations--California"); (iv) availability of necessary financing for the project; and (v) the risks typically associated with any new construction project described above. In addition, while the gaming industry has recently experienced rapid growth, there can be no assurance that gaming will continue to be a growth industry resulting in opportunities for expansion. Hollywood Park expects to continue to incur significant costs in connection with the pursuit of expansion opportunities, and may, in certain circumstances, be required to write off substantial expenditures made in connection with proposed ventures that do not materialize.

  In addition, the Company's currently planned expansion projects are budgeted to cost approximately $25 million (for Boomtown Reno), $10 million (for Boomtown New Orleans) and $60 million (for the proposed Indiana Project, if approved by regulators), respectively. Some or all of these amounts will be funded by the Bank Credit Facility, thereby increasing the amount of Senior Debt to which the Notes are subordinated. Further, additional Senior Debt may be incurred to finance other potential expansion projects. See "Business-- Business Strategy."

COMPETITION

  Hollywood Park faces significant competition in each of the jurisdictions in which it has established gaming operations, and such competition is expected to intensify as new gaming operations enter its markets and existing competitors expand their operations. The Company's Boomtown properties compete directly with other casinos in Nevada, Mississippi and Louisiana. To a lesser extent, Hollywood Park also competes for customers with other casino operators in North American markets, including casinos located on Indian reservations, and other forms of gaming such as lotteries. Several of Hollywood Park's competitors have substantially greater name recognition and marketing resources as well as access to lower-cost sources of financing. In many cases, these competitors have significantly greater capital which may afford them a greater opportunity to obtain gaming licenses in jurisdictions which limit the number of licenses. Moreover, consolidation of companies in the gaming industry, such as Hilton Hotels Corporation's acquisition of Bally Entertainment Corporation could increase the concentration of large gaming companies in Louisiana and Mississippi and other emerging gaming markets and thus may result in Hollywood Park's competitors having even greater resources, name recognition and licensing prospects than such competitors currently enjoy. In Mississippi, competing casino operations have expanded rapidly and, as a result, the Gulf Coast market is experiencing significant dilution in gaming win per position, and a number of casinos in the Gulf Coast market have failed. Further, additional rival casinos are being planned, including a $500 million, 1,800 room hotel and casino in Biloxi by Mirage Resorts, a $150 million, 1,050 room hotel and riverboat casino in Biloxi by Imperial Palace and, in nearby Bay St. Louis, a $300 million, 1,500 room hotel and casino by Circus Circus. While the Company believes it has been able to effectively compete in this market to date, there is no assurance that increasing competition will not adversely affect Hollywood Park's gaming operations in the future. Hollywood Park believes that increased legalized gaming in other states, particularly in areas close to its existing gaming properties, could adversely affect its operations without necessarily being offset by increased revenues in jurisdictions in which Hollywood Park operates. The Hollywood Park-Casino faces competition from card club casinos in neighboring cities, including two card club casinos of similar size to the Hollywood Park-Casino located within 12 miles of the Hollywood Park-Casino, from card club casinos and other forms of gaming located on Indian reservations, and from full-fledged casinos operating in Nevada. Many card club casinos in the Los Angeles area have a significant geographical advantage over the Hollywood Park-Casino, due in large part to their closer proximity to large Asian-American populations who comprise a large percentage of card club casino patrons.

  There is intense competition for gaming development opportunities in jurisdictions that have recently legalized gaming, as most jurisdictions strictly limit the number of gaming licenses granted, and therefore only a small number of gaming facilities can be developed in any such jurisdiction. There can be no assurance that Hollywood Park will be able to compete effectively in the acquisition of new gaming licenses in the future. Failure to do so could negatively affect the growth potential of Hollywood Park.

  Hollywood Park's racing operations have been adversely impacted by the proliferation of additional thoroughbred racing opportunities (including simulcasting and off-track wagering) and the proliferation of other gaming establishments. Hollywood Park believes that such establishments have had a material impact on the operating results and growth prospects of its racing operations.

DEPENDENCE ON BOOMTOWN NEW ORLEANS RIVERBOAT CASINO

  Presently, Hollywood Park's operating results are highly dependent on the earnings generated by the Boomtown New Orleans riverboat. On a pro forma basis, for the year ended December 31, 1996 and the nine months ended September 30, 1997, the Company's allocable share of the EBITDA generated by Boomtown New Orleans represented approximately 37% and 36%, respectively, of the pro forma Adjusted EBITDA for the Company as a whole. Loss from service or damage to the Louisiana riverboat for any reason, increased competition, or any adverse change in the gaming market or regulatory environment in Louisiana, could have a material adverse effect on Hollywood Park's business and results of operations.

LOSS OF RIVERBOAT OR DOCKSIDE FACILITY FROM SERVICE

  Hollywood Park's riverboat casino at Boomtown New Orleans and its dockside casino at Boomtown Biloxi, as well as any additional riverboats that might be developed or acquired in the future, are subject to risks in addition to those associated with land-based casinos, including loss of service due to casualty, mechanical failure, extended or extraordinary maintenance, flood, hurricane or other severe weather conditions. In addition, U.S. Coast Guard regulations require a hull inspection at a U.S. Coast Guard-approved dry docking facility for all cruising riverboats at five year intervals, which inspection is scheduled for Boomtown New Orleans in 1999. The loss of a riverboat casino or a dockside casino from service for any period of time would adversely affect Hollywood Park's results of operations.

QUARTERLY AND ANNUAL FLUCTUATIONS IN OPERATING RESULTS

  Hollywood Park experiences significant fluctuations in its quarterly and annual operating results, due to seasonality and other factors. Historically, a substantial majority of the income from operations before non-recurring items of the Boomtown subsidiaries has been generated in the quarters ending June 30 and September 30, with the summer months being the strongest period. The Company's racing subsidiaries have historically generated approximately 50% of their revenues but over 70% of their income from operations before non-recurring items (but including depreciation and amortization) during these same months. Conversely, the winter months, which primarily covers the quarter ending March 31, are Boomtown Reno's and Boomtown Biloxi's slowest periods and have historically resulted, and may in the future result, in losses for such quarter. Similarly, because the Hollywood Park Race Track conducts no live meets during such period, the Company's operating results from racing have historically been lower during that same period.

DEPENDENCE ON CERTAIN MAJOR THOROUGHFARES

  Future quarterly or annual operating results may also be adversely impacted by traffic flow on major thoroughfares leading to the operations of the Company's Boomtown properties. For example, Boomtown Reno is highly dependent on the traffic flow on Interstate 80, as customers stopping at Boomtown Reno from Interstate 80 represent a substantial majority of its customer base. If traffic on Interstate 80 is significantly reduced for an extended period, as a result of inclement weather or otherwise, or the off-ramps providing access to Boomtown Reno are impaired for an extended period due to poor weather conditions, road modifications and repairs or other factors, Boomtown Reno's results of operations will be adversely affected. In the Winters of 1994/1995 and 1996/1997, severe storms, together with road repairs to Interstate 80 on the corridor between California and Reno, resulted in road closures or substantially reduced traffic flow on Interstate 80 for extended periods. Such road closures and repairs had an adverse effect on the related quarters' and years' results of operations.

ABILITY TO EFFECT REPURCHASE OF THE NOTES UPON CHANGE OF CONTROL

  Upon the occurrence of a Change of Control (as defined herein and including the Possible REIT Restructuring), the Issuers will be required to make an offer to repurchase the Notes at a price equal to 101% or, in the case of a REIT Change of Control (as defined herein), 102% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. Change of Control may also result in an event of default under the Bank Credit Facility and may result in an event of default under other future indebtedness of the Issuers or the Guarantors. An event of default under the Bank Credit Facility or other future Senior Debt could trigger the subordination provisions of the Notes, which could prohibit the Issuers from repurchasing the Notes or could require payment in full of such Senior Debt before repurchase of the Notes. There can be no assurance that in the event of a Change of Control the Company will have sufficient funds, or that it will otherwise be permitted under the terms of the Senior Debt, to satisfy its obligations with respect to any or all of the tendered Notes. See "-- Subordination and Ranking."

GOVERNMENTAL REGULATION

  Gaming and racing operations are subject to extensive federal, state and local regulations. The states and localities in which Hollywood Park and its subsidiaries have gaming and racing operations or proposed gaming projects typically require various licenses, permits and approvals to be held by the parent entity and the operating entity, as well as by certain officers, directors, key employees and securityholders. The licensing process is time consuming, costly and has no assurance of success.

  Typically, gaming authorities, including those in Nevada, California, Louisiana and Mississippi have discretionary authority, with or without cause, to require a holder of a security such as the Notes or the New Notes to file an application, to be investigated and to be found suitable as an owner, debt holder or landlord of a gaming establishment. While individual holders of securities such as the Notes or the New Notes are generally not required to be investigated and found suitable, gaming authorities retain the discretion to initiate such investigations for any reason, including but not limited to, a default, or where the holder of the debt instrument seeks to exercise a material or significant influence over the gaming operations of the entity in question or to elect one or more members of its Board of Directors. Any holder required to apply for licensing, qualification or a finding of suitability must pay all investigative fees and costs of the gaming authorities in connection with such an investigation. In addition, if any gaming authority requires a holder or beneficial owner of the Notes or the New Notes to be licensed, qualified or found suitable under any applicable gaming law and such holder or beneficial owner fails timely to apply for and receive the required license, qualification or a finding of suitability, such holder must immediately dispose of his Notes or the Issuers shall have the option to redeem all of such holder's Notes at the lesser of (i) the aggregate principal amount of such Notes, and (ii) such holder's cost thereof, which in either case may be less than the then market value of the Notes. See "Description of Notes--Optional Redemption."

  To date, Hollywood Park and its subsidiaries have obtained all governmental licenses, registrations, findings of suitability, permits and approvals necessary for the operation of their gaming and racing facilities. However, there can be no assurance that any new licenses, registrations, findings of suitability, permits or approvals that will be required for any new facility or for any continued expansion of an existing facility will be given or that existing licenses, permits or approvals will not be revoked or fail to be renewed. Presently, Hollywood Park and the operator of Crystal Park have received only provisional licenses to operate the Hollywood Park-Casino and the Crystal Park facility, respectively. In each case, permanent registrations will not be granted until the California Department of Justice completes its review of the applications of the corporate applicants and their respective officers and directors. No assurance can be given that permanent licenses will be obtained. In addition, state gaming authorities often also require state approval of future gaming operations outside the applicable state, and there can be no assurance that future approvals will be obtained.

  The regulatory environment in any particular jurisdiction may change in the future and any such change may have a material adverse effect on the combined company's results of operations. For example, the State of Louisiana adopted a statute pursuant to which voter referendums on the continuation of gaming were held locally where gaming operations are conducted and which, had the continuation of gaming been rejected by the voters, might have resulted in the termination of Boomtown New Orleans' operations at the end of the current license term in 1999. The parish in which Boomtown New Orleans operates voted to continue gaming, but there can be no assurance that similar referendums might not produce unfavorable results in the future. In addition, the California law which permits a public company such as Hollywood Park to operate a card club casino if it owns a race track located on the same premises expires on January 1, 1999 unless, prior to that time, the California legislature enacts comprehensive gaming regulations that amend or extend the expiration date. There can be no assurance that such legislation will be adopted by such date or that the legislature will extend the deadline. If there is no legislative relief prior to January 1, 1999, it is expected that Hollywood Park would again lease the Hollywood Park-Casino to a third party operator, which could substantially reduce Hollywood Park's return from the Hollywood Park-Casino. In addition, unless and until California enacts legislation permitting the operation generally of card club casinos by public companies, Hollywood Park's involvement in other card club casino projects (such as Crystal Park) will be similarly limited to a landlord relationship, the returns from which could be substantially less than if Hollywood Park operated such facilities directly.

  On August 3, 1996, President Clinton signed a bill creating a nine-member National Gambling Impact Study Commission to study the economic and social impact of gaming and report its findings to Congress and the President within two years after the first meeting of the commission. The commission could recommend changes in state or federal gaming policies. The President, House Speaker and Senate Majority Leader have each selected three of the commissions's members. Additional federal regulation of the gaming industry could occur as a result of investigations or hearings by the committee, which could have a material adverse effect on Hollywood Park.

ENVIRONMENTAL REGULATION; POTENTIAL ENVIRONMENT ISSUES

  Hollywood Park is subject to a variety of federal, state and local governmental regulations relating to the use, storage, discharge, emission and disposal of hazardous materials. Hollywood Park believes that it is presently in material compliance with applicable environmental laws. However, failure to comply with such laws could result in the imposition of severe penalties or restrictions on Hollywood Park's operations by government agencies or courts of law. Hollywood Park currently does not have environmental impairment liability insurance, and a material fine or penalty or a severe restriction would adversely affect Hollywood Park's results of operations. Although to the Company's knowledge there have not been any local, state or federal inquiries or investigations material to the Company relating to environmental regulation of the Company's or its subsidiaries' properties, there can be no assurance that such an inquiry or investigation will not be undertaken in the future, which could result in substantial remedial or other obligations being imposed on the Company or its subsidiaries.

FRAUDULENT CONVEYANCE AND PREFERENTIAL TRANSFER ISSUES

  If either Issuer or any Guarantor received less than reasonably equivalent value in exchange for its issuance of the Old Notes or, as the case may be, its Guaranty or the incurrence of liabilities pursuant thereto, the Notes or such Guaranty, or any payments made in respect thereof, could be avoided under federal or applicable state fraudulent transfer law, regardless of whether either Issuer or any Guarantor was subject to any bankruptcy or insolvency proceedings. In particular, to the extent that any Guarantor becomes liable for any obligations of the Issuers in excess of the value actually received by the Guarantor, the relevant Guaranty could be subject to avoidance as a fraudulent transfer if, at the time of, or as a result of, either the issuance of such Guaranty or any payment thereunder, (i) the Guarantor was or became insolvent, (ii) the Guarantor had unreasonably small capital to conduct its business as then conducted or contemplated to be conducted or (iii) the Guarantor was unable or was rendered unable, to meet its probable liabilities as they matured and became due and payable. If any Guaranty is avoided, the holders could lose the benefit of the Guaranty, and the holders could also be required to return to the Guarantor or its estate the amount of any payment or other property received in respect of the Notes.

  The Indenture provides that certain future subsidiaries of the Issuers will be required to guarantee the Notes. If certain bankruptcy or insolvency proceedings are initiated by or against the new subsidiaries within 90 days (or, possibly, one year) after any such guaranty, grant or assignment, or if any Guarantor incurs obligations under its Guaranty in anticipation of insolvency, all or a portion of the affected Guaranty could be avoided as a preferential transfer under federal bankruptcy or applicable state law. In addition, a court could require holders to return all payments made under any such Guaranty within such 90 day period (or, possibly, one year) as preferential transfers.

  The Issuers believe that they received equivalent value at the time they incurred the indebtedness represented by the Old Notes. In addition, the Issuers do not believe that the Issuers and the Guarantors, as a result of the issuance of the Old Notes, (i) were or will be insolvent or rendered insolvent under the foregoing standards, (ii) were or will be engaged in a business or transaction for which their remaining assets constitute unreasonably small capital or (iii) intended or intends to incur, or believes that they incurred or will incur, debts beyond their ability to pay such debts as they mature. These beliefs are based on the Issuers' and the Guarantors' operating history, net worth and management's analysis of internal cash flow projections and estimated values of assets and liabilities of such entity at the time of the issuance of the Old Notes. There can be no assurance, however, that a court passing on these issues would make the same determination.

DEPENDENCE OF ISSUERS ON GUARANTORS FOR REPAYMENT OF NOTES; SURETYSHIP
DEFENSES

  Although the Issuers hold assets and conduct business, a substantial portion of the revenues available for payment of debt service in respect of the Notes is expected to be generated through direct and indirect subsidiaries of the Issuers. The Issuers' cash flow and, consequently, their ability to service debt, including the Notes, will depend in substantial part upon the cash flow of the Issuers' subsidiaries and the payment of funds by those subsidiaries to the Issuers in the form of loans, dividends or otherwise. Although the Old Notes are, and the New Notes will be, guaranteed by the Guarantors, the Guarantors are separate and distinct legal entities, are subject to the provisions of the Bank Credit Facility which contains, and may in the future become parties to other financing arrangements (including senior debt financings) which may contain, limitations on the ability of the Guarantors to make payments in respect of the Guaranties, particularly upon the occurrence of any default or the insolvency of either Issuer or any Guarantor.

  In addition, the laws of most jurisdictions provide suretyship defenses to guarantors, which may limit the Guarantors' legal obligations to make payments under their Guaranties.

LACK OF PUBLIC MARKET FOR THE NEW NOTES

  The Old Notes are currently owned by a relatively small number of beneficial owners. The Old Notes have not been registered under the Securities Act or any state securities laws and, unless so registered and to the extent not exchanged for the New Notes, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

  The New Notes will constitute a new issue of securities for which there is currently no active trading market. If the New Notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors including general economic conditions and the financial condition of the Issuers. Although the New Notes will generally be permitted to be resold or otherwise transferred by nonaffiliates of the Issuers without compliance with the registration and prospectus delivery requirements of the Securities Act, the Issuers do not intend to apply for a listing or quotation of the New Notes on any securities exchange or stock market. The Initial Purchasers have informed the Issuers that they currently intend to make a market in the New Notes. However, the Initial Purchasers are not obligated to do so, and any such market making may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed under the Exchange Act. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Notes, or, in the case of non-tendering Holders of Old Notes, the trading market for the Old Notes following the Exchange Offer. If no trading market develops or is maintained, Holders of New Notes may experience difficulty in reselling New Notes or may be unable to sell them.

  The liquidity of, and trading market for, the Old Notes or the New Notes also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading markets independent of the financial performance of, and prospects for, the Issuers.

CONSEQUENCES OF FAILURE TO EXCHANGE

  Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless (i) to a person who the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if either Issuer so requests), (ii) to either Issuer or

(iii) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. See "Risk Factors--Restrictions on Transfer." The Issuers do not currently anticipate that they will register the Old Notes under the Securities Act. Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, the Issuers believe that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by Holders thereof (other than any such Holder which is an "affiliate" of either Issuer within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holder's business and such Holder, other than broker-dealers, has no arrangement with any person to participate in the distribution of such New Notes. However, the Commission has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer.

                                USE OF PROCEEDS

  Neither Issuer will receive any cash proceeds from the Exchange Offer. In consideration for issuing the New Notes in exchange for Old Notes as described in this Prospectus, the Issuers will receive Old Notes in like principal amount. The Old Notes surrendered in exchange for the New Notes will be retired and cancelled. The net proceeds received by the Company from the sale of the Old Notes were used to repay approximately $112.0 million of borrowings under the Bank Credit Facility. The remaining proceeds from the sale of Old Notes have been, and are expected to continue to be, used for working capital and other general corporate purposes, including eliminating certain financial interests of third parties in Boomtown's operations and funding Hollywood Park's expansion and growth strategy.

                              THE EXCHANGE OFFER

  The following discussion sets forth or summarizes the material terms of the Exchange Offer, including those set forth in the Letter of Transmittal distributed with this Prospectus. This summary is qualified in its entirety by reference to the full text of the documents underlying the Exchange Offer (including the Indenture and the Registration Rights Agreement), copies of which are filed as exhibits to the Registration Statement on Form S-4 of which this Prospectus is a part and to the Issuers' quarterly report on Form 10-Q filed with the Commission on August 14, 1997, and are incorporated herein by reference.

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

  The Old Notes were sold by the Issuers to the Initial Purchasers on August 6, 1997, and were subsequently resold to qualified institutional buyers pursuant to Rule 144A under the Securities Act, to institutional investors that are accredited investors in a manner exempt from registration under the Securities Act and pursuant to offers and sales that occurred outside the United States within the meaning of Regulation S under the Securities Act. In connection with the offering of the Old Notes, the Issuers entered into the Registration Rights Agreement, which requires, among other things, that promptly following the Issue Date the Issuer and the Guarantors (i) file with the Commission a registration statement under the Securities Act with respect to an issue of new notes of the Issuers identical in all material respects (other than transfer restrictions, registration rights and the requirement, under certain circumstances, to pay liquidated damages) to the Old Notes (which obligation has been satisfied by the filing of the Registration Statement of which this Prospectus is a part), (ii) use their best efforts to cause such registration statement to become effective under the Securities Act and (iii) upon the effectiveness of that registration statement, offer to the Holders of the Notes the opportunity to exchange their Old Notes for a like principal amount of New Notes, which would be issued without a restrictive legend and may be reoffered and resold by the Holder without restrictions or limitations under the Securities Act (other than any such Holder that is an "affiliate" of either Issuer within the meaning of Rule 405 under the Securities Act).

  Any Old Notes tendered and exchanged in the Exchange Offer will reduce the aggregate principal amount of Old Notes outstanding. Following the consummation of the Exchange Offer, Holders of the Old Notes who did not tender their Old Notes generally will not have any further registration rights under the Registration Rights Agreement, and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected. The Old Notes are currently eligible for sale pursuant to Rule 144A through the PORTAL System of the National Association of Securities Dealers, Inc. Because the Issuers anticipate that most Holders of Old Notes will elect to exchange such Old Notes for New Notes due to the absence of restrictions on the resale of New Notes under the Securities Act, the Issuers anticipate that the liquidity of the market for any Old Notes remaining after the consummation of the Exchange Offer may be substantially limited.

TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Issuers will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York

City time on the Expiration Date. The Issuers will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

  The form and terms of the New Notes are the same as the form and terms of the Old Notes except that (i) the New Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (ii) the holders of the New Notes generally will not be entitled to certain rights under the Registration Rights Agreement or with respect to liquidated damages, which rights generally will terminate upon consummation of the Exchange Offer. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture.

  Holders of Old Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law or the Indenture in connection with the Exchange Offer. The Issuers intend to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder, including Rule 14e-1.

  The Issuers shall be deemed to have accepted validly tendered Old Notes when, as and if the Issuers have given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving the New Notes from the Issuers.

  If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

  Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Issuers will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
[   ], 1998, unless the Issuers, in their sole discretion, extend the Exchange
Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. In no event will the Expiration
Date be extended past [    ], 1998 (i.e., 90 days following commencement of
the Exchange Offer).

  To extend the Exchange Offer, the Issuers will notify the Exchange Agent of any extension by oral or written notice, followed by a public announcement thereof no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

  The Issuers reserve the right, in their reasonable judgment, (i) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "--Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If the Exchange Offer is amended in a manner determined by the Issuers to constitute a material change, the Issuers will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered Holders, and, depending upon the significance of the amendment and the manner of disclosure to the registered Holders, the Issuers will extend the Exchange Offer for a period of five to ten business days if the Exchange Offer would otherwise expire during such five to ten business day period.

INTEREST ON NEW NOTES

  The New Notes will bear interest from their date of issuance. Interest will accrue on the Old Notes that are tendered in exchange for the New Notes through the issue date of the New Notes. Holders of Old Notes that are accepted for exchange will not receive interest that is accrued but unpaid on the Old Notes at the time of exchange, but such interest will be payable, together with interest on the New Notes, on the first Interest Payment Date after the Expiration Date. Interest on the New Notes will be payable semi-annually on each February 1 and August 1, commencing on February 1, 1998.

PROCEDURES FOR TENDERING

  Only a Holder of Old Notes may tender such Old Notes in the Exchange Offer. To tender in the Exchange Offer, a Holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes and any other required documents, to the Exchange Agent so as to be received by the Exchange Agent at the address set forth below prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Old Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

  By executing the Letter of Transmittal, each Holder will make to the Issuers the representation set forth below in the second paragraph under the heading "--Resale of New Notes."

  The tender by a Holder and the acceptance thereof by the Issuers will constitute an agreement between such Holder and the Issuers in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

  THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR NOTES SHOULD BE SENT TO THE ISSUERS. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf.

  Signatures on the Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

  If the Letter of Transmittal is signed by a person other than the registered Holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered Holder as such registered Holder's name appears on such Old Notes with the signature thereon guaranteed by an Eligible Institution.

  If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Issuers, evidence satisfactory to the Issuers of their authority to so act must be submitted with the Letter of Transmittal.

  All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Issuers in their sole discretion, which determination will be final and binding. The Issuers reserve the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Issuers' acceptance of which would, in the opinion of counsel for the Issuers, be unlawful. The Issuers also reserve the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Issuers' interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Issuer shall determine. Although the Issuers intend to notify Holders of defects or irregularities with respect to tenders of Old Notes, none of the Issuers, the Exchange Agent or any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

 Tender of Old Notes Held Through DTC

  The Exchange Agent and DTC have confirmed that the Exchange Offer is eligible for ATOP, the DTC automated Tender Offer Program. Accordingly, DTC participants may, in lieu of physically completing and signing the applicable Letter of Transmittal and delivering it to the Exchange Agent, electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer Old Notes to the Exchange Agent in accordance with DTC's ATOP procedures for transfer. DTC will then send an Agent's Message to the Exchange Agent.

  The term "Agent's Message" means a message transmitted by DTC, received by the Exchange Agent and forming part of the Book-Entry Confirmation, which states that DTC has received an expressed acknowledgement from a participant in DTC that is tendering Old Notes which are the subject of such Book Entry Confirmation, that such participant has received and agrees to be bound by the terms of the applicable Letter of Transmittal (or, in the case of an Agent's Message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable Notice of Guaranteed Delivery), and that the Issuers may enforce such agreement against such participant.

 Book Entry Delivery Procedures

  Within two business days after the date hereof, the Exchange Agent will establish accounts with the respect to the Securities at DTC, the Midwest Securities Transfer Company ("MSTC") and the Philadelphia Depositary Trust Company ("Philadep") (each a "Book-Entry Transfer Facility" and, collectively, the "Book-Entry Transfer Facilities") for purposes of the Exchange Offer. Any financial institution that is a participant in any of the Book-Entry Transfer Facilities systems may make book-entry delivery of the Old Notes by causing DTC, MSTC or Philadep to transfer such Old Notes into the Exchange Agent's account at such Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for such transfer. Timely book-entry delivery of Securities pursuant to the Offers, however, requires receipt of a Book-Entry Confirmation prior to the Expiration Date. In addition, although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at a Book-Entry Transfer Facility, the Letter of Transmittal (or a manually signed facsimile thereof), together with any required signature guarantees and any other required documents, or an Agent's Message in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the Exchange Agent at its address set forth on the back cover page of this Prospectus prior to the Expiration Date to receive New Notes for tendered Old Notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the Exchange Agent. Delivery of documents to a Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

GUARANTEED DELIVERY PROCEDURES

  Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

    (a) the tender is made through an Eligible Institution;

    (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at DTC) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

    (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at DTC) and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

  Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWALS OF TENDERS

  Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

  To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at the address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number(s) and principal amount of such Old Notes, or, in the case of notes transferred by book-entry transfer, the name and number of the account at DTC to be credited), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time or receipt) of such notices will be determined by the Issuers, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

  Notwithstanding any other term of the Exchange Offer, the Issuers shall not be required to accept for exchange, or to exchange New Notes for any Old Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

    (a) in the opinion of counsel to the Issuers or Guarantors, the Exchange Offer or any part thereof contemplated herein violates any applicable law or interpretation of the staff of the Commission;

    (b) any action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Issuers to proceed with the Exchange Offer or any material adverse development shall have occurred in any existing action or proceeding with respect to either Issuer or the Issuers and the Guarantors taken as a whole;

    (c) any governmental approval has not been obtained, which approval the Issuers shall deem necessary for the consummation of the Exchange Offer as contemplated hereby;

    (d) any cessation of trading on Nasdaq or any exchange, or any banking moratorium, shall have occurred, as a result of which the Issuers are unable to proceed with the Exchange Offer; or

    (e) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Issuers, threatened for that purpose.

  If the Issuers determine in their reasonable judgment that any of the conditions are not satisfied, the Issuers may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering Holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders to withdraw such Old Notes (see "--Withdrawals of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Issuers will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered Holders, and, depending upon the significance of the waiver and the manner of disclosure to the registered Holders, the Issuers will extend the Exchange Offer for a period of 5 to 10 business days if the Exchange Offer would otherwise expire during such 5 to 10 business-day period.

EXCHANGE AGENT

  The Bank of New York will act as Exchange Agent for the Exchange Offer with respect to the Old Notes.

  Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal for the Old Notes and requests for copies of Notice of Guaranteed Delivery should be directed to the Exchange Agent, addressed as follows:

BY HAND:                                    BY OVERNIGHT COURIER:
           The Bank of New York                        The Bank of New York
       101 Barclay Street--(7 East)                101 Barclay Street--(7 East)
          Reorganization Section                      Reorganization Section
      Corporate Trust Services Window             Corporate Trust Services Window
         New York, New York 10286                    New York, New York 10286
         Attention: Arwen Gibbons                    Attention: Arwen Gibbons
BY MAIL:                                    BY FACSIMILE:
           The Bank of New York                           (212) 815-6339
       101 Barclay Street--(7 East)
          Reorganization Section            CONFIRM BY TELEPHONE:
         New York, New York 10286                         (212) 815-5920
         Attention: Arwen Gibbons

FEES AND EXPENSES

  The expenses of soliciting Old Notes for exchange will be borne by the Issuers. The principal solicitation is being made by mail by the Exchange Agent who will be paid a reasonable and customary fee for its solicitation services. However, additional solicitation may be made by telephone, facsimile or in person by officers and regular employees of the Issuers and their affiliates and by persons so engaged by the Exchange Agent.

  The Issuers will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith and pay other registration expenses, including fees and expenses of the Trustee, filing fees, blue sky fees and printing and distribution expenses.

  The Issuers will pay all transfer taxes, if any, applicable to the exchange of the Old Notes pursuant to the Exchange Offer. If, however, certificates representing the New Notes or the Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of the Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other person) will be payable by the tendering Holder.

ACCOUNTING TREATMENT

  The New Notes will be recorded at the same carrying value as the Old Notes, which is the aggregate principal amount of the Old Notes, as reflected in the Issuers' accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized in connection with the Exchange Offer. The expenses of the Exchange Offer will be amortized over the term of the New Notes.

RESALE OF NEW NOTES

  Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Issuers believe that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder of such New Notes (other than any such holder which is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of such New Notes. Any Holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes, or any broker-dealer who purchased Old Notes from the Company, may not rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988) and Morgan Stanley & Co., Incorporated (available June 5, 1991), or similar no-action letters, but rather must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, any such resale transaction should be covered by an effective registration statement containing the selling security holders' information required by Item 507 of Regulation S-K of the Securities Act. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, may be a statutory underwriter and must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

  By tendering in the Exchange Offer, each Holder will represent to the Issuers that, among other things, (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the registered Holder, (ii) neither the Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes and (iii) the Holder and such other person acknowledge that if they participate in the Exchange Offer for the purpose of distributing the New Notes (a) they must, in the absence of an exemption therefrom, comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Notes and cannot rely on the no-action letters referenced above and (b) failure to comply with such requirements in such instance could result in such Holder or such other person incurring liability under the Securities Act for which such Holder or such other person is not indemnified by the Issuers. Further, by tendering in the Exchange Offer, each Holder and such other person that may be deemed an "affiliate" (as defined under Rule 405 of the Securities Act) of either Issuer will represent to the Issuers that such Holder and such other person understand and acknowledge that the New Notes may not be offered for resale, resold or otherwise transferred by that Holder or such other person without registration under the Securities Act or an exemption therefrom.

CONSEQUENCES OF FAILURE TO EXCHANGE

  As a result of the making of this Exchange Offer, the Issuers will have fulfilled certain of their obligations under the Registration Rights Agreement, and Holders of Old Notes who do not tender their Notes, except for certain instances involving the Initial Purchasers or Holders who are not eligible to participate in the Exchange Offer, will not have any further registration rights under the Registration Rights Agreement or otherwise or rights to receive liquidated damages for failure to register. If an Initial Purchaser or any Holder of Old Notes notifies the Company prior to the 20th day following consummation of Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer or (B) that it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer registration statement is not appropriate or available for such resales or (C) that it is a broker-dealer and owns Old Notes acquired directly from the Company or an affiliate of the Company, the Company is required to file with the Commission a shelf registration statement to cover resales of the Old Notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with such shelf registration statement. Accordingly, any Holder of Old Notes that does not exchange that Holder's Old Notes for New Notes will continue to hold the untendered Old Notes and will be entitled to all the rights and subject to all the limitations applicable thereto under the Indenture, except to the extent that such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer.

  The Old Notes that are not exchanged for New Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to a person who the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if either Issuer so requests), (ii) to either Issuer or (iii) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. See "Risk Factors-- Restrictions on Transfer."

OTHER

  Participation in the Exchange Offer is voluntary and holders should carefully consider whether to accept. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

  The Issuers may in the future seek to acquire untendered Old Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Issuers have no present plans to acquire any Old Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Old Notes.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following sets forth a summary of the material federal income tax consequences expected to result to holders from the Exchange Offer and from the purchase, ownership and disposition of the New Notes. The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations, judicial authority and administrative rulings and practice. Holders should note that this summary is not binding on the Internal Revenue Service (the "Service") and there can be no assurance that the Service will take a similar view with respect to the tax consequences described below. No ruling has been or will be requested by the Issuers from the Service on any tax matters relating to the Exchange Offer or the New Notes. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders.

  The tax treatment of a holder of the New Notes may vary depending upon such holder's particular situation. Certain holders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. EACH HOLDER OF OLD NOTES SHOULD CONSULT SUCH HOLDER'S OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF PURCHASING, HOLDING, EXCHANGING AND DISPOSING OF THE NEW NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS.

EXCHANGE OF OLD NOTES FOR NEW NOTES

  The exchange of the New Notes for the Old Notes pursuant to the Exchange Offer will not be taxable to the Holders thereof for federal income tax purposes. An exchanging Holder will continue such Holder's holding period and basis in the New Notes as if no exchange had occurred.

ORIGINAL ISSUE DISCOUNT AND STATED INTEREST

  The New Notes will be issued without original issue discount. Stated interest on the Old and New Notes will be includable in the holder's income under such holder's method of accounting.

BOND PREMIUM ON THE NEW NOTES

  If the New Notes are purchased, or if the Old Notes were purchased, for an amount in excess of the amount payable at the maturity date (or a call date, if appropriate) of the New Notes, such excess will be deductible by the holder of the New Notes as amortizable bond premium over the term of the New Notes (taking into account earlier call dates, as appropriate), under a yield-to-maturity formula, only if an election by the holder under Section 171 of the Code is made or is already in effect. An election under Section 171 is available only if the New Notes are held as capital assets. This election is revocable only with the consent of the Service and applies to all obligations owned or subsequently acquired by the holder. To the extent the excess is deducted as amortizable bond premium, the holder's adjusted tax basis in the New Notes will be reduced. Except as may otherwise be provided in Treasury regulations, under the Code the amortizable bond premium will be treated as an offset to interest income on the New Notes rather than as a separate deduction item.

MARKET DISCOUNT ON THE NEW NOTES

  Holders of the New Notes should be aware that a disposition of the New Notes may be affected by the market discount provisions of Sections 1276-1278 of the Code. These rules generally provide that if a holder acquired the Old Notes or acquires the New Notes (other than in an original issue, which may not include the issuance of the New Notes pursuant to the Exchange Offer) at a market discount which equals or exceeds 1/4 of 1% of the stated redemption price of the New Notes at maturity multiplied by the number of remaining complete years to maturity and thereafter recognizes gain upon a disposition (or makes a gift) of the New Notes, the lesser of (i) such gain (or appreciation, in the case of a gift) or (ii) the portion of the market discount which accrued while the Old Notes or New Notes were held by such holder will be treated as ordinary income at the time of the disposition (or gift). For these purposes, market discount means the excess (if any) of the stated redemption price at maturity over the basis of such Old Notes or New Notes immediately after their acquisition by the holder. A holder of the New Notes may elect to include any market discount (whether accrued under the Old Notes or the New Notes) in income currently rather than upon disposition of the New Notes. This election once made applies to all market discount obligations acquired on or after the first taxable year to which the election applies, and may not be revoked without the consent of the Service.

  A holder of any New Note who acquired the Old Note or New Note at a market discount generally will be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry such Old Note or New Note until the market discount is recognized upon a subsequent disposition of such New Note. Such a deferral is not required, however, if the holder elects to include accrued market discount in income currently.

REDEMPTION OR SALE OF THE NEW NOTES

  Generally, any redemption or sale of the New Notes by a holder would result in taxable gain or loss equal to the difference between the amount of cash and the fair market value of property received (except to the extent that such cash or property received is attributable to accrued, but previously untaxed, interest) and the holder's tax basis in the New Notes. The tax basis of a holder of the New Notes will generally be equal to the price paid for such New Notes or the Old Notes exchanged therefor, plus any accrued market discount on the New Notes (and the Old Notes exchanged therefor) included in the holder's income prior to sale or redemption of the New Notes, or reduced by any amortizable bond premium applied against the holder's income prior to sale or redemption of the New Notes. Such gain or loss generally would be long-term capital gain or loss if the holding period exceeded one year and the holder holds the New Notes as capital assets, (with the applicable tax rates for an individual taxpayer generally depending, under the Taxpayer Relief Act of 1997, on whether or not the taxpayer's holding period exceeds eighteen months), except to the extent such gain constitutes accrued market discount.

BACKUP WITHHOLDING

  A holder of the New Notes may be subject to backup withholding at a rate of 31% with respect to interest paid or accrued on, and gross proceeds of a sale of, the New Notes unless (i) such holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or
(ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A holder of the New Notes who does not provide the Company with such holder's correct taxpayer identification number may be subject to penalties imposed by the Service.

  The Issuers will report to the holders of the New Notes and to the Service the amount of any "reportable payments" and any amount withheld with respect to the Old Notes and New Notes during the calendar year.

  THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS NOT INTENDED AS TAX ADVICE FOR EACH PARTICULAR NOTEHOLDER. ACCORDINGLY, EACH HOLDER OF THE OLD NOTES SHOULD CONSULT SUCH HOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO SUCH HOLDER OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NEW NOTES INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

                                CAPITALIZATION

  The following table sets forth the unaudited cash and cash equivalents, debt and capitalization of Hollywood Park as of September 30, 1997, including the effect of the sale of the Notes and the application of the net proceeds therefrom. This table should be read in conjunction with "Unaudited Pro Forma Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Hollywood Park's and Boomtown's consolidated financial statements and notes thereto, all included elsewhere in this Prospectus.

                                                                      AS OF
                                                                  SEPTEMBER 30,
                                                                      1997
                                                                    (ACTUAL)
                                                                  -------------
                                                                       (IN
                                                                   THOUSANDS,
                                                                   UNAUDITED)
   Cash and cash equivalents.....................................   $ 22,007
                                                                    ========
   Current maturities of long term debt and capital lease
    obligations..................................................   $  4,005
   Long term debt:
     Senior Subordinated Notes due 2007..........................    125,000
     Boomtown Notes..............................................      1,253
     Other.......................................................      5,910
                                                                    --------
       Total long term debt, including current maturities........    136,168
       Total stockholders' equity................................    219,475
                                                                    --------
       Total capitalization......................................   $355,643
                                                                    ========

               SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

  The following selected historical financial data of Hollywood Park and Boomtown has been derived from their respective historical financial statements and should be read in conjunction with such consolidated financial statements and the notes thereto included elsewhere herein. The Hollywood Park unaudited historical financial statement data as of and for the nine months ended September 30, 1997 and 1996 and the Boomtown unaudited historical financial statement data as of and for the nine months ended June 30, 1997 and 1996 has been prepared on the same basis as the historical information derived from the audited financial statements and, in the opinion of management, contains all adjustments, consisting only of normal recurring accruals, necessary for the fair presentation of the results of operations for such periods and financial position as of such dates. Historically, Boomtown has reported operating results on a fiscal year end of September 30.

  The selected unaudited pro forma combined consolidated condensed financial data is derived from the unaudited pro forma combined consolidated condensed financial statements, appearing elsewhere herein, which give effect to the Merger as a purchase and the Blue Diamond Swap, shown also as adjusted to reflect the issuance of the Notes and the application of the proceeds therefrom, and should be read in conjunction with such pro forma statements and the notes thereto. For comparison purposes, the pro forma combined consolidated statements of operations are presented for both Hollywood Park and Boomtown with a year end of December 31.

  Certain amounts from the Hollywood Park and Boomtown Selected Historical Financial Data have been reclassified to conform with the selected presentation hereto.

  The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the Merger and the issuance of the Notes been consummated in an earlier period, nor is it necessarily indicative of future operating results or financial position.

                             HOLLYWOOD PARK, INC.
                      SELECTED HISTORICAL FINANCIAL DATA

                                                                                  NINE MONTHS
                                          YEARS ENDED                                ENDED
                                         DECEMBER 31,                            SEPTEMBER 30,
                          -------------------------------------------------    --------------------
                           1992      1993      1994      1995        1996        1996        1997
                          -------  --------  --------  --------    --------    --------    --------
                                                                                  (UNAUDITED)
                                (IN THOUSANDS, EXCEPT PER SHARE DATA AND RATIOS)
STATEMENT OF OPERATIONS
 DATA:
REVENUES:
 Gaming.................  $     0  $      0  $ 11,745  $ 26,656    $ 50,717    $ 37,917    $ 83,990
 Racing.................   66,983    63,850    78,719    79,862      71,308      50,897      48,084
 Food and beverage......   10,957    10,908    20,540    19,783      13,947      10,516      13,016
 Other..................    3,004     4,227     6,320     4,271       7,253       5,197      13,259
                          -------  --------  --------  --------    --------    --------    --------
                           80,944    78,985   117,324   130,572     143,225     104,527     158,349
EXPENSES:
 Gaming.................        0         0         0     5,291      27,249      19,516      45,117
 Racing.................   21,097    20,860    23,393    30,960      30,167      21,623      21,615
 Food and beverage......    8,922     9,400    21,852    24,749      19,573      14,058      16,920
 Administrative and
  other.................   33,480    32,538    51,151    48,647      43,962      33,603      46,544
 Depreciation and
  amortization..........    5,899     6,402     9,563    11,384      10,695       7,898      11,939
 Non-recurring
  expenses..............        0       850     2,964     6,088      11,412      11,412         609
                          -------  --------  --------  --------    --------    --------    --------
                           69,398    70,050   108,923   127,119     143,058     108,110     142,744
                          -------  --------  --------  --------    --------    --------    --------
Operating income (loss).   11,546     8,935     8,401     3,453         167      (3,583)     15,605
 Interest expense.......    4,883     1,517     3,061     3,922         942         918       3,782
                          -------  --------  --------  --------    --------    --------    --------
Income (loss) before mi-
 nority interests and
 income taxes...........    6,663     7,418     5,340      (469)       (775)     (4,501)     11,823
 Minority interest......        0         0         0         0          15           0          80
                          -------  --------  --------  --------    --------    --------    --------
Income (loss) before in-
 come taxes and extraor-
 dinary item............    6,663     7,418     5,340      (469)       (790)     (4,501)     11,743
 Income tax expense.....    3,135     1,025     1,568       693       3,459       3,025       4,624
                          -------  --------  --------  --------    --------    --------    --------
Income (loss) before ex-
 traordinary item.......    3,528     6,393     3,772    (1,162)     (4,249)     (7,526)      7,119
Extraordinary item--Uti-
 lization of
 tax benefits from net
 operating loss
 carryforwards..........    1,894         0         0         0           0           0           0
                          -------  --------  --------  --------    --------    --------    --------
Net income (loss).......  $ 5,422  $  6,393  $  3,772  $ (1,162)   $ (4,249)   $ (7,526)   $  7,119
                          =======  ========  ========  ========    ========    ========    ========
Dividend requirements on
 convertible preferred
 stock..................  $     0  $  1,718  $  1,925  $  1,925    $  1,925    $  1,443    $  1,520
Net income (loss) at-
 tributable to (allo-
 cated to) common share-
 holders................  $ 5,422  $  4,675  $  1,847  $ (3,087)   $ (6,174)   $ (8,969)   $  5,599
                          =======  ========  ========  ========    ========    ========    ========
PER COMMON SHARE:
 Income (loss) before
  extraordinary item....  $  0.27  $   0.30  $   0.10  $  (0.17)   $  (0.33)   $  (0.48)   $   0.27
 Net income (loss)--
  primary...............  $  0.41  $   0.30  $   0.10  $  (0.17)   $  (0.33)   $  (0.48)   $   0.27
 Net income (loss)--
  fully diluted.........  $  0.41  $   0.30  $   0.10  $  (0.17)   $  (0.33)   $  (0.48)        --
 Cash dividends.........  $  0.04  $   0.00  $   0.00  $   0.00    $   0.00    $   0.00    $   0.00
Number of common
 shares--primary........   13,084    15,418    18,224    18,399      18,505      18,605      20,596
Number of common
 shares--fully diluted..   13,084    17,465    20,516    20,691      20,797      20,896         --
OTHER DATA:
Cash flows provided by
 (used in):
 Operating activities...  $11,262  $ 13,280  $ (7,287) $ 20,291    $ 13,137    $ 11,761    $  6,059
 Investing activities...   (5,250)  (32,677)   (7,331)  (31,322)    (19,893)    (14,692)     (5,884)
 Financing activities...   (4,416)   74,391    (8,877)   (3,685)     (3,728)     (3,792)      9,910
 Capital expenditures...    5,319    12,902    27,584    25,150      23,786      17,969      23,059
Ratio of earnings to
 fixed charges (a)......    2.36x     5.89x     2.74x       -- (b)      -- (b)      -- (b)    3.69x
BALANCE SHEET DATA: (C)
 Total assets...........  $90,219  $176,424  $246,573  $283,303    $205,886    $198,631    $413,379
 Other liabilities......   34,494    21,876    36,518   101,928      47,444      43,522      61,741
 Long term obligations..   45,538       348    42,800    15,629         282         282     132,163
 Stockholders' equity...   10,187   154,200   167,255   165,746     158,160     154,827     219,475
-------
The Company also considers relevant to Noteholders the following calculation of
   EBITDA and Adjusted EBITDA:
  Operating income
   (loss) as presented
   above................  $11,546  $  8,935  $  8,401  $  3,453    $    167    $ (3,583)   $ 15,605
  Add back depreciation
   and amortization.....    5,899     6,402     9,563    11,384      10,695       7,898      11,939
                          -------  --------  --------  --------    --------    --------    --------
   EBITDA...............   17,445    15,337    17,964    14,837      10,862       4,315      27,544
  Add back casino pre-
   opening and training
   expenses.............        0       850     2,337         0           0           0           0
  Add back Turf Paradise
   acquisition costs....        0         0       627         0           0           0           0
  Add back lawsuit set-
   tlement..............        0         0         0     6,088           0           0           0
  Add back write off of
   investment in a busi-
   ness.................        0         0         0         0      11,412      11,412           0
  Add back REIT Restruc-
   turing...............        0         0         0         0           0           0         609
                          -------  --------  --------  --------    --------    --------    --------
   Adjusted EBITDA......  $17,445  $ 16,187  $ 20,928  $ 20,925    $ 22,274    $ 15,727    $ 28,153
                          =======  ========  ========  ========    ========    ========    ========

  EBITDA data, which is not a measure of financial performance under GAAP, is presented because such data is used by certain investors to determine the Company's ability to service or incur indebtedness. EBITDA and Adjusted EBITDA are not calculated by the same means by all Companies and, accordingly, are not necessarily appropriate measures for comparing Companies' performance. Thus, neither EBITDA nor Adjusted EBITDA should be considered in isolation from, or as a substitute for, net earnings (loss), cash flows from operations or cash flow data prepared in accordance with GAAP.
(a) In computing the ratio of earnings to fixed charges: (i) earnings have been based on income from continuing operations before income taxes and fixed charges (exclusive of capitalized interest), and (ii) fixed charges consist of interest expense and amortization of debt discount and issuance costs (including amounts capitalized), and the estimated interest portion of rental expense.
(b) Hollywood Park's earnings were not sufficient to cover its fixed charge requirements by $1.1 million and $2.2 million for the years ended
    December 31, 1995 and 1996, respectively, and by $5.6 million for the fixed charge requirements for the nine months ended September 30, 1996.
(c) Balance sheet data as of September 30, 1997, includes the accounts of Boomtown.

                                BOOMTOWN, INC.
                      SELECTED HISTORICAL FINANCIAL DATA

                                                                                        NINE MONTHS ENDED
                                                                                            JUNE 30,
                                      YEARS ENDED SEPTEMBER 30,                            (UNAUDITED)
                             ------------------------------------------------------     ---------------------
                              1992      1993      1994          1995         1996         1996         1997
                             -------  --------  ---------     --------     --------     --------     --------
                                    (IN THOUSANDS, EXCEPT PER SHARE DATA AND RATIOS)
STATEMENT OF OPERATIONS DA-
 TA:
REVENUES:
 Gaming....................  $42,009  $ 42,416  $  76,326     $189,306     $188,368     $139,350     $144,353
 Food and beverage.........    3,785     3,877      7,973       15,613       16,314       12,293       13,036
 Hotel, truck stop and oth-
  er.......................   10,059    12,780     21,700       29,929       35,553       24,882       24,070
                             -------  --------  ---------     --------     --------     --------     --------
                              55,853    59,073    105,999      234,848      240,235      176,525      181,459
                             -------  --------  ---------     --------     --------     --------     --------
EXPENSES:
 Gaming....................   20,677    21,732     38,753       98,637      102,634       76,206       83,118
 Food and beverage.........    3,170     3,349      8,179       17,639       19,213       14,569       17,159
 General and administrative
  and other................   18,750    21,133     41,019       97,822       91,977       66,189       60,355
 Depreciation and amortiza-
  tion.....................    3,528     3,839      5,891       10,422       10,618        8,135       11,636
 Compensation stock appre-
  ciation rights and stock
  options..................    2,229         0          0            0            0            0            0
 Pre-opening expenses......        0         0     15,787            0            0            0            0
 Loss on marketable securi-
  ties.....................        0         0      1,691            0            0            0            0
 Hollywood Park/Boomtown
  merger costs.............        0         0          0            0          301          712        1,610
 Loss on sale of a busi-
  ness.....................        0         0          0            0       36,563       36,563        1,271
                             -------  --------  ---------     --------     --------     --------     --------
                              48,354    50,053    111,320      224,520      261,306      202,374      175,149
                             -------  --------  ---------     --------     --------     --------     --------
Operating income (loss)....    7,499     9,020     (5,321)      10,328      (21,071)     (25,849)       6,310
 Interest expense..........    3,369     1,033      5,632       13,434       13,838       10,362       10,439
                             -------  --------  ---------     --------     --------     --------     --------
Income (loss) before minor-
 ity interests and income
 taxes.....................    4,130     7,987    (10,953)      (3,106)     (34,909)     (36,211)      (4,129)
 Minority interest.........        0         0       (351)      (1,105)        (645)        (878)          96
                             -------  --------  ---------     --------     --------     --------     --------
Income (loss) before income
 taxes and extraordinary
 item......................    4,130     7,987    (10,602)      (2,001)     (34,264)     (35,333)      (4,225)
Income tax expense (bene-
 fit)......................    1,669     3,035     (2,779)         876          794          (50)      (2,103)
                             -------  --------  ---------     --------     --------     --------     --------
Income (loss) before ex-
 traordinary item..........    2,461     4,952     (7,823)      (2,877)     (35,058)     (35,283)      (2,122)
Extraordinary item (a).....        0       370        229            0            0            0        8,420
                             -------  --------  ---------     --------     --------     --------     --------
Net income (loss)..........  $ 2,461  $  4,582  $  (8,052)    $ (2,877)    $(35,058)    $(35,283)    $(10,542)
                             =======  ========  =========     ========     ========     ========     ========
Dividend requirements on
 preferred stock...........  $   200  $     50  $       0     $      0     $      0     $      0     $      0
Net income (loss) attribut-
 able to (allocated to)
 common shareholders.......  $ 2,261  $  4,532  $  (8,052)    $ (2,877)    $(35,058)    $(35,283)    $(10,542)
                             =======  ========  =========     ========     ========     ========     ========
PER COMMON SHARE:
 Income (loss) before ex-
  traordinary item.........  $  0.61  $   0.65  $   (0.90)    $  (0.31)    $  (3.79)    $  (3.82)    $  (0.21)
 Net income (loss).........  $  0.61  $   0.60  $   (0.93)    $  (0.31)    $  (3.79)    $  (3.82)    $  (1.07)
Number of common shares....    3,708     7,503      8,690        9,228        9,248        9,243        9,830
OTHER DATA:
Ratio of earnings to fixed
 charges (b)...............     2.18x     7.86x       --  (c)      --  (c)      --  (c)      --  (c)      --  (c)
CASH FLOWS PROVIDED BY
 (USED IN):
 Operating activities......  $ 6,850  $  6,565  $    (182)    $  9,940     $ 13,851     $ 10,195     $ 12,195
 Investing activities......   (6,279)  (42,505)  (106,154)      (6,794)      (5,548)      (6,779)      (9,918)
 Financing activities......   (1,216)   48,508    100,133        6,238       (5,977)      (2,605)      (5,167)
 Capital expenditures......    6,322    23,849    114,729       15,146        5,679        7,168        9,718
BALANCE SHEET DATA:
 Total assets..............  $55,916  $108,616  $ 238,467     $239,198     $205,988     $204,186     $    --  (d)
 Other liabilities.........   10,632     7,581     25,309       27,405       31,871       29,351          --
 Long term obligations.....   31,973         0    105,140      106,547      103,729      104,732          --
 Stockholders' equity......   13,311   101,035    108,018      105,246       70,388       70,103          --
-------

   The Company also considers relevant to Noteholders the following calculation of EBITDA and Adjusted EBITDA:
  Operating income (loss)
   as presented above......  $ 7,499  $  9,020  $  (5,321)    $ 10,328     $(21,071)    $(25,849)    $  6,310
  Add back depreciation and
   amortization............    3,528     3,839      5,891       10,422       10,618        8,135       11,636
                             -------  --------  ---------     --------     --------     --------     --------
   EBITDA..................   11,027    12,859        570       20,750      (10,453)     (17,714)      17,946
  Add back compensation
   stock appreciation
   rights and stock
   options.................    2,229         0          0            0            0            0            0
  Add back pre-opening
   expenses................        0         0     15,787            0            0            0            0
  Add back loss on
   marketable securities...        0         0      1,691            0            0            0            0
  Add back Hollywood
   Park/Boomtown merger
   costs...................        0         0          0            0          301          712        1,610
  Add back loss on sale of
   a business..............        0         0          0            0       36,563       36,563        1,271
                             -------  --------  ---------     --------     --------     --------     --------
   Adjusted EBITDA.........  $13,256  $ 12,859  $  18,048     $ 20,750     $ 26,411     $ 19,561     $ 20,827
                             =======  ========  =========     ========     ========     ========     ========

(a) Write off of unamortized loan fees associated with the early repayment of a $15 million senior note, net of tax effect of approximately $226,000 and $140,000, for the years ended September 30, 1993 and 1994, respectively. Tender and consent costs associated with early extinguishment of First Mortgage Notes for the year ended September 30, 1996 and the nine months ended June 30, 1997, net of tax effect of approximately $5.9 million for the nine months ended June 30, 1997.
(b) In computing the ratio of earnings to fixed charges: (i) earnings have been based on income from continuing operations before income taxes and fixed charges (exclusive of capitalized interest), and (ii) fixed charges consist of interest expense and amortization of debt discount and issuance costs (including amounts capitalized), and the estimated interest portion of rental expense.
(c) Boomtown's earnings were not sufficient to cover the fixed charge requirements by $16.5 million, $2.7 million and $34.3 million for the years ended September 30, 1994, 1995 and 1996, respectively, and $35.3 million and $4.2 million for the nine months ended June 30, 1996 and June 30, 1997, respectively.
(d) As of June 30, 1997, the accounts of Boomtown were consolidated with Hollywood Park's.

                             HOLLYWOOD PARK, INC.
                  SELECTED UNAUDITED PRO FORMA FINANCIAL DATA

                                                                    NINE MONTHS
                                                      YEAR ENDED       ENDED
                                                     DECEMBER 31,  SEPTEMBER 30,
                                                         1996          1997
                                                     ------------  -------------
                                                     (IN THOUSANDS, EXCEPT PER
                                                       SHARE DATA AND RATIOS)
STATEMENT OF OPERATIONS DATA:
REVENUES:
 Gaming............................................    $208,699      $167,339
 Racing............................................      71,308        48,084
 Food and beverage.................................      22,737        17,937
 Hotel, truck stop and other.......................      33,839        25,945
                                                       --------      --------
                                                        336,583       259,305
                                                       --------      --------
EXPENSES:
 Gaming............................................     116,969        88,003
 Racing............................................      30,167        21,615
 Food and beverage.................................      29,728        23,503
 Administrative and other..........................     107,718        78,336
 Depreciation and amortization.....................      20,818        20,717
 Non-recurring expenses............................      49,266         2,453
                                                       --------      --------
                                                        354,666       234,627
                                                       --------      --------
Operating income (loss)............................     (18,083)       24,678
 Interest expense..................................      15,468        11,051
                                                       --------      --------
Income (loss) before minority interests and income
 taxes.............................................     (33,551)       13,627
 Minority interest (benefit).......................        (149)           80
                                                       --------      --------
Income (loss) before income taxes and extraordinary
 item..............................................     (33,402)       13,547
 Income tax expense................................       4,121         5,832
                                                       --------      --------
Income (loss) before extraordinary item............    $(37,523)     $  7,715
                                                       ========      ========
Dividend requirements on convertible preferred
 stock.............................................    $  1,925      $  1,520
Income (loss) before extraordinary item attribut-
 able to (allocated to) common shareholders........    $(39,448)     $  6,195
                                                       ========      ========
PER COMMON SHARE:
 Income (loss) before extraordinary item--primary..    $  (1.65)     $   0.30
 Income (loss) before extraordinary item--fully
  diluted..........................................    $  (1.65)          --
 Cash dividends....................................    $   0.00      $   0.00
Number of common shares--primary...................      23,868        20,596
Number of common shares--fully diluted.............      26,160           --
OTHER DATA:
Ratio of earnings to fixed charges (a).............         -- (b)       2.12x
                                                                       AS OF
                                                                   SEPTEMBER 30,
                                                                       1997
                                                                     (ACTUAL)
                                                                   -------------
BALANCE SHEET DATA:
 Total assets......................................                  $413,379
 Other liabilities.................................                    58,708
 Minority interests................................                     3,033
 Long term obligations.............................                   132,163
 Stockholders' equity..............................                   219,475
-------
   The Company also considers relevant to Noteholders the following pro forma calculation of EBITDA and
    Adjusted EBITDA:
  Operating income (loss) as presented above.......    $(18,083)     $ 24,678
  Add back depreciation and amortization...........      20,818        20,717
                                                       --------      --------
   EBITDA..........................................       2,735        45,395
  Add back Hollywood Park/Boomtown Merger costs....       1,291         1,487
  Add back write off of investment in a business...      11,412             0
  REIT Restructuring...............................           0           609
  Add back loss on sale of a business..............      36,563           357
                                                       --------      --------
   Adjusted EBITDA.................................    $ 52,001      $ 47,848
                                                       ========      ========

(a) In computing the ratio of earnings to fixed charges: (i) earnings have been based on income from continuing operations before income taxes and fixed charges (exclusive of capitalized interest), and (ii) fixed charges consist of interest expense and amortization of debt discount and issuance cots (including amounts capitalized), and the estimated interest portion of rental expense.
(b) Hollywood Park's earnings were not sufficient to cover its pro forma fixed charge requirement by $34.8 million for the year ended December 31, 1996. Included in the calculation for the year ended December 31, 1996 was the one time, non-cash $11.4 million write off of Hollywood Park's investment in Sunflower Racing, Inc. Also included in the calculation for the year ended December 31, 1996 was the $36.6 million loss on sale of Boomtown Las Vegas.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion should be read in conjunction with, and is qualified in its entirety by, Hollywood Park's and Boomtown's financial statements, including the notes thereto, and the other financial information appearing elsewhere in this Prospectus, as well as the discussion under "Risk Factors." The discussion herein reflects the historical operations of Hollywood Park and Boomtown which, prior to the Merger, had been operated separately by Hollywood Park and Boomtown, respectively. See "Prospectus Summary--Recent Developments."

OVERVIEW

  Historically, Hollywood Park's primary business was the operation of thoroughbred racing facilities. Hollywood Park is the successor to the Hollywood Park Turf Club, which was originally organized in 1938 and incorporated in 1981 under the name Hollywood Park Realty Enterprises, Inc. The Company's principal business was owning and operating the Hollywood Park Race Track, located in the Los Angeles metropolitan area, one of the premier thoroughbred racing facilities in the United States.

  Since 1991, Hollywood Park has continuously diversified itself from an owner and operator of a single horse racing property into a multi-jurisdictional gaming, sports and entertainment company. Hollywood Park has implemented this strategic plan through internal development of properties and a series of selective acquisitions with a particular focus on middle-market operations which could benefit from improved management and the access to Hollywood Park's financial resources.

  Since 1991, Hollywood Park's strategic plan has been to maximize the revenue and cash flow of its core businesses through expansion and increased utilization of those properties, to continue to diversify its gaming operations, to broaden the scope of its activities to include other sports and entertainment attractions and to maximize the revenue of its horse racing business through selective acquisitions and, as opportunities arise, through continued expansion and technological improvements in off-track wagering. In late 1993 and early 1994, Hollywood Park attempted to take advantage of the trend toward legalizing gaming in new jurisdictions by acquiring race tracks in jurisdictions where expanded gaming legislation appeared reasonably likely. In 1994, Hollywood Park acquired Turf Paradise, a thoroughbred racing facility located in Phoenix, Arizona, and Sunflower, a greyhound and thoroughbred racing facility located in Kansas City, Kansas. In Arizona, Native American casinos have opened, at least one in close proximity to Turf Paradise, and off-track wagering is permitted in bars. However, to date, the Arizona legislature has not authorized expanded forms of gaming at race tracks. In Kansas, though several legislative proposals to expand gaming were made, none has been enacted, and competition from riverboat gaming in nearby Missouri has resulted in Sunflower filing for reorganization under Chapter 11 of the Bankruptcy Code. Hollywood Park's racing operations (including racing related concessions) generated approximately $84.1 million in revenues for the year ended December 31, 1996.

  Following the acquisitions of Turf Paradise and Sunflower, Hollywood Park has focused its expansion efforts on California card club casinos and other casino operations, as well as on expanding its pari-mutuel operations at its existing facilities. Since 1994, Hollywood Park has opened two California card club casino facilities. The Hollywood Park-Casino, which opened in July 1994 and is located on the premises of the Hollywood Park Race Track, has a total of 145 gaming tables which offer Poker, Pai Gow and California Blackjack. Hollywood Park assumed operational control over the Hollywood Park-Casino effective November 1995, following an amendment to California law to permit any publicly-traded pari-mutuel racing association to operate card club casinos on its race track premises. Until that time, the Hollywood Park-Casino was operated under a lease arrangement by an unaffiliated operator with Hollywood Park receiving a fixed lease payment. In late 1996, the Crystal Park Hotel & Casino, located in the Los Angeles metropolitan area, opened with 100 table games and 282 hotel rooms. Crystal Park offers the same games as the Hollywood Park-Casino. Hollywood Park has a 93.2% interest in Crystal Park Hotel and Casino Development Company, LLC (the "Crystal Park LLC"), the entity that owns the facility, and a minority holder (Redwood Gaming, LLC) owns the remaining 6.8% of the facility. In order to comply with California law, which does not allow publicly traded companies such as Hollywood Park to operate a card club casino (other than on the same property as a race track, such as the Hollywood Park-Casino), Crystal Park LLC leased the property to Compton Entertainment, Inc. ("CEI"), an unaffiliated operator. However, on October 11, 1997, the California Attorney General revoked CEI's conditional gaming registration, and the City of Compton revoked CEI's city gaming license. On November 4, 1997, Crystal Park LLC obtained a judgment in an action for unlawful detainer against CEI, due to CEI's failure to pay a portion of the June 1997 rent and to make required additional rent payments. In addition to the judgment for possession and for damages of approximately $150,000, Crystal Park LLC has a claim against CEI for additional damages relating to subsequent unpaid rent and additional unpaid amounts. Crystal Park LLC has therefore entered into a new four-year lease of the Crystal Park Casino property with California Casino Management, Inc., a California corporation ("CCM"), owned by Mr. Leo Chu, which took effect in December 1997. The lease provides for a monthly rent of approximately $100,000 for the first six months, $350,000 for months 7 through 18 and $550,000 for months 19 through 48. Hollywood Park does not participate in any gaming revenues or hotel revenues from the Crystal Park Casino. On November 18, 1997, Mr. Chu was approved for a gaming license by the City of Compton and on December 19, 1997 he received a conditional license from the California Attorney General to operate the Crystal Park Casino. CCM assumed operations of the Crystal Park Casino in December 1997. See "Business--Gaming Operations."

  As of December 4, 1997, HP Casino, Inc. ("HP Casino"), a wholly-owned subsidiary of Hollywood Park, acquired the membership interests in Crystal Park LLC held by First Park Investments, LLC for $1,000,000, the amount initially invested by First Park Investments, LLC. HP Casino is in negotiations with Redwood Gaming, LLC to purchase Redwood Gaming's membership interest. As a result of the First Park transaction, Hollywood Park (through HP Casino and HP/Compton, Inc.) owns a 93.2% membership interest in Crystal Park LLC and would own 100% of Crystal Park Park LLC if the Redwood Gaming transaction is completed. See "Business--Gaming Operations."

  Hollywood Park significantly expanded its gaming operations when it completed its strategic combination with Boomtown on June 30, 1997. Hollywood Park now owns and operates, through its subsidiaries, land-based, dockside and riverboat gaming operations in or near Reno, Nevada, New Orleans, Louisiana and Biloxi, Mississippi, respectively. The Boomtown properties offer full casino gaming, hotel accommodations (at Boomtown Reno), and other entertainment amenities to primarily middle income, value-oriented customers. On July 1, 1997, Boomtown and its subsidiaries divested their interests in Boomtown Las Vegas, Nevada, which had consistently performed below projections and generated significant losses. Together with its California card club casino operations, as of September 30, 1997, the Company's casino operations consist of 3,269 slot machines, 339 table games and 404 hotel rooms at its gaming properties. Hollywood Park is the only company that currently owns and operates casinos in Nevada and other states and card club casinos in California. Hollywood Park's efforts to expand its gaming operations are now focused on expanding its existing core gaming facilities and on new opportunities in jurisdictions (other than Las Vegas and Atlantic City) in which gaming has already been legalized.

  In connection with the Merger, Hollywood Park supplied Boomtown with the funds necessary to repurchase approximately $103 million in aggregate principal amount of the Boomtown Notes. In addition, Hollywood Park intends to utilize its financial resources to reduce or repurchase the financial interests of third parties in Boomtown's operations, such as the repurchase of minority interests in Boomtown New Orleans and National Gaming's participation in the EBITDA of Boomtown Biloxi and the restructuring of certain Boomtown equipment operating leases into capital leases. See "Prospectus Summary-- Recent Developments-- Improvements to Boomtown's Financial Condition" and "Description of Other Indebtedness--Boomtown Notes."

  During 1996 and 1997, Boomtown restructured several operating leases into capital leases through negotiated payments on the operating lease residual purchase options, with a corresponding reduction in operating expenses.

  For a discussion of Hollywood Park's efforts to continue this strategic expansion of its gaming, sports and entertainment business, see "Business."

  As of December 31, 1996, the Company had repurchased and retired (with the last purchase being made on November 13, 1996) 222,300 common shares, at a cost of approximately $1,962,000 pursuant to a previously announced intention to repurchase and retire up to 2,000,000 shares of its common stock on the open market or in negotiated transactions.

RESULTS OF OPERATIONS

  The following discussion relates to historical results of operations for the Company (excluding Boomtown) and for Boomtown separately. The Company's revenues consist primarily of pari-mutuel wagering revenues and gaming revenues from Hollywood Park-Casino table games, and operator lease payments for Crystal Park and (for applicable periods) the Hollywood Park-Casino. In fiscal 1996, pari-mutuel wagering and casino table game operations contributed approximately 37.6% and 35.1%, respectively, of the Company's total revenues.

  Boomtown's revenues consist primarily of gaming revenues from slot and video poker machines ("slot machines"), table games and keno as well as non-gaming revenues generated from the properties' family entertainment centers, food and beverage sales, hotel room sales (at Boomtown Reno and Las Vegas) and from recreational vehicle parks. Gaming operations have historically contributed a significant portion of Boomtown's total revenues and substantially all of its income from operations. In fiscal 1996, gaming operations contributed approximately 80% of Boomtown's total revenues, and gaming revenues from slot machines provided approximately 80% of Boomtown's gaming revenues. Boomtown's non-gaming operations are designed primarily to enhance the gaming operations and contribute a relatively small percentage of Boomtown's income from operations after deducting promotional allowances and operating costs.

  Boomtown's historical financial data includes results of operations at Boomtown Las Vegas, which has since been divested pursuant to the Blue Diamond Swap. See "--Boomtown--Disposition of Boomtown Las Vegas." Boomtown Las Vegas consistently generated losses and reduced the overall profitability of Boomtown for the periods described herein.

 Hollywood Park

  Nine months ended September 30, 1997 compared to the nine months ended September 30, 1996

  As of June 30, 1997, the results of operations of Boomtown were consolidated with those of Hollywood Park, and since the Merger was accounted for under the purchase method of accounting for a business combination, there is no corresponding Boomtown activity in the 1996 results of operations. As of April 1, 1996, Sunflower's results of operations were no longer consolidated with Hollywood Park's results; therefore, the results of operations for the nine months ended September 30, 1997, are exclusive of Sunflower's results of operations, but the financial results for the nine months ended September 30, 1996, included Sunflower's results of operations through March 31, 1996. Also included in the results of operations for the nine months ended September 30, 1996, was the $11,412,000 one time non-cash write off of Hollywood Park's investment in Sunflower. On May 2, 1996, the Kansas Legislature adjourned without passing legislation that would have allowed additional gaming at Sunflower so that Sunflower could compete with Missouri riverboat gaming. On May 17, 1996, Sunflower filed for reorganization under Chapter 11 of the Bankruptcy Code. Management is currently evaluating all options available to Sunflower, and expects to continue to operate Sunflower at least until a confirmation hearing scheduled for January 22, 1998.

  Total revenues for the nine months ended September 30, 1997, increased by $53,822,000, or 51.5%, as compared to the nine months ended September 30, 1996, due primarily to the inclusion of $55,441,000 of Boomtown revenues in 1997, with no corresponding revenues recorded during 1996. Gaming revenues increased by $46,073,000, or 121.5%, due primarily to Boomtown gaming revenues of $43,765,000, and Crystal Park LLC rent revenues of $2,202,000, in 1997, with no corresponding Boomtown or Crystal Park LLC revenues in 1996. The Crystal Park Casino opened on October 25, 1996, under a triple net lease with CEI. Crystal Park LLC recorded a 100% valuation allowance against the $350,000 of rent revenue due from CEI for the month of September 1997, due to the California Attorney General revoking CEI's conditional California gaming registration. The Company has executed a lease with CCM to assume the lease of the Crystal Park Casino and CCM has obtained all required gaming registrations and licenses to operate the Crystal Park Casino (as more fully discussed above). Racing revenues decreased by $2,813,000, or 5.5%, due primarily to one fewer live race day at Hollywood Park, and the inclusion of $1,317,000 of racing revenues attributable to Sunflower in 1996, and no corresponding Sunflower Racing revenues in 1997. Food and beverage revenues increased by $2,500,000, or 23.8%, due primarily to the inclusion of Boomtown food and beverage revenues in 1997, with no corresponding revenues in 1996. Hotel and recreational vehicle park and truck stop and service station revenues related to Boomtown's Reno property, and there are no corresponding revenues in 1996. Other income increased by $2,584,000, or 49.7%, due primarily to the inclusion of Boomtown revenues in 1997 with no corresponding revenues in 1996.

  Total operating expenses (inclusive of approximately $44,003,000 of Boomtown expenses in 1997) increased by $34,634,000, or 32.0%, during the nine months ended September 30, 1997, as compared to the nine months ended September 30, 1996. Gaming expenses increased by $25,601,000, or 131.2%, primarily due to the inclusion of Boomtown gaming expenses of $23,356,000 and increased tournament costs at the Hollywood Park-Casino. Food and beverage expenses increased by $2,862,000, or 20.4%, due primarily to the inclusion of $4,039,000 of Boomtown costs in the 1997 period with no corresponding expense in the 1996 period, netted against savings generated at the Hollywood Park-Casino of approximately $1,194,000 during the 1997 period which resulted primarily from the closing of a restaurant and other labor and inventory savings. Hotel and recreational vehicle expenses and truck stop and service station expenses related to Boomtown Reno, and there are no corresponding expenses in 1996. Administrative expenses increased by $7,047,000, or 22.3%, due primarily to the inclusion of $10,717,000 of Boomtown expenses in the 1997 period with no corresponding expense in the 1996 period, netted against the following items: (i) the inclusion of approximately $1,030,000 of Sunflower administrative costs in the 1996 period with no corresponding expense in the 1997 period; (ii) reduced expansion and legal costs of approximately $950,000 related to the Inglewood master site plan; (iii) approximately $500,000 in savings related to the termination of Hollywood Park's pension plan; and (iv) a 1997 reclassification of workers' compensation expense from administrative expense to the functional departments. REIT reorganization expense consisted primarily of legal and tax expenses incurred by Hollywood Park with respect to the reinstatement of the Company's REIT as previously discussed. Other expenses increased by $1,234,000, or 60.8%, due primarily to the inclusion of Boomtown expenses in 1997 with no corresponding expenses in 1996. Depreciation and amortization increased by $4,041,000, primarily due to the Boomtown and Crystal Park LLC depreciation expense in 1997 with no corresponding expenses in 1996. Interest expense increased by $2,864,000, or 312.0%, due to the interest on the Notes, short term bank borrowings (all of which have been repaid) and bank commitment fees (See "--Liquidity and Capital Resources"). Income tax expense increased by $1,599,000, or 52.9%, due to increased income before income taxes in 1997 as compared to 1996.

  Year Ended December 31, 1996 Compared to the Year Ended December 31, 1995

  The results of operations for the year ended December 31, 1996, included the results of Hollywood Park operating all aspects of the Hollywood Park-Casino, including the Casino gaming floors. Hollywood Park acquired the Hollywood Park-Casino gaming floor business from Pacific Casino Management ("PCM") on November 17, 1995; therefore, the results of operations for the year ended December 31, 1995, do not include the operating results of the Hollywood Park-Casino gaming floor business prior to November 17, 1995, but rather are reflective of the lease arrangement then in place. The results of operations for the year ended December 31, 1996, included Sunflower's results of operations for the three months ended March 31, 1996, only. As of March 31, 1996, Sunflower's results of operations were no longer consolidated with Hollywood Park's due to Sunflower's May 17, 1996, filing for reorganization under Chapter 11 of the Bankruptcy Code. Sunflower's results of operations are consolidated in the financial statements for the year ended December 31, 1995.

  Total revenues increased by $12,653,000, or 9.7%, for the year ended December 31, 1996, as compared to the year ended December 31,1995, primarily due to Hollywood Park-Casino gaming revenues. Gaming revenues of $50,272,000 were generated from the Hollywood Park-Casino gaming activities, which Hollywood Park acquired from PCM on November 17, 1995. During the year ended December 31, 1995, Hollywood Park recorded $20,624,000 of lease revenues, $6,032,000 of gaming revenues (covering the period November 17, 1995, through December 31,
1995), and concession sales to PCM of approximately $2,773,000, or total 1995 Hollywood Park-Casino gaming and lease related revenues of $29,429,000. On October 25, 1996, Crystal Park opened under a triple net lease between Hollywood Park and CEI (the operator of Crystal Park). Monthly lease rent is fixed at $200,000 per month for months one through six; $350,000 per month for months seven through twelve, and approximately $759,000 per month for the remaining 48 months of the lease. Racing revenues decreased by $5,728,000, or 7.4%, primarily due to the exclusion of Sunflower's racing revenues for the nine months ended December 31, 1996. Food and Beverage sales decreased by $5,836,000, or 29.5%, with approximately $2,773,000 of the difference attributable to the inclusion of sales to PCM in 1995 with no corresponding sales in 1996, with approximately $2,414,000 of the difference due to the inclusion of a full year of food and beverage sales recorded for Sunflower in 1995 and just three months of Sunflower sales recorded in 1996, with the balance of the difference primarily due to on-track attendance declines at Hollywood Park.

  Total operating expenses increased by $15,939,000, or 12.5%, for the year ended December 31, 1996, compared to the year ended December 31, 1995, primarily due to the inclusion of $27,249,000 of Hollywood Park-Casino gaming floor expenses (with corresponding gaming floor expenses of $4,919,000 in 1995) which more than offset a $7,476,000 reduction in expenses arising from the exclusion in 1996 of Sunflower's expenses. Food and Beverage expense decreased by $5,589,000, or 22.2%, with $2,089,000 of the savings attributable to the exclusion of Sunflower's expenses subsequent to the first quarter of 1996, and with the balance of the savings primarily attributable to cost savings programs implemented at the Hollywood Park-Casino. Administrative expenses decreased by $5,315,000, or 11.3%, due to the inclusion of a full year of Sunflower expenses in 1995 and just three months of corresponding costs recorded in 1996.

  Included in the 1996 results of operations was the $11,412,000 one time, non-cash write off of Hollywood Park's investment in Sunflower. On May 2, 1996, the Kansas Legislature adjourned without passing legislation that would have allowed additional gaming at Sunflower, and thereby, allowing Sunflower to compete with Missouri riverboat gaming. On May 17, 1996, Sunflower filed for reorganization under Chapter 11 of the Bankruptcy Code. Management is currently evaluating all options available to Sunflower, and expects to continue to operate Sunflower at least until a confirmation hearing scheduled for January 22, 1998.

  Included in the 1995 results of operations was $6,088,000 of expenses (with no corresponding expenses in 1996) related to the settlement of certain claims in connection with a shareholder class action and related shareholder derivative suit, as more fully described in the Company's 1996 Annual Report on Form 10-K.

  Depreciation and amortization expenses decreased by $689,000, or 6.1%, primarily due to the exclusion of Sunflower's expenses for the nine months ended December 31, 1996, netted against the amortization of the goodwill associated with the November 17, 1995, acquisition of PCM. Interest expense decreased by $2,980,000, or 76.0%, due to the exclusion of Sunflower's interest expense for the nine months ended December 31, 1996.

  Income tax expense increased by $2,766,000, due primarily to the establishment of certain tax reserves.

  Year Ended December 31, 1995 Compared to the Year Ended December 31, 1994

  The 1995 consolidated financial statements include the results of operations at Hollywood Park, the Hollywood Park-Casino, Sunflower, and Turf Paradise. From July 1, 1994 until November 17, 1995, the Hollywood Park-Casino was operated under a lease by an unaffiliated operator who operated the gaming floor business and Hollywood Park operated all other activities. After a change in California law permitting Hollywood Park to operate the casino directly, the gaming floor business was acquired from the operator as of November 17, 1995, accounted for under the purchase method of accounting. The 1995 Hollywood Park-Casino operating results included ten and a half months of operations under the lease, and one and a half months under Hollywood Park's direct ownership and control. The 1994 operating results include the six months of Hollywood Park-Casino activities under the lease arrangement. Sunflower was acquired as of March 31, 1994, in a transaction accounted for under the purchase method of accounting, and therefore the 1994 statement of operations does not include Sunflower's first quarter results. Turf Paradise was acquired as of August 11, 1994, accounted for under the pooling of interests method of accounting. Accordingly, the 1994 results have been restated to include the operating results of Turf Paradise for the full year.

  Total revenues increased by $13,248,000, or 11.3%, during 1995, as compared to the year ended December 31, 1994. Included in 1995 Gaming revenues was $20,624,000 of Hollywood Park-Casino fixed lease rent revenue (of which the operator paid $12,000,000 in 1995 plus $4,377,000 for food and beverage and interest on accrued and unpaid rent) and $6,032,000 of gaming floor revenue, compared to $11,745,000 of Hollywood Park-Casino fixed lease rent revenue in 1994 (covering six months of casino operations). Racing revenues decreased by $1,683,000, or 2.1%, as a result of a $3,151,000 decline in racing revenues at Sunflower due to intense competition from nearby Missouri riverboat gaming, which more than offset simulcast racing revenue increases at both Hollywood Park and Turf Paradise. Food and beverage revenues decreased by $757,000, or 3.7%. Food and beverage sales at Sunflower declined in 1995 by $1,343,000, as compared to 1994, also as a result of competition from Missouri riverboat gaming. Such Sunflower food and beverage revenues declines were offset by increased Hollywood Park-Casino revenues, due to the casino being open for all of 1995 (as opposed to only six months in 1994). Other income increased by $777,000, or 12.3%, principally because (i) other non-casino income increased by $940,000, or 15.0%, and (ii) revenue declines of $769,000 at Hollywood Park due to the cancellation of the Forum Parking Agreement were offset by a full year of Hollywood Park-Casino gift shop and health club sales in 1995 (as opposed to only six months of such sales in 1994). A new Forum Parking Agreement was executed on October 24, 1995, covering the one year from October 1, 1995.

  Total operating expenses, inclusive of $31,938,000 of Hollywood Park-Casino operating expenses (representing a month and a half of gaming floor operations and twelve months of other Hollywood Park-Casino operations, for which there were no gaming floor expenses and just six months of comparable other Hollywood Park-Casino operations activity in 1994), increased by $18,196,000, or 16.7%, during the year ended December 31, 1995, as compared to the year ended December 31, 1994. Gaming expenses of $4,919,000 were recorded in 1995, due to the November 17, 1995, acquisition of the Hollywood Park-Casino gaming floor business from PCM. Racing expenses decreased by $824,000, or 2.7%, primarily due to five fewer live race days at Hollywood Park in 1995 as compared to 1994. Food and beverage expenses increased by $3,310,000, or 15.1%, primarily due to a full year of Hollywood Park-Casino food and beverage services in 1995 (as compared to only six months of such activity in 1994). Administrative expenses increased by $3,294,000, or 7.8%, primarily due to expansion costs incurred in connection with card club casino initiative campaigns, which were defeated in September and November, as well as costs for other expansion endeavors such as a proposed stadium and other card club casinos. All costs associated with expansion projects are expensed during the evaluation stages.

  As previously reported, on February 26, 1996, the District Court approved the settlement of the Class Actions and entered a judgment dismissing them in their entirety. On April 3, 1996, the State Court entered an order approving the settlement of the Derivative Action. Hollywood Park also separately settled all purported claims against Hollywood Park and its officers and directors by the former controlling stockholder of Turf Paradise in connection with Hollywood Park's acquisition of Turf Paradise. After giving effect to the amounts to be received by Hollywood Park in settlement of the Derivative Action and from its insurance carrier, Hollywood Park's net settlement payment in the Class Actions, the Derivative Action and in resolving the claims of the former controlling stockholder of Turf Paradise, was approximately $6,100,000 (inclusive of all related costs and expenses), which was expensed in the fourth quarter of 1995.

  The 1994 Hollywood Park-Casino pre-opening and training costs of $2,337,000 were primarily related to wages paid during the on-the-job training of staff hired to open the Hollywood Park-Casino on July 1, 1994. There were no similar costs in 1995. The Turf Paradise acquisition costs were a result of the August 11, 1994, acquisition of Turf Paradise by Hollywood Park; there were no similar costs in 1995.

  Depreciation and amortization increased by $1,821,000, or 19.0%, for the year ended December 31, 1995, as compared to the year ended December 31, 1994. The increase was mainly due to Hollywood Park-Casino operations, and costs associated with the first quarter of 1995 at Sunflower with no corresponding amount in

1994. Interest expense increased by $860,000, or 28.1%, principally due to an additional three months of Sunflower interest expense in the 1995 results. Sunflower's 1994 results are exclusive of the first quarter.

  Income tax expense decreased by $875,000, due primarily to the decrease in pre-tax income in the year ended December 31, 1995 as compared to the year ended December 31, 1994.

  Allowance for bad debts increased by $1,682,000, as of the year ended December 31, 1995, as compared to the year ended December 31, 1994. The increase was attributable to the November 17, 1995 acquisition of the gaming floor business of the Hollywood Park-Casino. To remain competitive in the local card club business, the Hollywood Park-Casino extends credit to card players; whereas, the Company's racing business does not extend credit to players.

 Boomtown

  Disposition of Boomtown Las Vegas

  On July 1, 1997, Boomtown and its subsidiaries exchanged substantially all of their interest in Boomtown Las Vegas (including substantially all of the operating assets and the notes receivable of approximately $27.3 million from the landowner/lessor of the Boomtown Las Vegas property, IVAC, a California general partnership of which Edward P. Roski, Jr. ("Roski"), a former Boomtown director, is a general partner) with Majestic Resorts, LLC ("Majestic") for two notes aggregating approximately $8.5 million in principal amount issued by IVAC, cash, assumption by Majestic (guaranteed by Roski) of the note and lease obligations of Boomtown Las Vegas, and relief from the real estate lease obligations of Boomtown Las Vegas payable to IVAC (such transactions being collectively referred to as the "Blue Diamond Swap"). Boomtown Las Vegas was divested by Boomtown because it had generated significant operating losses since it opened, and had reduced the overall profitability of Boomtown. As a result of the Blue Diamond Swap, IVAC was relieved of the obligation to repay Boomtown the aforementioned loans of $27.3 million. In addition, concurrently with the consummation of the Blue Diamond Swap, Hollywood Park purchased 446,491 shares of Hollywood Park common stock received by Roski in the Merger for a purchase price of approximately $3.5 million, paid in the form of a Hollywood Park promissory note.

  Nine Months Ended June 30, 1997 Compared to Nine Months Ended June 30, 1996

  For the nine months ended June 30, 1997, total revenues increased by $4.9 million, or 2.8%, as compared total revenues for the nine months ended June 30, 1996. Gaming revenues increased by $5.0 million, or 3.6%, primarily a result of increase in gaming revenues at Boomtown Biloxi. Boomtown Biloxi has been able to increase market share in the Gulf Coast region due to enhanced marketing and player promotions. The increase in gaming revenues during the nine months ended June 30, 1997, was offset by a 13.9% decrease in gaming revenues at Boomtown Reno, primarily due to severe winter weather conditions. During the three months ended December 31, 1996, the Pacific Northwest, including Reno and northern California, experienced unusually intense weather conditions, thereby reducing the traffic flow on Interstate 80, upon which Boomtown Reno depends on as a primary source of gaming patrons. Food and beverage sales increased by $0.7 million, or 6.0%, due primarily to quality improvements and marketing programs.

  Total operating expenses for the nine months ended June 30, 1997, decreased by $27.6 million, or 13.6%, as compared to the nine months ended June 30, 1996. Included in the expenses for the nine months ended June 30, 1996, was the one time $36.6 million loss incurred on the sale of Boomtown's Las Vegas property. Upon the closing of the sale of the Las Vegas property, Boomtown incurred an additional $1.2 million of expenses that were reflected in the results of operations for the nine months ended June 30, 1997. The one time charge of $14.2 million related to Boomtown's consent and tender of its First Mortgage Notes was treated as an extraordinary loss for the nine months ended June 30, 1997. There was no comparable charge for the nine months ended
June 30, 1996. Boomtown recorded non-recurring costs of $1.6 million related to the Merger during the nine months ended June 30, 1997, compared to $0.7 million of Merger costs during the corresponding period in 1996.

  Operating expenses, adjusted for the various one time/non-recurring charges discussed above, for the nine months ended June 30, 1997, increased by $6.8 million, or 4.1%, as compared to similarly adjusted operating expenses for the nine months ended June 30, 1996. Gaming equipment leases expense decreased by $1.7 million, or 34.6%, primarily as a result of restructuring several operating leases to capital leases; thereby, eliminating gaming lease rent expense. Food and beverage expense increased by $2.9 million, or 20.2%, primarily due to the 1997 expansion of food and beverage services at Boomtown New Orleans. General and administrative expenses decreased by $2.1 million, or 4.3%, with approximately $1.1 million of the decrease primarily a result of the restructuring of operating leases for furniture and fixtures to capital leases; thereby, eliminating the associated lease rent expense, and with the balance of the decrease primarily related to payroll saving at Boomtown Reno due to the associated gaming revenue declines, as previously discussed. Marketing and promotion expenses increased by $2.2 million, or 12.7%, primarily related to enhanced marketing efforts at Boomtown Biloxi. Depreciation and amortization expenses increased by $3.5 million, or 43.0%, primarily due to reductions in the estimated useful lives of existing assets, and due to the restructuring of several operating leases to capital leases during the nine months ended June 30, 1997.

  Fiscal Year 1996 Compared to Fiscal Year 1995

  Net loss for the fiscal year ended September 30, 1996, was $35.1 million compared to a net loss of $2.9 million for the fiscal year ended September 30, 1995. Included in the results of operations for the fiscal year ended September 30, 1996, was a one time non-cash charge of $36.6 million related to the Blue Diamond Swap (as described previously). There was no corresponding expense in the results of operations for the fiscal year ended September 30, 1995.

  During the fiscal year ended September 30, 1996 total revenues were $236.0 million compared to $231.8 million in the prior year. Gaming revenues were $188.4 million in 1996 as compared to $189.3 million in 1995. Gains in gaming revenues at Boomtown Reno and Boomtown Biloxi during 1996 were offset by decreases in gaming revenues at Boomtown New Orleans and Boomtown Las Vegas (which was divested in the Blue Diamond Swap). Gaming revenues primarily consist of revenues from slot machines, table games and Keno. Boomtown Reno's gaming revenues grew 5.2% over the prior year primarily as a result of increased casino patronage due to higher traffic volume on Interstate 80, on which Boomtown Reno is heavily dependent for customers. Boomtown Biloxi's gaming revenues have improved due to expansion of the gaming market in the Gulf Coast region combined with increased marketing and promotional efforts. Boomtown Biloxi's gaming revenues increased by 10.0% over the prior year. Boomtown New Orleans' gaming revenues were negatively affected by additional cruising of its riverboat casino as mandated by law. Gaming revenues at Boomtown Las Vegas continued to be less than expected and lower than the prior year resulting from increased competition with other casino operators for the local customer market.

  Non-gaming revenues primarily consist of revenues generated from food and beverage, hotel, recreational vehicle park, family entertainment center, truckstop, service station, mini-mart and other. Non-gaming revenues for the years ended September 30, 1996 and 1995 were $47.7 million and $42.5 million, respectively. Increases in non-gaming revenues were recorded at all four of the Boomtown properties, with the majority of the consolidated improvement due to higher fuel sales at the Boomtown Reno truckstop as well as the expansion of the cabaret show at Boomtown New Orleans.

  The consolidated gaming margin was 57.4% for fiscal 1996, compared to 58.2% in the prior year. The decline is primarily a result of a change in the calculation of gaming taxes at Boomtown New Orleans resulting in the taxes being reclassified and charged as a gaming expense in the current year. During the prior year, the taxes were calculated based on a flat charge per admission and recorded as general and administrative expenses. Additionally, Boomtown's consolidated gaming margin was negatively affected by additional gaming leases entered into in April 1995 resulting in higher gaming equipment lease expense during the period. This decline in the consolidated gaming margin was offset by improvements from Boomtown Biloxi resulting from the discontinuance of the property's FunFlight program in October 1995.

  Marketing, general and administrative expenses primarily consist of advertising and promotional costs, salaries and wages and related benefits, non-gaming taxes and licenses, professional fees and other overhead expenses. Marketing expenses were $22.4 million for the year ended September 30, 1996, a 14.3% increase over the prior year's expense of $19.6 million. Marketing expenses consist of costs associated with printed advertising, outdoor signs, media advertising, promotional events, Boomtown's bus tour and FunFlight programs and other marketing and administrative expenses. The increase in marketing expenses during fiscal 1996 resulted from additional advertising at Boomtown Biloxi and Boomtown Las Vegas in order to promote the Boomtown brand and compete for the local customer market in those areas. Higher promotional events and player's club redemption costs at all Boomtown casinos also contributed to the increase.

  General and administrative ("G&A") expenses were $70.6 million for the year ended September 30, 1996, a 6.2% decline from the $75.3 million recorded during the prior year. G&A expenses were less at Boomtown Las Vegas and Boomtown New Orleans, offset by higher expenses at Boomtown Biloxi. The reduction at Boomtown New Orleans primarily resulted from a reclassification of gaming taxes from G&A to gaming operating expenses during the current year. Lower expenses at Boomtown Las Vegas resulted from a reduction of costs in most overhead departments due to cost control efforts. The increase in Boomtown Biloxi's G&A expenses was attributable to higher property rent as well as building and grounds maintenance costs associated with the aging of the building and barge. Boomtown continues to concentrate on aggressive cost reduction programs for all of its properties.

  During the year ended September 30, 1996 Boomtown incurred charges of approximately $1.1 million related to the Merger, as well as $500,000 associated with its license application in the state of Indiana.

  Depreciation and amortization expense rose 1.9% to $10.6 million for the year ended September 30, 1996, a result of ordinary course capital improvements and additions and the restructuring of certain operating leases to capital leases at Boomtown Biloxi and Boomtown New Orleans, thereby capitalizing the equipment and depreciating the costs over the remaining estimated useful lives.

  During the year ended September 30, 1996, Boomtown took a non-cash charge of $36.6 million related to the Blue Diamond Swap. The charge included the write-off of Boomtown's investment in lease of $12.7 million, an $18.9 million write-down of the related party notes receivable to $8.5 million, and the write-off of the remaining net assets less the liabilities assumed by Roski of $5.0 million (approximate value at June 30, 1996). The after-tax loss amounted to $35.7 million, or $3.86 per share.

  The recorded provision for income taxes for the year ended September 30, 1996, does not reflect the anticipated benefit from the write-off associated with the Blue Diamond Swap. The write-off of the $12.7 million investment in lease is not deductible for income tax purposes. In addition, the remaining income tax benefit arising from the Blue Diamond Swap has been offset by a valuation allowance because of the uncertainty regarding the future realization of the related deferred tax asset.

  Fiscal Year 1995 Compared to Fiscal Year 1994

  Gaming revenues as a percent of total revenues increased from 73.8% to 81.7% from fiscal 1994 to fiscal 1995. This was due to the opening of the three new gaming properties, particularly Boomtown Biloxi and Boomtown New Orleans. Boomtown Biloxi's and Boomtown New Orleans' gaming revenues provide approximately 90% and 97% of each partnership's total revenues, respectively. Gaming revenues increased 148% or $113 million, primarily due to the opening of the three new gaming properties in the third and fourth quarters of fiscal 1994. Boomtown Reno's gaming revenue decreased 3%, from $43.8 million to $42.6 million due to severe winter weather conditions in the first two fiscal quarters. The new properties, Boomtown Las Vegas, Boomtown Biloxi and Boomtown New Orleans, contributed $32.9 million, $41.7 million and $72.2 million, respectively, to casino revenues.

  Non-gaming revenues increased $15.5 million from $27.0 million to $42.5 million. The increases were primarily related to the opening of the new gaming properties. Boomtown Biloxi contributed an increase of $1.9 million and $1.6 million from its food and beverage operation and its family entertainment center, respectively in addition to other income of $223,000; Boomtown New Orleans contributed increases of $789,000 and $548,000 from its family entertainment center, its food and beverage operation and the cabaret, respectively, in addition to other income of $374,000; and Boomtown Las Vegas contributed increases of $4.9 million,

$2.2 million and $1.2 million from its food and beverage, hotel operations and recreational vehicle park, respectively, in addition to other income of $581,000. Boomtown Reno's non-gaming revenues increased by $717,000 of which $314,000 was due to the opening of a steakhouse in May 1994. The remainder of the increases at Boomtown Reno were related to the family entertainment center, hotel, recreational vehicle park, and entry fees for gaming and golf tournaments.

  Gaming expenses increased $47.8 million or 153% from fiscal 1994 to fiscal 1995 and as a percent of revenues from 30.2% to 34.1%. Gaming expenses as a percent of total revenues were 29.6%, 31.9%, 41.9% and 34.5% at Boomtown Reno, Boomtown Las Vegas, Boomtown Biloxi, and Boomtown New Orleans, respectively. Except for Boomtown Biloxi, the variance is due primarily to the difference in gaming tax rates. Boomtown Biloxi's variance is primarily due to the addition of the FunFlight program in fiscal 1995 which had operating expenses of $3.1 million and revenues of $1.4 million. In addition, an increase of $5.4 million was related to gaming equipment lease expenses due to the sale and leaseback of certain furniture, fixtures and equipment at the various properties that occurred during the end of the 1994 fiscal year and at the beginning of the 1995 fiscal year.

  Non-gaming operating expenses consist of costs incurred for food and beverage, hotel, recreational vehicle park, family entertainment center, truckstop, service station, mini-mart and other. Non-gaming operating expenses increased $10.7 million. The increases were primarily related to the opening of the three new gaming properties in fiscal 1994.

  Marketing, general and administrative expenses increased from $33.3 million in fiscal 1994 to $94.9 million in fiscal 1995, an increase of $61.6 million. This increase was primarily due to the opening of the three new gaming properties ($59.9 million) in fiscal 1994. The remainder of the increase is due to the addition of the player's slot club and promotions related to bus tour programs at Boomtown Reno.

  Discontinued projects primarily consists of write-offs and accruals for development costs associated with Boomtown's research and pursuit into various gaming jurisdictions for the purpose of applying for gaming licenses. Significant write-offs in the third quarter included development costs related to the following projects; Lawrenceburg, Indiana (approximately $4.3 million), the state of Missouri ($727,000), the state of Iowa ($335,000) and other miscellaneous projects ($220,000). In addition, Boomtown terminated a merger and related agreements with National Gaming Corporation, Inc. in April 1995. As a result, Boomtown wrote-off $450,000 of accumulated expenses related to the transaction.

  Depreciation and amortization expense increased $4.5 million or 77% but decreased as a percent of revenues. The increase primarily reflects a full years depreciation on the new assets purchased and constructed for Boomtown Las Vegas, Boomtown Biloxi and Boomtown New Orleans during fiscal 1994. The decrease as a percent of total revenues is due to the sale and leaseback of certain furniture, fixtures and gaming equipment at the end of the second quarter totalling approximately $5.2 million.

  Income from operations improved from a loss from operations of $6.3 million in fiscal 1994 to income from operations of $7.2 million in fiscal 1995, for the reasons set forth above.

  Interest expense, net of capitalized interest increased by $7.8 million. This was due to a decrease in capitalized interest of $5.2 million offset by an increase in interest expense of $2.6 million. Capitalized interest was significantly higher in the prior fiscal year due to the construction of Boomtown Biloxi, Boomtown Las Vegas and Boomtown New Orleans. Interest expense is higher for fiscal 1995 compared to fiscal 1994 primarily due to the additions of $3.1 million of long-term debt during the end of the fourth quarter of fiscal 1994 and additions of $5.9 million in the second quarter of fiscal 1995. The weighted average long-term debt outstanding and the related interest rate for the year ended September 30, 1995 was $111.9 million and 11.7%, respectively, as compared to $109.1 million and 12.7%, respectively, for the year ended September 30, 1994. Loss on marketable securities was $1.7 million in fiscal 1994 due to a decline in the market value of investments in two short-term government bond funds purchased for approximately $50.0 million.

  The minority partners' share of operations of the consolidated partnership of Mississippi-I Gaming, L.P. and Louisiana-I Gaming, L.P. are reported as "minority interest." The $1.1 million of loss related to minority interests in fiscal 1995 is comprised of $2.0 million loss related to Mississippi-I Gaming, L.P. offset by $.9 million of income related to Louisiana-I Gaming, L.P. The $352,000 of minority interest in fiscal 1994 is related primarily to the minority interest in Mississippi-I Gaming, L.P.

  Boomtown has a state income tax provision of $1.1 million related to net income generated from Boomtown New Orleans and a federal income tax benefit of approximately $300,000 during fiscal 1995. Boomtown's federal income tax benefit (effective rate of 15%) is lower than the federal statutory rate due to amortization of goodwill and an increase in nondeductible items as a result of a change in deductibility of meals and entertainment from 80% to 50%. At September 30, 1995, Boomtown had deferred tax assets and deferred tax liabilities of approximately $7.1 million and $8.2 million respectively. The Company believes that the future benefits from the deferred tax assets will be realized in full.

  As a result of the factors discussed above, the net loss decreased $5.2 million from a loss of $8.1 million in fiscal 1994 to a loss of $2.9 million in fiscal 1995.

LIQUIDITY AND CAPITAL RESOURCES

  Hollywood Park's principal source of liquidity as of September 30, 1997, was cash and cash equivalents of $22,007,000. Cash and cash equivalents increased by $10,085,000 during the nine months ended September 30, 1997. Net cash provided by operating activities was $6,059,000. Net cash used by investing activities was $5,884,000. Cash used for capital assets of $23,059,000 included amounts spent for the purchase of a new riverboat for Boomtown New Orleans, the down payment on the purchase of the barge for Boomtown Biloxi, and normal and necessary capital improvements. Cash provided by investing activities related to the cash acquired from Boomtown in the Merger (net of Hollywood Park's Merger costs) and by the liquidation of the Company's short term corporate bond investments. Net cash provided by financing activities was $9,910,000. Cash of $125,000,000 was raised with the issuance of the Old Notes. Cash of approximately $110,924,000 was used to redeem a majority of the Boomtown Notes. Cash was disbursed for the payment of the preferred stock dividend through the date of conversion. Cash payments were also made on a variety of secured notes for gaming and other operating assets held by the various Boomtown properties, including the approximately $2,107,000 payment of a Boomtown New Orleans note payable on the original riverboat.

  Cash and cash equivalents decreased by $6,723,000 during the nine months ended September 30, 1996. Net cash provided by operating activities was $11,761,000. Net cash used in investing activities was $14,692,000, which included disbursements for the construction of the Crystal Park Casino, along with normal and necessary capital improvements. Net cash used in financing activities was $3,792,000, which included the payment of a secured note, the payment of dividends on the preferred stock, and the repurchase of the Company's common stock, netted against cash received from the minority members of Crystal Park LLC.

  Hollywood Park. On June 30, 1997, Hollywood Park and a bank syndicate lead by Bank of America finalized the reducing revolving credit facility (the "Bank Credit Facility") for up to $225,000,000. On August 7, 1997, the Bank Credit Facility was reduced by $125,000,000 (representing the principal amount of the Old Notes issued) to $100,000,000. Of such $100,000,000, approximately
$83.6 million was available at September 30, 1997, as a result of covenant limitations. The Bank Credit Facility is secured by substantially all of the assets of Hollywood Park and its significant subsidiaries, and imposes certain customary affirmative and negative covenants.

  The Bank Credit Facility has been amended twice. The first amendment, among other matters, reduced the availability of the facility until the Bank Credit Facility was approved by the Louisiana Gaming Control Board. The Company received this approval on July 10, 1997. The second amendment, among other things, allowed the co-issuance of the Notes by HPOC with the Company.

  Debt service requirements on the Bank Credit Facility consist of current interest payments on outstanding indebtedness through September 30, 1999. As of September 30, 1999, and on the last day of each third calendar month thereafter, through June 30, 2001, the Bank Credit Facility will decrease by 7.5% of the commitment in effect on September 30, 1999. As of September 30, 2001, and on the last day of each third calendar month thereafter, the Bank Credit Facility will decrease by 10% of the commitment in effect on September 30, 1999. Any principal amounts outstanding in excess of the Bank Credit Facility commitment, as so reduced, will be payable on such quarterly reduction dates.

  The Bank Credit Facility provides for a letter of credit sub-facility of $10,000,000, of which $2,035,000 is currently outstanding for the benefit of Hollywood Park's California self insured workers' compensation program. The facility also provides for a swing line sub-facility of up to $10,000,000.

  Borrowings under the Bank Credit Facility bear interest at an annual rate determined, at the election of the Company, by reference to the "Eurodollar Rate" (for interest periods of 1, 2, 3 or 6 months) or the "Reference Rate", as such terms are respectively defined in the Bank Credit Facility, plus margins which vary depending upon Hollywood Park's ratio of funded debt to earnings before interest, taxes, depreciation and amortization ("EBITDA"). The margins start at 1.25% for Eurodollar loans and at 0.25% for Base Rate loans, at funded debt to EBITDA ratio of less than 1.50%. Thereafter, the margin for each type of loan increases by 25 basis points for each increase in the ratio of funded debt to EBITDA of 50 basis points or more, up to 2.625% for Eurodollar loans and 1.625% for Base Rate loans. However, if the ratio of senior funded debt to EBITDA exceeds 2.50%, the applicable margins will increase to 3.25% for Eurodollar loans, and 2.25% for Base Rate loans. Thereafter, the margins would increase by 25 basis points for each increase in the ratio of senior funded debt to EBITDA of 50 basis points or more, up to a maximum of 4.25% for Eurodollar loans and 3.25% for Base Rate loans. The applicable margins as of September 30, 1997, were 1.75% with respect to the Eurodollar Rate based interest rate and 0.75% with respect to the Base Rate interest rate. The Bank Credit Facility allows for interest rate swap agreements, or other interest rate protection agreements, up to a maximum notional amount of $125,000,000. Presently, the Company does not utilize such financial instruments, though it may in the future.

  Hollywood Park pays a quarterly commitment fee for the average daily amount of unused portions of the Bank Credit Facility. The commitment fee is also dependent upon the Company's ratio of funded debt to EBITDA. The commitment fee for the Bank Credit Facility starts at 31.25 basis points when the ratio is less than 1.00, and increases by 6.25 basis points for each increase in the ratio of 0.50, up to a maximum of 50 basis points. For the quarter beginning October 1, 1997, this fee is 43.75 basis points.

  On July 3, 1997, Hollywood Park borrowed $112,000,000 from the Bank Credit Facility to fund Boomtown's offer to purchase the Boomtown Notes, and repaid this amount on August 7, 1997, with a portion of the proceeds from the issuance of $125,000,000 of the Old Notes. The balance of the proceeds from the issuance of the Notes are expected to be used primarily for the purchase of a new riverboat in Boomtown New Orleans, and other general corporate needs.

  Interest on the Notes is payable semi-annually, on February 1st and August 1st. The Notes will be redeemable at the option of the Company, in whole or in part, on or after August 1, 2002, at a premium to face amount, plus accrued interest, with the premium to the face amount decreasing on each subsequent anniversary date. The Notes are unsecured obligations of the Obligors, guaranteed by all other material restricted subsidiaries of either Hollywood Park or HPOC.

  The indenture governing the Notes contains certain covenants that, among other things, limit the ability of the Obligors and their restricted subsidiaries to incur additional indebtedness and issue preferred stock, pay dividends or make other distributions, repurchase equity interests or subordinated indebtedness, create certain liens, enter into certain transactions with affiliates, sell assets, issue or sell equity interests in their respective subsidiaries or enter into certain mergers and consolidations.

  On July 1, 1997, in connection with the divestiture of Boomtown's Las Vegas property, Hollywood Park issued an unsecured promissory note of approximately $3,465,000. The promissory note bears interest equal to the Bank of America reference rate plus 1.0%. Interest is payable annually with five annual principal payments of approximately $693,000 commencing July 1, 1998.

  During the nine months ended September 30, 1997, the Company paid dividends of $1,520,000 on its convertible preferred stock, representing $70.00 per share, or $0.70 per depositary share. Effective August 28,

1997, the Company converted the 2,749,900 outstanding depositary shares into 2,291,492 shares of its common stock, thereby eliminating the annual preferred cash dividend payment of approximately $1,925,000 for future periods.

  As of September 30, 1997, the Company liquidated its investments in corporate bonds. During the nine months ended September 30, 1997, proceeds from the sale or redemption of the corporate bond investments were approximately $4,766,000, with gross realized gains and losses of approximately $9,000 and $88,000, respectively.

  Effective December 4, 1997, HP/Compton, Inc., a wholly owned subsidiary of the Company, purchased First Park Investments, LLC's (owned by Mr. and Mrs.
Chu) 3.4% membership interest in Crystal Park LLC for $1,000,000, increasing the Company's ownership in Crystal Park LLC to 93.2%.

  Boomtown. In November 1993, Boomtown sold $103,500,000 of the Boomtown Notes. On July 3, 1997, pursuant to a tender offer, Boomtown repurchased and retired approximately $102,142,000 in principal amount of the Boomtown Notes, at a purchase price of $1,085 per $1,000 in principal amount, along with accrued interest thereon.

  As a result of the Merger, Boomtown, as required under the indenture governing the Boomtown Notes, initiated a change in control purchase offer at a price of $1,010 for each $1,000 for the remaining approximately $1,358,000 aggregate principal amount of Boomtown Notes outstanding. This change in control purchase offer was completed on August 12, 1997, with only $105,000 of the remaining Boomtown Notes tendered.

  On August 4, 1997, Hollywood Park executed a promissory note pursuant to which one of the Hollywood Park entities purchased the barge and the building shell at Boomtown Biloxi for at total cost of $5,250,000. A payment of $1,500,000 was made on August 4, 1997, with the balance due of $3,750,000 payable in three equal annual installments of $1,250,000. Interest on the promissory note is equal to the prime interest rate in effect on the first day of the quarterly period. The principal amount of the promissory note, together with accrued interest, may be repaid, without penalty, in whole or in part, at any time.

  On August 7, 1997, Boomtown New Orleans prepaid the 13.0% note payable secured by the original Boomtown Belle riverboat, which currently remains in use. The cost of the prepayment (inclusive of a 1.0% prepayment penalty) was approximately $2,107,000.

  As of August 8, 1997, Boomtown New Orleans is wholly owned by the Company. Previously, Boomtown New Orleans was owned and operated by the Louisiana Partnership, of which 92.5% was owned by Hollywood Park with the remaining 7.5% owned by Skrmetta. On November 18, 1996, Boomtown entered into an agreement with Skrmetta under which it would pay approximately $5,670,000 in return for Skrmetta's interest in the Louisiana Partnership. Under the terms of the agreement, Boomtown made a down payment of $500,000, and the Company paid the remaining $5,170,000 on August 8, 1997.

  On September 25, 1997, Hollywood Park acquired the Crescent City Queen (to be renamed Boomtown Belle II) riverboat from Casino Magic Corporation, at a cost of approximately $11,700,000. Hollywood Park will invest approximately $4,700,000 to renovate and equip the Boomtown Belle II, which is expected to be placed in service mid-December 1997.

  As of September 30, 1997, Boomtown had two notes payable for gaming and other operating equipment which total approximately $359,000. Boomtown also has various capital lease obligations for gaming and other operating equipment, totaling approximately $2,055,000.

  In connection with the sale of its Las Vegas property, Boomtown took back two notes receivable from Roski, the former lessor of the Las Vegas property, totaling approximately $8,465,000. The first note receivable is for $5,000,000, bearing interest at Bank of America's reference rate plus 1.5% per year, with annual principal receipts of $1,000,000 plus accrued interest commencing on July 1, 1998. The second note is for approximately

$3,465,000, bearing interest at Bank of America's reference rate plus 0.5% per year, with the principal and accrued interest payable, in full, on July 1, 2000.

  Sunflower. On March 24, 1994, an Amended and Restated Credit and Security Agreement (the "Sunflower Senior Credit") was executed between Sunflower and five banks in connection with the Company's acquisition of Sunflower. As of September 30, 1997, the outstanding balance of the Sunflower Senior Credit was $28,667,000. The Sunflower Senior Credit is non-recourse to Hollywood Park.

  On May 17, 1996, Sunflower filed for reorganization under Chapter 11 of the Bankruptcy Code. The Cash Collateral Agreement suspended any interest or principal payments on the Sunflower Senior Credit until August 12, 1997. The Bankruptcy Court has issued an order extending the Cash Collateral Agreement until the confirmation hearing, which is scheduled for January 22, 1998. The Cash Collateral Agreement requires Sunflower to make certain cash payments to Wyandotte County, Kansas, the creditor under the Sunflower Senior Credit and TRAK East (the unaffiliated operator of racing at Sunflower).

  On July 15, 1997, Sunflower presented to the Bankruptcy Court a plan of reorganization (the "Plan") which provides for the sale of Sunflower's property to the Wyandotte Indians of Oklahoma (the "Wyandotte Indians"). Under the Plan, some or all of the land would be held by the United States Government in trust for the Wyandotte Indians, and a casino would be developed on the property. Upon completion of the casino, Hollywood Park and a partner (North American Sports Management, or an affiliate) will provide consulting services to the casino. Under this arrangement, HP Kansas would be entitled to receive a share of the revenues of the casino. Under the plan, in order to allow the property to be released as collateral and sold to the Wyandotte Tribe, Sunflower will be required to have standby letters of credit issued to support certain payments to be made to the lenders under the Sunflower Senior Credit and the Wyandotte County Treasurer's office. The aggregate amount of such letters of credit is anticipated to be in excess of $29 million. Hollywood Park will arrange for the issuance of such letters of credit on behalf of Sunflower.

  In 1995, under a promissory note executed in December 1994, between Hollywood Park and Sunflower, Hollywood Park advanced $2,500,000 to Sunflower to make certain payments due on the Sunflower Senior Credit. The amounts borrowed under the promissory note, along with accrued interest, are subordinate to the Sunflower Senior Credit. Although the Company will continue to pursue payment of the promissory note, for financial reporting purposes the outstanding balance of the promissory note was written off as of March 31, 1996.

  Capital Commitments. As of September 30, 1997 the Company had one material capital commitment of approximately $9,000,000 with respect to the construction of the casino for the Yakama expansion, as described below in "Business--Business Strategy."

  Expansion Costs. In addition to the financing needs discussed above, and the capital needed for construction of the casino for the Yakama expansion, Hollywood Park has other potential capital needs with respect to Boomtown Reno and Boomtown New Orleans. The Company expects to spend approximately $25,000,000 on the expansion and renovation of Boomtown Reno, including additional hotel rooms, expanded gaming space and other amenities, which is expected to be completed by the end of 1998. The Company also expects to spend approximately $10,000,000 on the expansion and upgrade of Boomtown New Orleans, including the build-out of the second floor of the land-based facility which is expected to be completed by mid-1998. The Boomtown New Orleans Boomtown Belle II riverboat renovation is expected to cost approximately $4,700,000 and is expected to be completed during the first quarter of 1998.

  General. Hollywood Park is continually evaluating future growth opportunities in the gaming, sports and entertainment industries. The Company expects that funding for growth opportunities, payment of interest on the Notes, payments on notes payable and capital expenditure needs will come from existing cash balances, cash generated from operating activities and borrowings from the credit facilities. In the opinion of management, these resources will be sufficient to meet the Company's anticipated cash requirements for the foreseeable future and in any event for at least the next twelve months.

              UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED
                             FINANCIAL STATEMENTS

  The following unaudited pro forma combined consolidated condensed statements of operations have been prepared by combining the audited consolidated statements of operations of Hollywood Park for the year ended December 31, 1996, with the unaudited consolidated statement of operations of Boomtown, also for the year ended December 31, 1996, and by combining the unaudited statements of operations of the Company for the nine months ended September 30, 1997 (which include the results of operations of Boomtown on a consolidated basis from and after July 1, 1997) with Boomtown's results of operations for the six months ended June 30, 1997. Historically, Boomtown reported results on a fiscal year end of September 30. The acquisition of Boomtown was accounted for using the purchase method of accounting for business combinations. The following unaudited pro forma combined consolidated condensed balance sheet as of September 30, 1997 includes the accounts of both Hollywood Park and Boomtown. These pro forma financial statements should be read in conjunction with the accompanying notes.

  The following unaudited pro forma combined consolidated condensed financial statements are also presented with Boomtown Las Vegas' results excluded, because this property was divested in connection with the Merger. Finally, unaudited pro forma combined consolidated financial statements are then presented giving effect to the issuance of the Notes and the application of the proceeds therefrom.

  The pro forma information is presented for illustrative purposes only, and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger and the issuance of the Notes had been consummated in an earlier period, nor is it necessarily indicative of the future operating results or financial position.

  These pro forma financial statements are based on, and should be read in conjunction with, the historical consolidated financial statements and the related notes thereto of Hollywood Park and Boomtown.

                              HOLLYWOOD PARK, INC.

                   UNAUDITED PRO FORMA COMBINED CONSOLIDATED
                            STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                PRO FORMA
                                               ADJUSTMENTS
                                                   TO      PRO FORMA
                         HOLLYWOOD              ELIMINATE  ADJUSTED                   PRO FORMA
                           PARK,    BOOMTOWN,   BOOMTOWN   BOOMTOWN,   PRO FORMA       COMBINED
                           INC.       INC.      LAS VEGAS    INC.     ADJUSTMENTS    CONSOLIDATED
                         ---------  ---------  ----------- ---------  -----------    ------------
                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
 Gaming................. $ 50,717   $188,942    $(30,960)  $157,982    $      0       $ 208,699
 Racing.................   71,308          0           0          0           0          71,308
 Food and beverage......   13,947     16,677      (7,887)     8,790           0          22,737
 Hotel and recreational
  vehicle park..........        0      7,427      (5,744)     1,683           0           1,683
 Truck stop and service
  station...............        0     14,859        (159)    14,700           0          14,700
 Other income...........    7,253     13,413      (3,210)    10,203           0          17,456
                         --------   --------    --------   --------    --------       ---------
                          143,225    241,318     (47,960)   193,358           0         336,583
                         --------   --------    --------   --------    --------       ---------
Expenses:
 Gaming.................   27,249    111,364     (21,644)    89,720           0         116,969
 Racing.................   30,167          0           0          0           0          30,167
 Food and beverage......   19,573     20,015      (9,860)    10,155           0          29,728
 Hotel and recreational
  vehicle park..........        0      3,110      (2,471)       639           0             639
 Truck stop and service
  station...............        0     13,462         (83)    13,379           0          13,379
 Administrative.........   41,477     63,021     (17,272)    45,749           0          87,226
 Other..................    2,485      4,132        (143)     3,989           0           6,474
 Depreciation and
  amortization..........   10,695     10,880        (956)     9,924        (312)(a)      20,818
                              --         --          --         --          444 (b)         --
                              --         --          --         --           67 (c)         --
 Hollywood Park/Boomtown
  Merger costs..........        0      1,291           0      1,291           0           1,291
 Write off of investment
  in a business.........   11,412          0           0          0           0          11,412
 Loss on sale of
  business..............        0     36,563           0     36,563           0          36,563
                         --------   --------    --------   --------    --------       ---------
                          143,058    263,838     (52,429)   211,409         199         354,666
                         --------   --------    --------   --------    --------       ---------
Operating income
 (loss).................      167    (22,520)      4,469    (18,051)       (199)        (18,083)
 Interest expense ......      942     13,988        (299)    13,689        (216)(d)      15,468
                              --         --          --         --          329 (e)         --
                              --         --          --         --      (11,843)(f)         --
                              --         --          --         --          692 (g)         --
                              --         --          --         --       11,875 (h)         --
                         --------   --------    --------   --------    --------       ---------
Income (loss) before
 minority interests and
 income taxes...........     (775)   (36,508)      4,768    (31,740)     (1,036)        (33,551)
 Minority interest .....       15       (164)          0       (164)          0            (149)
                         --------   --------    --------   --------    --------       ---------
Income (loss) before
 income taxes...........     (790)   (36,344)      4,768    (31,576)     (1,036)        (33,402)
 Income tax expense
  (benefit).............    3,459       (320)      1,370      1,050        (388)(i)       4,121
                         --------   --------    --------   --------    --------       ---------
Income (loss) before
 extraordinary item..... $ (4,249)  $(36,024)   $  3,398   $(32,626)   $   (648)      $ (37,523)
                         ========   ========    ========   ========    ========       =========
Dividend requirement on
 convertible preferred
 stock..................                                                              $   1,925
Loss before
 extraordinary item
 allocated to common
 shareholders...........                                                              $ (39,448)
                                                                                      =========
Per common share:
 Loss before
  extraordinary item--
  primary...............                                                              $   (1.65)
 Loss before
  extraordinary item--
  fully diluted.........                                                              $   (1.65)
 Number of common
  shares-primary........                                                                 23,868
 Number of common
  shares-fully diluted..                                                                 26,160

                              HOLLYWOOD PARK, INC.

                   UNAUDITED PRO FORMA COMBINED CONSOLIDATED
                            STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                                                PRO FORMA
                                               ADJUSTMENTS
                                                   TO      PRO FORMA
                          HOLLYWOOD             ELIMINATE  ADJUSTED                 PRO FORMA
                            PARK,   BOOMTOWN,   BOOMTOWN   BOOMTOWN,  PRO FORMA      COMBINED
                           INC.(A)   INC.(B)    LAS VEGAS    INC.    ADJUSTMENTS   CONSOLIDATED
                          --------- ---------  ----------- --------- -----------   ------------
                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
 Gaming.................  $ 83,990  $ 98,787    $(15,438)  $ 83,349    $     0       $167,339
 Racing.................    48,084         0           0          0          0         48,084
 Food and beverage......    13,016     9,028      (4,107)     4,921          0         17,937
 Hotel and recreational
  vehicle park..........       581     3,768      (2,973)       795          0          1,376
 Truck stop and service
  station...............     4,897     6,646         (76)     6,570          0         11,467
 Other income...........     7,781     5,737        (416)     5,321          0         13,102
                          --------  --------    --------   --------    -------       --------
                           158,349   123,966     (23,010)   100,956          0        259,305
                          --------  --------    --------   --------    -------       --------
Expenses:
 Gaming.................    45,117    54,804     (11,918)    42,886          0         88,003
 Racing.................    21,615         0           0          0          0         21,615
 Food and beverage......    16,920    11,698      (5,115)     6,583          0         23,503
 Hotel and recreational
  vehicle park..........       199     1,714      (1,380)       334          0            533
 Truck stop and service
  station...............     4,461     6,093         (47)     6,046          0         10,507
 Administrative.........    38,622    30,678      (7,082)    23,596          0         62,218
 Other..................     3,262     1,882         (66)     1,816          0          5,078
 Depreciation and
  amortization..........    11,939     8,820        (298)     8,522        222 (b)     20,717
                               --        --          --         --          34 (c)        --
 REIT Restructuring.....       609         0           0          0          0            609
 Hollywood Park/Boomtown
  Merger costs..........         0     1,487           0      1,487          0          1,487
 Write off of investment
  in a business.........         0         0           0          0          0              0
 Loss on sale of
  business..............         0     1,271        (914)       357          0            357
                          --------  --------    --------   --------    -------       --------
                           142,744   118,447     (26,820)    91,627        256        234,627
                          --------  --------    --------   --------    -------       --------
Operating income (loss).    15,605     5,519       3,810      9,329       (256)        24,678
 Interest expense.......     3,782     6,951        (101)     6,850       (108)(d)     11,051
                               --        --          --         --         165 (e)        --
                               --        --          --         --      (5,922)(f)        --
                               --        --          --         --         346 (g)        --
                               --        --          --         --       5,938 (h)        --
                          --------  --------    --------   --------    -------       --------
Income (loss) before
 minority interests and
 income taxes...........    11,823    (1,432)      3,911      2,479       (675)        13,627
 Minority interest......        80         0           0          0          0             80
                          --------  --------    --------   --------    -------       --------
Income (loss) before
 income taxes...........    11,743    (1,432)      3,911      2,479       (675)        13,547
 Income tax expense
  (benefit).............     4,624      (587)      2,051      1,464       (256)(i)      5,832
                          --------  --------    --------   --------    -------       --------
Income (loss) before
 extraordinary item.....  $  7,119  $   (845)   $  1,860   $  1,015    $  (419)      $  7,715
                          ========  ========    ========   ========    =======       ========
Dividend requirement on
 convertible preferred
 stock..................                                                             $  1,520
Income before
 extraordinary item
 available to common
 shareholders...........                                                             $  6,195
                                                                                     ========
Per common share:
 Income before
  extraordinary item--
  primary...............                                                             $   0.30
 Number of common
  shares--primary.......                                                               20,596

--------
(a) Includes Boomtown's results of operations from and after July 1, 1997.

(b) Includes Boomtown's results of operations for the six months ended June 30, 1997.

                              HOLLYWOOD PARK, INC.

                 UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997

                                                                    HOLLYWOOD
                                                                  PARK, INC.(A)
                                                                  --------------
                                                                  (IN THOUSANDS)
                             ASSETS
                             ------
Current Assets:
  Cash and cash equivalents.....................................     $ 22,007
  Restricted cash...............................................        1,209
  Other receivables.............................................       10,049
  Deferred tax assets...........................................        8,103
  Prepaid expenses and other assets.............................       20,098
                                                                     --------
   Total current assets.........................................       61,466
Notes receivable................................................        9,450
Property, plant and equipment, net..............................      293,737
Goodwill, net...................................................       33,342
Other assets....................................................       15,384
                                                                     --------
                                                                     $413,379
                                                                     ========
                         LIABILITIES AND
                      STOCKHOLDERS' EQUITY
                      --------------------
Current Liabilities:
  Accounts payable..............................................     $ 10,625
  Accrued liabilities...........................................       33,073
  Current portion of notes payable..............................        4,005
                                                                     --------
   Total current liabilities....................................       47,703
Notes payable...................................................      132,163
Deferred tax liabilities........................................       11,005
                                                                     --------
   Total liabilities............................................      190,871
Minority interest...............................................        3,033
Stockholders' equity:
  Capital stock--
  Common........................................................        2,619
  Capital in excess of par......................................      222,023
  Accumulated deficit...........................................       (5,167)
                                                                     --------
   Total stockholders' equity...................................      219,475
                                                                     --------
                                                                     $413,379
                                                                     ========

--------
(a) Includes the accounts of Boomtown, and all activity related to the issuance of the Notes and the redemption of the Boomtown Notes.

                             HOLLYWOOD PARK, INC.

         NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED
                           STATEMENTS OF OPERATIONS

  ASSUMPTIONS. The unaudited pro forma combined consolidated condensed statements of operations for the year ended December 31, 1996, and for the nine months ended September 30, 1997, are presented as if the Boomtown acquisition, and the divestiture of Boomtown Las Vegas had taken place on January 1, 1996 and 1997, respectively. The unaudited pro forma combined consolidated condensed statements of operations have been prepared by combining the audited consolidated statements of operations of the Company for the year ended December 31, 1996, with the unaudited consolidated statements of operations of Boomtown for the year ended December 31, 1996, and for the nine months ended September 30, 1997 for the Company which include Boomtown's results from and after July 1, 1997, with Boomtown's results for the six months ended June 30, 1997. (Historically, Boomtown reported results on a fiscal year end of September 30.)

  PRO FORMA ADJUSTMENTS. The unaudited pro forma combined consolidated condensed statements of operations have been prepared on the basis that the acquisition was consummated as set forth in the Notes to the Unaudited Pro Forma Combined Consolidated Condensed Balance Sheet included herein.

  The following adjustments have been made to the unaudited pro forma combined consolidated condensed statements of operations:

    (a) To eliminate the amortization of the issuance costs associated with the Boomtown Notes.

    (b) To record the amortization of the issuance costs associated with the Notes.

    (c) To record the amortization of the excess purchase price over net assets acquired. Total estimated excess purchase price of approximately $2.7 million will be amortized over 40 years on a straight line basis.

    (d) To eliminate the amortization of the discount associated with the Boomtown Notes.

    (e) To record the interest expense associated with the promissory note from the Company to the lessor of Boomtown Las Vegas as required by the agreement to divest this property.

    (f) To eliminate the interest expense associated with the Boomtown Notes.

    (g) To amortize the up-front loan fees associated with the Bank Credit Facility.

    (h) To record the interest expense associated with the Notes at 9.5%.

    (i) To record the estimated 40% tax benefit associated with the pro forma expenses, after adding back the amortization of goodwill (see (c)) which is not deductible for income tax purposes.

  EXTRAORDINARY ITEM. The accompanying pro forma statements of operations exclude an extraordinary loss of approximately $14.2 million (approximately $8.4 million, net of tax effect) recorded by Boomtown in the period ended June 30, 1997, related to the tender and consent costs (approximately $9.0 million) and the write-off of deferred financing costs (approximately $5.2 million) associated with the early extinguishment of the Boomtown Notes.

  RECLASSIFICATIONS. Certain reclassifications have been made to the Company's and Boomtown's historical consolidated statements of operations to conform to the pro forma combined consolidated condensed statements of operations.

  PRO FORMA PER SHARE DATA. The pro forma per share amounts, as presented in the unaudited pro forma combined consolidated condensed statements of operations, were based on the weighted average number of shares outstanding during the period, inclusive of the effect, when dilutive, of the exercise of stock options. Included were approximately 5.4 million shares of Company common stock issued in the Merger (after giving effect to the retirement of the approximately 446,000 shares of Company common stock that were issued in the Merger but then repurchased by the Company from the lessor of Boomtown's Las Vegas property concurrently with the disposition of that property).

  COMBINATION COSTS. The Company recorded costs of approximately $5.6 million related to the Merger. These costs were incorporated into the price of the acquisition under the purchase method of accounting for a business combination. Costs incurred by Boomtown were expensed as incurred.

                             HOLLYWOOD PARK, INC.

            NOTES TO UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEET

  As of September 30, 1997, the balance sheet of the Company reflects all activity related to the issuance of the Notes and the Merger.

  EXTRAORDINARY ITEM. The historical "Hollywood Park, Inc." column on the accompanying pro forma balance sheet reflects the write-off of the deferred financing costs (approximately $5.2 million) associated with the Boomtown Notes, which was recorded by Boomtown in the period ended June 30, 1997, and it reflects a corresponding reduction to retained earnings.

                                   BUSINESS

GENERAL

  Hollywood Park is a diversified gaming, sports and entertainment company engaged in the ownership and operation of casinos (including card club casinos) and pari-mutuel racing facilities, and the development of related opportunities.

  Hollywood Park owns and operates land-based, dockside and riverboat gaming operations in Verdi, Nevada, Biloxi, Mississippi and Harvey, Louisiana. Hollywood Park also owns two card club casinos in California, the Hollywood Park-Casino, operated by Hollywood Park on the premises of the Hollywood Park Race Track, and Crystal Park, located in the Los Angeles metropolitan area, in which Hollywood Park holds a majority interest and which is leased by Hollywood Park to an unaffiliated operator. The Hollywood Park-Casino and Crystal Park offer a variety of card games, including Poker, Pai Gow, and California Blackjack. Hollywood Park's gaming properties have an aggregate of 3,269 slot machines and 379 table games. Hollywood Park is the only company that currently owns and operates both California card club casinos and traditional casinos in Nevada and other states.

  Hollywood Park also owns and, through HPOC, operates the Hollywood Park Race Track, a premier thoroughbred racing facility and the site of the prestigious 1997 Breeders' Cup, located on a 378-acre parcel in the Los Angeles, California metropolitan area within three miles of the Los Angeles International Airport, and the Turf Paradise Race Track, a thoroughbred racing facility located in Phoenix, Arizona, and, through its subsidiary Sunflower, operates The Woodlands Race Track, a greyhound and thoroughbred racing facility located in Kansas City, Kansas. Sunflower is a debtor in possession under Chapter 11 of the U.S. Bankruptcy Code.

  As a result of its recent strategic combination with Boomtown, Hollywood Park is a company with diversified revenues as well as improved cash flow and significant real estate assets available for future development. For the year ended December 31, 1996, on a pro forma basis giving effect to the Transactions, Hollywood Park had total revenues of approximately $336.6 million, EBITDA of approximately $2.7 million, Adjusted EBITDA of approximately $52.0 million and (after giving effect to the one time, non-cash $11.4 million write off of Hollywood Park's investment in Sunflower Racing, Inc. and the $36.6 million loss on the sale of Boomtown Las Vegas) a net loss of approximately $37.5 million and a deficiency of earnings to fixed charges of approximately $34.8 million. In addition, as of September 30, 1997, Hollywood Park had total assets (book value) of approximately $413.4 million (including the land on which the Hollywood Park Race Track sits, a majority of which was acquired in the 1930s and which the Company believes has a fair market value substantially in excess of its book value) and had Net Debt of approximately $114.2 million. See "Prospectus Summary--Summary Historical and Pro Forma Financial and Operating Data."

HISTORY

  Since 1991, Hollywood Park has transformed itself from an operator of a single horse racing property into a multi-jurisdictional gaming, sports and entertainment property operator. Hollywood Park has implemented its strategic plan through internal development of properties and a series of selective acquisitions, with a particular focus on middle-market gaming operations which could, in Hollywood Park's opinion, benefit from improved management and the access to Hollywood Park's financial resources.

  Hollywood Park and its predecessors have operated the Hollywood Park Race Track since 1938. In late 1993 and early 1994, Hollywood Park attempted to take advantage of the trend toward legalizing gaming in new jurisdictions by acquiring race tracks in jurisdictions where expanded gaming legislation appeared reasonably likely. In 1994, Hollywood Park acquired Turf Paradise in Phoenix, Arizona and Sunflower (the operator of The Woodlands Race Track) in Kansas City, Kansas. However, in both Arizona and Kansas, the respective legislatures have not authorized expanded forms of gaming at race tracks.

  Following the acquisitions of Turf Paradise and Sunflower, Hollywood Park focused its expansion efforts on California card club casinos and other casino operations, as well as on expanding its pari-mutuel operations at its existing facilities. In mid-1994, Hollywood Park opened the Hollywood Park-Casino on the premises of the Hollywood Park Race Track. Crystal Park, in which Hollywood Park holds an 93.2% interest, but which is operated by an unaffiliated party, opened in late 1996 in the metropolitan Los Angeles area. On June 30, 1997, the Company completed its strategic combination with Boomtown, pursuant to which Boomtown became a wholly-owned subsidiary of Hollywood Park.

  The Company was incorporated in Delaware in 1981 and is the successor to the Hollywood Park Turf Club, which was organized in 1938. HPOC was incorporated in Delaware in 1981. The mailing address of the Issuers' principal executive offices is 1050 South Prairie Avenue, Inglewood, California 90301, and their telephone number is (310) 419-1500.

BUSINESS STRATEGY

  Hollywood Park's strategic plan is to grow its gaming, sports and entertainment businesses by (i) expanding its existing properties, (ii) developing unimproved real estate at its existing sites and developing projects at new sites, and (iii) making selected acquisitions, principally in the gaming industry, to diversify its operations and to achieve economies of scale.

 Expansion of Existing Properties

  Hollywood Park's strategic plan for the existing properties is to continue to expand its operations at these sites by adding more hotel rooms, gaming floor space, restaurants, meeting and retail space and other amenities. Hollywood Park generally seeks, through its expansions at these properties, to add attractions intended to increase customer traffic (and therefore enhance gaming revenues) and to refurbish and enhance the amenities available at Boomtown Reno and Boomtown New Orleans.

  Specifically, Hollywood Park's current expansion plans at its existing properties include the following:

  . The Company expects to spend approximately $25 million on an expansion and renovation of Boomtown Reno to add approximately 200 hotel rooms, to expand gaming space by 13,000 square feet (including 200 slot machines), to add an entertainment lounge, 10,000 square feet of meeting space, additional parking and other amenities, as well as to refurbish an existing restaurant. In addition, the Company intends to renovate the existing casino space. Hollywood Park believes that this expansion is necessary in order to alleviate capacity constraints caused by the small number of existing hotel rooms, which have consistently had approximately 100% occupancy throughout the summer and year round on weekends and holidays. Additionally, this expansion is expected to make Boomtown Reno more attractive to small groups and conventions. The Company has decided to spread this expansion work over 18 months to minimize construction disruption and anticipates that such expansion will be completed by the end of 1998.

  . The Company expects to spend approximately $10 million on an expansion and upgrade of the Boomtown New Orleans land-based facility to refurbish the existing gaming area and to build out the second floor by adding meeting space, additional food and beverage and other entertainment amenities. The Company anticipates that such expansion will be completed by mid-1998.

  . The Company is considering, subject to further market analysis and the acquisition of additional land, a possible expansion of Boomtown Biloxi to add hotel rooms and/or to expand the undeveloped portion of the barge.

 Potential New Development Opportunities

  Hollywood Park is considering several potential new development opportunities relating to its existing undeveloped real estate as well as projects at new sites.

  Additional Uses of Hollywood Park Property. Hollywood Park is exploring the development of its 378-acre Hollywood Park Race Track property and its 275-acre Turf Paradise Race Track property, and continues to have discussions with developers regarding proposed retail, entertainment and other projects for both of these properties. The Hollywood Park Race Track property has 150 undeveloped acres, and Turf Paradise has 100 undeveloped acres on which Hollywood Park seeks to develop such multi-use retail, entertainment and/or sports venues. Hollywood Park has not entered into any definitive agreements concerning any of these projects, and the ultimate uses have not yet been determined. Any decisions to begin these projects would be dependent upon, among other things, the execution of definitive agreements, the availability of project financing with acceptable terms, and the attainment of the necessary permits and certifications, for which there can be no assurance.

  Yakama Project. Hollywood Park, through its wholly owned subsidiaries HP Yakama, Inc. ("HP Yakama") and HP Yakama Consulting, Inc. ("HP Yakama Consulting") has entered into agreements with the Yakama Tribal Gaming Corporation (the "Tribal Corporation") and The Confederated Tribes and Bands of the Yakama Indian Nation (the "Tribes") to fund (through HP Yakama) and consult on (through HP Yakama Consulting) the construction, development and operation of a casino in Yakima County, Washington. HP Yakama has committed to fund up to $9,000,000 to construct and equip the casino, and the Tribal Corporation has signed a promissory note to repay up to $9,000,000, at a 10% annual interest rate over seven years from the date of completion. The Development Agreement and the Consulting Agreement between HPY Consulting and the Tribal Corporation are for development and gaming operations consulting services, respectively, to the Tribal Corporation at a cost of $1.00 per year each, plus certain consulting expenses, not to exceed $2,000 per month under either agreement. The Consulting Agreement is for a seven year period.

  HP Yakama has also entered into a Master Lease to lease the completed casino and underlying land (the "Facility") from the Tribes, for a seven year term commencing with the opening of the casino, for $12,000 per year, and then to Sublease the Facility to the Tribal Corporation, for the same seven year term. Rent due from the Tribal Corporation to HP Yakama under the Sublease is initially set at 28% of Net Revenues (as defined), until such time as the aggregate accrued Net Revenues equal $26,000,000. The rent then decreases to 25% of Net Revenues until such time as the aggregate accrued Net Revenues equal $41,000,000, and thereafter will equal 22% for the remainder of the Sublease period. "Net Revenues" is defined as Gross Revenues less normal and necessary operating expenses as determined under generally accepted accounting principles, to include interest payments due from the Tribal Corporation to HP Yakama, and to exclude rent due under the Sublease.

  Hollywood Park has entered into a Profit Participation Agreement with North American Sports Management, Inc. ("NORAM"), which entered into the original Memorandum of Understanding with the Tribes. NORAM will receive 22% of the portion of the Net Revenues (as described above) actually received by HP Yakama under the Sublease.

  Construction on the casino is underway and is expected to open in the second quarter of 1998. The casino will feature a 600 seat bingo hall, certain table games including Blackjack, Poker, Craps, Roulette, Mini-bac, and Caribbean Stud, and will offer electronic pull tabs and electronic bingo, but will not offer slot machines. Gaming is played in the traditional Las Vegas style in which players bet against the house. The casino is located approximately 130 miles from both Seattle, Washington and Portland, Oregon, in a valley at the foot of Mt. Adams, which is a popular vacation site. The nearest gaming facility is 157 miles away in Pendelton, Oregon.

  Presently, Hollywood Park, the Tribes and the Tribal Corporation are awaiting approval of the documentation from the National Indian Gaming Commission (the "NIGC") and the Bureau of Indian Affairs, (the "BIA"). Hollywood Park and HP Yakama have applications pending with the Washington Gambling Commission (the "WGC") for Class III Indian Gaming--Financier approval. There can be no assurance that the NIGC and the BIA will approve the documentation or that the WGC will grant Hollywood Park and HP Yakama the Class III Indian Gaming--Financier approval.

  Indiana Project. In December 1995, Boomtown (through a wholly-owned subsidiary), Hilton Gaming (Switzerland County) Corporation ("Hilton Switzerland") and a local minority investor, formed a joint venture which currently has a pending application for the only remaining riverboat gaming license to be awarded for operations on the Ohio River in Indiana. As amended, the application is for a license in Switzerland County, Indiana which is located approximately 35 miles south of Cincinnati, Ohio. If a license is received, the parties plan to construct a facility which would include a cruising riverboat with 38,000 square feet of casino space and supporting land-based facilities that will incorporate a "western river-town" themed entertainment complex with up to 300 hotel rooms, a 700 seat multi-purpose special events room, several restaurants and significant retail space (the "Indiana Project"). The joint venture further owns options to lease and purchase real property in Switzerland County where Hollywood Park plans to construct land-based facilities. Hollywood Park currently anticipates that the aggregate cost of the facility, if constructed, would be approximately $120 million, of which Hollywood Park's share would be 50%, or approximately $60 million.

  Pursuant to the terms of the joint venture agreement, Hollywood Park and Hilton Switzerland each own 48.5% of the joint venture entity, with the remaining interests held by a non-voting local minority partner. So long as Hilton Switzerland and Hollywood Park hold their original percentages, they will share management control of the project. In the event the parties no longer hold their original percentages, the party with the larger interest will have management control of the project subject to certain minority protections. There can be no assurance that the joint venture entity will receive the necessary license and other governmental approvals and environmental permits to proceed with the Indiana Project.

  Kansas Project. HP Kansas, Inc., a wholly-owned subsidiary of Hollywood Park, has entered into agreements to acquire an interest in an Indian gaming facility to be constructed on the grounds of The Woodlands property in Kansas City, Kansas. The project is a part of Sunflower's plan of reorganization which provides for, subject to the approval of various parties including the Bankruptcy Court, Sunflower's creditors and certain federal, state and tribal gaming authorities, the sale of The Woodlands to the Wyandotte Tribe of Oklahoma and the construction of a casino on the property. HP Kansas, Inc. and a non-affiliated partner would make loans to fund (up to a currently estimated amount of approximately $15 million to $20 million) the acquisition and development of, provide consulting services to, and receive a share of the revenues of the casino. These represent estimates based on current information available to the Company and are therefore subject to change based on market conditions and other factors. See "--Racing Operations--Sunflower" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  California Card Club Casino Venues. Hollywood Park continues to seek to identify and to capitalize on opportunities to own properties within California on which card club casinos have or may be authorized; however, unless existing California law is amended, a public company such as Hollywood Park may only operate a card club casino on the grounds of a race track that it owns. Hollywood Park may also seek to add additional tables at its existing card club casinos if business conditions justify such an expansion.

 Potential Selected Acquisitions

  Hollywood Park believes that significant opportunities currently exist in the gaming industry as a result of consolidation trends and the inability of certain gaming companies to expand or maximize their opportunities due to capital constraints. Accordingly, Hollywood Park seeks to capitalize on these opportunities to geographically diversify its operations and achieve the benefits of economies of scale and synergy. The Company is exploring acquisition opportunities in emerging gaming markets (other than Las Vegas or Atlantic City) in which gaming has already been legalized. The Company believes that this represents its greatest opportunity to expand its gaming operations significantly over the next several years.

GAMING OPERATIONS

  Hollywood Park's gaming establishments consist of Boomtown's western-themed casinos acquired in the Merger located in or near Reno, Nevada, New Orleans, Louisiana and Biloxi, Mississippi, as well as the two card club casinos located in the metropolitan Los Angeles, California area. Properties operated by Hollywood Park's Boomtown subsidiary offer gaming, hotel accommodations (at Boomtown Reno), and other entertainment amenities to primarily middle income, value-oriented customers. Hollywood Park believes its Boomtown properties distinguish themselves from other casinos by their emphasis on the "old west" and their casual, friendly atmosphere. At all of the Boomtown properties, Hollywood Park reinforces this theme throughout the customers' visit with the use of western memorabilia in its interior decor, country/western music and the western dress of its employees. Hollywood Park believes this western theme and relaxed environment provide for customer loyalty and a high rate of repeat business.

 Boomtown Reno

  Boomtown Reno has been operating for over 30 years (and has been operated by current Boomtown management since 1987) on 569 acres in Verdi, Nevada (seven miles west of Reno, Nevada and two miles from the California border) on Interstate 80, the major highway connecting Northern California and Reno. Hollywood Park believes Boomtown Reno has established a loyal customer base primarily drawn from Interstate 80 traffic. Boomtown Reno caters to middle-income customers and markets itself as a gaming and entertainment property complete with amenities for the entire family.

  Boomtown Reno offers its guests a 40,000-square foot casino, including 1,320 slot machines and 44 table games and two Keno games. Boomtown Reno also offers a 122-room hotel, a 35,000-square foot entertainment center featuring a theater, an indoor miniature golf course, a restaurant and a ferris wheel, a 16-acre truck stop with approximately 200 parking spaces, a 203-space full-service recreational vehicle park, a service station, a mini-mart and other related amenities.

  Reno's primary visitor attraction is gaming. The greater Reno area accounts for substantially all casino gaming which occurs in Washoe County, Nevada. Reno continues to promote itself as a major entertainment destination center and remains among the four largest gaming regions in the United States behind Las Vegas, Atlantic City and the Mississippi Gulf Coast. Reno is a popular resort area which attracts tourists from throughout the country by offering gaming as well as numerous other summer and winter recreational activities. Reno is located approximately 50 miles from Lake Tahoe, another popular recreational area. The continued popularity of Reno is evidenced in the increase in the number of visitors traveling to Reno. According to the Reno/Lake Tahoe Convention and Visitors Authority, over 5.2 million tourists visited Washoe County in 1996. Casino gaming has grown steadily in the greater Reno area over the past decade and, in 1996, gaming revenues totaled $743 million.

  The following sets forth certain data with respect to Boomtown Reno's hotel operations:

                                 BOOMTOWN RENO

                                              AVERAGE
                                             OCCUPANCY AVERAGE DAILY AVERAGE REVENUE
 YEAR BUILT         PLANNED IMPROVEMENTS       RATE      ROOM RATE      PER ROOM
 ----------         --------------------     --------- ------------- ---------------
 1968             A $25 million 200 Room         66%        $38            $34
                  Hotel Expansion and
                  Casino Remodel is
                  underway with completion
                  expected by the end of
                  1998.

 Boomtown Biloxi

  Boomtown Biloxi commenced operations in July 1994 and occupies nineteen acres on Biloxi, Mississippi's historic Back Bay, one-half mile from Interstate 110, the main highway connecting Interstate 10 and the Gulf of Mexico. Boomtown's "old west" theme is the first of its kind in the Gulf Coast area, and management believes the casual atmosphere and western theme distinguishes Boomtown Biloxi from competing casinos. The dockside property consists of a land-based facility which houses all non-gaming activities and a 33,632-square foot casino constructed on a 400 x 110 foot barge permanently moored to the land-based building. The casino offers 1,038 slot machines, 35 table games and various restaurants and other non-gaming amenities.

  Boomtown Biloxi is operated by a Mississippi limited partnership (the "Mississippi Partnership"), of which 85% is owned and controlled by Hollywood Park and 15% is owned by Eric Skrmetta ("Skrmetta"). The Mississippi Partnership leases the Boomtown Biloxi site under a 99 year lease from Skrmetta's father. Both Hollywood Park and Skrmetta have an option, exercisable over the four-year period commencing July 1997, to exchange Skrmetta's interest in the Mississippi Partnership for, at Skrmetta's option, cash and/or shares of Hollywood Park common stock with an aggregate value equal to the value of Skrmetta's 15% interest in the Mississippi Partnership, with such value determined by a formula set forth in the relevant partnership agreements.

The Company has delivered a notice to Skrmetta to exercise this option. Certain approvals of the Mississippi Gaming Commission may be required in order to complete the transaction.

  The Boomtown Biloxi barge and building shell were owned by National Gaming Mississippi, Inc., a subsidiary of Chartwell Leisure, Inc. ("National Gaming"). Boomtown Biloxi leased the assets from National Gaming under a 25-year lease with a 25-year renewal option. National Gaming received 16% of the adjusted earnings before interest, taxes, depreciation, and amortization ("EBITDA"), as defined in the related contract. National Gaming also provided marketing services to Boomtown Biloxi. On August 4, 1997, the Company executed an agreement pursuant to which one of the Hollywood Park entities repurchased the barge for approximately $5.25 million, payable through a down payment of approximately $1.5 million made on August 4, 1997, and the balance in three annual installments of $1.25 million. The EBITDA participation and other related agreements terminated upon repurchase of the barge.

  As of June 30, 1997, dockside gaming was permissible in nine of the 14 eligible counties in the State of Mississippi, and gaming operations had commenced in seven of these counties. The law permits unlimited stakes gaming on permanently moored vessels on a 24-hour basis. The Mississippi Gulf Coast has a long tradition as a vacation destination. Biloxi is within a one and one-half hour drive from New Orleans and a one hour drive from Mobile, Alabama. Boomtown Biloxi caters to the over 250,000 local residents of the Biloxi area and to the employees of other casinos in the area. In addition, the Gulf Coast area draws an estimated two million visitors annually, primarily from Louisiana, Mississippi, Alabama, Florida and Georgia.

 Boomtown New Orleans

  Boomtown New Orleans commenced operations in August 1994 on a 50-acre site in Harvey, Louisiana, approximately ten miles from the French Quarter of New Orleans. Gaming operations are conducted from a 250-foot replica of a paddle-wheel riverboat, offering 911 slot machines and 55 table games (including blackjack ("21"), craps, poker, roulette, pai gow poker, let it ride and caribbean stud) in a 30,000 square foot casino. The land-based facility adjacent to the riverboat dock is composed of a western-themed, 88,000-square foot facility. The first floor of the building opened December 1994 and offers patrons a restaurant, a 20,000 square foot family entertainment center and a western saloon/dancehall.

  Boomtown New Orleans is currently owned and operated by a Louisiana limited partnership (the "Louisiana Partnership"), 100% of which is owned by Hollywood Park. On August 8, 1997, the Company made the final payment to Skrmetta relating to the purchase of Skrmetta's 7.5% interest in the Louisiana Partnership. The purchase price was approximately $5.7 million, $500,000 of which had already been paid by Boomtown.

  Boomtown New Orleans operates in the greater New Orleans gaming market, in which riverboat gaming was legalized in 1991. Twenty-four hour unlimited stakes gaming is permitted on the riverboats. Fourteen riverboats operate in the state of Louisiana, three of which are currently operational in the New Orleans area (including the Company's riverboat). The New Orleans metropolitan area has a local resident population of over 1.3 million people and attracts over 9 million tourists annually. The "West Bank," which is located in Jefferson Parish, and is the site of Boomtown New Orleans, has approximately 300,000 local residents. A large majority of the Boomtown New Orleans customers are local residents of the West Bank. Studies have indicated that, in general, these customers are loyal to the West Bank and do not like to travel into the downtown New Orleans urban area.

  On September 25, 1997, Hollywood Park purchased the Crescent City Queen (to be renamed Boomtown Belle II) riverboat from Casino Magic Corporation for approximately $11,700,000, which upon approval from the Louisiana Gaming Control Board will replace the current Boomtown Belle riverboat. Boomtown Belle II is 130 feet longer and 15 feet wider than the current riverboat. The gaming floors of Boomtown Belle II incorporate a more elegant decor, including escalators to enhance patron traffic flow and will allow for more spacious gaming floors. Boomtown Belle II also includes a third deck with 5,000 square feet of banquet or special use facilities. Hollywood Park intends to invest approximately $4,700,000 to renovate and equip Boomtown Belle II.

Boomtown Belle II is expected to be placed into service in early 1998. In addition to the purchase and renovation of Boomtown Belle II, a $10,000,000 renovation and build-out of the Boomtown New Orleans land based facility is moving forward and the project is expected to be completed in July 1998. The renovation will include a second floor banquet facility, a restaurant and bar with an arcade venue catering to adults. Upon completion of the renovations, Boomtown New Orleans will be a complete entertainment complex offering entertainment experiences for a wide range of customers.

 The Hollywood Park-Casino

  The Hollywood Park-Casino opened in July 1994 on the same premises as the Hollywood Park Race Track and offers a total of 145 table games in 30,000-square feet of gaming space. By law, California card club casinos may neither bank card games nor offer certain of the familiar games permitted in Nevada and other traditional gaming jurisdictions. Instead, the Hollywood Park-Casino offers only certain forms of card games, including Poker, Pai Gow and California Blackjack. Patrons of the Hollywood Park-Casino pay a fee for seats at gaming tables or for each hand played. Players bet solely against each other, and the Hollywood Park-Casino does not participate in the wagers made or in the outcome of any of the games played. Per hour collection rates per table for conventional poker are approximately $75 for low limit and $240 for high limit, and for the California games, $140 for low limit and $500 for high limit.

  Until October 1995, when California law was amended to permit publicly-traded pari-mutuel racing associations to operate card club casinos on race track premises, the Hollywood Park-Casino was operated under a lease arrangement by an unaffiliated operator with Hollywood Park receiving a fixed lease payment for the facility. Hollywood Park assumed operational control over the Hollywood Park-Casino effective November 1995.

  There are a number of card club casinos in the greater Los Angeles area, including two card clubs of similar size to the Hollywood Park-Casino located within 12 miles of Hollywood Park. Certain clubs have a geographical advantage over the Hollywood Park-Casino in that they are in closer proximity to large American-Asian populations who comprise a large percentage of card club casino patrons. However, the Hollywood Park-Casino has been able to attract a significant portion of the Southern California High-End Poker market ($15 to $30 limit and above). In 1996, the Hollywood Park-Casino's expanded tournament schedule attracted some of poker's most famous championship players, while the introduction of new user-friendly games, such as L.A. Blackjack, and new promotions helped to expand the Hollywood Park-Casino's player base. The Hollywood Park-Casino is the only non-Indian facility in California that offers pari-mutuel wagering complete with bet runners, which allows card players to place pari-mutuel wagers without interruption of their games, including wagering on simulcast racing from the Royal Hong Kong Jockey Club. The Casino also sponsors special entertainment events, including live concerts and championship Thai Kick Boxing.

  Other California municipalities may, in the future, propose ballot initiatives similar to the card club initiative passed in Inglewood, California which, if approved by voters, could lead to the establishment of additional card clubs in direct competition with the Hollywood Park-Casino. Currently, under California Senate Bill 100, as of January 1, 1996, there is a three-year moratorium on public votes or referendums to approve the enactment of any city ordinance to allow additional card clubs, and prohibits the amendment of any existing ordinances.

 Crystal Park Casino

  The Crystal Park Casino, which is Southern California's first major combined hotel and casino property, features 100 table games (but with the ability to substantially increase that number) and 282 hotel rooms. The hotel was built and opened in 1985 and was refurbished by the Company in 1995, and reopened in 1996. The casino first opened in 1996. Games offered are similar to those offered at the Hollywood Park-Casino. The hotel operates under a Radisson Hotels International, Inc. ("Radisson") flag, under a 20 year license agreement between Hollywood Park and Radisson. Hollywood Park can terminate the Radisson license agreement, at no cost, at the end of the third, fifth or tenth year.

  Hollywood Park has a 93.2% interest in Crystal Park Hotel and Casino Development Company, LLC (the "Crystal Park LLC"), the entity that owns the facility, and certain minority investors own the remaining 6.8% of the facility. In order to comply with California law, which does not allow publicly traded companies such as Hollywood Park to operate a card club casino (other than on the same property as a race track, such as the Hollywood Park-Casino), Crystal Park LLC leased the property to Compton Entertainment, Inc. ("CEI"), an unaffiliated operator. However, on October 11, 1997, the California Attorney General revoked CEI's conditional gaming registration, and the City of Compton revoked CEI's city gaming license. On November 4, 1997, Crystal Park LLC obtained a judgment in an action for unlawful detainer against CEI, due to CEI's failure to pay a portion of the June 1997 rent and to make required additional rent payments. In addition to the judgment for possession and for damages of approximately $150,000, Crystal Park LLC has a claim against CEI for additional damages relating to subsequent unpaid rent and additional unpaid amounts.

  Crystal Park LLC has therefore entered into a new four-year lease of the Crystal Park Casino property with California Casino Management, Inc., a California corporation ("CCM"), owned by Mr. Leo Chu, which took effect in December 1997. The lease provides for a monthly rent of approximately $100,000 for the first six months, $350,000 for months 7 through 18 and $550,000 for months 19 through 48. Hollywood Park does not participate in any gaming revenues or hotel revenues from the Crystal Park Casino. On November 18, 1997, Mr. Chu was approved for a gaming license by the City of Compton and on December 19, 1997 he received a conditional license from the California Attorney General to operate the Crystal Park Casino. CCM assumed operations of the Crystal Park Casino in December 1997. Mr. Chu's license is subject to his and CCM's fulfillment of a number of customary conditions, including without limitation: compliance with applicable gaming ordinances; filing of certain financial information, cash and chip reconciliation statements and other reports; maintenance of required financial controls; and providing gaming authorities with access to CCM's records and facilities.

  Effective December 4, 1997, HP Casino, Inc., a wholly owned subsidiary of the Company, purchased First Park Investments, LLC's (owned by Mr. and Mrs.
Chu) 3.4% membership interest in Crystal Park LLC for $1,000,000 (the amount initially invested by First Park Investments, LLC), increasing the Company's ownership interest in Crystal Park LLC to 93.2%.

RACING OPERATIONS

  Hollywood Park's strategy for its racing operations is to continue to enhance revenues at its existing facilities through marketing improvements and, as opportunities arise, through continued expansion and technological improvements in off-track wagering. Hollywood Park has recently revised and improved its marketing efforts to include a focus on a younger target audience, particularly those under thirty years old, through special promotions, give-aways and holding races on days and at hours appealing to this group (such as Hollywood Park's "Friday Night Racing" program). Hollywood Park believes that these efforts will develop a new source of long-term racing patrons to supplement and, eventually, replace the existing racing customer base, the average age of which has increased steadily over recent decades. In addition, since 1994, Hollywood Park has increased its direct and indirect off-track simulcast transmission sites for all of its race tracks from 240 to 929.

  The total pari-mutuel handle at Hollywood Park's racing properties for live (on-track and off-track) and simulcast racing was approximately $1.3 billion in 1996, an increase of approximately 6% from approximately $1.2 billion for the year ended December 31, 1995. Total pari-mutuel commissions were approximately $53.8 million in 1996, an increase of approximately 1% from approximately $53.3 million in 1995.

 Hollywood Park Race Track

  The Hollywood Park Race Track is located on 378 acres (of which approximately 150 acres are undeveloped) in the Los Angeles metropolitan area, which has a population base of approximately 14 million. Since 1938, the Hollywood Park Race Track has been ranked among the country's most distinguished thoroughbred racing facilities and in 1997 will be hosting the Breeders' Cup championship racing series for the third time. Hollywood Park, through HPOC, conducts two live on-track thoroughbred horse race meets per year, totalling approximately 95 to 100 race days per year and has one of the nation's largest combined live and simulcast single-track gross handles (approximately $1.1 billion). Race dates must be applied for on an annual basis from the California Horse Racing Board. Live races run Wednesday through Sunday, usually with nine live races a day. Hollywood Park also sends the signal of its live races off-track to other locations including fairgrounds, other race tracks, hotels and casinos. In total, Hollywood Park simulcasts its live races, directly or indirectly through retransmissions, to 861 locations in 40 states and four countries. Hollywood Park also accepts the simulcast signal from live races conducted at other race tracks, including Southern and Northern California tracks, which has helped to mitigate the seasonality of Hollywood Park's horse racing business by allowing for year round operations. Although Hollywood Park has seen a shift from wagers placed on its live races, both on-track and off-track, to wagers placed on Northern California simulcast races running on the same days as live racing at Hollywood Park, for which Hollywood Park receives a lower commission rate, the net effect of expanded simulcasting upon wagering commissions to date has been positive. Given Hollywood Park's limited operating experience simulcasting Northern California races on live race days, there can be no assurance that this effect will continue to be positive.

  Wagering on live racing is pari-mutuel, meaning that patrons bet against each other in a pool rather than against the operator of the facility or with pre-set odds. Hollywood Park derives revenues from a share of the pari-mutuel handle at rates fixed by the State of California, admission fees and concession sales. The approximate pari-mutuel commission rates are as follows:
Pari-mutuel commission rates on live Hollywood Park races range from 6.4% of wagers placed at Hollywood Park to 1.25% of wagers placed off-track on Hollywood Park races simulcast out-of-state. Pari-mutuel commission rates on wagers placed on races simulcast at Hollywood Park range from 5.6% for Northern California races to 2.0% for races conducted at other sites.

 Turf Paradise

  Turf Paradise, organized in 1954 and acquired by Hollywood Park in 1994, is situated on approximately 275 acres in the northwest section of Phoenix, Arizona, approximately 100 of which acres are undeveloped. Turf Paradise conducts one live thoroughbred meet that starts in September and runs through May and also offers limited quarter horse and Arabian horse racing during certain periods of the year. Live racing is primarily conducted Friday through Tuesday, with live races sent to 34 off-track sites in Arizona and 34 out-of-state hubs, from which the signal is further disseminated to sites in New York, New Jersey, Pennsylvania, Nevada and Canada, among others. On Wednesday and Thursday and during the off-season, Turf Paradise generally operates as a simulcast facility.

  At Turf Paradise, the state of Arizona fixes the pari-mutuel commissions on wagers for on-track racing and off-track racing within the state as follows: between 7.5% and 11.5% for on-track wagers depending on the total amount of the handle and whether the wager is for win, place or show or two- or three-or-more-horse pools, and between 9% and 17% for off-track wagers depending on the same factors.

 Sunflower

  Hollywood Park acquired Sunflower, which owns The Woodlands greyhound and horse racing track on 393 acres located in Kansas City, Kansas, in March, 1994. Sunflower conducts live greyhound and horse racing and accepts simulcasts of both. Live greyhound racing runs almost continuously year round and horse racing is generally conducted in the fall.

  Sunflower was acquired with the expectation that the Kansas Legislature would legalize slot machines or other forms of gaming in Kansas generally, or at Sunflower specifically, which would have allowed Sunflower to compete more effectively with riverboat gaming operations in Missouri. However, the Kansas Legislature has not taken such action, and Sunflower's operating results dramatically worsened following legalization of gaming in nearby jurisdictions. As a result, Hollywood Park recorded a non-cash write off of its approximately $11.4 million investment in Sunflower in the quarter ended March 31, 1996 and, on May 17, 1996, Sunflower filed for reorganization under Chapter 11 of the Bankruptcy Code. Sunflower continues to operate the facility as debtor in possession. Currently, the credit facility under which Sunflower is in default is non-recourse to Hollywood Park, and, as of March 31, 1996, Hollywood Park's consolidated financial statements no longer include the assets, liabilities or operating results of Sunflower; however, the proposed plan of reorganization provides for standby letters of credit to be issued by the Company upon receipt of various gaming approvals. Sunflower filed its plan of reorganization with the bankruptcy court on July 15, 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

POSSIBLE RESTORATION OF REIT/PAIRED-SHARE STRUCTURE; POTENTIAL REIT PROPERTIES

  From 1982 to 1991, the Company was operated as a REIT known as Hollywood Park Realty Enterprises, Inc. ("HPRE"), and its stock was paired with, or stapled to, that of HPOC. HPRE was primarily an owner and lessor of real property. HPOC was primarily engaged in the active conduct of operations and, in connection with conducting those operations, leased a significant amount of real property from HPRE. Generally, a REIT is required to distribute as dividends to its stockholders 95% of its taxable income (other than net capital gains), and such amounts distributed are not subject to federal income tax at the corporate level. Effective as of January 1, 1992, as part of a corporate reorganization, HPRE and HPOC ceased operating in a paired-share/REIT structure, HPOC became a wholly-owned subsidiary of HPRE, and HPRE was renamed "Hollywood Park, Inc."

  The Company ceased operating in a paired-share structure and terminated its REIT status in 1992 because, in light of the Company's then financial condition and operating results and the market perception of paired-share companies at the time, the paired-share structure hindered the Company's efforts to reduce its debt (totalling approximately $63 million at December 31, 1991) and grow its business. In the several years prior to 1992, the Company had experienced losses and had considerable debt. The requirement imposed by the Internal Revenue Code that a REIT distribute 95% of its taxable income as dividends effectively prevented the Company from reinvesting whatever income it generated in its business and reducing its outstanding debt. Moreover, because the Company's then existing asset base produced little taxable income, the stockholders were not realizing meaningful tax benefits from the Company's REIT status. The Company also believed that, in that time frame, the market lacked an understanding of REIT vehicles and therefore was not valuing paired-share REITs highly. In fact, the market appeared to discount the value of paired-share entities, which made it difficult for the Company to raise equity capital.

  Since that time circumstances have changed dramatically, both with respect to the Company's asset base and financial condition as well as with respect to the market's perception and understanding of paired-share entities. As a result, the Company now believes that the Company's financial position and market conditions will allow shareholders to realize the full value of the paired-share structure. Since 1992, the Company has raised substantial capital through equity offerings of both common and preferred stock. This capital has allowed the company to engage in significant acquisitions and to repay its outstanding debt. This process has transformed Hollywood Park into a company with relatively low debt (other than the Notes which were used principally to refinance the Boomtown debt) and strong cash flow. Further, the Company's Board has taken note of the substantial premiums the paired-share structure has attracted in the last twelve months in relation to pure operating companies. Consequently, the Company's Board, with the advice of its financial advisors, has determined that the restoration of the paired-share structure may be an appropriate way to seek to maximize shareholder value. Among other things, such a restoration is expected to: (i) allow the Company and its stockholders to realize the value inherent in the paired-share structure; (ii) afford the companies greater flexibility in structuring financing arrangements and in raising capital which can be utilized to expand its existing business and to make acquisitions in order to maximize utilization of the paired-share status; and (iii) increase the dividends paid to stockholders on the portion of its revenues generated as leasehold rents by the REIT from its paired operating company. However, there can be no assurance that any of the foregoing benefits will be achieved.

  For the foregoing reasons, the Company has decided to pursue the Possible REIT Restructuring subject to stockholder, regulatory and other approval. There can be no assurance that the Company will receive the required approvals for the Possible REIT Restructuring, or that the Possible REIT Restructuring or its expected benefits will be achieved. The Company has retained the investment banking firm of Morgan Stanley & Co. Incorporated in connection with matters pertaining to the Possible REIT Restructuring, including assisting the Company's Board of Directors in evaluating proposals from potential investors. To the extent that a third party makes a substantial strategic investment in or acquires the Company, such a transaction could result in a Change of Control as defined in the Indenture. See "Description of Notes--Repurchase at the Option of Holders--Change of Control."

  The Company has begun taking the steps necessary to reinstitute such a structure over the next few months, with the objective of eventually reorganizing its assets and operations into a REIT and an operating company. In connection therewith, the Company has submitted a ruling request to the Internal Revenue Service on certain aspects of the Possible REIT Restructuring and, unless the Company chooses to implement the Possible REIT Restructuring before the Internal Revenue Service has made a determination on that ruling request, the results of that ruling request may have an impact on the form of the Possible REIT Restructuring. The Company intends to proceed with the Possible REIT Restructuring even in the absence of a ruling from the Internal Revenue Service. There are a number of alternative transactions for effectuating the Possible REIT Restructuring, and the Company has not determined which alternative it would use to implement the Possible REIT Restructuring. However, under any such alternative, the Company would become the REIT, HPOC would become the operating company, and the common stock of the Company and the common stock of HPOC would be paired so that they would be transferable and tradeable only in combination as units (with each unit consisting of one share of the Company's common stock and one share of HPOC's common stock).

  Although no final decision has been made about under what alternative to implement the Possible REIT Restructuring, if the Possible REIT Restructuring is implemented, then the Company, as the REIT, would be expected to be primarily an owner and lessor of real property and to lease a portion of that real property to HPOC and its subsidiaries. As the operating company, HPOC, along with its subsidiaries, would be expected to be engaged primarily in the active conduct of gaming, sports, and entertainment operations and to conduct such operations, at least in part, on real property leased from the Company. The Company has determined that, in the Possible REIT Restructuring, the 378-acre parcel on which are located the Hollywood Park Race Track and the Hollywood Park-Casino would become part of the REIT, and a substantial portion of that parcel would be leased to HPOC and its subsidiaries for their use in conducting such racing and casino operations. Hollywood Park currently has other significant real property holdings, including the real property associated with the operations of the Turf Paradise Race Track and the three Boomtown casinos. Although it is possible that some or all of those other holdings would become part of the REIT (with a lease from the REIT to HPOC or its subsidiaries of some or all of such holdings), the Company has not yet determined whether any of such other holdings would become part of the REIT or would become part of the operating company. The amount of rent that would be paid to the Company by HPOC and its subsidiaries under any of the leases described above would be determined on a fair market value basis. Certain approvals of Gaming Authorities may be required in order to effect the Possible REIT Restructuring.

  The Indenture governing the Notes permits the Issuers, without the consent of the holders of the Notes, to amend the Indenture covenants to implement the Possible REIT Restructuring and to make required rent and dividend payments, to modify the financial covenants to accommodate the allocation of assets and liabilities between the Company and HPOC resulting from the Possible REIT Restructuring and otherwise to operate within the paired share/REIT structure thereafter, subject to the obligation of the Issuers to offer to repurchase the Notes upon the occurrence of a Change of Control (as defined). See "Description of Notes--Redemption at the Option of the Holders--Change of Control".

  The Old Notes are, and the New Notes will be, co-issued by the Company and HPOC, each of which are, and will be, absolutely and unconditionally obligated for the payment of the Notes. The Company and HPOC have entered into an agreement that, as between the Company and HPOC, HPOC would be primarily responsible for the payments on the Notes. However, such agreement in no way limits the obligations of the Company under the Notes, and each Issuer would continue to be a co-obligor following implementation of the Possible REIT Restructuring.

  The Company believes that the amendment of the Indenture covenants in connection with any Possible REIT Restructuring should be nontaxable for federal income tax purposes for those holders who do not accept the Company's offer to repurchase the Notes in connection with such restructuring. If the restructuring and amendments were treated as causing a "significant modification" of the Notes, then they would be treated as a deemed exchange of the Notes for new notes. Such a modification would either be a taxable event causing the recognition of gain or loss and the possible creation of original issue discount or bond premium, or a nontaxable recapitalization. However, the Company believes, based on current expectations, that the restructuring and amendments would not be treated as such a significant modification under current federal income tax law. Accordingly, the Company expects that the amendment would not be taxable for holders. Since that determination depends on the facts and circumstances at the time of the modification, the Company will include in the Change of Control offer to holders a summary of the anticipated federal income tax consequences of the actual modification to the holders of the Notes.

PROPERTIES

  The following describes Hollywood Park's principal real estate Properties.

  Hollywood Park owns approximately 378 acres in Inglewood, California, which is located in the heart of the Los Angeles metropolitan area. The property houses the 60,000 square foot Hollywood Park-Casino, the Hollywood Park Race Track and the executive offices of Hollywood Park. The Hollywood Park Race Track, Hollywood Park-Casino and required parking covers approximately 228 acres, leaving approximately 150 acres available for immediate development.

  Crystal Park LLC (93.2% owned by Hollywood Park) owns approximately six acres, upon which sits a parking structure, and owns the ground floor of the Crystal Park Casino, which houses the approximately 40,000 square feet of gaming floor space.

  Turf Paradise owns approximately 275 acres in the northwest section of Phoenix, Arizona, 100 of which are undeveloped. Sunflower owns approximately 393 acres in Kansas City, Kansas, but is currently involved in ongoing reorganization proceedings under Chapter 11 of the U.S. Bankruptcy Code.

  Boomtown Reno sits on 569 acres of land in Verdi, Nevada. Boomtown also owns all of the improvements and facilities on this property, including the casino, hotel, fun center, truck stop and recreational vehicle park. Current operations are located on approximately 61 acres. Of the remaining acreage, approximately 60 acres are zoned commercial and 444 acres are noncommercial. Boomtown Reno also owns the related water rights. In addition, Boomtown Reno maintains and operates its own sewage treatment facility at the site.

  During November 1993, the Mississippi Partnership entered into a 99-year lease for an 8.9 acre site in Biloxi, Mississippi. This land is being used to operate the land-based amenities and parking for its dockside casino at Boomtown Biloxi. The Mississippi Partnership has also entered into several leases from 10 to 25 years for additional land being used for additional parking. Upon commencement of operations on July 18, 1994, the Mississippi Partnership sold its casino barge and building to Hospitality Franchise Systems, Inc. ("HFS") and immediately leased them back for 25 years for a rental amount based on adjusted earnings before interest, taxes, depreciation and amortization, as defined in the relevant contract. The purchase price paid by HFS consisted of approximately $8.6 million in cash, plus a contingent payment of approximately $2.4 million, the contingent portion to be disbursed solely to finance construction of a hotel, which never commenced. HFS subsequently transferred the contract to National Gaming Corporation, Inc. (recently renamed National Gaming Mississippi, Inc.). On August 4, 1997, the Company executed an agreement pursuant to which it repurchased the barge for approximately $5.25 million, $1.5 million of which was paid concurrently and the remainder of which is due in three equal annual installments. All land-based facilities, including restaurants, bars, fun center, and entertainment facility, are owned by Boomtown Biloxi. Boomtown Biloxi also leases submerged tidelands at the casino site from the State of Mississippi. The term of the lease is ten years with a five-year option to renew. Annual rent is set forth in the lease.

  Boomtown New Orleans owns approximately 50 acres located in Jefferson Parish, 10 miles from downtown New Orleans, Louisiana. This property is used for land-based amenities related to the riverboat casino at Boomtown New Orleans. Boomtown New Orleans owns all improvements to and facilities on this property, including the riverboat restaurants, bars, fun center and entertainment facility.

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

REGULATION AND LICENSING

 Gaming Operations

  Nevada. The ownership and operation of casino gaming facilities in Nevada are subject to: (i) the Nevada Gaming Control Act and the regulations promulgated thereunder (collectively, "Nevada Act"); and (ii) various local regulations. The Company's gaming operations are subject to the licensing and regulatory control of the Nevada Gaming Commission ("Nevada Commission"), the Nevada State Gaming Control Board ("Nevada Board") and Washoe County. The Nevada Commission, the Nevada Board, and Washoe County are collectively referred to as the "Nevada Gaming Authorities."

  The laws, regulations and supervisory procedures of the Nevada Gaming Authorities are based upon declarations of public policy which are concerned with, among other things: (i) the prevention of unsavory or unsuitable persons from having a direct or indirect involvement with gaming at any time or in any capacity; (ii) the establishment and maintenance of responsible accounting practices and procedures; (iii) the maintenance of effective controls over the financial practices of licensees, including the establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing reliable record keeping and requiring the filing of periodic reports with the Nevada Gaming Authorities; (iv) the prevention of cheating and fraudulent practices; and (v) providing a source of state and local revenues through taxation and licensing fees. Changes in such laws, regulations and procedures could have an adverse effect on Boomtown's gaming operations.

  Boomtown Hotel & Casino, Inc. (the "Gaming Subsidiary"), which operates Boomtown Reno and two other gaming operations with slot machines only, is required to be licensed by the Nevada Gaming Authorities. The gaming licenses require the periodic payment of fees and taxes and are not transferable. The Company is currently registered by the Nevada Commission as publicly traded corporation (a "Registered Corporation") and has been found suitable to own the stock of Boomtown which is registered as an intermediary company ("Intermediary Company"). Boomtown has been found suitable to own the stock of the Gaming Subsidiary, which is a corporate licensee (a "Corporate Licensee") under the terms of the Nevada Act. As a Registered Corporation, the Company is required periodically to submit detailed financial and operating reports to the Nevada Commission and furnish any other information which the Nevada Commission may require. No person may become a stockholder of, or holder of an interest of, or receive any percentage of profits from an Intermediary Company or a Corporate Licensee without first obtaining licenses and approvals from the Nevada Gaming Authorities. The Company, Boomtown and the Gaming Subsidiary have obtained from the Nevada Gaming Authorities the various registrations, findings of suitability, approvals, permits and licenses required in order to engage in gaming activities in Nevada.

  The Nevada Gaming Authorities may investigate any individual who has a material relationship to, or material involvement with, the Company, Boomtown or the Gaming Subsidiary in order to determine whether such individual is suitable or should be licensed as a business associate of a gaming licensee. Officers, directors and certain key employees of the Company, Boomtown and the Gaming Subsidiary must file applications with the Nevada Gaming Authorities and may be required to be licensed or found suitable by the Nevada Gaming Authorities. Officers, directors and key employees of the Company and Boomtown who are actively and directly involved in gaming activities of the Gaming Subsidiary may be required to be licensed or found suitable by the Nevada Gaming Authorities. The Nevada Gaming Authorities may deny an application for licensing for any cause which they deem reasonable. A finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation. The applicant for licensing or a finding of suitability must pay all the costs of the investigation. Changes in licensed positions must be reported to the Nevada Gaming Authorities and in addition to their authority to deny an application for a finding of suitability or licensure, the Nevada Gaming Authorities have jurisdiction to disapprove a change in any person's corporate position or job title.

  If the Nevada Gaming Authorities were to find an officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with the Company, Boomtown or the Gaming Subsidiary, the companies involved would have to sever all relationships with such person. In addition, the Nevada Commission may require the Company, Boomtown or the Gaming Subsidiary to terminate the employment of any person who refuses to file appropriate applications. Determinations of suitability or of questions pertaining to licensing are not subject to judicial review in Nevada.

  The Company and the Gaming Subsidiary are required to submit detailed financial and operating reports to the Nevada Commission. Substantially all material loans, leases, sales of securities and similar financing transactions by the Gaming Subsidiary must be reported to or approved by the Nevada Commission.

  If it were determined that the Nevada Act was violated by the Gaming Subsidiary, the gaming licenses it holds could be limited, conditioned, suspended or revoked, subject to compliance with certain statutory and regulatory procedures. In addition, the Company, Boomtown and the Gaming Subsidiary and the persons involved could be subject to substantial fines for each separate violation of the Nevada Act at the discretion of the Nevada Commission. Further, a supervisor could be appointed by the Nevada Commission to operate Boomtown Reno and, under certain circumstances, earnings generated during the supervisor's appointment (except for reasonable rental value of the casino) could be forfeited to the State of Nevada. Limitation, conditioning or suspension of the gaming licenses of the Gaming Subsidiary or the appointment of a supervisor could (and revocation of any gaming license would) materially adversely affect the Company's gaming operations.

  Any beneficial holder of the Company's voting securities, regardless of the number of shares owned, may be required to file an application, be investigated, and have his suitability as a beneficial holder of the Company's voting securities determined if the Nevada Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the state of Nevada. The applicant must pay all costs of investigation incurred by the Nevada Gaming Authorities in conducting any such investigation.

  The Nevada Act requires any person who acquires more than 5% of a Registered Corporation's voting securities to report the acquisition to the Nevada Commission. The Nevada Act requires that beneficial owners of more than 10% of a Registered Corporation's voting securities apply to the Nevada Commission for a finding of suitability within thirty days after the Chairman of the Nevada Board mails the written notice requiring such filing. Under certain circumstances, an "institutional investor," as defined in the Nevada Act, which acquires more than 10%, but not more than 15%, of a Registered Corporation's voting securities may apply to the Nevada Commission for a waiver of such finding of suitability if such institutional investor holds the voting securities for investment purposes only. An institutional investor shall not be deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of the board of directors of the Registered Corporation, any change in the Registered Corporation's corporate charter, bylaws, management, policies or operations of the Registered Corporation, or any of its gaming affiliates, or any other action which the Nevada Commission finds to be inconsistent with holding the Registered Corporation's voting securities for investment purposes only. Activities which are not deemed to be inconsistent with holding voting securities for investment purposes only include: (i) voting on all matters voted on by stockholders; (ii) making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management, policies or operations; and (iii) such other activities as the Nevada Commission may determine to be consistent with such investment intent. If the beneficial holder of voting securities who must be found suitable is a corporation, partnership or trust, it must submit detailed business and financial information including a list of beneficial owners. The applicant is required to pay all costs of investigation.

  Any person who fails or refuses to apply for a finding of suitability or a license within thirty days after being ordered to do so by the Nevada Commission or the Chairman of the Nevada Board, may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any stockholder found unsuitable and who holds, directly or indirectly, any beneficial ownership of the common stock beyond such period of time as may be prescribed by the Nevada Commission may be guilty of a criminal offense. The Company is subject to disciplinary action if, after it receives notice that a person is unsuitable to be a stockholder or to have any other relationship with the Company, Boomtown or the Gaming Subsidiary, the Company (i) pays that person any dividend or interest upon voting securities of the Company, (ii) allows that person to exercise, directly or indirectly, any voting right conferred through securities held by that person, (iii) pays remuneration in any form to that person for services rendered or otherwise, or (iv) fails to pursue all lawful efforts to require such unsuitable person to relinquish his voting securities including, if necessary, the immediate purchase of said voting securities for cash at fair market value.

  The Nevada Commission may, in its discretion, require the holder of any debt security (such as the Notes or the New Notes) of a Registered Corporation to file applications, be investigated and be found suitable to own the debt security of a Registered Corporation. If the Nevada Commission determines that a person is unsuitable to own such security, then pursuant to the Nevada Act, the Registered Corporation can be sanctioned, including the loss of its approvals, if without the prior approval of the Nevada Commission, it (i) pays to the unsuitable person any dividend, interest, or any distribution whatsoever; (ii) recognizes any voting right by such unsuitable person in connection with such securities; (iii) pays the unsuitable person remuneration in any form; or (iv) makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation, or similar transaction.

  The Company is required to maintain a current stock ledger in Nevada which may be examined by the Nevada Gaming Authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Nevada Gaming Authorities. A failure to make such disclosure may be grounds for finding the record holder unsuitable. The Company is also required to render maximum assistance in determining the identity of the beneficial owner. The Nevada Commission has the power to require that the Company's stock certificates bear a legend indicating that the securities are subject to the Nevada Act. However, to date the Nevada Commission has not imposed such a requirement on the Company.

  The Company may not make a public offering of its securities without the prior approval of the Nevada Commission if the securities or proceeds therefrom are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for such purposes. The Exchange Offer will constitute a public offering (as defined in the Nevada Act) and will require the prior approval of the Nevada Commission upon the recommendation of the Nevada Board. In addition, (i) a Corporate Licensee may not guarantee a security issued by a Registered Corporation pursuant to a public offering without the prior approval of the Nevada Commission; and (ii) restrictions upon the transfer of an equity security issued by a Corporate Licensee or an Intermediary Company, and agreements not to encumber such securities (collectively, "Stock Restrictions") are ineffective without the prior approval of the Nevada Commission. The Stock Restrictions in respect of the Notes require the prior approval of the Nevada Commission to be effective. In connection with the approval of the Exchange Offer, the Guaranties of the Gaming Subsidiary and Boomtown and the Stock Restrictions will also require the prior approval of the Nevada Commission. However, there can be no assurances that such approval will be granted. Furthermore, any such approval, if granted, does not constitute a finding, recommendation or approval by the Nevada Commission or the Nevada Board as to the accuracy or adequacy of the prospectus or the investment merits of the securities offered. Any representation to the contrary is unlawful.

  Changes in control of a Registered Corporation through merger, consolidation, stock or asset acquisitions, management or consulting agreements, or any act or conduct by a person whereby he obtains control, may not occur without the prior approval of the Nevada Commission. Entities seeking to acquire control of a Registered Corporation must satisfy the Nevada Board and Nevada Commission in a variety of stringent standards prior to assuming control of such Registered Corporation. The Nevada Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control to be investigated and licensed as part of the approval process relating to the transaction.

  The Nevada legislature has declared that some corporate acquisitions opposed by management, repurchases of voting securities and corporate defense tactics affecting Nevada corporate gaming licensees, and Registered Corporations that are affiliated with those operations, may be injurious to stable and productive corporate gaming. The Nevada Commission has established a regulatory scheme to ameliorate the potentially adverse effects of these business practices upon Nevada's gaming industry and to further Nevada's policy to: (i) assure the financial stability of corporate gaming licensees and their affiliates; (ii) preserve the beneficial aspects of conducting business in the corporate form; and (iii) promote a neutral environment for the orderly governance of corporate affairs. Approvals are, in certain circumstances, required from the Nevada Commission before the Registered Corporation can make exceptional repurchases of voting securities above the current market price thereof and before a corporate acquisition opposed by management can be consummated. The Nevada Act also requires prior approval of a plan of recapitalization proposed by the Registered Corporation's Board of Directors in response to a tender offer made directly to the Registered Corporation's stockholders for the purposes of acquiring control of the Registered Corporation.

  License fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the state of Nevada and to Washoe County, in which the Gaming Subsidiary's operations are conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually and are based upon either: (i) a percentage of the gross revenues received; (ii) the number of gaming devices operated; or (iii) the number of table games operated. A casino entertainment tax is also paid by casino operations where entertainment is furnished in connection with the selling of food or refreshments or the selling of any merchandise.

  Any person who is licensed, required to be licensed, registered, required to be registered, or is under common control with such persons (collectively, "Licensees"), and who proposes to become involved in a gaming venture outside of Nevada, is required to deposit with the Nevada Board, and thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation by the Nevada Board of such Licensee's participation in such foreign gaming. The revolving fund is subject to increase or decrease in the discretion of the Nevada Commission. Thereafter, Licensees are required to comply with certain reporting requirements imposed by the Nevada Act. Licensees are also subject to disciplinary action by the Nevada Commission if they knowingly violate any laws of the foreign jurisdiction pertaining to the foreign gaming operation, fail to conduct the foreign gaming operation in accordance with the standards of honesty and integrity required of Nevada gaming operations, engage in activities that are harmful to the state of Nevada or its ability to collect gaming taxes and fees, or employ a person in the foreign operation who has been denied a license or finding of suitability in Nevada on the ground of personal unsuitability.

  The Nevada Commission has approved the issuance of the Guaranties of the New Notes and the consummation of the Exchange Offer.

  Mississippi. The ownership and operation of casino facilities in Mississippi are subject to extensive state and local regulation. Regulation is primarily effected through the licensing and regulatory control of the Mississippi Gaming Commission and the Mississippi State Tax Commission (the "Mississippi Gaming Authorities").

  The Mississippi Gaming Control Act (the "Mississippi Act"), which legalized dockside casino gaming in Mississippi, is similar to the Nevada Gaming Control Act. The Mississippi Gaming Commission has adopted regulations which are also similar in many respects to the Nevada gaming regulations.

  The laws, regulations and supervisory procedures of Mississippi and the Mississippi Gaming Commission seek to: (i) prevent unsavory or unsuitable persons from having any direct or indirect involvement with gaming at any time or in any capacity; (ii) establish and maintain responsible accounting practices and procedures; (iii) maintain effective control over the financial practices of licensees, including establishing minimum procedures for internal fiscal affairs and safeguarding of assets and revenues, providing reliable record keeping and making periodic reports to the Mississippi Gaming Commission; (iv) prevent cheating and fraudulent practices; (v) provide a source of state and local revenues through taxation and licensing fees; and
(vi) ensure that gaming licensees, to the extent practicable, employ Mississippi residents. The regulations are subject to amendment and interpretation by the Mississippi Gaming Commission. Changes in Mississippi laws or regulations could have an adverse effect on the Company and the Company's Biloxi, Mississippi gaming operations.

  The Mississippi Act provides for legalized dockside gaming at the discretion of the 14 counties that either border the Gulf Coast or the Mississippi River, but only if the voters in such counties have not voted to prohibit gaming in that county. As of August 1, 1997, dockside gaming was permissible in nine of the fourteen eligible counties in the State and gaming operations had commenced in Adams, Coahoma, Hancock, Harrison, Tunica, Warren and Washington counties. Under Mississippi law, gaming vessels must be located on the Mississippi River or on navigable waters in eligible counties along the Mississippi River or in the waters lying south of the counties along the Mississippi Gulf Coast. The law permits unlimited stakes gaming on permanently moored vessels on a 24-hour basis and does not restrict the percentage of space which may be utilized for gaming. The Mississippi Act permits substantially all traditional casino games and gaming devices and, on August 11, 1997, a Mississippi lower court ruled that the Mississippi Act also permits race books on the premises of licensed casinos. The Mississippi Gaming Commission has not yet determined whether it will appeal that decision.

  The Company and any subsidiary of the Company (or partnership in which the subsidiary is a partner) that operates a casino in Mississippi (a "Mississippi Gaming Subsidiary"), is subject to the licensing and regulatory control of the Mississippi Gaming Authorities. Hollywood Park is currently registered with the Mississippi Gaming Commission as a publicly traded corporation and has been found suitable to own the stock of Boomtown, which is currently registered with the Mississippi Gaming Commission as an intermediary company. Boomtown has been found suitable to own the limited partnership interests of Mississippi-I Gaming, L.P., the operator of Boomtown Biloxi and a licensee of the Mississippi Gaming Commission, and to own the stock of the corporate general partner of the partnership. Hollywood Park is required periodically to submit detailed financial and operating reports to the Mississippi Gaming Commission and furnish any other information which the Mississippi Gaming Commission may require. If the Company is unable to continue to satisfy the registration requirements of the Mississippi Act, the Company and its Mississippi Gaming Subsidiaries cannot own or operate gaming facilities in Mississippi. Each Mississippi Gaming Subsidiary must obtain gaming licenses from the Mississippi Gaming Commission to operate casinos in Mississippi. A gaming license is issued by the Mississippi Gaming Commission subject to certain conditions, including continued compliance with all applicable state laws and regulations and physical inspection of the casinos prior to opening. There are no limitations on the number of gaming licenses which may be issued in Mississippi.

  Gaming licenses are not transferable, are initially issued for a two-year period and must be renewed periodically thereafter. Boomtown Biloxi's gaming license was renewed in 1996 for a two-year period expiring June 20, 1998. No person may become a shareholder of or receive any percentage of profits from an intermediary company or a gaming licensee subsidiary of a holding company without first obtaining licenses and approvals from the Mississippi Gaming Commission. The Company has obtained such approvals in connection with the licensing of Boomtown Biloxi and the registration of Hollywood Park as a publicly-traded holding company.

  Certain officers and employees of Hollywood Park and the officers, directors and certain key employees of the Company's Mississippi Gaming Subsidiary must be found suitable or be investigated by the Mississippi Gaming Commission. The Company believes that findings of suitability with respect to such persons associated with Boomtown Biloxi have been applied for or obtained. However, the Mississippi Gaming Commission in its discretion may require additional persons to file applications for suitability. Employees associated with gaming must obtain work permits that are subject to immediate suspension under certain circumstances. In addition, any person having a material relationship or involvement with the Company may be required to be found suitable or licensed, in which case those persons must pay the costs and fees associated with such investigation. The Mississippi Gaming Commission may deny an application for a license for any cause that it deems reasonable. Changes in licensed positions must be reported to the Mississippi Gaming Commission. In addition to its authority to deny an application for a license, the Mississippi Gaming Commission has jurisdiction to disapprove a change in any person's corporate position or job title, which changes must be reported to the Mississippi Gaming Commission. The Mississippi Gaming Commission has the power to require any Mississippi Gaming Subsidiary and the Company to suspend or dismiss officers, directors and other key employees or sever relationships with other persons who refuse to file appropriate applications or whom the authorities find unsuitable to act in such capacities.

  At any time, the Mississippi Gaming Commission has the power to investigate and require the finding of suitability of any record or beneficial shareholder of the Company. Mississippi law requires any person who acquires more than 5% of the common stock of a registered publicly-traded holding company to report the acquisition to the Mississippi Gaming Commission, and such person may be required to be found suitable. Also, any person who becomes a beneficial owner of more than 10% of a registered publicly-traded holding company's common stock, as reported to the Securities and Exchange Commission, must apply for a finding of suitability by the Mississippi Gaming Commission and must pay the costs and fees that the Mississippi Gaming Commission incurs in conducting the investigation. The Mississippi Gaming Commission has generally exercised its discretion to require a finding of suitability of any beneficial owner of more than 5% of a registered publicly-traded holding company's common stock. However, the Mississippi Gaming Commission has adopted a policy that could permit certain institutional investors to beneficially own up to 10% of a public company's stock without a finding of suitability. If a shareholder who must be found suitable is a corporation, partnership or trust, it must submit detailed business and financial information, including a list of beneficial owners.

  Any person who fails or refuses to apply for a finding of suitability or a license within 30 days after being ordered to do so by the Mississippi Gaming Commission may be found unsuitable. The same restrictions apply to a record owner, if the record owner, after request, fails to identify the beneficial owner. Any person found unsuitable and who holds, directly or indirectly, any beneficial ownership of the securities of the Company beyond such time as the Mississippi Gaming Commission prescribes, may be guilty of a misdemeanor. The Company is subject to disciplinary action if, after receiving notice that a person is unsuitable to be a shareholder or to have any other relationship with the Company or its Mississippi Gaming Subsidiaries, the Company: (i) pays the unsuitable person any dividend or other distribution upon the voting securities of the Company; (ii) recognizes the exercise, directly or indirectly, of any voting rights conferred by securities of the Company held by the unsuitable person; (iii) pays the unsuitable person any remuneration in any form for services rendered or otherwise, except in certain limited and specific circumstances; or (iv) fails to pursue all lawful efforts to require the unsuitable person to divest himself of the securities, including, if necessary, the immediate purchase of the securities for cash at a fair market value.

  The Company may be required to disclose to the Mississippi Gaming Commission upon request the identities of the holders of any of the Company's debt securities. In addition, the Mississippi Gaming Commission under the Mississippi Act may, in its discretion, (i) require holders of securities of registered corporations, including debt securities such as the Notes, to file applications, (ii) investigate such holders, and (iii) require such holders to be found suitable to own such securities or receive distributions thereon. If the Mississippi Gaming Commission determines that a person is unsuitable to own such security, then the issuer may be sanctioned, including the loss of its approvals, if without the prior approval of the Mississippi Gaming Commission, it (i) pays to unsuitable person any dividend, interest, or any distribution whatsoever; (ii) recognizes any voting right by such unsuitable person in connection with such securities; (iii) pays the unsuitable person remuneration in any form; or (iv) makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation, or similar transaction. Although the Mississippi Gaming Commission generally does not require the individual holders of obligations such as the Notes to be investigated and found suitable, the Mississippi Gaming Commission retains the discretion to do so for any reason, including but not limited to a default, or where the holder of the debt instrument exercises a material influence over the gaming operations of the entity in question. Any holder of debt securities required to apply for a finding of suitability must pay all investigative fees and costs of the Mississippi Gaming Commission in connection with such an investigation.

  The Mississippi Gaming Subsidiary must maintain a current stock ledger in its principal office in Mississippi and the Company must maintain a current list of stockholders in the principal offices of the Mississippi Gaming Subsidiary which must reflect the record ownership of each outstanding share of any class of equity security issued by Hollywood Park. The stockholder list may thereafter be maintained by adding reports regarding the ownership of such securities that it receives from Hollywood Park's transfer agent. The ledger and stockholder lists must be available for inspection by the Mississippi Gaming Commission at any time. If any securities of Hollywood Park are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Mississippi Gaming Commission. A failure to make such disclosure may be grounds for finding the record holder unsuitable. Hollywood Park must also render maximum assistance in determining the identity of the beneficial owners.

  The Mississippi Act requires that the certificates representing securities of a publicly-traded corporation (as defined in the Mississippi Act) bear a legend to the general effect that such securities are subject to the Mississippi Act and the regulations of the Mississippi Gaming Commission. The Mississippi Gaming Commission has the power to impose additional restrictions on the holders of the Company's securities at any time. The Company has received a waiver from this legend requirement from the Mississippi Gaming Commission.

  Substantially all loans, leases, sales of securities and similar financing transactions by a Mississippi Gaming Subsidiary must be reported to or approved by the Mississippi Gaming Commission. A Mississippi Gaming Subsidiary may not make an issuance or a public offering of its securities. Similarly, the equity interests of the Mississippi Gaming Subsidiary may not be pledged without the prior approval of the Mississippi Gaming Commission. The Company may not make an issuance or public offering of its securities without the prior approval of the Mississippi Gaming Commission if any part of the proceeds of the offering is to be used to finance the construction, acquisition or operation of gaming facilities in Mississippi or to retire or extend obligations incurred for one or more such purposes. Such approval, if given, does not constitute a recommendation or approval of the investment merits of the securities subject to the offering. Any representation to the contrary is unlawful. The Company has received such approvals as are necessary to engage in the Exchange Offering.

  Under the regulations of the Mississippi Gaming Commission, the Mississippi Gaming Subsidiary may not guarantee a security issued by an affiliated company pursuant to a public offering, or pledge its assets to secure payment or performance of the obligations evidenced by the security issued by the affiliated company, without the prior approval of the Mississippi Gaming Commission. The guarantee of the Mississippi Gaming Subsidiary with respect to the New Notes has received the prior approval of the Mississippi Gaming Commission. The pledge of the stock of a Mississippi Gaming Subsidiary and the foreclosure of such a pledge is ineffective without the prior approval of the Mississippi Gaming Commission. Moreover, restrictions on the transfer of an equity security issued by a Mississippi Gaming Subsidiary and agreements not to encumber such securities (the "Stock Restrictions") are ineffective without the prior approval of the Mississippi Gaming Commission. The Stock Restrictions with respect to the New Notes have also received the prior approval of the Mississippi Gaming Commission.

  Change in control of the Company through merger, consolidation, acquisition of assets, management or consulting agreements or any form of takeover, and certain recapitalizations and stock purchases by Hollywood Park, cannot occur without the prior approval of the Mississippi Gaming Commission. Entities seeking to acquire control of a registered corporation must satisfy the Mississippi Gaming Commission in a variety of stringent standards prior to assuming control of such registered corporation. The Mississippi Gaming Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control, to be investigated and licensed as part of the approval process relating to the transaction.

  The Mississippi legislature has declared that some corporate acquisitions opposed by management, repurchases of voting securities and other corporate defense tactics that affect corporate gaming licensees in Mississippi and corporations whose stock is publicly traded that are affiliated with those licensees, may be injurious to stable and productive corporate gaming. The Mississippi Gaming Commission has established a regulatory scheme to ameliorate the potentially adverse effects of these business practices upon Mississippi's gaming industry and to further Mississippi's policy to: (i) assure the financial stability of corporate gaming operators and their affiliates; (ii) preserve the beneficial aspects of conducting business in the corporate form; and (iii) promote a neutral environment for the orderly governance of corporate affairs. Approvals are, in certain circumstances, required from the Mississippi Gaming Commission before the Company may make exceptional repurchases of voting securities above the current market price of its common stock (commonly called

"greenmail") or before a corporate acquisition opposed by management may be consummated. Mississippi's gaming regulations will also require prior approval by the Mississippi Gaming Commission if the Company adopts a plan of recapitalization proposed by its Board of Directors opposing a tender offer made directly to the shareholders for the purpose of acquiring control of the Company.

  Neither the Company nor any subsidiary may engage in gaming activities in Mississippi while also conducting gaming operations outside of Mississippi without approval of the Mississippi Gaming Commission. The Mississippi Gaming Authorities may require determinations that, among other things, there are means for the Mississippi Gaming Authorities to have access to information concerning the out-of-state gaming operations of the Company and its affiliates. The Mississippi Gaming Commission must approve any future gaming operations of the Company outside Mississippi. The Mississippi Gaming Commission has approved the Company's operations in Nevada, California and Louisiana but must approve the Company's operations in any other jurisdictions.

  If the Mississippi Gaming Commission decides that a Mississippi Gaming Subsidiary violated a gaming law or regulation, the Mississippi Gaming Commission could limit, condition, suspend or revoke the license of the Mississippi Gaming Subsidiary, subject to compliance with certain statutory and regulatory procedures. In addition, a Mississippi Gaming Subsidiary, the Company and the persons involved could be subject to substantial fines for each separate violation. Because of such a violation, the Mississippi Gaming Commission could seek to appoint a supervisor to operate the casino facilities. Limitation, conditioning or suspension of any gaming license or the appointment of a supervisor could (and revocation of any gaming license would) materially adversely affect the Company and the Mississippi Gaming Subsidiary's gaming operations and the Company's results of operations.

  License fees and taxes, computed in various ways depending on the type of gaming involved, are payable to the State of Mississippi and to the counties and cities in which a Mississippi Gaming Subsidiary's respective operations will be conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually and are based upon (i) a percentage of the gross gaming revenues received by the casino operation, (ii) the number of slot machines operated by the casino or (iii) the number of table games operated by the casino. The license fee payable to the State of Mississippi is based upon "gaming receipts" (generally defined as gross receipts less pay outs to customers as winnings) and equals 4% of gaming receipts of $50,000 or less per month, 6% of gaming receipts over $50,000 and less than $134,000 per month, and 8% of gaming receipts over $134,000. The foregoing license fees are allowed as a credit against the licensee's Mississippi income tax liability for the year paid.

  In October 1994, the Mississippi Gaming Commission adopted two new regulations. Under the first regulation, as condition of licensure or license renewal, casino vessels on the Mississippi Gulf Coast that are not self-propelled must be moored to withstand a Category 4 hurricane with 155 mile-per-hour winds and 15-foot tidal surge. Boomtown Biloxi believes that it currently meets this requirement. The second regulation requires as a condition of licensure or license renewal that a gaming establishment's plan include a 500-car parking facility in close proximity to the casino complex and infrastructure facilities, the expenditures for which will amount to at least 25% of the casino cost. Such facilities shall include any of the following: a 250-room hotel of at least a two-star rating as defined by the current edition of the Mobil Travel Guide, a theme park, golf courses, marinas, tennis complex, entertainment facilities, or any other such facility as approved by the Mississippi Gaming Commission as infrastructure. Parking facilities, roads, sewage and water systems, or facilities normally provided by cities and/or counties are excluded. The Mississippi Gaming Commission may in its discretion reduce the number of rooms required, where it is shown to the Commission's satisfaction that sufficient rooms are available to accommodate the anticipated visitor load. The Company believes that Boomtown Biloxi currently meets such requirements and was relicensed by the Mississippi Gaming Commission effective June 20, 1996 for an additional two-year period. The Company has commissioned a study to recommend alternatives for additional development at Boomtown Biloxi, but the Company has made no definitive plans with respect to any further development. In late 1997, members of the senior staff of the Mississippi Gaming Commission and members of the Commission informally advised the Company that they believe Boomtown Biloxi has complied with the infrastructure requirement. However, Boomtown Biloxi is subject to relicensing in June of 1998 and it is possible that the Mississippi Gaming Commission could require further development at Boomtown Biloxi in connection with the relicensing.

  The sale of food or alcoholic beverages at the Boomtown Biloxi property is subject to licensing, control and regulation by the applicable state and local authorities. The agencies involved have full power to limit, condition, suspend or revoke any such license, and any such disciplinary action could (and revocation would) have a material adverse effect upon the operations of the affected casino or casinos. Certain officers and managers of the Company and Boomtown Biloxi must be investigated by the Alcoholic Beverage Control Division of the State Tax Commission (the "ABC") in connection with Boomtown Biloxi's liquor permits. Changes in licensed positions must be approved by the ABC.

  The Mississippi Gaming Commission has approved the issuance of the Guaranties of the New Notes and the consummation of the Exchange Offer.

  Louisiana. The ownership and operation of a riverboat gaming vessel is subject to the Louisiana Riverboat Economic Development and Gaming Control Act (the "Louisiana Act"). As of May 1, 1996, gaming activities are regulated by the Louisiana Gaming Control Board (the "Board"). The Board is responsible for issuing the gaming license and enforcing the laws, rules and regulations relative to riverboat gaming activities. The Board is empowered to issue up to 15 licenses to conduct gaming activities on a riverboat of new construction in accordance with applicable law. However, no more than six licenses may be granted to riverboats operating from any one parish.

  The laws and regulations of Louisiana seek to (i) prevent unsavory or unsuitable persons from having any direct or indirect involvement with gaming at any time or in any capacity; (ii) establish and maintain responsible accounting practices and procedures; (iii) maintain effective control over the financial practices of licensees, including establishing procedures for reliable record keeping and making periodic reports to the Board; (iv) prevent cheating and fraudulent practices; (v) provide a source of state and local revenues through fees; and (vi) ensure that gaming licensees, to the extent practicable, employ and contract with Louisiana residents, women and minorities.

  The Louisiana Act specifies certain restrictions and conditions relating to the operation of riverboat gaming, including but not limited to the following:
(i) gaming is not permitted while a riverboat is docked, other than for forty-five minutes between excursions, unless dangerous weather or water conditions exist; (ii) each round trip riverboat cruise may not be less than three nor more than eight hours in duration, subject to specified exceptions; (iii) agents of the Board are permitted on board at any time during gaming operations; (iv) gaming devices, equipment and supplies may be purchased or leased from permitted suppliers; (v) gaming may only take place in the designated river or waterway; (vi) gaming equipment may not be possessed, maintained, or exhibited by any person on a riverboat except in the specifically designated gaming area, or a secure area used for inspection, repair, or storage of such equipment; (vii) wagers may be received only from a person present on a licensed riverboat; (viii) persons under 21 are not permitted in designated gaming areas; (ix) except for slot machine play, wagers may be made only with tokens, chips, or electronic cards purchased from the licensee aboard a riverboat, (x) licensees may only use docking facilities and routes for which they are licensed and may only board and discharge passengers at the riverboat's licensed berth; (xi) licensees must have adequate protection and indemnity insurance; (xii) licensees must have all necessary federal and state licenses, certificates and other regulatory approvals prior to operating a riverboat and (xiii) gaming may only be conducted in accordance with the terms of the license and the rules and regulations adopted by the Board.

  No person may receive any percentage of the profits from Boomtown New Orleans without first being found suitable. In March 1994, Boomtown New Orleans, its officers, key personnel, partners and persons holding a 5% or greater interest in the partnership were found suitable by the predecessor to the Board. A gaming license is deemed to be a privilege under Louisiana law and as such may be denied, revoked, suspended, conditioned or limited at any time by the Board. In issuing a license, the Board must find that the applicant is a person of good character, honesty and integrity and the applicant is a person whose prior activities, criminal record, if any, reputation, habits and associations do not pose a threat to the public interest of the State of Louisiana or to the effective regulation and control of gaming, or create or enhance the dangers of unsuitable, unfair or illegal practices, methods, and activities in the conduct of gaming or the carrying on of business and financial arrangements in connection therewith. The Board will not grant any licenses unless it finds that: (i) the applicant is capable of conducting gaming operations, which means that the applicant can demonstrate the capability, either through training, education, business experience, or a combination of the above to operate a gaming casino; (ii) the proposed financing of the riverboat and the gaming operations is adequate for the nature of the proposed operation and from a source suitable and acceptable to the Board; (iii) the applicant demonstrates a proven ability to operate a vessel of comparable size, capacity and complexity to a riverboat in its application for a license;
(v) the applicant designates the docking facilities to be used by the riverboat; (vi) the applicant shows adequate financial ability to construct and maintain a riverboat; (vii) the applicant has a good faith plan to recruit, train and upgrade minorities in all employment classifications; and
(viii) the applicant is of good moral character.

  The Board may not award a license to any applicant who fails to provide information and documentation to reveal any fact material to qualifications or who supplies information which is untrue or misleading as to a material fact pertaining to the qualification criteria; who has been convicted of or pled NOLO CONTENDERE to an offense punishable by imprisonment of more than one year; who is currently being prosecuted for or regarding whom charges are pending in any jurisdiction of an offense punishable by more than one year imprisonment; if any holder of 5% or more in the profits and losses of the applicant has been convicted of or pled guilty or NOLO CONTENDERE to an offense which at the time of conviction is punishable as a felony.

  The transfer of a license is prohibited. The sale, assignment, transfer, pledge, or disposition of securities which represent 5% or more of the total outstanding shares issued by a holder of a license is subject to prior Board approval. A security issued by a holder of a license must generally disclose these restrictions.

  Section 2501 of the regulations enacted by the Riverboat Gaming Division of the Louisiana State Police (the investigative and enforcement entity under the Louisiana regulatory scheme) pursuant to the Louisiana Act (the "Regulations") requires prior written approval of the Board of all persons involved in the sale, purchase, assignment, lease, grant or foreclosure of a security interest, hypothecation, transfer, conveyance or acquisition of an ownership interest (other than in a corporation) or economic interest of five percent (5%) or more in any licensee.

  Section 2523 of the Regulations requires notification to and prior approval from the Board of the (a) application for, receipt, acceptance or modification of a loan, or the (b) use of any cash, property, credit, loan or line of credit, or the (c) guarantee or granting of other forms of security for a loan by a licensee or person acting on a licensee's behalf. Exceptions to prior written approval apply to any transaction for less than $2,500,000 in which all of the lending institutions are federally regulated, or if the transaction involves publicly registered debt and securities sold pursuant to a firm underwriting agreement.

  The failure of a licensee to comply with the requirements set forth above may result in the suspension or revocation of that licensee's gaming license. Additionally, if the Board finds that the individual owner or holder of a security of a corporate license or intermediary company or any person with an economic interest in a licensee is not qualified under the Louisiana Act, the Board may require, under penalty of suspension or revocation of the license, that the person not (a) receive dividends or interest on securities of the corporation, (b) exercise directly or indirectly a right conferred by securities of the corporation, (c) receive remuneration or economic benefit from the licensee, or (d) continue in an ownership or economic interest in the licensee.

  A licensee must periodically report the following information to the Board, which is not confidential and is to be available for public inspection; the licensee's net gaming proceeds from all authorized games; the amount of net gaming proceeds tax paid; and all quarterly and annual financial statements presenting historical data that are submitted to the Board, including annual financial statements that have been audited by an independent certified public accountant.

  The Board has adopted rules governing the method for approval of the area of operations, the rules and odds of authorized games and devices permitted, and prescribing grounds and procedures for the revocation, limitation or suspension of licenses and permits.

  On April 19, 1996, the Louisiana legislature adopted legislation requiring statewide local elections on a parish-by-parish basis to determine whether to prohibit or continue to permit licensed riverboat gaming, licensed video poker gaming, and licensed land-based gaming in Orleans Parish. The applicable local election took place on November 5, 1996, and approximately two thirds of the voters in the parish of Boomtown New Orleans voted to continue licensed riverboat and video poker gaming. However, it is noteworthy that the current legislation does not provide for any moratorium on future local elections on gaming. Thus, although the Company does not anticipate another election in the near future, there can be no assurance that a new election will not be called to discontinue gaming within the parish.

  The Board has approved the issuance of the Guaranties of the Notes.

  California. Operation of California card club casinos such as the Hollywood Park-Casino and Crystal Park is governed by the California Gaming Registration Act (the "CGRA") and is subject to the oversight of the California Attorney General (the "Attorney General"). Under the CGRA, a California card club casino may only offer certain forms of card games, including Poker, Pai Gow, and California Blackjack. A card club casino may not offer many of the card games and other games of chance permitted in Nevada and other jurisdictions where Boomtown conducts business.

  Although the California Attorney General takes the position that, under the CGRA, only individuals, partnerships or privately-held companies (as opposed to publicly-traded companies such as Hollywood Park) are eligible to operate card club casinos, the 1995 enactment of California Senate Bill 100 ("SB-100") also permits a publicly-owned racing association to own and operate a card club casino if it also owns and operates a race track on the same premises. The provisions of SB-100 expire on January 1, 1999, unless the California legislature enacts a comprehensive scheme for the regulation of gaming under the jurisdiction of a gaming control commission. There can be no assurance that such legislation will be adopted by such date or that the legislature will extend the deadline. See "Risk Factors--Governmental Regulation." SB-100 also imposes a moratorium through 1998 on public votes or referendums to approve the enactment of any city ordinance allowing additional card club casinos in California.

  Pursuant to the CGRA, the operator of a card club casino, and its officers, directors and certain stockholders are required to be registered by the Attorney General and licensed by the municipality in which it is located. In September 1995, the Attorney General granted Hollywood Park a provisional registration under SB-100 to operate the Hollywood Park-Casino which was renewed on September 1, 1996. A permanent registration will not be granted until the California Department of Justice completes its review of the applications of Hollywood Park and its corporate officers and directors. The Attorney General has broad discretion to deny a gaming registration and may impose reasonably necessary conditions upon the granting of a gaming registration. Grounds for denial include felony convictions, criminal acts, convictions involving dishonesty, illegal gambling activities, and false statements on a gaming application. Such grounds also generally include having a financial interest in a business or organization that engages in gaming activities that are illegal under California law; however, this provision contains an exception for publicly-traded racing associations such as Hollywood Park. In addition, the Attorney General possesses broad authority to suspend or revoke a gaming registration on any of the foregoing grounds, as well as for violation of any federal, state or local gambling law, failure to take reasonable steps to prevent dishonest acts or illegal activities on the premises of the card club casino, failure to cooperate with the Attorney General in its oversight of the card club casino and failure to comply with any condition of the registration.

  Hollywood Park's operations at the Hollywood Park-Casino are also regulated by a City of Inglewood ordinance (the "Inglewood Ordinance"). The Inglewood Ordinance provides for a single card club casino located on the premises of the Hollywood Park Race Track and requires Hollywood Park, as the operator of the Hollywood Park-Casino, to be licensed by the City of Inglewood and to obtain a card club operations certificate. The Inglewood City Council has approved Hollywood Park's application for a gaming license and on August 21, 1996 Hollywood Park was granted the required card club operations certificate. Hollywood Park's city gaming license and operations certificate are valid for five years unless revoked, suspended or surrendered, and are renewable annually thereafter.

  In addition to Hollywood Park, the Inglewood Ordinance also requires all employees, each beneficial owner of at least 10% of the outstanding Hollywood Park common stock, and certain key employees of Hollywood Park to have either a permit or a valid registration from the City of Inglewood. The license to operate the card club casino may be suspended or revoked if such a stockholder or employee fails to obtain a permit. Without the prior consent of the City of Inglewood, a 10% stockholder may not transfer or sell its Hollywood Park shares to any person who is, or by reason of such transaction would become, a 10% stockholder. These licensing requirements and transfer restrictions apply to all 10% stockholders of Hollywood Park, and no waiver from such requirements or restrictions are provided for institutional or other investors who purchase for investment purposes only.

  The City of Compton has granted the operator of Crystal Park all municipal gaming licenses necessary for operation of Crystal Park, and the operator had been operating under a conditional registration from the California Department of Justice. However, the Attorney General recently revoked this license, and CEI is attempting to have it reinstated. See "Business--Gaming Operations-- Crystal Park."

 Racing Operations

  California. The California Horse Racing Board ("CHRB") has jurisdiction and supervision over all horse race meets in the State of California. Licenses granted by the CHRB must be obtained annually by Hollywood Park in order to conduct both the Spring/Summer and Autumn race meets. The CHRB has the authority, when granting any license, to vary the number of weeks allocated to any applicant and the time of year in which such allocation falls. The CHRB may, at its discretion, refuse to issue a license to a race track operator such as Hollywood Park that has a financial interest in another licensed race track operation or in the conduct of horse racing meets by any other person at any other race track in California. Although no future assurance can be given, Hollywood Park has applied for and received a license to conduct thoroughbred horse race meets every year since 1938, except for 1942 and 1943 due to wartime activities.

  Arizona. The Arizona Racing Commission ("ARC") has jurisdiction and supervision over all racing activities in the State of Arizona. The ARC issues live racing permits that are valid for three years, and off-track permits are granted on a year to year basis. In 1994, Turf Paradise received a live racing permit from the ARC, which will remain in force through the 1996/1997 race year. The permit specifies that live racing may be conducted between the first week of September through the third week of May and that, so long as there is live racing at Turf Paradise at least five days a week, Turf Paradise may have simulcast wagering on days when there is no live racing.

  Kansas. The Kansas Racing Commission ("KRC") has jurisdiction and supervision over all racing activity in the State of Kansas. The KRC has granted Sunflower a license to own and manage the Woodlands facility; however, the license to conduct races for all race days until the year 2014 has been granted to TRAK East, an unaffiliated non-profit entity. Sunflower in turn provides management services to TRAK East. Sunflower has an agreement with TRAK East to provide the physical race tracks along with management and consulting services for twenty-five years, with options to renew for one or more successive five year terms.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

 The Company

  Each of the executive officers of the Company holds office at the pleasure of the Board of Directors of the Company. The current directors and executive officers of the Company are as follows:

NAME                      AGE                      POSITION
----                      ---                      --------
R.D. Hubbard.............  62 Chairman of the Board, Chief Executive Officer and
                              member of the Office of the Chairman
Harry Ornest.............  74 Vice Chairman of the Board
Richard Goeglein.........  63 Director
Peter L. Harris..........  53 Director
J.R. Johnson.............  77 Director
Robert T. Manfuso........  59 Director
Timothy J. Parrott.......  50 Director and Member of the Office of the Chairman
                              for administration of Boomtown
Lynn P. Reitnouer........  64 Director
Herman Sarkowsky.........  72 Director
Warren B. Williamson.....  69 Director
Delbert W. Yocam.........  52 Director
Donald M. Robbins........  49 President of Hollywood Park, Inc., President of
                              Racing and Secretary
G. Michael Finnigan......  49 President, Sports and Entertainment, Executive
                              Vice President, Treasurer, Chief Financial Officer
                              and Member of the Office of the Chairman

  Mr. Hubbard has been a Director of the Company since 1990; Chairman of the Board and Chief Executive Officer of the Company since September 1991 and member of the Office of the Chairman since June 1997; Chairman of the Board and Chief Executive Officer of Hollywood Park Operating Company since February 1991; President of Hollywood Park Operating Company from February to July 1991; Chairman, AFG Industries, Inc. and its parent company, Clarity Holdings Corp. (glass manufacturing) and director of AFG Industries, Inc.'s subsidiaries, from 1978 to July 1993; Chairman of the Board (and 60% stockholder until March 1994) of Sunflower (The Woodlands Race Tracks-- greyhound racing and horse racing) from 1988 to March 1994; President, Director, and owner of Ruidoso Downs Racing, Inc. (horse racing) since 1988; Chairman of the Board, Chief Executive Officer and sole stockholder, Multnomah Kennel Club, Inc. (greyhound racing) since December 1991; Owner and breeder of numerous thoroughbreds and quarter horses since 1962. Sunflower, a wholly-owned subsidiary of the Company, filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code on May 17, 1996.

  Mr. Ornest has been a Director of the Company since 1991; Vice Chairman of the Board of the Company since September 1991; Director, Hollywood Park Operating Company since 1988; Vice Chairman of the Board, Hollywood Park Operating Company since February 1991; Owner and Chairman, Toronto Argonauts Football Club (Canadian Football League club) from 1988 to May 1991; Owner, St. Louis Blues (National Hockey League club) 1983 to 1987, Owner, St. Louis Arena, 1983 to 1987; Owner and Founder, Vancouver Canadians (Pacific Coast Baseball League club), 1977 to 1981; Hollywood Park stockholder, 1962 to present.

  Mr. Goeglein has served as a Director of the Company since June 1997; President of Aladdin Gaming LLC since January 1997; Director of Boomtown, Inc. from October 1992 to June 1997; Director of AST Research, Inc. since May 1987; Director of Platinum Software Corp. since October 1994; President and principal shareholder of Gaming Associates, Inc. since 1990; President and Chief Operating Officer of Holiday Corporation (parent corporation of Holiday Inns and Harrah's Hotels and Casinos) from 1984 to 1987; private investor since 1987.

  Mr. Harris has served as a Director of the Company since June 1997; Director of Boomtown, Inc. from April 1994 to June 1997; Director of Onsale Inc. since 1996; Director of National Wonders Inc. since 1996; Director of Pacific Sunwear of California, Inc. since 1994; President and Chief Executive Officer of Expressly Portraits, Inc. (a retail chain of portrait photography studios) since August 1995; Reorganization Administrator of American Fashion Jewels (a retail company) and then as Chief Executive Officer of Accolade, Inc. (a video and personal computer games company) from 1993 to 1995; President and Chief Executive Officer of F.A.O. Schwarz from 1985 to 1992.

  Mr. Johnson has been a Director of the Company since 1991; Director, Hollywood Park Operating Company from February 1991 to January 1992; Chairman, President and Chief Executive Officer, NEWMAR (marine electronics manufacturing) since 1980; Trustee, Westminster College.

  Mr. Manfuso has been a Director of the Company since 1991; Director, Hollywood Park Operating Company from February 1991 to January 1992; Co-Chairman of the Board, Laurel Racing Association (horse race track management) from 1984 to February 1994; Vice Chairman of the Board, The Maryland Jockey Club (horse racing) from 1986 to February 1994; Executive Vice President, Laurel Racing Association from 1984 to May 1990; Executive Vice President, The Maryland Jockey Club from 1986 to June 1990; Director, Maryland Horse Breeders Association from 1984 to 1992 and since 1993; Member, Executive Committee, Maryland Million since 1991.

  Mr. Parrott has served as a Director of the Company and member of the Office of the Chairman since June 1997; Chairman of the Board and Chief Executive Officer of Boomtown, Inc. since September 1992; President and Treasurer of Boomtown, Inc. from June 1987 to September 1992; Director of Boomtown, Inc. since 1987; Chairman of the Board and Chief Executive Officer of Boomtown Hotel & Casino, Inc. since May 1988; Chief Executive Officer of Parrott Investment Company (a family-held investment company with agricultural interests in California) since April 1995; Director of The Chronicle Publishing Company since April 1995.

  Mr. Reitnouer has been a Director of the Company since 1991; Director, Hollywood Park Operating Company from September 1991 to January 1992; Partner, Crowell Weedon & Co. (stock brokerage) since 1969; Director of COHR, Inc., since 1986 and former Chairman of the Board of COHR, Inc.; Director, President and Regent, Forest Lawn Memorial Parks Association since 1975; Trustee, University of California Santa Barbara Foundation since 1992.

  Mr. Sarkowsky has been a Director of the Company since 1991; Director, Hollywood Park Operating Company from February 1991 to January 1992; Owner, Sarkowsky Investment Corporation and SPF Holding, Inc. (real estate development and investments) since 1980; Director, The Sarkowsky Foundation (charitable foundation) since 1982; thoroughbred horse breeder and owner since 1959; Director, Synetics, Inc. (porous plastic manufacturing); Director, Seafirst Corporation (banking); Director, Eagle Hardware & Garden, since 1990.

  Mr. Williamson has been a Director of the Company since 1991; Vice President and Secretary of the Company from September 1991 to August 1996; Chairman of the Board and Chief Executive Officer of the Company from 1989 to September 1991; Director, Hollywood Park Operating Company since 1985; Vice President and Secretary, Hollywood Park Operating Company from February 1991 to August 1996; Secretary and Treasurer, Hollywood Park Operating Company from 1985 to November 1990; Chairman and Chief Executive Officer, Chandis Securities Co. (holding company) since 1985; Director, Times Mirror Company; Trustee, Hospital of the Good Samaritan; Trustee, California Thoroughbred Breeders Foundation; Trustee, Claremont McKenna College; Chairman Emeritus, Art Center College of Design; Breeder and racer of thoroughbreds since 1970.

  Mr. Yocam has served as a Director of the Company since June 1997; Director of Boomtown, Inc. from December 1995 to June 1997; Chairman and Chief Executive Officer of Borland International since December 1996; Director of Adobe Systems, Inc., since February 1991; Director of Oracle Corporation since March 1992;

Independent consultant from November 1994 to December 1996; President, Chief Operating Officer and a Director of Tektronix, Inc from September 1992 to November 1994; Independent consultant from November 1989 to September 1992.

  Mr. Robbins has been the Company's President of Racing since February 1994; President of the Company since September 1991; Secretary of the Company since 1996 (formerly Assistant Secretary since September 1991); General Manager of Hollywood Park Operating Company from 1986 to February 1994; Executive Vice President of Hollywood Park Operating Company since 1988, and President and Secretary of Hollywood Park Operating Company since July 1991.

  Mr. Finnigan has been the Company's President, Sports and Entertainment, since January 1996 and a member of the Office of the Chairman since June 1997; President, Gaming and Entertainment, from February 1994 to January 1996; Executive Vice President and Chief Financial Officer of the Company and of Hollywood Park Operating Company since March 1989; and Treasurer of the Company and of Hollywood Park Operating Company since March 1992; Chairman of the Board of Southern California Special Olympics since 1996; Chairman of the Board of Centinela Hospital since 1996; and Director of the Shoemaker Foundation since 1993. Mr. Finnigan also serves as Secretary and Treasurer of Sunflower Racing, Inc., a wholly-owned subsidiary of Hollywood Park, which filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code on May 17, 1996.

  In addition, upon the consummation of the strategic combination with Boomtown, the Company established an Office of the Chairman comprised of Hollywood Park's Chief Executive Officer, Hollywood Park's President of Sports and Entertainment and the Chief Executive Officer of Boomtown. The Office of the Chairman provides advice to the Chief Executive Officer of Hollywood Park on such matters as he may request and undertakes such other responsibilities as he may delegate to the Office of the Chairman from time to time.

  In accordance with the requirements of the Agreement and Plan of Merger dated as of April 23, 1996 (the "Merger Agreement") governing the Boomtown Merger, the Hollywood Park Board was expanded upon completion of the Boomtown Merger to eleven directors, seven of whom (Messrs. Hubbard, Ornest, Johnson, Manfuso, Reitnouer, Sarkowsky and Williamson) had been serving as members of the Hollywood Park Board (the "Hollywood Park Directors") and four of whom (Messrs. Parrott, Goeglein, Harris and Yocam) had been members of the Boomtown Board of Directors (the "Boomtown Directors"). The Merger Agreement provides that, during the three-year period ending June 30, 2000, any increase in the size of the Hollywood Park Board must be approved by a majority of the Boomtown Directors then on the Hollywood Park Board, except that the number of persons serving on the Hollywood Park Board may be increased without such consent if the increase is divisible by three and one Boomtown Director (to be selected by a majority of the Boomtown Directors then on the Hollywood Park Board) is added for every two Hollywood Park Directors added. Hollywood Park has agreed to cause its Board of Directors and any nominating committee thereof to take the necessary steps to nominate the initial Boomtown Directors or their replacements (selected by a majority of the Boomtown Directors) for re-election at the first three annual stockholders meetings following June 30, 1997, including the current Annual Meeting.

 HPOC

  Each of the executive officers of HPOC holds office at the pleasure of the Board of Directors of HPOC. The current directors and executive officers of HPOC are as follows:

          NAME           AGE                            POSITION
          ----           ---                            --------
R.D. Hubbard............  62 Chairman of the Board and Chief Executive Officer
Harry Ornest............  74 Vice Chairman of the Board
Warren B. Williamson....  68 Director
Donald M. Robbins.......  49 President and Secretary
G. Michael Finnigan.....  49 Executive Vice President, Treasurer and Chief Financial Officer

HOLLYWOOD PARK DIRECTOR COMPENSATION

  Hollywood Park has a standing Executive Committee which is chaired by Mr. Ornest and currently consists of Messrs. Hubbard, Ornest, Reitnouer, Parrott and Goeglein. The Executive Committee has and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of Hollywood Park to the fullest extent authorized by Delaware law. The Executive Committee had four formal meetings in 1997 and acted by unanimous written consent on five occasions.

  All directors hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Hollywood Park directors are entitled to receive, and in 1997 received, an annual retainer fee at the rate of $25,000 per year plus a $1,000 fee for each Board meeting attended, which they may take in cash or in deferred compensation under Hollywood Park's Directors Deferred Compensation Plan (the "Directors Plan") as outlined below. In addition, members of the Executive Committee, Audit Committee and Compensation Committee receive $1,000, for each committee meeting attended, and such amounts are also eligible for the Directors Plan. Furthermore, directors and their guests are entitled, without charge, to use the Directors' Room at Hollywood Park, which is open on weekends and holidays during the racing season.

  On July 18, 1997, each of Messrs. Johnson, Manfuso, Ornest, Reitnouer, Sarkowsky and Williamson (constituting all of the non-executive directors of Hollywood Park, excluding the Boomtown Directors) was granted a non-qualified stock option to purchase 2,000 shares of Hollywood Park Common Stock at an exercise price of $14.75 per share. One-third of the shares purchasable upon exercise of these options was vested on the grant date, with an additional one-third to vest on each of the first and second anniversary of the grant date. All of these options expire on the tenth anniversary of the grant date and (except for the options granted to Messrs. Johnson and Reitnouer) were granted under the Hollywood Park 1996 Stock Option Plan.

DIRECTORS DEFERRED COMPENSATION PLAN

  Participation in Hollywood Park's Directors Deferred Compensation Plan is limited to directors of Hollywood Park. Pursuant to the Directors Plan, each eligible director may elect to defer all or a portion of his annual retainer and any fees for meetings attended. Any such deferred compensation is credited to a deferred compensation account, either in cash or in shares of Hollywood Park Common Stock, at each director's election. As of the date the director's compensation would otherwise have been paid, and depending on the director's election, the director's deferred compensation account will be credited with either (i) cash, (ii) the number of full and/or fractional shares of Hollywood Park Common Stock obtained by dividing the amount of the director's compensation for the calendar quarter or month which he elected to defer by the average of the closing price of Hollywood Park Common Stock on the NYSE on the last ten business days of the calendar quarter or month for which such compensation is payable or (iii) a combination of cash and shares of Hollywood Park Common Stock as described in clause (i) and (ii). All cash amounts credited to the director's deferred compensation account bear interest at an amount to be determined from time to time by the Board of Directors.

  If a director has elected to receive shares of Hollywood Park Common Stock in lieu of his retainer, such director's deferred compensation account is credited at the end of each calendar quarter with the number of full and/or fractional shares of Hollywood Park Common Stock obtained by dividing the dividends which would have been paid on the shares credited to the director's deferred compensation account as of the dividend record date, if any, occurring during such calendar quarter if such shares had been shares of issued and outstanding Hollywood Park Common Stock on such date, by the closing price of the Hollywood Park Common Stock on the NASDAQ on the date such dividend(s) was paid. In addition, if Hollywood Park declares a dividend payable in shares of Hollywood Park Common Stock, the director's deferred compensation account is credited at the end of each calendar quarter with the number of full and/or fractional shares of Hollywood Park Common Stock which such shares would have been entitled to if such shares had been shares of issued and outstanding Hollywood Park Common Stock on the record date for such stock dividend(s).

  Participating directors do not have any interest in the cash and/or Hollywood Park Common Stock credited to their deferred compensation accounts until distributed in accordance with the Directors Plan, nor do they have any voting rights with respect to such shares until shares credited to their deferred compensation accounts are distributed. The rights of a director to receive payments under the Plan are no greater than the rights of an unsecured general creditor of Hollywood Park. Each participating director may elect to have the aggregate amount of cash and shares credited to his deferred compensation account distributed to him in one lump sum payment or in a number of approximately equal annual installments over a period of time not to exceed fifteen years. The lump sum payment or the first installment will be paid as of the first business day of the calendar quarter immediately following the cessation of the director's service as a director of Hollywood Park. Prior to the beginning of any calendar year, a director may elect to change the method of distribution, but amounts credited to a director's account prior to the effective date of such change may not be affected, but rather will be distributed in accordance with the election at the time such amounts were credited to the director's deferred compensation account.

  The maximum number of shares of Hollywood Park Common Stock that can be issued pursuant to the Directors Plan is 100,000 shares. Hollywood Park is not required to reserve or set aside funds or shares of Hollywood Park Common Stock for the payment of its obligations pursuant to the Directors Plan. Hollywood Park is obligated to make available, as and when required, a sufficient number of shares of Common Stock to meet the needs of the Directors Plan. The shares of Hollywood Park Common Stock to be issued under the Directors Plan may be either authorized and unissued shares or reacquired shares.

  Amendment, modification or termination of the Directors Plan may not (i) adversely affect any eligible director's rights with respect to amounts then credited to his account or (ii) accelerate any payments or distributions under the Directors Plan (except with regard to bona fide financial hardships).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Compensation Committee for the period January 1, 1997, to December 31, 1997 were J.R. Johnson and Lynn P. Reitnouer. None of the members of the Compensation Committee were officers or employees or former officers or employees of Hollywood Park or its subsidiaries.

EXECUTIVE COMPENSATION

  The following tables summarize the annual and long-term compensation of, and stock options held by, Hollywood Park's Chief Executive Officer and the two additional most highly compensated executive officers whose annual salaries and bonuses exceeded $100,000 in total during the fiscal year ended December 31, 1997 (collectively, the "Named Officers").

 Summary Compensation Table

                                                   OTHER   SECURITIES
 NAME AND                  ANNUAL COMPENSATION    ANNUAL   UNDERLYING ALL OTHER
  PRINCIPAL              -----------------------  COMPEN-   OPTIONS/  COMPENSA-
  POSITION               YEAR SALARY($) BONUS($) SATION($)  SARS(#)    TION($)
 ----------              ---- --------- -------- --------- ---------- ---------
R.D. Hubbard............ 1997  400,000  $40,235       0      45,000    $4,740(1)
 Chairman of the Board
  and                    1996  400,000        0       0      85,000         0
 Chief Executive Officer 1995  400,000        0       0           0         0
G. Michael Finnigan..... 1997 $307,608  $     0       0      25,000    $3,555(1)
 President, Sports and   1996  262,608   25,000       0      40,000         0
 Entertainment,
  Executive              1995  262,608        0       0           0         0
 Vice President,
  Treasurer
 and Chief Financial
  Officer
Donald M. Robbins....... 1997 $295,008  $     0       0      25,000    $3,373(1)
 President of Hollywood  1996  250,008   25,000       0      20,000         0
 Park, Inc., President
  of                     1995  255,501        0       0           0         0
 Racing and Secretary

--------

(1) Reflects matching contributions under Hollywood Park's 401(k) Plan.

 Stock Option Plans

  In 1993, the stockholders of Hollywood Park adopted the Hollywood Park 1993 Stock Option Plan (the "1993 Plan"), which provides for the issuance of up to 625,000 shares of Hollywood Park Common Stock upon exercise of options granted thereunder. In 1996, the stockholders of Hollywood Park adopted the Hollywood Park 1996 Stock Option Plan (the "1996 Plan"), which provides for the issuance of up to 900,000 shares of Hollywood Park Common Stock upon exercise of options granted thereunder. Except for the provisions governing the number of shares issuable thereunder, and except for certain provisions which reflect changes in tax and securities laws, the provisions of the 1993 Plan and the 1996 Plan (collectively, the "Hollywood Park Plans") are substantially similar. The Hollywood Park Plans are administered and terms of option grants are established by the Compensation Committee of the Board of Directors. Under the Hollywood Park Plans, options alone or coupled with stock appreciation rights may be granted to selected key employees, directors, consultants and advisors of Hollywood Park. Options become exercisable according to a vesting period as determined by the Compensation Committee at the date of grant, and expire on the earlier of one month after termination of employment, six months after the death or permanent disability of the optionee, or the expiration of the fixed option term set by the Compensation Committee at the grant date (not to exceed ten years from the grant date). The exercise prices of all options granted under the Hollywood Park Plans are determined by the Compensation Committee on the grant date, provided that the exercise price of an incentive stock option may not be less than the fair market value of the Common Stock at the date of grant.

  As of January 1, 1998, all of the 625,000 shares eligible for issuance under the 1993 Plan had either been issued or were subject to outstanding options. As of January 1, 1998, of the 900,000 shares eligible for issuance under the 1996 Plan, 232,499 were subject to outstanding options (net of cancellations). In addition, 1,008,460 shares of Hollywood Park Common Stock are issuable upon exercise of options granted before the Boomtown Merger under Boomtown's 1990 Stock Option Plan and 1992 Director Option Plan (collectively, the

"Boomtown Plans"), which options were assumed by Hollywood Park in the Boomtown Merger. Hollywood Park has filed registration statements with the Securities and Exchange Commission covering an aggregate of 2,613,308 shares of Hollywood Park Common Stock issuable upon exercise of options granted under the Hollywood Park Plans and the Boomtown Plans.

 Options/SAR Grants in Last Fiscal Year

  The following summarizes the option grants to Named Officers during 1997:

                              INDIVIDUAL GRANTS
-----------------------------------------------------------------------------
                                      PERCENT OF
                                        TOTAL
                          NUMBER OF    OPTIONS/                               POTENTIAL REALIZABLE VALUE
                          SECURITIES     SARS                                   AT ASSUMED ANNUAL RATES
                          UNDERLYING  GRANTED TO                              OF STOCK PRICE APPRECIATION
                         OPTIONS/SARS EMPLOYEES    PER SHARE                        FOR OPTION TERM
                           GRANTED    IN FISCAL  EXERCISE PRICE  EXPIRATION   ---------------------------
  NAME                       (#)         YEAR         ($)           DATE         5%($)         10%($)
  ----                   ------------ ---------- -------------- ------------- ---------------------------
R.D. Hubbard............    45,000        17%        $14.75     July 18, 2007 $    417,429 $    1,057,847
G. Michael Finnigan.....    25,000         9%        $14.75     July 18, 2007 $    231,905 $      587,693
Donald M. Robbins.......    25,000         9%        $14.75     July 18, 2007 $    231,905 $      587,693

 Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

  The following table sets forth information with respect to the exercise of stock options during the fiscal year ended December 31, 1997 and the final year-end value of unexercised options. None of the Named Officers exercised stock appreciation rights during the fiscal year ended December 31, 1997 or held any such rights at the end of such fiscal year.

                                                  NUMBER OF SHARES
                                               UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                           SHARES                  OPTIONS/SARS AT      IN-THE-MONEY OPTIONS/SARS
                          ACQUIRED    VALUE      FISCAL YEAR-END (#)    AT FISCAL YEAR-END ($)(1)
                         ON EXERCISE REALIZED ------------------------- -------------------------
          NAME               (#)       ($)    EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
          ----           ----------- -------- ------------------------- -------------------------
R.D. Hubbard............      --          --       28,334/101,666          $340,008/$1,219,992
G. Michael Finnigan.....   25,000    $204,063      38,334/ 51,666          $460,008/$  619,992
Donald M. Robbins.......   25,000    $175,000      38,334/ 51,666          $460,008/$  619,992

--------

(1) Represents the difference between the market price of Hollywood Park Common Stock on December 31, 1997 ($22.00 per share) and the exercise price of the options ($10.00 per share).

 Pension Plan

                                          YEARS OF QUALIFIED SERVICE
                                    ---------------------------------------
      FINAL AVERAGE ANNUAL SALARY     10      15      20      25      30
      ---------------------------   ------- ------- ------- ------- -------
      $100,000                      $24,745 $37,118 $49,490 $61,863 $66,863
      $150,000 to $500,000 (a)       37,995  56,993  75,990  94,988 102,488

--------

(a) Under current provisions of the Internal Revenue Code, the maximum average salary that may be used in calculating retirement benefits in 1996 was $150,000. Benefits accrued on April 1, 1994 (based on prior compensation limits) are grandfathered. Pension benefits were frozen as of September 1, 1996, for all plan participants, except retained participants, whose benefits were frozen as of December 31, 1996.

  Hollywood Park elected to terminate the Hollywood Park Pension Plan (the "Pension Plan") as of January 31, 1997. Accrued Pension Plan benefits were frozen as of September 1, 1996, for all Pension Plan participants, except retained participants (participants who, because of legal requirements, including the provisions of the National Labor Relations Act, are represented by a collective bargaining agent), whose benefits were frozen as of December 31, 1996.

  The Pension Plan was a non-contributory, defined benefit plan covering employees of Hollywood Park, Inc., and all employees of HP Operating Company, not eligible for participation in a multi-employer defined benefit plan, who meet the Pension Plan's service requirement. R.D. Hubbard, G. Michael Finnigan, and Donald M. Robbins are the only officers or directors of Hollywood Park who participated in the Pension Plan. At the time their Pension Plan benefits were frozen (September 1, 1996), Messrs. Hubbard, Finnigan and Robbins had two, six and ten years, respectively, of qualified years of service. Only amounts earned by Messrs. Hubbard, Finnigan and Robbins listed under "Annual Compensation Salary" as shown in the Summary Compensation Table, were considered in determining their Pension Plan benefit levels.

  The amounts listed in the above Pension Plan table are estimated annual retirement benefits under the Pension Plan (assuming payments were made on the normal life annuity basis, and not under the provisions on survivor benefits) at a normal retirement age of 65 in 1996, after various years of qualified service, at selected average annual compensation levels. The amounts listed in the table are not subject to any deduction for Social Security or other offset amounts. Due to the freezing of Pension Plan benefits as of September 1, 1996, and based on their actual years of qualified service and annual compensation levels, the annual retirement benefits under the Pension Plan for Messrs. Hubbard, Finnigan and Robbins, expressed as a joint survivor annuity payment starting at age 65, are $7,521, $29,082 and $51,009, respectively.

  The amounts required to fund the Pension Plan were determined actuarially, and were paid by Hollywood Park to a life insurance company under an unallocated annuity contract. Hollywood Park has no further obligation to fund the Pension Plan because the plan's assets were sufficient to meet its benefit obligations upon termination.

  Effective January 31, 1997, in conjunction with the termination of the Pension Plan, Hollywood Park elected to terminate its non-qualified Supplementary Employment Retirement Plan (the "SERP"). The SERP was an unfunded plan, established primarily for the purpose of restoring the retirement benefits for highly compensated employees that were eliminated by the Internal Revenue Service in 1994, when the maximum annual earnings allowed for qualified pension plans was reduced to $150,000 from $235,850. Messrs. Hubbard, Finnigan and Robbins participated in the SERP, prior to its termination.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  [To Come]

PERFORMANCE GRAPH

  Set forth below is a graph comparing the cumulative total stockholder return for Hollywood Park, Inc. Common Stock with the cumulative total returns for a designated Peer Group Index and the Nasdaq Market Index. Also included in the graph is the cumulative total return for the Media General Standard Industrial Code Index 7999--Amusement and Recreation Services (the "SIC Code Index"), which Hollywood Park historically included in the performance graph in its proxy statement but which Hollywood Park intends to replace with the Peer Group Index. The total cumulative return calculations are for the period commencing December 31, 1992 and ending December 1997, and include the reinvestment of dividends.

  As a result of the Boomtown Merger, which was completed June 30, 1997, Hollywood Park now owns and operates land-based, dockside and riverboat casinos in Nevada, Mississippi and Louisiana, in addition to its historical race track and California card club operations. The Peer Group Index consists of publicly-traded multi-jurisdictional gaming companies with small or mid-sized stock market capitalizations. In addition, like Hollywood Park, none of the companies in the Peer Group Index currently operates in the Las Vegas or Atlantic City markets. Hollywood Park believes that, as a result of the Boomtown Merger, the Peer Group Index will provide a more appropriate benchmark against which to measure its stock return performance than the SIC Code Index.

  The Peer Group Index is comprised of the following publicly-traded gaming companies: Ameristar Casinos, Inc. (included in the index since it commenced trading in November 1993); Argosy Gaming Company (included in the index since it commenced trading in February 1993); Casino America, Inc. (included in the index since it commenced trading in August 1992); Harveys Casino Resorts; Lady Luck Gaming Corporation (included in the index since it commenced trading in September 1993); Players International, Inc.; and President Casinos, Inc.

                  COMPARISON OF CUMULATIVE TOTAL RETURN* AMONG
                   HOLLYWOOD PARK, PEER GROUP INDEX, SIC CODE
                          INDEX & NASDAQ MARKET INDEX

                        [PERFORMANCE GRAPH APPEARS HERE]

                                                                    NASDAQ
MEASUREMENT PERIOD           HOLLYWOOD      PEER GROUP   SIC CODE   MARKET
(FISCAL YEAR COVERED)        PARK           INDEX        INDEX      INDEX
-------------------------    ---------      ----------   --------   ------
Measurement Pt-12/31/1992    $100.00        $100.00      $100.00    $100.00
FYE 12/31/1993               $319.15        $220.31      $162.12    $119.95
FYE 12/31/1994               $117.02        $108.14      $128.62    $125.94
FYE 12/31/1995               $107.05        $ 76.02      $185.49    $163.35
FYE 12/31/1996               $159.57        $ 53.66      $194.30    $202.99
FYE 12/31/1997               $234.04        $ 46.14      $202.79    $248.30

-------

 * ASSUMES $100 INVESTED ON DECEMBER 31, 1992 IN HOLLYWOOD PARK COMMON STOCK, PEER GROUP INDEX, MEDIA GENERAL STANDARD INDUSTRIAL CODE 7999 INDEX-- AMUSEMENT AND RECREATION SERVICES & THE NASDAQ MARKET INDEX. TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS. VALUES ARE AS OF DECEMBER 31 OF EACH YEAR.

  The above graph shows historical stock price performance (including reinvestment of dividends) and is not necessarily indicative of future performance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Since November 1993, Hollywood Park has had an aircraft time sharing agreement with R.D. Hubbard Enterprises, Inc. ("Hubbard Enterprises"), which is wholly owned by Mr. Hubbard. The agreement automatically renews each month unless written notice of termination is given by either party at least two weeks before a renewal date. Hollywood Park reimburses Hubbard Enterprises for expenses incurred as a result of Hollywood Park's use of the aircraft, which totaled approximately $106,000 in 1997, $120,000 in 1996, and $126,000 in
1995.

  In May 1988, Boomtown acquired all of the outstanding stock of Boomtown Hotel and Casino, Inc. ("Boomtown Casino") for $16.7 million in cash (the "1988 Acquisition"). In order to finance the 1988 Acquisition, including the retirement of existing debt, Boomtown sold equity securities to Kenneth Rainin and Timothy J. Parrott, and Boomtown Casino entered into various loan documents with Merrill Lynch Interfunding Inc. Pursuant to a stock purchase agreement, Mr. Rainin purchased 2,000 shares of Boomtown preferred stock and 3,042,000 shares of Boomtown common stock for an aggregate purchase price of approximately $4 million in cash, and Mr. Parrott purchased 270,738 shares of Boomtown common stock for an aggregate purchase price of $222,000, of which $1,000 was paid in cash and $221,000 by a promissory note (the "Promissory Note") secured by a pledge to Boomtown of all of the shares owned by Mr. Parrott. The Promissory Note, as amended in April 1997, provides that (i) interest on the Promissory Note, which accrues at a rate of 6.0% per annum, compounded annually, is payable in arrears on April 7th of each year, commencing April 7, 1998, and (ii) principal is payable in four annual installments beginning April 7, 1998. The Promissory Note was previously amended in November 1994 to provide that the shares owned by Mr. Parrott would be released from the pledge and would no longer secure the amounts outstanding under the Promissory Note.

  On July 1, 1997, Hollywood Park completed a swap pursuant to the Blue Diamond Swap Agreement entered into on August 12, 1996, by and between Boomtown, Blue Diamond Hotel and Casino, Inc. ("Blue Diamond"), Hollywood Park, Edward P. Roski, IVAC, a California general partnership ("IVAC"), and Majestic Realty Co., as amended (the "Swap Agreement"). Under the Swap Agreement, immediately following the consummation on June 30, 1997 of the Boomtown Merger, Boomtown and its subsidiaries transferred their interests in the Blue Diamond hotel/casino facilities in Las Vegas (including Boomtown's leasehold interest in the land and certain IVAC Loans (as defined below) which were transferred to IVAC) (collectively, the "Las Vegas Resort") to Majestic Resorts, LLC, an affiliate of Mr. Roski ("Majestic"), in exchange for cash, two unsecured promissory notes aggregating $8.5 million in principal amount by IVAC and assumption by Mr. Roski and Majestic of certain liabilities (the "Blue Diamond Swap"). In accordance with the terms of the Swap Agreement, Mr. Roski resigned from Boomtown's Board of Directors, effective as of the effective date of the Boomtown Merger.

  On July 1, 1997, concurrently with the Blue Diamond Swap, Hollywood Park and Mr. Roski consummated a Stock Purchase Agreement dated August 12, 1996 (the "Stock Purchase Agreement") pursuant to which Hollywood Park repurchased from Mr. Roski 446,491 shares of Hollywood Park Common Stock receivable by him in the Boomtown Merger. The purchase price of approximately $3.5 million was paid for by an unsecured promissory note having an interest rate equal to the prime rate plus one percent (1%) per annum and providing for four equal annual principal payments plus accrued interest and maturing on the date that is four years after the closing.

  Prior to the opening of the Las Vegas Resort, Boomtown owned a 50% interest in Blue Diamond, the operating company leasing the hotel/casino facility and the land in Las Vegas, and was primarily responsible for the development and management of the Las Vegas Resort. In June 1994, Boomtown exercised its right to acquire the remaining 50% of Blue Diamond from Mr. Roski in exchange for 714,286 shares of Boomtown Common Stock. Mr. Roski was a member of the Board of Directors of Boomtown and an affiliate of IVAC, which owns the land and building leased by Boomtown for the Las Vegas Resort. Boomtown loaned IVAC $27.3 million (the "IVAC Loans") which was used to help construct the Las Vegas Resort. The IVAC Loans were secured by separate deeds of trust on the Las Vegas Resort, which deeds of trusts are subordinate to separate deeds of trust securing Blue Diamond's and Boomtown's obligations in connection with an indenture relating to a debt offering. Boomtown received interest income of $2.7 million annually from IVAC as a result of these loans. In turn, Blue Diamond paid rent to IVAC in the amount of $5.4 million annually to lease the facility.

  Blue Diamond further had the right to purchase the Las Vegas Resort from IVAC in accordance with terms of an option which expired in November 1996. As discussed above, on July 1, 1997, Hollywood Park divested all interests in the Las Vegas Resort by completing a swap pursuant to the Swap Agreement.

  Mr. Parrott is employed as Chairman of the Board and Chief Executive Officer of Boomtown pursuant to an Employment Agreement entered into as of October 8, 1995 and amended as of April 7, 1997 (the "Employment Agreement"). The Employment Agreement provides for a term expiring on May 30, 2000 and a base salary of at least $375,000 per annum, and entitles Mr. Parrott to participate in Boomtown's cash bonus plan. During 1997, Mr. Parrott's base salary and cash bonus totaled $375,000 and $102,442, respectively. In addition, the Employment Agreement provides that in the event of a change of control of Boomtown, all options granted to Mr. Parrott prior to such change of control shall become fully vested and exercisable. The Boomtown Merger constituted such a change of control. The Employment Agreement also provides that in the event of termination of employment without cause, Mr. Parrott shall receive severance payments consisting of, among other things, base salary for three years after termination, subject to mitigation in the event Mr. Parrott obtains alternative employment during the applicable severance payment period, as well as accelerated vesting of Mr. Parrott's stock options. Under the Employment Agreement, Mr. Parrott is also entitled to receive such fringe benefits and perquisites as may be granted or established by Boomtown from time to time, including an automobile allowance.

  Effective May 7, 1997, Mark A. Sterbens resigned as Hollywood Park's President and Chief Operating Officer of Gaming. During 1997, Hollywood Park paid Mr. Sterbens approximately $88,000 in base salary prior to his termination, and approximately $162,000 in severance after his termination.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth the name, address (address is provided for persons listed as beneficial owners of 5% or more of the Common Stock) and number of shares and percent of the outstanding Hollywood Park Common Stock beneficially owned as of January 1, 1998, by each person known to the Board of Directors of Hollywood Park to be the beneficial owner of 5% or more of the outstanding shares of Hollywood Park Common Stock, each Director, each Named Officer and all current Directors and Executive Officers as a group.

                                         SHARES        PERCENT OF
                                      BENEFICIALLY       SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER    OWNED(A)     OUTSTANDING(B)
------------------------------------  ------------   --------------
R.D. Hubbard............               2,648,174(c)       10.1%
 Hollywood Park, Inc.
 1050 South Prairie
 Avenue
 Inglewood, California
 90301
Legg Mason, Inc. .......               2,474,450(d)        9.4%
 111 South Calvert
 Street
 Baltimore, Maryland
 21202
State of Wisconsin                     2,323,875(e)        8.9%
 Investment Board.......
 P.O. Box 7842
 Madison, Wisconsin
 53707
Timothy J. Parrott......                 484,653(f)        1.9%
J.R. Johnson............                 376,094(g)        1.4%
Harry Ornest............                 164,259(h)          *
Warren B. Williamson....                 155,251(i)          *
Lynn P. Reitnouer.......                  57,334(j)          *
Robert T. Manfuso.......                  35,667(k)          *
Herman Sarkowsky........                  28,272(l)          *
Richard J. Goeglein.....                   6,125(m)          *
Peter L. Harris.........                   3,250(n)          *
Delbert W. Yocam........                   1,896(o)          *
G. Michael Finnigan.....                  53,748(p)          *
Donald M. Robbins.......                  40,672(q)          *
Current Directors and
 Executive
 Officers as a group (13
 persons)...............               4,055,395(r)       15.2%

--------
 *  Less than one percent (1%) of the outstanding common shares.
(a) Reflects the conversion of each of Hollywood Park's outstanding Depositary Shares into 0.8333 shares of Hollywood Park Common Stock effective August 28, 1997.
(b) Assumes exercise of stock options beneficially owned by the named individual or entity into shares of Hollywood Park Common Stock. Based on 26,220,528 shares outstanding as of January 1, 1998.
(c) Includes 28,333 shares of Hollywood Park Common Stock which Mr. Hubbard has the right to acquire upon the exercise of options which are exercisable within 60 days of January 1, 1998.
(d) Includes 562,500 shares of Hollywood Park Common Stock received by Legg Mason Special Investment Trust, Inc. (an affiliate of Legg Mason, Inc.) in connection with the Boomtown Merger. The Company has assumed that Legg Mason, Inc. is a beneficial owner of such shares. Based upon information provided by the stockholder in Schedule 13G filed with the Commission on February 10, 1997 and upon information received from Legg Mason Special Investment Trust, Inc. as of August 1996.

(e) Based upon information provided by the stockholder in Schedules 13G filed with the Commission on February 1, 1997 and February 14, 1997. The
    Schedule 13G filed February 1, 1997 related to beneficial ownership of shares of Hollywood Park Common Stock of Boomtown, Inc. prior to the Boomtown Merger.

(f) Includes 270,278 shares of Hollywood Park Common Stock which Mr. Parrott has the right to acquire pursuant to options assumed by the Company in connection with the Boomtown Merger which are exercisable within sixty days of January 1, 1998.
(g) Includes 7,334 shares of Hollywood Park Common Stock which Mr. Johnson has the right to acquire upon the exercise of options which are exercisable within 60 days of January 1, 1998.
(h) Includes 70,000 shares of Hollywood Park Common Stock held by The Ornest Family Foundation, for which Mr. Ornest and his wife Ruth Ornest act as trustees. (Mr. Ornest disclaims any pecuniary interest in these shares.) In addition, as trustees of the Harry and Ruth Ornest Trust, Mr. Ornest and his wife share the power to vote 60% of the interest in the Ornest Family Partnership (the "Partnership"), which in turn has the power to dispose of the 76,300 shares of Hollywood Park Common Stock held in the name of the Partnership. Also includes 7,334 shares of Hollywood Park Common Stock which Mr. Ornest has the right to acquire upon the exercise of options which are exercisable within 60 days of January 1, 1998.
(i) Includes 7,334 shares of Hollywood Park Common Stock which Mr. Williamson has the right to acquire upon the exercise of options which are exercisable within 60 days of January 1, 1998.
(j) Includes 7,334 shares of Hollywood Park Common Stock which Mr. Reitnouer has the right to acquire upon the exercise of options which are exercisable within 60 days of January 1, 1998.
(k) Includes 7,334 shares of Hollywood Park Common Stock which Mr. Manfuso has the right to acquire upon the exercise of options which are exercisable within 60 days of January 1, 1998.
(l) Includes 7,334 shares of Hollywood Park Common Stock which Mr. Sarkowsky has the right to acquire upon the exercise of options which are exercisable within 60 days of January 1, 1998.

(m) Includes 4,875 shares of Hollywood Park Common Stock which Mr. Goeglein has the right to acquire pursuant to options assumed by the Company in connection with the Boomtown Merger which are exercisable within sixty days of January 1, 1998.

(n) Includes 3,250 shares of Hollywood Park Common Stock which Mr. Harris has the right to acquire pursuant to options assumed by the Company in connection with the Boomtown Merger which are exercisable within sixty days of January 1, 1998.

(o) Includes 1,896 shares of Hollywood Park Common Stock which Mr. Yocam has the right to acquire pursuant to options assumed by the Company in connection with the Boomtown Merger which are exercisable within sixty days of January 1, 1998.
(p) Includes 38,334 shares of Hollywood Park Common Stock which Mr. Finnigan has the right to acquire pursuant to options which are exercisable within sixty days of January 1, 1998.
(q) Includes 38,334 shares of Hollywood Park Common Stock which Mr. Robbins has the right to acquire pursuant to options which are exercisable within sixty days of January 1, 1998.

(r) Includes 429,304 shares of Hollywood Park Common Stock of which the Directors and Executive Officers may be deemed to have beneficial ownership following the exercise of options to purchase Hollywood Park Common Stock which are exercisable within sixty days of January 1, 1998. Excluding such shares, the Directors and Executive Officers of Hollywood Park have beneficial ownership of 3,626,091 shares of Hollywood Park Common Stock, which represents 13.8% of the shares of Hollywood Park Common Stock outstanding as of January 1, 1998.

                       DESCRIPTION OF OTHER INDEBTEDNESS

  The following is a summary of the material terms of the Bank Credit Facility and the Boomtown Notes.

BANK CREDIT FACILITY

  In connection with the acquisition of Boomtown, the Company entered into a Reducing Revolving Loan Agreement (the "Bank Credit Facility") with a syndicate of banks (the "Banks") for whom Bank of America NT&SA acts as Managing Agent. The Bank Credit Facility provides the Company with a revolving line of credit of up to approximately $100 million, maturing on June 30, 2002. However, upon the occurrence of a Change of Control, as defined in the Bank Credit Facility, the lenders have the right to terminate the Bank Credit Facility. The Bank Credit Facility provides for a letter of credit sub-facility of $10 million and a swing line sub-facility provided by the Managing Agent of up to $10 million.

  The commitment under the revolving line of credit has been reduced dollar-for-dollar by the aggregate principal amount of the Old Notes issued by the Issuers. Further, commencing September 30, 1999 (the "Initial Reduction Date"), and on the last day of each third calendar month thereafter, the amount available for borrowing under the line of credit will decrease by 7.5% of the commitment in effect on the Initial Reduction Date. Commencing on September 30, 2001, and on the last day of each third calendar month thereafter, the amount available for borrowing under the line of credit will decrease by 10.0% of the commitment in effect on the Initial Reduction Date.

  Borrowings under the facility bear interest at an annual rate determined, at the election of the Company, by reference to the "Eurodollar Rate" (for interest periods of 1, 2, 3 or 6 months) or the "Reference Rate", as such terms are respectively defined in the Bank Credit Facility, plus margins which vary depending on the Company's ratio of funded debt to EBITDA. The margins start at 1.250% for LIBOR loans, and at 0.250% for Base Rate loans, in instances where the Company's funded debt to EBITDA ratio is less than 1.50. Thereafter, the margins for each type of loan increases by 25 basis points for each increase in the ratio of funded debt to EBITDA of 50 basis points or more, up to 2.625% for LIBOR loans and 1.625% for Base Rate loans. However, if the ratio of senior funded debt to EBITDA exceeds 2.50, the applicable margins would increase to 3.25% for LIBOR loans, and 2.25% for Base Rate loans. Thereafter, the margins would increase by 25 basis points for each increase in the ratio of senior funded debt to EBITDA of 50 basis points or more, up to a maximum of 4.25% for LIBOR loans and 3.25% for Base Rate loans.

  The commitment fee for the facility also varies based on the ratio of funded debt to EBITDA, starting from 31.25 basis points when the ratio is less than 1.00, and increasing by 6.25 basis points for each increase in the ratio of 0.50, up to a maximum of 50 basis points. Based on this limitation, the amount available under the Bank Credit Facility, after giving effect to this Offering, is expected to be approximately $74.7 million.

  The Bank Credit Facility is secured by a first lien on substantially all of the assets of the Company and its significant subsidiaries, except for specified permitted liens incurred in connection with, or existing at the time of, acquisition of property or subsidiaries, including, in the case of Boomtown and its subsidiaries, the prior lien securing the Boomtown Notes.

  In addition, the Bank Credit Facility imposes various customary affirmative covenants on the Issuers and the Guarantors, including, among others, reporting covenants, covenants to maintain insurance, comply with laws, maintain properties and other customary covenants for a financing of this nature.

  The Bank Credit Facility imposes various negative covenants on the Issuers and the Guarantors including, without limitation, (i) restrictions on the payment of subordinated obligations, (ii) disposition of property,
(iii) mergers, (iv) hostile acquisitions, (v) payment of dividends and other distributions, (vi) change in the nature of the Company's business, (vii) restrictions on the incurrence of additional indebtedness including issuances of guaranties, (viii) restrictions on capital expenditures and operating leases, (ix) restrictions on investments, (x) restrictions on transactions with affiliates, (xi) restrictions on liens and negative pledges, (xii) interest coverage ratio, and funded debt to EBITDA ratio, and (xiii) restrictions on amendments and modifications of subordinated indebtedness.

  Events of default under the loan agreement include, among other things: (i) failure to make payments when due, (ii) breach of representations or warranties in the loan agreement, (iii) certain events of insolvency,
(iv) failure to pay other indebtedness for borrowed money for debts of $5.0 million or more, or other breach or default under any such indebtedness allowing the holder or lender thereunder to accelerate the maturity thereof, or require same to be redeemed or repurchased, or an offer therefor to be made, (v) any event occurs which gives the holder/lender under a subordinated obligation the right to accelerate the maturity thereof, (vi) final judgement in an amount in excess of $1.0 million which has not been stayed or satisfied within 30 days of the entry thereof, (vii) revocation of the licenses affecting gaming operations accounting for 5% or more of consolidated gross revenues.

BOOMTOWN NOTES

  In November 1993, Boomtown issued and sold an aggregate of $103.5 million principal amount of 11.5% First Mortgage Notes due November 1, 2003 (the "Boomtown Notes") and warrants to purchase shares of Boomtown common stock. The Boomtown Notes and Boomtown warrants were sold in units in a private placement to certain qualified institutional buyers (as defined in Rule 144A under the Securities Act) and institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and pursuant to sales occurring outside of the United States within the meaning of Regulation
S. Substantially all of such originally issued Boomtown Notes were exchanged for new Boomtown Notes of like principal amount registered with the Commission, which are substantially identical to the original Boomtown Notes.

  In July 1997, in connection with the Merger and the Blue Diamond Swap, Boomtown repurchased and retired an aggregate of approximately $103 million in principal amount of the Boomtown Notes at a purchase price of $1,085 per $1,000 in principal amount (together with accrued interest thereon) pursuant to a tender offer (the "Boomtown Note Tender Offer"). Hollywood Park made a loan to Boomtown of the funds necessary for Boomtown to repurchase such tendered Boomtown Notes. Those funds were drawn under the Bank Credit Facility. Therefore, there remains outstanding an aggregate of approximately $1 million in principal amount of the Boomtown Notes. Holders who tendered their Boomtown Notes consented to certain amendments to the indenture governing the Boomtown Notes including the elimination of many of the restrictive covenants, including the covenants restricting incurrences of indebtedness and liens and limiting investments, dividends, equity repurchases and other restricted payments. In general, the Boomtown Notes are subject to redemption at Boomtown's option on or after November 1, 1998 at redemption prices (expressed as a percentage of the principal amount thereof) commencing at 104.25% in 1998 and declining ratably to 100.00% in 2001 and thereafter of their principal amount, plus accrued and unpaid interest thereon to the redemption date. The remaining Boomtown Notes are secured by substantially all of Boomtown's assets and are guaranteed on a secured basis by each of Boomtown Hotel & Casino, Inc., Louisiana-I Gaming, a Louisiana Partnership in commendam, (the "Louisiana Partnership"), Louisiana Gaming Enterprises, Inc. (the general partner of the Louisiana Partnership), the Mississippi Partnership, and Bayview Yacht Club, Inc. (the general partner of the Mississippi Partnership), all of which are subsidiaries of Boomtown.

                             DESCRIPTION OF NOTES

GENERAL

  The Old Notes were issued and the New Notes will be issued pursuant to an Indenture (the "Indenture") among the Issuers, the Guarantors and the Bank of New York, as trustee (the "Trustee"). The Old Notes are, and the New Notes will be, guaranteed pursuant to joint and several full and unconditional guaranties by each of the existing and future Material Restricted Subsidiaries of the Issuers, initially all of the Issuers' Subsidiaries except HP Casino, Inc., Sunflower Racing, Inc., SR Food & Beverage Company (a subsidiary of Sunflower Racing, Inc.), and the following subsidiaries of Boomtown, Inc.:
Boomtown Missouri, Inc., Boomtown Council Bluffs, Inc., Boomtown Iowa, L.C., Old River Enterprises, Blue Diamond Hotel and Casino, Inc. and its subsidiary Blue Diamond Disposition Corporation, Boomtown Indiana, Inc., Boomtown Hoosier, Inc., Boomtown Riverboat, Inc., Pinnacle Gaming Development Corp., and Switzerland County Development Corporation. As co-obligors, each of the Company and HPOC are, and will be, fully and unconditionally obligated for the payment of the Old Notes and New Notes, respectively. The Company and HPOC have entered into an agreement that, as between the Company and HPOC, HPOC would be primarily responsible for the payments on the Notes. However, such agreement in no way limits the obligations of the Company under the Notes. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). The Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the TIA for a statement thereof.

  The following is a summary of the material provisions of the Indenture, does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the Indenture and Registration Rights Agreement are available as set forth below under "--Additional Information." The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." For purposes of this summary, the term "Company" refers only to Hollywood Park, Inc. and not to any of its Subsidiaries or Affiliates.

  The Guaranty of the New Notes by the entity which owns and operates Boomtown Reno and will require consent of the Gaming Authorities in Nevada.

  The Old Notes and the related Guaranties are, and the New Notes and the related Guaranties will be, senior subordinated obligations of the Issuers and the Guarantors, respectively, and rank and will rank junior in right of payment to all existing and future Senior Debt and senior in right of payment to all existing and future subordinated indebtedness of the Obligors. The Old Notes and the related Guaranties are, and the New Notes and the related Guaranties will be, effectively subordinated to all secured Indebtedness of the Obligors. As of September 30, 1997, the Obligors had approximately $136.2 million of total Indebtedness, $11.2 million of which would have constituted Senior Debt (including secured Indebtedness), plus an aggregate of approximately $10.6 million of accounts payable ranking pari passu to the Notes. The Indenture will permit the Obligors to incur substantial additional indebtedness, including Senior Debt and secured indebtedness, in the future. See "--Certain Covenants", "Risk Factors--Subordination and Ranking" and "-- Dependence of Issuers on Guarantors for Repayment of Notes; Suretyship Defenses."

  As of the Issue Date, all of the Issuers' Material Subsidiaries were Restricted Subsidiaries and Guarantors. The Issuers are able to designate current or future Subsidiaries of the Issuers as Restricted Subsidiaries or as Unrestricted Subsidiaries. Unrestricted Subsidiaries are not subject to the restrictive covenants set forth in the Indenture.

PRINCIPAL, MATURITY AND INTEREST

  The Notes are limited in aggregate principal amount to $125 million and will mature on August 1, 2007. The Notes bear interest at the rate of 9.5% per annum, payable in cash semi-annually in arrears on February 1 and August 1 of each year, commencing February 1, 1998, to holders of record on the immediately preceding January 15 and July 15. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. The New Notes will bear interest from their date of issuance.
Interest will accrue on the Old Notes that are tendered in exchange for the New Notes through the issue date of the New Notes. Holders of Old Notes that are accepted for exchange will not receive interest that is accrued but unpaid on the Old Notes at the time of exchange, but such interest will be payable, together with interest on the New Notes, on the first Interest Payment Date after the Expiration Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest and Liquidated Damages, if any, on the Notes are payable at the office or agency of the Issuers maintained for such purpose within the City and State of New York or, at the option of the Issuers, payment of interest and Liquidated Damages, if any, may be made by check mailed to the holders of the Notes at their respective addresses set forth in the register of holders of Notes; provided that all payments with respect to Global Notes, and any definitive Notes any holder of which has given wire transfer instructions to the Issuers, will be required to be made by wire transfer of immediately available funds to the accounts specified by such holder. Until otherwise designated by the Issuers, the Issuers' office or agency in New York will be the office of the Trustee maintained for such purpose. The Old Notes were, and the New Notes will be, issued in denominations of $1,000 and integral multiples thereof.

OPTIONAL REDEMPTION

  The Issuers do not have the option to redeem the Notes prior to August 1, 2002. Thereafter, the Issuers have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of the principal amount thereof) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

   YEAR                                                               PERCENTAGE
   ----                                                               ----------
   2002..............................................................  104.750%
   2003..............................................................  102.375
   2004..............................................................  101.188
   2005 and thereafter...............................................  100.000%

  Notwithstanding the foregoing, (a) the Issuers may, during the first 36 months after the Issue Date, redeem up to 25% of the initially outstanding aggregate principal amount of Notes with the net cash proceeds of one or more Public Equity Offerings of common stock of the Company at a redemption price in cash of 109.50% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date; provided that at least 75% of the initially outstanding aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption; and provided, further, that notice of any such redemption shall be given by the Issuers to the holders and the Trustee within 15 days after the consummation of any such Public Equity Offering and such redemption shall occur within 60 days of the date of such notice and (b) if any Gaming Authority requires that a holder or beneficial owner of Notes must be licensed, qualified or found suitable under any applicable gaming law and such holder or beneficial owner (i) fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority or (ii) is denied such license or qualification or not found suitable, the Issuers shall have the right, at their option, (A) to require any such holder or beneficial owner to dispose of its Notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of receipt of such notice or finding by such Gaming Authority or
(B) to call for the redemption of the Notes of such holder or beneficial owner at a redemption price equal to the least of (1) the principal amount thereof,
(2) the price at which such holder or beneficial owner acquired the Notes, in either case, together with accrued interest and Liquidated Damages, if any, to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority or
(3) such other lesser amount as may be required by any Gaming Authority. The Issuers shall notify the Trustee in writing of any such redemption as soon as practicable. The holder or beneficial owner applying for license, qualification or a finding of suitability must pay all costs of the licensure or investigation for such qualification or finding of suitability.

SELECTION AND NOTICE

  If less than all of the Notes are to be redeemed at any time, the Trustee will select the Notes to be redeemed among the holders of Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION

  Except as described below under "Repurchase at the Option of Holders," the Issuers are not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SUBORDINATION

  The payment of principal, Liquidated Damages, if any, and interest on the Notes and the related Guaranties are, and on the New Notes and the related Guaranties will be, subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the Issue Date or thereafter created, Incurred, assumed or guaranteed.

  Upon any distribution to creditors of any Obligor in a liquidation or dissolution of such Obligor or in a proceeding under Bankruptcy Law relating to such Obligor or its property, in an assignment for the benefit of creditors or any marshaling of such Obligor's assets and liabilities, (i) the holders of Senior Debt will be entitled to receive payment in full of all Obligations in respect of such Senior Debt (including Accrued Bankruptcy Interest) and to have all outstanding Letter of Credit Obligations and applicable Hedging Obligations fully cash collateralized before the Trustee or the holders shall be entitled to receive any payment or distribution of Obligations in respect of the Notes (except that the Trustee or the holders may receive payments and other distributions made from the defeasance trust described under "Legal Defeasance and Covenant Defeasance" and Permitted Junior Securities) and (ii) until all Obligations with respect to Senior Debt (as provided in clause
(i) above) are paid in full and all outstanding Letter of Credit Obligations and applicable Hedging Obligations are fully cash collateralized, any distribution to which the Trustee or the holders would be entitled but for this provision, including any such distribution that is payable or deliverable by reason of the payment of any other Indebtedness of such Obligor being subordinated to the payment of the Notes, shall be made to holders of Senior Debt or their representatives, ratably in accordance with the respective amounts of the principal of such Senior Debt, interest (including, without limitation, Accrued Bankruptcy Interest) thereon and all other Obligations with respect thereto (except that holders may receive payments and other distributions made from the defeasance trust described under "Legal Defeasance and Covenant Defeasance" and Permitted Junior Securities), as their respective interests may appear.

  The Obligors will also be restrained from making any payment or distribution to the Trustee or any holder in respect of Obligations arising under or in connection with the Notes, and from acquiring from the Trustee or any holder any Notes for cash or property (other than payments and other distributions made from any defeasance trust described under "Legal Defeasance and Covenant Defeasance" and Permitted Junior Securities), until all principal and other Obligations arising under or in connection with the Senior Debt have been paid in full or fully cash-collateralized, if not yet due if (a) a default in the payment of any Obligations with respect to Designated Senior Debt occurs and is continuing (including any default in payment upon the maturity of any Designated Senior Debt by lapse of time, acceleration or otherwise), or any judicial proceeding is pending to

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determine whether any such default has occurred or (b) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the affected Obligors or the holders of any Designated Senior Debt. Payments on the Notes may and shall be resumed (i) in the case of a payment default, upon the date on which such default is cured or waived and (ii) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustee, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage predicated on a nonpayment default may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 180 days.

  Notwithstanding the foregoing, the Issuers will be permitted to repurchase, redeem, repay or prepay any or all of the Notes to the extent required to do so by any Gaming Authority having authority over any Obligor.

  The Indenture provides that the Trustee or any holder that has received any payment or distribution in violation of the foregoing provisions will be required to hold the same without commingling and deliver the same, in the form received, together with any necessary endorsements, to the holders of Senior Debt or their representatives. The Indenture further requires that each affected Obligor promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

  As a result of the subordination provisions described above, in the event of a liquidation or insolvency, holders of Notes may recover less ratably than creditors of the affected Obligors who are holders of Senior Debt. See "Risk Factors--Subordination and Ranking" and "--Dependence of Issuers on Guarantors for Repayment of Notes; Suretyship Defenses."

REPURCHASE AT THE OPTION OF HOLDERS

  CHANGE OF CONTROL

  Upon the occurrence of a Change of Control, each holder of Notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount of Notes or, in the case of a REIT Change of Control, 102%, in each case, plus accrued and unpaid interest thereon, if any, to the date of repurchase. Within 30 days following any Change of Control, the Issuers will mail a notice to the Trustee and each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Issuers will comply with all applicable laws, including, without limitation, Section 14(e) of the Exchange Act and the rules thereunder and all applicable federal and state securities laws, and will include all instructions and materials necessary to enable holders to tender their Notes.

  On the Change of Control Payment Date, the Issuers will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted, together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuers. The Paying Agent will promptly mail to each holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such holder, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The

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   Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. The Indenture will provide that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Issuers will either (a) repay all outstanding obligations with respect to Senior Debt, (b) obtain the requisite consents, if any, from the holders of Senior Debt to permit the repurchase of the Notes required by this covenant or
(c) deliver to the Trustee an Officer's Certificate to the effect that no action of the kind described in clause (a) or (b) is necessary.

  The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that the Issuers repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

  The Bank Credit Facility contains, and any future Credit Facilities or other agreements relating to Indebtedness to which the Issuers become a party may contain, restrictions on the ability of the Issuers to purchase any Notes, and also may provide that certain change of control events with respect to the Issuers would constitute a default thereunder. In the event a Change of Control occurs at a time when the Issuers are prohibited from purchasing Notes, the Issuers could seek the consents of their lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuers do not obtain all such requisite consents or repay such borrowings, the Issuers will remain prohibited from purchasing Notes. In such case, the Issuers' failure to purchase tendered Notes would constitute an Event of Default under the Indenture. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the holders of Notes. Thus, there can be no assurance that in the event of a Change of Control the Company will have sufficient funds, or that it will be permitted under the terms of the Bank Credit Facility, to satisfy its obligations with respect to any or all of the tendered Notes.

  The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

  The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Issuers and their Restricted Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Issuers to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of either Issuer or the Issuers and their Restricted Subsidiaries, taken as a whole, to another Person or group may be uncertain.

  The presence of the Company's Note repurchase obligation in the event of a Change of Control may deter potential bidders from attempting to acquire the Company, whether by merger, tender offer or otherwise. Such deterrence may have an adverse effect on the market price for the Company's securities, particularly its common stock, which would presumably reflect the market's perception of the likelihood of any takeover attempt at a premium to the market price.

  ASSET SALES

  The Indenture provides that no Obligor will, directly or indirectly, consummate or enter into a binding commitment to consummate an Asset Sale unless (a) such Obligor, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or of which other disposition is made (as determined reasonably and in good faith by the Board of such Obligor) and (b) at least 75% of the consideration received by such Obligor from such Asset Sale will be cash or Cash Equivalents and will be received at the time of the consummation of any such Asset Sale; provided, however, that the amount of (x) any

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liabilities as shown on the Obligors' most recent balance sheet (or in the notes thereto) (other than (i) Indebtedness subordinate in right of payment to the Notes, (ii) contingent liabilities, (iii) liabilities or Indebtedness to Affiliates of the Issuers and (iv) Non-Recourse Indebtedness) that are assumed by the transferee of any such assets and (y) to the extent of the cash received, any notes or other obligations received by the Issuers or any such Restricted Subsidiary from such transferee that are converted by such Obligor into cash within 60 days of receipt, will be deemed to be cash for purposes of this provision.

  Notwithstanding the foregoing, an Obligor will be permitted to consummate an Asset Sale without complying with the foregoing provisions if (i) such Obligor receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of (as evidenced by a resolution of the Board of such Obligor) as set forth in an officers' certificate delivered to the Trustee, (ii) the transaction constitutes a "like-kind exchange" of the type contemplated by
Section 1031 of the Internal Revenue Code and (iii) the consideration for such Asset Sale constitutes Productive Assets; provided that any non-cash consideration not constituting Productive Assets received by such Obligor in connection with such Asset Sale that is converted into or sold or otherwise disposed of for cash or Cash Equivalents at any time within 360 days after such Asset Sale and any Productive Assets constituting cash or Cash Equivalents received by such Obligor in connection with such Asset Sale shall constitute Net Cash Proceeds subject to the provisions set forth above.

  Upon the consummation of an Asset Sale, the Issuers or the affected Obligor will be required to apply all Net Cash Proceeds that are received from such Asset Sale within 360 days of the receipt thereof either (A) to reinvest (or enter into a binding commitment to invest, if such investment is effected within 360 days after the date of such commitment) in Productive Assets or in Asset Acquisitions permitted by the Indenture, or (B) to permanently prepay or repay Indebtedness of any Obligor other than Indebtedness that is subordinate in right of payment to the Notes. Pending the final application of any such Net Cash Proceeds, the Obligors may temporarily reduce revolving Indebtedness or otherwise invest such Net Cash Proceeds in any manner not prohibited by the Indenture. On the 361st day after an Asset Sale or such earlier date, if any, as the Board of each Issuer or the affected Obligor determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (A) or (B) of the preceding sentence (each a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (A) or (B) of the preceding sentence (each a "Net Proceeds Offer Amount"), will be applied by the Issuers to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all holders on a pro rata basis, Notes in an amount equal to the Net Proceeds Offer Amount at a price in cash equal to 100% of the aggregate principal amount of Notes, in each case, plus accrued and unpaid interest, if any, thereon on the Net Proceeds Offer Payment Date; provided that if at any time within 360 days after an Asset Sale any non-cash consideration received by the Issuers or the affected Obligor in connection with such Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition will be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof will be applied in accordance with this covenant. To the extent that the aggregate principal amount of Notes tendered pursuant to the Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Obligors may use any remaining proceeds of such Asset Sales for general corporate purposes (but subject to the other terms of the Indenture). Upon completion of a Net Proceeds Offer, the Net Proceeds Offer Amount relating to such Net Proceeds Offer will be deemed to be zero for purposes of any subsequent Asset Sale. In the event that a Restricted Subsidiary consummates an Asset Sale, only that portion of the Net Cash Proceeds therefrom (including any Net Cash Proceeds received upon the sale or other disposition of any non-cash proceeds received in connection with an Asset Sale) that are distributed to any Obligor will be required to be applied by the Obligors in accordance with the provisions of this paragraph.

  Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $10 million the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts

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

arising subsequent to the Issue Date of the Notes from all Asset Sales by the Obligors in respect of which a Net Proceeds Offer has not been made aggregate at least $10 million at which time the affected Obligor will apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (each date on which the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $10 million or more will be deemed to be a Net Proceeds Offer Trigger Date). In connection with any Asset Sale with respect to assets having a book value in excess of $10 million or as to which it is expected that the aggregate consideration therefor be received by the affected Obligor will exceed $10 million in value, such Asset Sale will be approved, prior to the consummation thereof, by the Board of the applicable Obligor.

CERTAIN COVENANTS

  RESTRICTED PAYMENTS

  The Indenture provides that no Obligor will, directly or indirectly, (i) declare or pay any dividend or make any other payment or distribution (other than dividends or distributions payable solely in Qualified Capital Stock of the Company or dividends or distributions payable to an Obligor) in respect of any Obligor's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving such Obligor) or to the direct or indirect holders of such Obligor's Equity Interests in their capacity as such, (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, any payment in connection with any merger or consolidation involving an Obligor) Equity Interests of any Obligor or of any direct or indirect parent or Affiliate of any Obligor (other than any such Equity Interests owned by any Obligor), (iii) make any payment on or with respect to, or purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value any Indebtedness that is subordinate in right of payment to the Notes, except a payment at Stated Maturity, or (iv) make any Investment (other than Permitted Investments) (each of the foregoing prohibited actions set forth in clauses (i), (ii), (iii) and (iv) being referred to as a "Restricted Payment"), if at the time of such proposed Restricted Payment or immediately after giving effect thereto, (A) a Default or an Event of Default has occurred and is continuing or would result therefrom, or (B) the Company is not, or would not be, able to Incur at least $1.00 of additional Indebtedness under the Consolidated Coverage Ratio test described in the second paragraph of the covenant described below under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock" or (C) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of the applicable Obligor) exceeds or would exceed the sum, without duplication, of:

    (1) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Obligors during the period (treating such period as a single accounting period) beginning on the Issue Date and ending on the last day of the most recent fiscal quarter of the Company ending immediately prior to the date of the making of such Restricted Payment for which internal financial statements are available ending not more than 135 days prior to the date of determination, plus

    (2) 100% of the aggregate net cash proceeds received by the Company from any Person (other than from a Subsidiary of the Issuers) from the issuance and sale of Qualified Capital Stock of the Company or the conversion of debt securities or Convertible Preferred Stock into Qualified Capital Stock (to the extent that proceeds of the issuance of such Qualified Capital Stock would be includable in this clause upon initial issuance for cash) subsequent to the Issue Date and on or prior to the date of the making of such Restricted Payment (excluding any Qualified Capital Stock of the Company the purchase price of which has been financed directly or indirectly using funds (A) borrowed from any Obligor, unless and until and to the extent such borrowing is repaid, or (B) contributed, extended, guaranteed or advanced by any Obligor (including, without limitation, in respect of any employee stock ownership or benefit plan)), plus

    (3) 100% of the aggregate cash received by the Company subsequent to the Issue Date and on or prior to the date of the making of such Restricted Payment upon the exercise of options or warrants (whether issued prior to or after the Issue Date) to purchase Qualified Capital Stock of the Company, plus

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    (4) to the extent that any Restricted Investment that was made after the
  Issue Date is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, or any dividends, distributions, principal repayments, or returns of capital are received by any Obligor in respect of any Restricted Investment, valued, in each such case, the lesser of (A) the cash or marked-to-market value of Cash Equivalents received with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus

    (5) 50% of the aggregate dividends and distributions received by any Obligor from an Unrestricted Subsidiary, to the extent not already included in the calculation of Consolidated Net Income.

  Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not prohibit:

    (a) the payment of any dividend or the making of any distribution within 60 days after the date of declaration of such dividend or distribution if the making thereof would have been permitted on the date of declaration; provided such dividend will be deemed to have been made as of its date of declaration or the giving of such notice for purposes of this clause (a);

    (b) the redemption, repurchase, retirement or other acquisition of Capital Stock of the Company or warrants, rights or options to acquire Capital Stock of the Company either (i) solely in exchange for shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company; provided that no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment or would result therefrom;

    (c) the redemption, repurchase, retirement, defeasance or other acquisition of Indebtedness of any Obligor that is subordinate or junior in right of payment to the Notes or the Guaranties either (i) solely in exchange for shares of Qualified Capital Stock of the Company or for Permitted Refinancing Indebtedness, or (ii) through the application of the net proceeds of a substantially concurrent sale for cash (other than to an Obligor) of (A) shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company or (B) Permitted Refinancing Indebtedness; provided that no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment pursuant to this clause (c) and would not result therefrom;

    (d) repurchases by the Company of its common stock; provided that the aggregate amount expended for all such common stock repurchases by the Company shall not exceed $10 million on a cumulative basis commencing on the Issue Date; and provided, further, that no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment or would result therefrom;

    (e) (i) scheduled dividends payable in respect of the Convertible Preferred Stock not to exceed $2 million in the aggregate in any fiscal year; provided, that no Event of Default shall have occurred and be continuing at the time of such Restricted Payment or would result therefrom; and (ii) redemption of all of the outstanding Convertible Preferred Stock by means of conversion into shares of the Company's common stock plus payment of accrued and unpaid dividends;

    (f) redemptions, repurchases or repayments to the extent required by any Gaming Authority having jurisdiction over any Obligor or deemed necessary by the Board of either Issuer in order to avoid the suspension, revocation or denial of a gaming license by any Gaming Authority;

    (g) Investments in the Indiana Joint Venture Project, not to exceed $70 million in the aggregate;

    (h) other Restricted Payments not to exceed $20 million in the aggregate at any time; provided no Default or Event of Default then exists or would result therefrom;


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    (i) repurchases by the Company of its common stock, options, warrants or other securities exercisable or convertible into such common stock from employees and directors of the Company or any of its respective
  Subsidiaries upon death, disability or termination of employment or directorship of such employees or directors;

    (j) the payment of any amounts in respect of Equity Interests by any Restricted Subsidiary organized as a partnership or a limited liability company or other pass-through entity, to the extent of capital contributions made to such Restricted Subsidiary (other than capital contributions made to such Restricted Subsidiary by the Obligors); provided, that no Default or Event of Default has occurred and is continuing at the time of such Restricted Payment or would result therefrom;

    (k) the payment of any amounts in respect of Equity Interests by any Restricted Subsidiary organized as a partnership or a limited liability company or other pass-through entity, (i) to the extent required by applicable law or (ii) to the extent necessary for holders thereof to pay taxes with respect to the net income of such Restricted Subsidiary, the payment of which amounts under this clause (ii) is required by the terms of the relevant partnership agreement, limited liability company operating agreement or other governing document; provided, that except in the case of clause (i) no Default or Event of Default has occurred and is continuing at the time of such Restricted Payment or would result therefrom;

    (l) the payment of dividends or other distributions on minority interests in Equity Interests of Restricted Subsidiaries pursuant to requirements under partnership agreements or organizational or membership agreements of other pass-through entities as in effect on the Issue Date; provided such distributions are made pro rata with the distributions paid contemporaneously to an Obligor or its Affiliates holding an interest in such Equity Interests; provided, further, that no Default or Event of Default has occurred and is continuing at the time of such Restricted Payment or would result therefrom;

    (m) Investments in Unrestricted Subsidiaries, joint ventures, partnerships or limited liability companies consisting of conveyances of substantially undeveloped real estate in a number of acres which, after giving effect to any such conveyance, would not exceed in the aggregate for all such conveyances after the Issue Date, 50% of the sum of (A) the acres of undeveloped real estate held by the Obligors on such date plus (B) the acres of undeveloped real estate previously so conveyed by the Obligors after the Issue Date; provided, that no Default or Event of Default has occurred and is continuing at the time of such Restricted Payment or would result therefrom; or

    (n) Investments, not to exceed $10 million in the aggregate at any time outstanding, in any combination of (i) readily marketable equity securities and (ii) assets of the kinds described in the definition of "Cash Equivalents"; provided, that for the purposes of this clause (n), such Investments may be made without regard to the rating requirements or the maturity limitations set forth in such definition.

  In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, Restricted Payments made pursuant to clauses (a), (b), (c),
(d), (e), (g) and (h) of this paragraph shall, in each case, be excluded from such calculation; provided, that any amounts expended or liabilities incurred in respect of fees, premiums or similar payments in connection therewith shall be included in such calculation.

  No later than the date of making any Restricted Payment, the Issuers shall deliver to the Trustee officers' certificates stating that such Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed (upon which the Trustee may conclusively rely without any investigation whatsoever), which calculations may be based upon the Issuers' latest available internal quarterly financial statements.

  The Board of either Issuer may designate any of its Restricted Subsidiaries to be Unrestricted Subsidiaries if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Obligors (except to the extent repaid in cash or in kind) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (x) the net book value of such Investments at the time of such designation, (y) the fair market value of such Investments at the time of such designation and (z) the original fair market value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

  The Indenture provides that the Issuers will not, directly or indirectly,
(i) Incur any Indebtedness or issue any Disqualified Capital Stock, other than Permitted Indebtedness, or (ii) cause or permit any of their Subsidiaries to Incur any Indebtedness or issue any Disqualified Capital Stock or preferred stock, in each case, other than Permitted Indebtedness.

  Notwithstanding the foregoing limitations, either Issuer may issue Disqualified Capital Stock, and any Obligor may Incur Indebtedness (including, without limitation, Acquired Debt) or issue preferred stock, if (i) no Default or Event of Default shall have occurred and be continuing on the date of the proposed Incurrence or issuance or would result as a consequence of such proposed Incurrence or issuance and (ii) immediately after giving pro forma effect to such proposed Incurrence or issuance and the receipt and application of the net proceeds therefrom, the Issuers' Consolidated Coverage Ratio would not be less, for any period of four fiscal quarters ending during the applicable period specified in the table below, than the ratio specified opposite such period:

       PERIOD                                                            RATIO
       ------                                                          ---------
       Issue Date-December 31, 1998................................... 2.00:1.00
       January 1, 1999-December 31, 1999.............................. 2.25:1.00
       January 1, 2000 and thereafter................................. 2.50:1.00

  Any Indebtedness of any Person existing at the time it becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition of capital stock or otherwise) shall be deemed to be Incurred as of the date such Person becomes a Restricted Subsidiary.

  For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (xi) of such definition or is entitled to be Incurred pursuant to the second paragraph of this covenant, the Issuers will, in their sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been Incurred pursuant to only one of such clauses or pursuant to the second paragraph hereof. The Issuers may reclassify such Indebtedness from time to time in their sole discretion. Accrual of interest and the accretion of principal amount will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.

  LIENS

  The Indenture provides that no Obligor will, directly or indirectly, create, Incur or assume any Lien, except a Permitted Lien, securing Indebtedness that is pari passu with or subordinate in right of payment to the Notes or the Guaranties, on or with respect to any of its property or assets including any shares of stock or Indebtedness of any Restricted Subsidiary, whether owned on the Issue Date or thereafter acquired, or any income, profits or proceeds therefrom, unless (x) in the case of any Lien securing Indebtedness that is pari passu in right of payment with the Notes or the Guaranties, the Notes or the Guaranties are secured by a Lien on such property, assets or proceeds that is senior in priority to or pari passu with such Lien and (y) in the case of any Lien securing Indebtedness that is subordinate in right of payment to the Notes or the Guaranties, the Notes or the Guaranties are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien.

  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

  The Indenture provides that no Obligor will, directly or indirectly, create or otherwise cause or permit or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock, (b) make loans or advances to or pay any Indebtedness or other obligations owed to any Obligor or to any Restricted Subsidiary or (c) transfer any of its property or assets to any Obligor or to any Restricted Subsidiary (each such encumbrance or restriction in clause (a), (b) or (c), a "Payment Restriction"), except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) the Indenture; (3) customary non-assignment provisions of any purchase money financing contract or lease of any Restricted Subsidiary entered into in the ordinary course of business of such Restricted Subsidiary;
(4) any instrument governing Acquired Debt Incurred in connection with an acquisition by any Obligor in accordance with the Indenture as the same was in effect on the date of such Incurrence; provided that such encumbrance or restriction is not, and will not be, applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries or the property or assets, including directly-related assets, such as accessions and proceeds so acquired or leased; (5) any restriction or encumbrance contained in contracts for the sale of assets to be consummated in accordance with the Indenture solely in respect of the assets to be sold pursuant to such contract; (6) any restrictions of the nature described in clause (c) above with respect to the transfer of assets secured by a Lien that was permitted by the Indenture to be Incurred; (7) any encumbrance or restriction contained in Permitted Refinancing Indebtedness; provided that the provisions relating to such encumbrance or restriction contained in any such Permitted Refinancing Indebtedness are no less favorable to the holders of the Notes in any material respect in the good faith judgment of the Board of either Issuer than the provisions relating to such encumbrance or restriction contained in the Indebtedness being refinanced, or (8) Indebtedness or Investments existing on the Issue Date, as in effect on the Issue Date.

  MERGER, CONSOLIDATION, OR SALE OF ASSETS

  The Indenture provides that no Obligor may, in a single transaction or a series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of such Obligor's properties or assets whether as an entirety or substantially as an entirety to any Person or adopt a Plan of Liquidation unless:

    (i) either (1) in the case of a consolidation or merger, such Obligor shall be the surviving or continuing corporation or (2) the Person (if other than such Obligor) formed by such consolidation or into which such Obligor is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition of the properties and assets of such Obligor and of such Obligor's Subsidiaries substantially as an entirety, or in the case of a Plan of Liquidation, the Person to which assets of such Obligor and such Obligor's Subsidiaries have been transferred (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and, if applicable, the Guaranties and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of such Obligor to be performed or observed;

    (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction), (1) the Obligors, including any such other Person becoming an Obligor through the operation of clause (i)(2) above would have a Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of such Obligor immediately preceding the transaction; and (2)(A) the Obligors, including any such other Person becoming an Obligor through the operation of clause (i)(2) above could Incur at least $1.00 of Indebtedness (other than Permitted Indebtedness) pursuant to the Consolidated Coverage Ratio test described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock" or (B) any other Person which would, as a result of the applicable transaction, properly classify such Obligor as a consolidated subsidiary in accordance with GAAP, satisfied the conditions set forth in clause (i)(2)(x) above and either (x) also satisfied the condition set forth in clause (i)(2)(y) above and caused each acquired Issuer to become a Guarantor or (y) became a Guarantor, and, in either such case, after giving effect to such assumption of the Notes or Incurrence of Obligations under the Guaranty, such assuming or guarantying Person would be able to Incur at least $1.00 of Indebtedness pursuant to the Consolidated Coverage Ratio test described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock";

    (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Debt Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction) no Default and no Event of Default shall have occurred or be continuing; and

    (iv) such Obligor or such other Person shall have delivered to the Trustee (A) an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance, other disposition or Plan of Liquidation and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied and (B) a certificate from the Company's independent certified public accountants stating that such Obligor has made the calculations required by clause (ii) above in accordance with the terms of the Indenture and the Notes after the consummation of such transaction.

  Notwithstanding clause (ii)(2) above, (A) any Restricted Subsidiary may consolidate with, or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to either Issuer or to a Wholly Owned Restricted Subsidiary of such Obligor (and an Issuer may effect such a transaction with the other Issuer) and (B) any Obligor may consolidate with or merge with or into any Person that has conducted no business and Incurred no Indebtedness or other liabilities if such transaction is solely for the purpose of effecting a change in the state of incorporation of such Obligor. Notwithstanding any other provision of this covenant, the Issuers may effect the Possible REIT Restructuring if the respective Boards of the Issuers determine, in good faith and in the exercise of their reasonable business judgment that it is in the best interest of each of the Issuers to do so.

  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of either Issuer, the Capital Stock of which constitutes all or substantially all of the properties and assets of such Issuer, shall be deemed to be the transfer of all or substantially all of the properties and assets of such Issuer.

  TRANSACTIONS WITH AFFILIATES

  The Indenture provides that no Obligor will make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is, considered in light of any series of related transactions of which it comprises a part, on terms that are fair and reasonable and no less favorable to such Obligor than those that might reasonably have been obtained at such time in a comparable transaction or series of related transactions on an arms-length basis from a Person that is not such an Affiliate; (ii) with respect to any Affiliate Transaction involving aggregate consideration of $3 million or more, a majority of the disinterested members of the Board of the relevant Issuer (and of any other affected Obligor, where applicable) shall, prior to the consummation of any portion of such Affiliate Transaction, have reasonably and in good faith determined, as evidenced by a resolution of its Board, that such Affiliate Transaction meets the requirements of the foregoing clause; and
(iii) with respect to any Affiliate Transaction involving value of $10 million or more, the Board of the applicable Obligor shall have received prior to the consummation of any portion of such Affiliate Transaction, a written opinion from an independent investment banking, accounting or appraisal firm of recognized national standing that such Affiliate Transaction is on terms that are fair to such Obligor from a financial point of view. The foregoing restrictions will not apply to (1) reasonable fees and compensation (including any such compensation in the form of Equity Interests not derived from Disqualified Capital Stock, together with loans and advances, the proceeds of which are used to acquire such Equity Interests) paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Obligors as determined in good faith by the Board or senior management,
(2) any transaction solely between or among Obligors to the extent any such transaction is otherwise in compliance with, or not prohibited by, the Indenture or (3) any Restricted Payment permitted by the terms of the covenant described above under the heading "--Restricted Payments."

  NO SUBORDINATED DEBT SENIOR TO THE NOTES OR GUARANTIES

  The Indenture provides that no Obligor will Incur any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes or the Guaranties.

  AMENDMENTS TO SUBORDINATION PROVISIONS

  The Indenture provides that, without the consent of the holders of 66 2/3% of the principal amount of the outstanding Notes, the Obligors will not amend, modify or alter the terms of any indebtedness subordinated to the Notes or the Guaranties in any way that will (i) increase the rate of or change the time for payment of interest on any indebtedness subordinated to the Notes, (ii) increase the principal of, advance the final maturity date of or shorten the Weighted Average Life to Maturity of any such subordinated indebtedness, (iii) alter the redemption provisions or the price or terms at which any Obligor is required to offer to purchase such subordinated indebtedness or (iv) amend the subordination provisions of any documents, instruments or agreements governing any such subordinated indebtedness, except to the extent that any of the foregoing would be required to permit any Obligor to make a Restricted Payment permitted by the covenant described above under the heading "--Restricted Payments."

  LINES OF BUSINESS

  The Indenture provides that the Obligors will not engage in any lines of business other than the Core Businesses.

  REPORTS

  The Indenture provides that, whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any Notes are outstanding, the Issuers will furnish to the holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing or filings by the Issuers with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Issuers' certified independent accountants and (ii) all current reports that would be required to be filed by the Issuers with the Commission on Form 8-K if the Issuers were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Issuers will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Issuers have agreed that, for so long as any Notes remain outstanding, they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Indenture permits the Issuers to deliver the consolidated reports or financial information of the Company to comply with the foregoing requirements.

  EVENTS OF DEFAULT AND REMEDIES

  The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes or the Guaranties

(whether or not prohibited by the subordination provisions of the Indenture);
(ii) default in payment of the principal of or premium, if any, on the Notes or the Guaranties when due and payable, at maturity, upon acceleration, redemption or otherwise (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by any Obligor for 45 days after written notice to comply with any of its other agreements in the Indenture, the Notes or the Guaranties; (iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by any Obligor (or the payment of which is guaranteed by any Obligor) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more; (v) failure by any Obligor to pay final judgments aggregating in excess of $10 million, net of any applicable insurance, the carrier or underwriter with respect to which has acknowledged liability in writing, which judgments are not paid, discharged or stayed for a period of 60 days; and (vi) certain events of bankruptcy or insolvency with respect to any Obligor.

  If an Event of Default (other than an Event of Default with respect to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, then and in every such case, the Trustee or the holders of not less than 25% in aggregate principal amount of the then outstanding Notes may declare the principal amount, together with any accrued and unpaid interest, premium and Liquidated Damages on all the Notes and Guaranties then outstanding to be due and payable, by a notice in writing to the Issuers (and to the Trustee, if given by holders) specifying the Event of Default and that it is a "notice of acceleration" and on the fifth Business Day after delivery of such notice the principal amount, in either case, together with any accrued and unpaid interest, premium and Liquidated Damages on all the Notes or the Guaranties then outstanding will become immediately due and payable, notwithstanding anything contained in the Indenture, the Notes or the Guaranties to the contrary. Upon the occurrence of specified Events of Default relating to bankruptcy, insolvency or reorganization, or cross-acceleration to other indebtedness the principal amount, together with any accrued and unpaid interest, premium and Liquidated Damages, will immediately and automatically become due and payable, without the necessity of notice or any other action by any Person. Holders of the Notes may not enforce the Indenture, the Notes or the Guaranties except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

  In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of any Obligor with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to August 1, 2002 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding the prohibition on redemption of the Notes prior to August 1, 2002, then the additional premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes and Guaranties.

  The holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium and Liquidated Damages, if any, or interest on the Notes or the Guaranties.

  The Issuers will be required to deliver to the Trustee annually statements regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

  No past, present or future director, officer, employee, agent, manager, partner, member, incorporator or stockholder of any Obligor, in such capacity, will have any liability for any obligations of any Obligor under the Notes, the Indenture or the Guaranties or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guaranties. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  The Indenture provides that the Obligors may, at their option and at any time, elect to have all of their obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due from the trust referred to below, (ii) the Issuers' obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust,
(iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers' obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Issuers may, at their option and at any time, elect to have their obligations released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described above under the heading "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes.

  In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, noncallable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which any Obligor is a party or by which any Obligor is bound; (vi) the Issuers must have delivered to the Trustee an opinion of counsel to the effect that, as of the date of such opinion, assuming that no holder of any Notes would be considered an insider of any Obligor under applicable Bankruptcy Law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law;
(vii) each Issuer must deliver to the Trustee an officers' certificate stating that the deposit was not made by such Issuer with the intent of preferring the holders of Notes over the other creditors of such Issuer with the intent of defeating, hindering, delaying or defrauding creditors of such Issuer or others; and (viii) each Issuer must deliver to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

  A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers are not required to transfer or exchange any Note selected for redemption. Also, the Issuers are not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. The registered holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

  Except as provided in the next three succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

  Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting holder) (i) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the conditions described above under the caption "--Repurchase at the Option of Holders") , (viii) release any Guarantor from its obligations under any Guaranty, or (ix) make any change in the foregoing amendment and waiver provisions.

  Notwithstanding the foregoing, without notice to or the consent of any holder of Notes, the Obligors and the Trustee may amend or supplement the Indenture or the Notes (y) to provide for the Possible REIT Restructuring and such related modifications to the Indenture and the Notes as may be necessary to permit the implementation of, and the continuing operations of HPOC and the REIT after giving effect to, the Possible REIT Restructuring, including the making of operating lease payments by HPOC to the Company, the distribution by the Company of such amounts as may be required by the Internal Revenue Code and the regulations promulgated thereunder to maintain REIT status, which would include 95% of its taxable income (excluding net capital gains) under current law, and any other modifications to the covenants that may be necessary to comply with the applicable provisions of the Internal Revenue Code and the regulations promulgated thereunder, or may be necessary, in the good faith determination of the respective Boards of the Issuers as evidenced by Board resolutions, to provide for the same relative benefits and restrictions as existed under the Indenture prior to the Possible REIT Restructuring or (z) to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Obligors' obligations to holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder, to provide for the issuance of registered notes in exchange for the Notes pursuant to the Registration Rights Agreement or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA. Notwithstanding any provision of clause (y) above to the contrary, no transaction described therein may be effected except in compliance with the "Asset Sale" covenant in effect on the Issue Date or as amended in accordance with the terms of the Indenture (excluding amendment pursuant to such clause (y)).

  In addition, any amendment to the provisions of the article of the Indenture which governs subordination will require the consent of the holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding, if such amendment would adversely affect the rights of holders of Notes.

CONCERNING THE TRUSTEE

  The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of either Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

  The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. However, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

  Anyone who receives this Prospectus may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to Hollywood Park, Inc., 1050 South Prairie Avenue, Inglewood CA 90301, Attn: Assistant Treasurer.

CERTAIN DEFINITIONS

  Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

  "Accrued Bankruptcy Interest" means, with respect to any Senior Debt, all interest accruing thereon after the filing of a petition or commencement of any other proceeding by or against any Obligor under any Bankruptcy Law, in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in the documents evidencing or governing such Indebtedness or Hedging Obligations, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Bankruptcy Law.

  "Acquired Debt" means, with respect to any specified Person, Indebtedness of another Person and any of such other Person's Subsidiaries existing at the time such other Person becomes a Subsidiary of such Person or at the time it merges or consolidates with such Person or any of such Person's Subsidiaries or is assumed by

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

such Person or any Subsidiary of such Person in connection with the acquisition of assets from such other Person and in each case not Incurred by such Person or any Subsidiary of such Person or such other Person in connection with, or in anticipation or contemplation of, such other Person becoming a Subsidiary of such Person or such acquisition, merger or consolidation.

  "Affiliate" means, when used with reference to any Person, (i) any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the referent Person or such other Person, as the case may be, or (ii) any directors, officer or partner of such Person or any Person specified in clause (i) above. For the purposes of this definition, the term "control" when used with respect to any specified Person means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling," and "controlled" have meanings correlative of the foregoing. None of the Initial Purchasers nor any of their respective Affiliates shall be deemed to be an Affiliate of any Obligor or of any of their respective Affiliates. No Wholly Owned Restricted Subsidiary of either Issuer shall be deemed to be an Affiliate of any Obligor.

  "Asset Acquisition" means (i) an Investment by any Obligor in any other Person pursuant to which such Person shall become an Obligor or a Wholly Owned Restricted Subsidiary of an Obligor or shall be merged into, or with any Obligor or Wholly Owned Restricted Subsidiary of an Obligor or (ii) the acquisition by any Obligor of assets of any Person comprising a division or line of business of such Person or all or substantially all of the assets of such Person.

  "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other disposition (for purposes of this definition, each a "disposition") by any Obligor (including, without limitation, pursuant to any sale and leaseback transaction or any merger or consolidation of any Restricted Subsidiary of either Issuer with or into another Person (other than another Obligor) whereby such Restricted Subsidiary shall cease to be a Restricted Subsidiary of either Issuer) to any Person of
(i) any property or assets of any Obligor to the extent that any such disposition is not in the ordinary course of business of such Obligor or (ii) any Capital Stock of any Restricted Subsidiary, other than (1) any disposition to either Issuer, (2) any disposition to any Obligor or Wholly Owned Restricted Subsidiary, (3) any disposition that constitutes a Restricted Payment or a Permitted Investment that is made in accordance with the covenant described above under the caption "--Restricted Payments", (4) any transaction or series of related transactions resulting in net cash proceeds to such Obligor of less than $1 million, (5) any transaction that is consummated in accordance with the covenant described above under the caption "--Merger, Consolidation or Sale of Assets," (6) the sale or discount, in each case without recourse (direct or indirect), of accounts receivable arising in the ordinary course of business of either Issuer or such Restricted Subsidiary, as the case may be, but only in connection with the compromise or collection thereof, (7) any pledge, assignment by way of collateral security, grant of security interest, hypothecation or mortgage, permitted by the Indenture or any foreclosure, judicial or other sale, public or private, by the pledgee, assignee, mortgagee or other secured party of the subject assets, (8) a disposition of assets constituting a Permitted Investment or
(9) distributions, recapitalizations or reclassifications of Equity Interests (other than Disqualified Capital Stock) of HPOC or the Company in connection with the Possible REIT Restructuring.

  "Bank Credit Facility" means the Credit Facility provided to the Company pursuant to the Reducing Revolving Loan Agreement, dated as of March 27, 1997, by and among the Company, the financial institutions from time to time named therein (the "Banks"), Bank of Scotland, Bankers Trust Company and Societe General, as Co-Agents for the Banks, and Bank of America NT&SA, as Managing Agent, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time by the same or different institutional lenders.

  "Bankruptcy Law" means the United States Bankruptcy Code and any other bankruptcy, insolvency, receivership, reorganization, moratorium or similar law providing relief to debtors, in each case, as from time to time amended and applicable to the relevant case.

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

  "Board" means the Board of Directors or similar governing entity of an Obligor, the members of which are elected by the holders of Capital Stock of such Obligor or, if applicable, a duly-appointed committee of such Board of Directors or similar governing body, having jurisdiction over the subject matter at issue.

  "Boomtown Notes" means the 11 1/2% First Mortgage Notes due 2003 issued by Boomtown and remaining outstanding after Boomtown's offer to repurchase and repurchase of such notes pursuant to an Offer to Purchase and Consent Solicitation Statement dated March 28, 1997, as amended.

  "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, rights, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

  "Capitalized Lease Obligation" means, as to any Person, the discounted rental stream payable by such Person that is required to be classified and accounted for as a capital lease obligation under GAAP and, for purposes of this definition, the amount of such obligation at any date shall be the capitalized amount of such obligation at such date, determined in accordance with GAAP. The final maturity of any such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without penalty.

  "Cash Equivalents" means (i) Government Securities; (ii) certificates of deposit, eurodollar time deposits and bankers acceptances maturing within 12 months from the date of acquisition thereof by any Obligor and issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of foreign bank having, at the date of acquisition of the applicable Cash Equivalent,
(A) combined capital and surplus of not less than $500 million and (B) a commercial paper rating of at least A-1 from S&P or at least P-1 from Moody's;
(iii) repurchase obligations with a term of not more than seven days after the date of acquisition thereof by any Obligor for underlying securities of the types described in clauses (i), (ii) and (vi) hereof, entered into with any financial institution meeting the qualifications specified in clause (ii) above; (iv) commercial paper having a rating of at least P-1 from Moody's or a rating of at least A-1 from S&P on the date of acquisition thereof by any Obligor; (v) debt obligations of any corporation maturing within 12 months after the date of acquisition thereof by any Obligor, having a rating of at least P-1 or aaa from Moody's or A-1 or AAA from S&P on the date of such acquisition; and (vi) mutual funds and money market accounts investing at least 90% of the funds under management in instruments of the types described in clauses (i) through (v) above and, in each case, maturing within the period specified above for such instrument after the date of acquisition thereof by any Obligor.

  "Change of Control" means the occurrence of any of the following: (i) the Possible REIT Restructuring, (ii) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of either Issuer, or the Issuers and their Restricted Subsidiaries taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) (as defined below), (iii) the adoption, or, if applicable, the approval of any requisite percentage of either Issuer's stockholders of a plan relating to the liquidation or dissolution of such Issuer, (iv) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than a Principal, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of either Issuer (measured by voting power rather than number of shares), or (v) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of either Issuer (together with any new directors whose election to such Board or whose nomination for election by the stockholders of such Issuer was approved by a vote of a majority of the directors of such Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board

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

of such Issuer then in office. Except as otherwise expressly provided, the term "Change of Control" includes a REIT Change of Control.

  "Consolidated Coverage Ratio" means, with respect to any Person on any date of determination, the ratio of (a) Consolidated EBITDA for the period of four fiscal quarters most recently ended prior to such date for which internal financial reports are available, ended not more than 135 days prior to such date to (b) (i) Consolidated Interest Expense during such period plus (ii) dividends on or in respect of any Capital Stock of any such Person paid in cash during such period; provided that the Consolidated Coverage Ratio shall be calculated giving pro forma effect, as of the beginning of the applicable period, to any acquisition, Incurrence or redemption of Indebtedness (including the Notes), issuance or redemption of Disqualified Capital Stock, acquisition, Asset Sale, purchases of assets that were previously leased, redemption of Convertible Preferred Stock or re-designation of a Restricted Subsidiary as an Unrestricted Subsidiary, at any time during or subsequent to such period, but on or prior to the date on which such calculation is made. In making such computation, Consolidated Interest Expense (i) attributable to any Indebtedness bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period, or (ii) attributable to interest on any Indebtedness under a revolving Credit Facility shall be computed on a pro forma basis based upon the average daily balance of such Indebtedness outstanding during the applicable period.

  "Consolidated EBITDA" means, with respect to any Person for any period, the sum (without duplication) of (i) the Consolidated Net Income of such Person for such period, plus (ii) to the extent that any of the following shall have been taken into account in determining such Consolidated Net Income, and without duplication, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions of assets outside the ordinary course of business), (B) the Consolidated Interest Expense of such Person for such period, (C) the amortization expense (including the amortization of deferred financing charges) and depreciation expense for such Person and its Restricted Subsidiaries for such period and (D) other non-cash items (other than non-cash interest) of such Person or any of its Restricted Subsidiaries (including any non-cash compensation expense attributable to stock option or other equity compensation arrangements), other than any non-cash item for such period that requires the accrual of or a reserve for cash charges for any future period and other than any non-cash charge for such period constituting an extraordinary item of loss, less (iii)(A) all non-cash items of such Person or any of its Restricted Subsidiaries increasing such Consolidated Net Income for such period and (B) all cash payments during such period relating to non-cash items that were added back in determining Consolidated EBITDA in any prior period.

  "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and
(ii) the consolidated interest of such Person and its Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Support Obligation or Lien is called upon) and (iv) the product of (a) all dividend payments on any series of preferred stock of such Person or any of its Restricted Subsidiaries, times
(b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom (i) net after-tax gains and

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

losses from all sales or dispositions of assets outside of the ordinary course of business and (ii) net after-tax extraordinary or non-recurring gains or losses, (iii) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of such Person or is merged or consolidated with or into such Person or any Restricted Subsidiary, (iv) the cumulative effect of a change in accounting principles, (v) any net income of any other Person if such other Person is not a Restricted Subsidiary and is accounted for by the equity method of accounting, except that such Person's equity in the net income of any such other Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such other Person during such period to such Person or a Restricted Subsidiary as a dividend or other distribution, (subject, in case of a dividend or other distribution to a Restricted Subsidiary, to the limitation that such amount so paid to a Restricted Subsidiary shall be excluded to the extent that such amount could not at that time be paid to either Issuer due to the restrictions set forth in clause (vi) below (regardless of any waiver of such conditions)),
(vi) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, by contract, operation of law, pursuant to its charter or otherwise on the payment of dividends or the making of distributions by such Restricted Subsidiary to such Person except that (A) such Person's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been paid or distributed during such period to such Person as a dividend or other distribution (provided that such ability is not due to a waiver of such restriction) and
(B) such Person's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income regardless of any such restriction, (vii) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (viii) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), (ix) in the case of a successor to such Person by consolidation or merger or as a transferee of such Person's assets, any net income or loss of the successor corporation prior to such consolidation, merger or transfer of assets and (x) the net income (but not loss) of any Unrestricted Subsidiary, whether or not distributed to any Obligor.

  "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date, plus (ii) the respective amounts reported on such Person's consolidated balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Capital Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

  "Convertible Preferred Stock" means the Company's $70.00 Convertible Preferred Stock, par value $1.00 per share, and the depositary shares relating thereto.

  "Core Businesses" means the gaming, card club, racing, sports, entertainment, lodging, restaurant, riverboat operations, real estate development and all other businesses and activities necessary for or reasonably related or incident thereto, including without limitation related acquisition, construction, development or operation of related truck stop, transportation, retail and other facilities designed to enhance any of the foregoing.

  "Credit Facilities" means, with respect to any Obligor, one or more debt facilities or commercial paper facilities with any combination of banks, other institutional lenders and other Persons extending financial accommodations or holding corporate debt obligations in the ordinary course of their business, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time by the same or different institutional lenders.

  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

  "Designated Senior Debt" means any Indebtedness under the Bank Credit Facility (which is outstanding or which the lenders thereunder have a commitment to extend) and, if applicable, any other Senior Debt permitted under the Indenture, the principal amount (committed or outstanding) of which is $25 million or more and that has been designated by either Issuer as "Designated Senior Debt."

  "Disqualified Capital Stock" means any Capital Stock, other than the Convertible Preferred Stock, which by its terms (or by the terms of any security into which it is, by its terms, convertible or for which it is, by its terms, exchangeable at the option of the holder thereof), or upon the happening of any specified event, is required to be redeemed or is redeemable (at the option of the holder thereof) at any time prior to the earlier of the repayment of all Notes or the stated maturity of the Notes or is exchangeable at the option of the holder thereof for Indebtedness at any time prior to the earlier of the repayment of all Notes or the stated maturity of the Notes.

  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

  "Event of Default" means the occurrence of any of the events described under the caption "--Events of Default and Remedies", after giving effect to any applicable grace periods or notice requirements.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

  "Gaming Approval" means any governmental approval relating to any gaming business or enterprise.

  "Gaming Authority" means any governmental authority with regulatory oversight of, authority to regulate or jurisdiction over any gaming businesses or enterprises, including the State Gaming Control Board of Nevada, the Washoe County, Nevada, or the Nevada, Mississippi or Louisiana Gaming Commission with regulatory oversight of, authority to regulate or jurisdiction over any gaming operation (or proposed gaming operation) owned, managed or operated by any Obligor.

  "Gaming Laws" means all applicable provisions of all (i) constitutions, treaties, statutes, laws, rules, regulations and ordinances of any Gaming Authority, (ii) Gaming Approvals and (iii) orders, decisions, judgments, awards and decrees of any Gaming Authority.

  "Global Note" means a permanent global note in registered form deposited with the Trustee, as a custodian for The Depositary Trust Company or any other designated depositary.

  "Government Securities" means marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within 12 months from the date of acquisition thereof by any Obligor.

  "Guarantor" means any existing or future Material Restricted Subsidiaries of either Issuer, which has guaranteed the obligations of the Issuers arising under or in connection with the Notes, as required by the Indenture.


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

  "Guaranty" means a guaranty by a Guarantor of the Obligations of the Issuers arising under or in connection with the Notes.

  "Hedging Obligations" means all obligations of the Obligors arising under or in connection with any rate or basis swap, forward contract, commodity swap or option, equity or equity index swap or option, bond, note or bill option, interest rate option, foreign currency exchange transaction, cross currency rate swap, currency option, cap, collar or floor transaction, swap option, synthetic trust product, synthetic lease or any similar transaction or agreement.

  "Incur" means, with respect to any Indebtedness of any Person or any Lien, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or Lien or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing).

  "Indebtedness" means with respect to any Person, without duplication, whether contingent or otherwise, (i) any obligations for money borrowed, (ii) any obligation evidenced by bonds, debentures, notes, or other similar instruments, (iii) obligations in respect of letters of credit or other similar instruments, (iv) any obligations to pay the deferred purchase price of property or services, including Capitalized Lease Obligations, (v) the maximum fixed redemption or repurchase price of Disqualified Capital Stock,
(vi) Indebtedness of other Persons of the types described in clauses (i) through (v) above, secured by a Lien on the assets of such Person or its Restricted Subsidiaries, valued, in such cases where the recourse thereof is limited to such assets, at the lesser of the principal amount of such Indebtedness or the fair market value of the subject assets, (vii) indebtedness of other Persons of the types described in clauses (i) through
(v) above, guaranteed by such Person or any of its Restricted Subsidiaries and
(viii) the net obligations of such Person under Hedging Obligations; provided that the amount of any Indebtedness at any date shall be calculated as the outstanding balance of all unconditional obligations and the maximum liability supported by any contingent obligations at such date. Notwithstanding the foregoing, "Indebtedness" shall not be construed to include trade payables, credit on open account, accrued liabilities, provisional credit, daylight overdrafts or similar items.

  "Indiana Joint Venture Project" means the possible development of a riverboat casino facility in Switzerland County, Indiana.

  "Interest Swap Obligations" means the net obligations of any Person under any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap, collar or floor transaction or other interest rate Hedging Obligation.

  "Investment" by any Person means any direct or indirect (i) loan, advance or other extension of credit or capital contribution (valued at the fair market value thereof as of the date of contribution or transfer) (by means of transfers of cash or other property or services for the account or use of other Persons, or otherwise); (ii) purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person (whether by merger, consolidation, amalgamation or otherwise and whether or not purchased directly from the issuer of such securities or evidences of Indebtedness); (iii) guarantee or assumption of any Indebtedness or any other obligation of any other Person (except for an assumption of Indebtedness for which the assuming Person receives consideration at the time of such assumption in the form of property or assets with a fair market value at least equal to the principal amount of the Indebtedness assumed); (iv) the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or other beneficial ownership of any Person; and (v) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP. Notwithstanding the foregoing, the purchase or acquisition of any securities, Indebtedness or Productive Assets of any other Person solely with Qualified Capital Stock shall not be deemed to be an Investment. The term "Investments" shall also exclude extensions of trade credit and advances to customers and suppliers to the extent made in the ordinary course of business on ordinary business terms. The amount of any non-cash Investment shall be the fair market value of such Investment, as determined conclusively in good faith by management of affected Obligor unless the fair market value of such Investment exceeds $5 million, in which case the fair market value shall be determined conclusively in good faith by the Board of such Obligor at the time such Investment is made. The amount of any Investment shall not be adjusted for increases or decreases in value, or write-ups, write-downs or write-offs subsequent to the date such Investment is made with respect to such Investment.

  "Issue Date" means August 6, 1997.

  "Letter of Credit Obligations" means Obligations of an Obligor arising under or in connection with letters of credit.

  "Lien" means, with respect to any assets, any mortgage, lien, pledge, charge, security interest or other similar encumbrance (including without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any option or other agreement to sell, and any filing of or agreement to give, any security interest).

  "Material Restricted Subsidiary" means any Subsidiary which is both a Material Subsidiary and a Restricted Subsidiary.

  "Material Subsidiary" means, at any date of determination, any Subsidiary of either Issuer which, together with its Subsidiaries (i) had assets which as of the date of the Issuers' most recent quarterly consolidated balance sheet, constituted 5% or more of the Issuers' total assets on a consolidated basis as of such date, as determined in accordance with GAAP, (ii) had Consolidated EBITDA for the 12-month period ending on the date of the Issuers' most recent quarterly consolidated statement of income which constituted 5% or more of the Issuers' Consolidated EBITDA (calculated for this purpose without giving effect to clause (vi) of the definition of Consolidated Net Income) for such period or (iii) would constitute a Significant Subsidiary.

  "Moody's" means Moody's Investors Services, Inc., and its successors.

  "Net Cash Proceeds" means with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by any Obligor from such Asset Sale, net of (i) reasonable out-of-pocket expenses, fees and other direct costs relating to such Asset Sale (including, without limitation, brokerage, legal, accounting and investment banking fees and sales commissions), (ii) taxes paid or payable after taking into account any reduction in tax liability due to available tax credits or deductions and any tax sharing arrangements, (iii) repayment of Indebtedness (other than any intercompany Indebtedness) that is required by the terms thereof to be repaid or pledged as cash collateral, or the holders of which otherwise have a contractual claim that is legally superior to any claim of the holders (including a restriction on transfer) to the proceeds of the subject assets, in connection with such Asset Sale, and (iv) appropriate amounts to be provided by any applicable Obligor, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale and any reserve for adjustment to the sale price received in such Asset Sale for so long as such reserve is held.

  "Non-Recourse Indebtedness" means Indebtedness of an Unrestricted Subsidiary
(i) as to which none of the Obligors (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of any Obligor to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of any Obligor.

  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, whether absolute or contingent, payable under the documentation governing any Indebtedness.

  "Obligor" means either Issuer or any Guarantor.

  "Paying Agent" means the Person so designated by the Issuers in accordance with the Indenture, initially the Trustee.

  "Permitted Indebtedness" means, without duplication, each of the following:

    (i) Indebtedness of the Obligors outstanding on the Issue Date and reflected in the financial statements set forth in this Prospectus as in effect on the Issue Date as reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

    (ii) Indebtedness Incurred by the Issuers under the Notes and by the Guarantors under the Guaranties;

    (iii) Indebtedness Incurred by any Obligor pursuant to the Boomtown Notes and the Bank Credit Facility; provided that the aggregate principal amount of Indebtedness of the Obligors outstanding thereunder as of any date of Incurrence shall not exceed $100 million, to be reduced dollar-for-dollar by the amount of any increase to the face amount of Support Obligations permitted to be Incurred pursuant to clause (xi) of this definition;

    (iv) Indebtedness of either Issuer to any Obligor or of any Guarantor to any other Obligor for so long as such Indebtedness is held by either Issuer or by another Obligor; provided that (A) any Indebtedness of either Issuer to any other Obligor is unsecured and evidenced by an intercompany promissory note that is subordinated, pursuant to a written agreement, to such Issuer's obligations under the Indenture and the Notes and the Registration Rights Agreement, and (B) if as of any date any Person other than either Issuer or a Guarantor owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed to be an Incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (iv) by the issuer of such Indebtedness;

    (v) Indebtedness of a Restricted Subsidiary to either Issuer for so long as such Indebtedness is held by an Obligor; provided that if as of any date any Person other than an Obligor acquires any such Indebtedness or holds a Lien in respect of such Indebtedness, such acquisition shall be deemed to be an Incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (v) by the issuer of such Indebtedness;

    (vi) Permitted Refinancing Indebtedness;

    (vii) the Incurrence by Unrestricted Subsidiaries of Non-Recourse Indebtedness; provided that, if any such Indebtedness ceases to be Non-Recourse Indebtedness of an Unrestricted Subsidiary, such event shall be deemed to constitute an Incurrence of Indebtedness that is not permitted by this clause (vii);

    (viii) Indebtedness Incurred by any Obligor solely to finance the construction or acquisition or improvement of, or consisting of Capitalized Leased Obligations Incurred to acquire rights of use in, capital assets useful in such Obligor's business and, in any such case, Incurred prior to or within 180 days after the construction, acquisition, improvement or leasing of the subject assets, not to exceed in aggregate principal amount outstanding at any time, (A) $15 million per Obligor or (B) $100 million in the aggregate for all of the Obligors, and additional Indebtedness of the kind described in this clause (viii) with respect to which no Obligor is directly or indirectly liable, and which is expressly made non-recourse to the Obligors and all of their assets, except the asset so financed;

    (ix) Interest Swap Obligations entered into not as speculative Investments but as hedging transactions designed to protect the Obligors against fluctuations in interest rates in connection with Indebtedness otherwise permitted hereunder;

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

    (x) Indebtedness of any Obligor arising in respect of performance bonds and completion guaranties (to the extent that the Incurrence thereof does not result in the Incurrence of any obligation for the payment of borrowed money of others), in the ordinary course of business, in amounts and for the purposes customary in such Obligor's industry for businesses comparable to those of such Obligor; provided, that such Indebtedness shall be Incurred solely in connection with the development, construction, improvement or enhancement of assets useful in such Obligor's business and;

    (xi) other Indebtedness consisting of Support Obligations not exceeding $25 million in aggregate principal amount at any time, which may be increased by the Issuers in their discretion, subject to availability under, and a corresponding reduction to, the principal amount of Indebtedness permitted to be Incurred under the Bank Credit Facility pursuant to clause (iii) of this definition.

  "Permitted Investments" means, without duplication, each of the following:

    (i) Investments in cash (including deposit accounts with major commercial banks) and Cash Equivalents;

    (ii) Investments by the Obligors in any Obligor or any Person that is or will become upon giving effect to such Investment, or as a result of which such Person is merged, consolidated or liquidated into, or conveys substantially of all its assets to, an Obligor or a Wholly Owned Restricted Subsidiary; provided that for purposes of calculating at any date the aggregate amount of Investments made since the Issue Date pursuant to the covenant described above under the caption "--Restricted Payments," such Investment shall be a Permitted Investment only so long as any Subsidiary in which any such Investment has been made continues to be an Obligor or a Wholly Owned Restricted Subsidiary;

    (iii) Investments existing on the Issue Date, each such Investment to be
  (A) in an amount less than $1 million, (B) listed on a schedule to the Indenture or (C) an existing Investment by any one or combination of HPI and its consolidated subsidiaries in any other such Person;

    (iv) accounts receivable created or acquired in the ordinary course of business of any Obligor on ordinary business terms;

    (v) Investments arising from transactions by the Obligors with trade creditors or customers in the ordinary course of business (including any such Investment received pursuant to any plan of reorganization or similar arrangement pursuant to the bankruptcy or insolvency of such trade creditors or customers or otherwise in settlement of a claim);

    (vi) Investments made as the result of non-cash consideration received from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Assets Sales"; and

    (vii) Investments consisting of advances to officers, directors and employees of the Obligors for travel, entertainment, relocation, purchases of Capital Stock of an Obligor permitted by the Indenture and analogous ordinary business purposes.

  "Permitted Junior Securities" means Equity Interests in the Obligors or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes and the Guaranties are subordinated to Senior Debt pursuant to the Indenture.

  "Permitted Liens" means (i) Liens in favor of either Issuer or Liens on the assets of any Guarantor so long as such Liens are held by another Obligor;
(ii) Liens on property of a Person existing at the time such Person is merged into or consolidated with any Obligor; provided that such Liens were not Incurred in anticipation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with such Obligor; (iii) Liens on property existing at the time of acquisition thereof by any Obligor; provided that such Liens were not Incurred in anticipation of such acquisition; (iv) Liens Incurred to secure Indebtedness permitted by clause (viii) of the definition of Permitted Indebtedness, attaching to or encumbering only the subject assets and directly related property such as proceeds and products thereof and accessions and replacements thereto; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens created by "notice" or "precautionary" filings in connection with operating leases or other transactions pursuant to which no Indebtedness is Incurred by any Obligor; (vii) Liens existing on the Issue Date; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens on shares of any equity security or any warrant or operation to purchase an equity security or any security which is convertible into an equity security issued by any Obligor that holds, directly or indirectly through a holding company or otherwise, a license under any Gaming Law of the State of Nevada; provided that this clause (ix) shall apply only so long as the Gaming Laws of the State of Nevada provide that the creation of any restriction on the disposition of any of such securities shall not be effective and, if such Gaming Laws at any time cease to so provide, then this clause (ix) shall be of no further effect;
(x) Liens on securities constituting "margin stock" within the meaning of Regulation G, T, U or X promulgated by the Board of Governors of the Federal Reserve System, to the extent that the Investment by any Obligor in such margin stock is permitted by the Indenture and (xi) other Liens arising by operation of law or in the ordinary course of business, securing obligations not constituting Indebtedness and not past due.

  "Permitted Refinancing Indebtedness" means any Indebtedness of any Obligor issued in exchange for, or the net proceeds of which are used to repay, redeem, extend, refinance, renew, replace, defease or refund other Permitted Indebtedness of such Obligor arising under clauses (i), (viii), (x) or (xi) of the definition of "Permitted Indebtedness" or Indebtedness Incurred under the Consolidated Coverage Ratio test in the covenant described above under the heading "--Incurrence of Indebtedness and Issuance of Preferred Stock" (any such Indebtedness, "Existing Indebtedness"); provided that: (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of such Existing Indebtedness (plus the amount of prepayment penalties, premiums and expenses incurred or paid in connection therewith), except to the extent that the Incurrence of such excess is otherwise permitted by the Indenture; (ii) if such Indebtedness is subordinated to, or pari passu in right of payment with, the Notes, such Permitted Refinancing Indebtedness has a final maturity date on or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, such Existing Indebtedness, (iii) if such Existing Indebtedness is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date on or later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being repaid, redeemed, extended, refinanced, renewed, replaced, defeased or refunded and
(iv) such Permitted Refinancing Indebtedness shall be Indebtedness solely of the Obligors originally obligated thereunder, unless otherwise permitted by the Indenture.

  "Plan of Liquidation" means, with respect to any Person, a plan (including by operation of law) that provides for, contemplates or the effectuation of which is preceded or accomplished by (whether or not substantially contemporaneously) (i) the sale, lease, conveyance, of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance, or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

  "Principals" means (a) R.D. Hubbard, (b) any spouse, parent or child of such Principal or (c) any trust, corporation, partnership or other Person, the beneficiaries, stockholders, partners, owners or other Persons holding an 80% or more controlling interest in which are Persons described in clause (a) or
(b) of this definition.

  "Productive Assets" means assets (including assets owned directly or indirectly through Capital Stock of a Restricted Subsidiary) of a kind used or usable in the businesses of the Obligors as they are conducted on the date of the Asset Sale.


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

  "Public Equity Offering" means a public equity offering, underwritten by a nationally recognized underwriter pursuant to an effective registration statement under the Securities Act of Qualified Capital Stock.

  "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

  "Rating Agencies" means (i) S&P, (ii) Moody's or (iii) a nationally recognized securities rating agency or agencies, as the case may be, selected by the Issuers, which may be substituted for S&P or Moody's or both.

  "Rating Category" means (i) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P, 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB to BB-, will constitute a decrease of one gradation).

  "Rating Decline" means (i) if the Notes are rated, immediately prior to the announcement of the REIT Restructuring, as investment grade instruments by both Rating Agencies, a subsequent decline in rating to a rating below investment grade by at least one Rating Agency, (ii) if the Notes are rated, immediately prior to the announcement of the REIT Restructuring, as investment grade instruments by either Rating Agency, a subsequent decline in the rating of the Notes by both Rating Agencies to a rating below investment grade or
(iii) if the Notes are rated, immediately prior to the announcement of the REIT Restructuring, as below investment grade instruments by both Rating Agencies, a subsequent decline in the rating of the Notes by either or both of the Rating Agencies by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

  "REIT" means, a real estate investment trust into which the Company may be reorganized in the Possible REIT Restructuring.

  "REIT Change of Control" means the occurrence of both (i) the Possible REIT Restructuring and (ii) a Rating Decline within 30 days after giving effect to the Possible REIT Restructuring.

  "Restricted Investment" means an Investment other than a Permitted
Investment.

  "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. If no referent Person is specified, "Restricted Subsidiary" means a Subsidiary of either Issuer.

  "S&P" means Standard & Poors Rating Group, a division of The McGraw-Hill Industries, Inc., and its successors.

  "Senior Debt" means (i) all Indebtedness outstanding under Credit Facilities and all Hedging Obligations with respect thereto, (ii) any other Indebtedness permitted to be Incurred by the Issuers under the terms of the Indenture, unless the instrument under which such Indebtedness is Incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (v) any liability for federal, state, local or other taxes owed or owing by either Issuer, (w) any Indebtedness of any Obligor to any of its Restricted Subsidiaries or other Affiliates, (x) any trade payables, (y) any Indebtedness that is incurred in violation of the Indenture and (z) Indebtedness which, when Incurred and without respect to any election under
Section 1111(b) of Title 11, United States Code, is without recourse to any Obligor.

  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Exchange Act, as such Regulation is in effect on the date hereof.

  "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

  "Subsidiary," with respect to any Person, means (i) any corporation or comparably organized entity, a majority of whose voting stock (defined as any class of capital stock having voting power under ordinary circumstances to elect a majority of the Board of such Person) is owned, directly or indirectly, by any one or more of the Obligors and (ii) any other Person (other than a corporation) in which any one or more of the Obligors, directly or indirectly, has at least a majority ownership interest entitled to vote in the election of directors, managers or trustees thereof or in which such Obligor is the managing general partner.

  "Support Obligation" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Support Obligation" shall not include (a) endorsements for collection or deposit in the ordinary course of business, or (b) commitments to make Permitted Investments in Obligors or their Restricted Subsidiaries.

  "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of either Issuer as its Unrestricted Subsidiary pursuant to a Board resolution; but only to the extent that such Subsidiary (a) has no Indebtedness other than Non-Recourse Indebtedness, (b) is not party to any agreement, contract, arrangement or understanding with any Obligor unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to such Obligor than those that might be obtained at the time from Persons who are not Affiliates of such Obligor, (c) is a Person with respect to which none of the Obligors has any direct or indirect obligation
(x) to subscribe for additional equity interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results, (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of any Obligor, and (e) has at least one director on its Board who is not a director or executive officer of any Obligor and has at least one executive officer who is not a director or executive officer of any Obligor. Any such designation by the Board of either Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under "--Restricted Payments." If at any time any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such time (and, if such Indebtedness is not permitted to be Incurred as of such date under the covenant described above under "--Incurrence of Indebtedness and Issuance of Preferred Stock," such Issuers shall be in default of such covenant). The Board of either Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described above under the heading "--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the reference period, and (ii) no Default or Event of Default would be in existence following such designation.

  "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of such Person.


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

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding aggregate principal amount of such Indebtedness into (ii) the total of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payment or principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

  "Wholly Owned Restricted Subsidiary" means any Wholly Owned Subsidiary of either Issuer that is a Restricted Subsidiary.

  "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than directors' qualifying shares) which normally have the right to vote in the election of directors are owned by such Person or any wholly owned Subsidiary of such Person.

                             PLAN OF DISTRIBUTION

  This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Issuers have agreed that under certain circumstances, for a period of up to 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

  The Issuers and the Guarantors will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that acquired Old Notes as a result of market making activities or other trading activities (and not directly from the Issuers or Guarantors) and who resells New Notes that were received by it pursuant to the Exchange Offer, and any broker or dealer that participates in a distribution of such New Notes, may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                         BOOK-ENTRY; DELIVERY AND FORM

  The certificates representing the Notes will be issued in fully registered form without interest coupons.

  Old Notes sold in reliance on Rule 144A will be represented by one or more permanent global Notes in definitive, fully registered form without interest coupons (each a "Restricted Global Note," and together with the Regulation S Global Note, the "Global Notes") and will be deposited with the relevant Trustee as custodian for, and registered in the name of, a nominee of DTC.

  Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC ("participants") or Persons who hold interests through participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Qualified institutional buyers may hold their interests in a Restricted Global Note directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

  Investors may hold their interests in a Regulation S Global Note directly through Cedel or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such system. Investors may also hold such interests through organizations other than Cedel or Euroclear that are participants in the DTC system. Cedel and Euroclear will hold interests in the Regulation S Global Notes on behalf of their participants through DTC.

  So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or Holder represented by such Global Note for all purposes under the Indenture and the Notes. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Indenture and, if applicable, those of Euroclear and Cedel.

  Payments of the principal of, and interest on, a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Issuers, the Trustee nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Issuers expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC or its nominee. The Issuers also expect that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

  Transfers between participants in DTC will be effected in the ordinary way in, accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

  The Issuers expect that DTC will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a Global Note is credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC will exchange the applicable Global Note for Certificated Notes, which it will distribute to its participants and which may be legended as set forth under the heading "Notice to Investors."

  The Issuers understand that: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

  Although DTC, Euroclear and Cedel are expected to follow the foregoing procedures in order to facilitate transfers of interests in a Global Note among participants of DTC, Euroclear and Cedel, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Issuers, the Trustee nor any Paying Agent will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

  Certificated Notes. If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by the Company within 90 days, the Issuers will issue Certificated Notes, in exchange for the Global Notes. Holders of an interest in a Restricted Global Note may receive Certificated Notes, which may bear the legend referred to under "Notice to Investors," in accordance with the DTC's rules and procedures in addition to those provided for under the Indenture.

                                    EXPERTS

  The consolidated financial statements of Hollywood Park as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, included in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their report have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

  The financial statements of Crystal Park Hotel and Casino Development Company, LLC as of December 31, 1996, and for the period from July 18, 1996 (date of inception) to December 31, 1996, included in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their report have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

  The financial statements of Mississippi-I Gaming, L.P. as of June 30, 1997, and for the nine months ended June 30, 1997, included in this Prospectus and elsewhere in the Registration Statement, to the extent and for the period indicated in their report have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

  The consolidated financial statements of Boomtown, Inc. as of September 30, 1995 and 1996, and for the years ended September 30, 1996 and 1995, appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The financial statements of Mississippi-I Gaming, L.P. as of September 30, 1996, and for each of the years ended September 30, 1996 and 1995, appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

  The legality of the New Notes offered hereby, and the Guaranties thereof, will be passed upon for the Issuers and the Guarantors by Irell & Manella LLP.

                         INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
HOLLYWOOD PARK, INC.
  Report of Arthur Andersen LLP, Independent Public Accountants............  F-2
  Consolidated Balance Sheets..............................................  F-3
  Consolidated Statements of Operations....................................  F-4
  Consolidated Statements of Changes in Stockholders' Equity...............  F-5
  Consolidated Statements of Cash Flows....................................  F-6
  Notes to Consolidated Financial Statements...............................  F-7
CRYSTAL PARK HOTEL AND CASINO DEVELOPMENT COMPANY, LLC
  Report of Arthur Andersen LLP, Independent Public Accountants............ F-46
  Balance Sheets........................................................... F-47
  Statements of Operations................................................. F-48
  Statements of Members' Equity............................................ F-49
  Statements of Cash Flows................................................. F-50
  Notes to Financial Statements............................................ F-51
BOOMTOWN, INC.
  Report of Ernst & Young LLP, Independent Auditors........................ F-55
  Consolidated Balance Sheets.............................................. F-56
  Consolidated Statements of Operations.................................... F-57
  Consolidated Statements of Stockholders' Equity.......................... F-58
  Consolidated Statements of Cash Flows.................................... F-59
  Notes to Consolidated Financial Statements............................... F-60
MISSISSIPPI-I GAMING, L.P.
  Report of Ernst & Young LLP, Independent Auditors........................ F-85
  Report of Arthur Andersen LLP, Independent Public Accountants............ F-86
  Balance Sheets........................................................... F-87
  Statements of Operations................................................. F-88
  Statements of Partners' Capital (Deficit)................................ F-89
  Statements of Cash Flows................................................. F-90
  Notes to Financial Statements............................................ F-91

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To The Board of Directors and Stockholders of
Hollywood Park, Inc.:

  We have audited the accompanying consolidated balance sheets of Hollywood Park, Inc. (a Delaware corporation) and subsidiaries (the "Company") as of December 31, 1996, and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hollywood Park, Inc. and subsidiaries as of December 31, 1996, and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Los Angeles, California
February 18, 1997

                              HOLLYWOOD PARK, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                    AS OF DECEMBER
                                                          31,              AS OF
                                                   ------------------  SEPTEMBER 30,
                                                     1996      1995        1997
                                                   --------  --------  -------------
                                                                        (UNAUDITED)
                      ASSETS
                      ------                               (IN THOUSANDS)
Current Assets:
 Cash and cash equivalents........................ $ 11,922  $ 22,406    $ 22,007
 Restricted cash..................................    4,486     3,126       1,209
 Short term investments...........................    4,766     6,447           0
 Other receivables, net of allowance for doubtful
  accounts of $1,111,000 in 1997, $1,089,000 in
  1996, and $1,841,000 in 1995....................    7,110     8,147      10,049
 Prepaid expenses and other assets................    6,215     3,888      20,057
 Deferred tax assets..............................    6,422     4,888       8,103
 Current portion of notes receivable..............       38        34          41
                                                   --------  --------    --------
      Total current assets........................   40,959    48,936      61,466
Notes receivable..................................      819       857       9,450
Property, plant and equipment, net................  130,835   174,717     293,737
Goodwill and lease with TRAK East, net............   20,370    28,024      33,342
Long term gaming assets...........................        0    19,063           0
Other assets......................................   12,903    11,706      15,384
                                                   --------  --------    --------
                                                   $205,886  $283,303    $413,379
                                                   ========  ========    ========
       LIABILITIES AND STOCKHOLDERS' EQUITY
       ------------------------------------
Current Liabilities:
 Accounts payable................................. $ 10,043  $ 12,518    $ 10,625
 Accrued lawsuit settlement.......................    2,750     5,232       2,750
 Accrued liabilities..............................    9,733    13,762      17,174
 Accrued compensation.............................    4,198     3,295       6,843
 Gaming liabilities...............................    2,499     3,998       3,696
 Racing liabilities...............................    6,106     3,836       2,610
 Current portion of notes payable.................       35    32,310       4,005
                                                   --------  --------    --------
      Total current liabilities...................   35,364    74,951      47,703
Notes payable.....................................      282    15,629     132,163
Gaming liabilities................................        0    16,894           0
Deferred tax liabilities..........................    9,065    10,083      11,005
                                                   --------  --------    --------
      Total liabilities...........................   44,711   117,557     190,871
Minority interests................................    3,015         0       3,033
Stockholders' Equity
  Capital stock--
    Preferred--$1.00 par value, authorized 250,000
     shares; none issued and outstanding in 1997,
     and 27,499 issued and outstanding in 1996....       28        28           0
    Common--$.10 par value authorized 40,000,000
     shares; 26,186,724 issued and outstanding in
     1997, 18,332,016 in 1996 and 18,504,798 in
     1995.........................................    1,833     1,850       2,619
  Capital in excess of par value..................  167,074   168,479     222,023
  Accumulated deficit.............................  (10,775)   (4,611)     (5,167)
                                                   --------  --------    --------
      Total stockholders' equity..................  158,160   165,746     219,475
                                                   --------  --------    --------
                                                   $205,886  $283,303    $413,379
                                                   ========  ========    ========

          See accompanying notes to consolidated financial statements.

                              HOLLYWOOD PARK, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               FOR THE NINE
                                                               MONTHS ENDED
                          FOR THE YEARS ENDED DECEMBER 31,     SEPTEMBER 30,
                          ---------------------------------- -----------------
                             1996        1995        1994      1997     1996
                          ----------  ----------  ---------- -------- --------
                                                                (UNAUDITED)
                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES:
  Gaming................. $   50,717  $   26,656  $   11,745 $ 83,990 $ 37,917
  Racing.................     71,308      77,036      78,719   48,084   50,897
  Food and beverage......     13,947      19,783      20,540   13,016   10,516
  Hotel and recreational
   vehicle park..........          0           0           0      581        0
  Truck stop and service
   station...............          0           0           0    4,897        0
  Other income...........      7,253       7,097       6,320    7,781    5,197
                          ----------  ----------  ---------- -------- --------
                             143,225     130,572     117,324  158,349  104,527
                          ----------  ----------  ---------- -------- --------
EXPENSES:
  Gaming.................     27,249       5,291           0   45,117   19,516
  Racing.................     30,167      30,960      23,393   21,615   21,623
  Food and beverage......     19,573      24,749      21,851   16,920   14,058
  Hotel and recreational
   vehicle park..........          0           0           0      199        0
  Truck stop and service
   station...............          0           0           0    4,461        0
  Administrative.........     41,477      45,447      49,031   38,622   31,575
  Other..................      2,485       3,200       2,121    3,262    2,028
  Depreciation and
   amortization..........     10,695      11,384       9,563   11,939    7,898
  REIT restructuring.....          0           0           0      609        0
  Write off of investment
   in Sunflower..........     11,412           0           0        0   11,412
  Lawsuit settlement.....          0       6,088           0        0        0
  Casino pre-opening and
   training expenses.....          0           0       2,337        0        0
  Turf Paradise
   acquisition costs.....          0           0         627        0        0
                          ----------  ----------  ---------- -------- --------
                             143,058     127,119     108,923  142,744  108,110
                          ----------  ----------  ---------- -------- --------
Operating income (loss)..        167       3,453       8,401   15,605   (3,583)
  Interest expense.......        942       3,922       3,061    3,782      918
                          ----------  ----------  ---------- -------- --------
Income (loss) before
 minority interest and
 taxes...................       (775)       (469)      5,340   11,823   (4,501)
  Minority interest......         15           0           0       80        0
  Income tax expense.....      3,459         693       1,568    4,624    3,025
                          ----------  ----------  ---------- -------- --------
Net income (loss)........ $   (4,249) $   (1,162) $    3,772 $  7,119 $ (7,526)
                          ==========  ==========  ========== ======== ========
Dividend requirements on
 convertible preferred
 stock................... $    1,925  $    1,925  $    1,925 $  1,520 $  1,443
Net income (loss)
 available to (allocated
 to) common shareholders. $   (6,174) $   (3,087) $    1,847 $  5,599 $ (8,969)
                          ==========  ==========  ========== ======== ========
Per common share:
  Net income (loss)--
   primary............... $    (0.33) $    (0.17) $     0.10 $   0.27 $  (0.48)
  Net income (loss)--
   fully diluted......... $    (0.33) $    (0.17) $     0.10 $    --  $  (0.48)
Number of shares--
 primary.................     18,505      18,399      18,224   20,596   18,605
Number of shares--fully
 diluted.................     20,797      20,691      20,516      --    20,896

          See accompanying notes to consolidated financial statements.

                              HOLLYWOOD PARK, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

            FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 AND
                    THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                                              CAPITAL IN                   TOTAL
                          PREFERRED COMMON    EXCESS OF    ACCUMULATED STOCKHOLDERS'
                            STOCK   STOCK     PAR VALUE      DEFICIT      EQUITY
                          --------- ------  -------------- ----------- -------------
                                            (IN THOUSANDS)
BALANCE AT YEAR END
 1993...................    $ 28    $1,772     $155,725     $ (3,325)    $154,200
  Net income............       0         0            0        3,772        3,772
  Net income--Turf
   Paradise six months
   ended December 31,
   1993.................       0         0            0          198          198
  Issuance of common
   stock to acquire--
   Sunflower Racing,
   Inc..................       0        59       11,099            0       11,158
  Issuance of contingent
   shares related to
   Sunflower Racing,
   Inc. acquisition.....       0         6           (6)           0            0
  Net changes related to
   Turf Paradise equity.       0         0           74         (222)        (148)
  Preferred stock
   dividends--$70.00 per
   share................       0         0            0       (1,925)      (1,925)
                            ----    ------     --------     --------     --------
BALANCE AT YEAR END
 1994...................      28     1,837      166,892       (1,502)     167,255
  Net loss..............       0         0            0       (1,162)      (1,162)
  Issuance of common
   stock to acquire--
   Pacific Casino
   Management, Inc......       0        13        1,587            0        1,600
  Investment in bonds--
   unrealized holding
   loss.................       0         0            0          (22)         (22)
  Preferred stock
   dividends--$70.00 per
   share................       0         0            0       (1,925)      (1,925)
                            ----    ------     --------     --------     --------
BALANCE AT YEAR END
 1995...................      28     1,850      168,479       (4,611)     165,746
  Net loss..............       0         0            0       (4,249)      (4,249)
  Issuance of common
   stock to acquire--
   Pacific Casino
   Management, Inc......       0         5          535            0          540
  Repurchase and
   retirement of common
   stock................       0       (22)      (1,940)           0       (1,962)
  Investment in bonds--
   unrealized holding
   gain.................       0         0            0           10           10
  Preferred stock
   dividends--$70.00 per
   share................       0         0            0       (1,925)      (1,925)
                            ----    ------     --------     --------     --------
BALANCE AT YEAR END
 1996...................      28     1,833      167,074      (10,775)     158,160
  Net income............       0         0            0        7,119        7,119
  Issuance of common
   stock to acquire--
   Pacific Casino
   Management, Inc......       0         3          497            0          500
  Issuance of common
   stock to acquire--
   Boomtown, Inc. ......       0       581       56,423            0       57,004
  Common stock options
   exercised............       0        18        1,650            0        1,668
  Repurchase and
   retirement of common
   stock................       0       (45)      (3,420)           0       (3,465)
  Conversion of
   convertible preferred
   stock................     (28)      229         (201)           0            0
  Investment in bonds--
   unrealized holding
   gain.................       0         0            0            9            9
  Preferred stock
   dividends--$55.27 per
   share................       0         0            0       (1,520)      (1,520)
                            ----    ------     --------     --------     --------
BALANCE AT SEPTEMBER 30,
 1997 (UNAUDITED).......    $  0    $2,619     $222,023     $ (5,167)    $219,475
                            ====    ======     ========     ========     ========

          See accompanying notes to consolidated financial statements.

                              HOLLYWOOD PARK, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              FOR THE NINE
                                FOR THE YEARS ENDED           MONTHS ENDED
                                    DECEMBER 31,             SEPTEMBER 30,
                             ----------------------------  -------------------
                               1996      1995      1994      1997       1996
                             --------  --------  --------  ---------  --------
                                                              (UNAUDITED)
                                            (IN THOUSANDS)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
Net income (loss)..........  $ (4,249) $ (1,162) $  3,772  $   7,119  $ (7,526)
Adjustments to reconcile
 net income (loss) to net
 cash provided by (used in)
 operating activities:
 Depreciation and
  amortization.............    10,027    10,857    10,064     11,939     7,342
 Provision for bad debts...       752    (1,682)     (128)       889       (23)
 Minority interests........        15         0         0         17         0
Changes in accounts due to
 deconsolidation of
 subsidiary in bankruptcy:
 Property, plant and
  equipment................    58,380         0         0          0    58,380
 Secured notes payable.....   (28,918)        0         0          0   (28,918)
 Unsecured notes payable...   (15,323)        0         0          0   (15,323)
 Goodwill and lease with
  TRAK East................     6,908         0         0          0     6,908
(Gain) loss on sale or
 disposal of property,
 plant and equipment.......        (2)       64        55        488        (3)
Unrealized gain on short
 term bond investing.......        10         0         0         10        11
Changes in assets and
 liabilities, net of
 effects of the purchase of
 a business:
 (Increase) decrease in
  restricted cash..........    (1,360)   (2,427)     (490)     3,277     2,292
 Increase in casino lease
  and related interest
  receivable, net..........         0    (9,204)  (11,745)         0         0
 Decrease (increase) in
  other receivables, net...     1,037        77    (5,022)      (944)    1,891
 (Increase) decrease in
  prepaid expenses and
  other assets.............    (3,524)     (304)   (5,488)       894     2,897
 (Increase) decrease in
  deferred tax assets......    (1,534)     (349)   (3,207)    (1,681)       10
 (Decrease) increase in
  accounts payable.........    (2,475)    5,685    (1,596)    (2,151)   (3,920)
 (Decrease) increase in
  accrued lawsuit
  settlement...............    (2,482)    5,232         0          0    (2,482)
 (Decrease) increase in
  accrued gaming
  liabilities..............    (1,499)    3,998         0      1,197    (1,192)
 (Decrease) increase in
  accrued liabilities......    (4,241)    8,119     1,740    (11,280)     (947)
 (Decrease) increase in
  accrued compensation.....       903      (761)    1,559     (1,788)     (262)
 Increase (decrease) in
  racing liabilities.......     2,270     1,404     1,026     (3,496)   (2,313)
 (Decrease) increase in
  deferred tax
  liabilities..............    (1,018)      744     2,173      1,569    (5,061)
                             --------  --------  --------  ---------  --------
   Net cash provided by
    (used in) operating
    activities.............    13,677    20,291    (7,287)     6,059    11,761
                             --------  --------  --------  ---------  --------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
 Additions to property,
  plant and equipment......   (23,786)  (25,150)  (27,584)   (23,059)  (17,969)
 Receipts from sale of
  property, plant and
  equipment................         9        98        75        114         9
 Principal collected on
  notes receivable.........        34        31        31         31        25
 Purchase of short term
  investments..............   (16,888)  (35,875)  (96,822)    (1,946)  (14,009)
 Proceeds from short term
  investments..............    18,569    29,428   116,625      6,712    16,958
 Long term gaming assets...     2,169    (2,169)        0          0       294
 Cash acquired in the
  purchase of a business,
  net of transaction and
  other costs..............         0       715       344     12,264         0
                             --------  --------  --------  ---------  --------
   Net cash used in
    investing activities...   (19,893)  (32,922)   (7,331)    (5,884)  (14,692)
                             --------  --------  --------  ---------  --------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Proceeds from unsecured
  notes payable............         0     1,681     1,850    125,000         0
 Proceeds from secured
  notes payable............         0     3,358     2,300    112,000         0
 Payment of unsecured
  notes payable............       (23)   (3,813)   (5,019)       (31)      (30)
 Payment of secured notes
  payable..................    (3,358)   (1,333)   (5,998)  (116,282)   (3,358)
 Payment of 11.5% Boomtown
  First Mortgage Notes.....         0         0         0   (110,924)        0
 Payments under capital
  lease obligations........         0       (53)     (135)         0         0
 Payments from minority
  interest partners........     3,000         0         0          0     3,000
 Common stock repurchase
  and retirement...........    (1,962)        0         0          0    (1,961)
 Turf Paradise equity
  transactions.............         0         0        50          0         0
 Common stock options
  exercised................         0         0         0      1,667         0
 Dividends paid to
  preferred stockholders...    (1,925)   (1,925)   (1,925)    (1,520)   (1,443)
                             --------  --------  --------  ---------  --------
   Net cash provided by
    (used for) financing
    activities.............    (4,268)   (2,085)   (8,877)     9,910    (3,792)
                             --------  --------  --------  ---------  --------
(Decrease) increase in cash
 and cash equivalents......   (10,484)  (14,716)  (23,495)    10,085    (6,723)
Cash and cash equivalents
 at the beginning of the
 period....................    22,406    37,122    60,617     11,922    22,406
                             --------  --------  --------  ---------  --------
Cash and cash equivalents
 at the end of the period..  $ 11,922  $ 22,406  $ 37,122  $  22,007  $ 15,683
                             ========  ========  ========  =========  ========

          See accompanying notes to consolidated financial statements.

                             HOLLYWOOD PARK, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  CONSOLIDATION The consolidated financial statements for the year ended December 31, 1996, included the accounts of Hollywood Park, Inc. (the "Company" or "Hollywood Park") and its wholly owned subsidiaries: Hollywood Park Operating Company (which has two wholly owned subsidiaries, Hollywood Park Food Services, Inc. and Hollywood Park Fall Operating Company), Sunflower Racing, Inc. ("Sunflower") (which has one wholly owned subsidiary, SR Food and Beverage, Inc.), Turf Paradise, Inc. ("Turf Paradise"), and HP/Compton, Inc., which owned 88% of Crystal Park Hotel and Casino Development Company LLC, as of December 31, 1996, and presently owns 93.2% ("Crystal Park LLC"), which built and presently leases the Crystal Park Hotel and Casino ("Crystal Park"), to an unaffiliated third party. As of June 30, 1997, the Company owns and operates a casino and hotel in Verdi, Nevada ("Boomtown Reno"), a riverboat casino in Harvey, Louisiana ("Boomtown New Orleans"), and a dockside casino in Biloxi, Mississippi ("Boomtown, Biloxi"). Sunflower was acquired on March 23, 1994, and was accounted for under the purchase method of accounting. Turf Paradise was acquired on August 11, 1994, and was accounted for under the pooling of interests method of accounting. Crystal Park began operations on October 25, 1996. The Hollywood Park-Casino is a division of Hollywood Park, Inc.

  On May 2, 1996, the Kansas Legislature adjourned without passing legislation that would have allowed additional gaming at Sunflower, thereby permitting Sunflower to more effectively compete with Missouri riverboat gaming. As a result of the outcome of the Kansas Legislative session, Hollywood Park wrote off its approximately $11,412,000 investment in Sunflower. There was no cash involved with the write off of this investment. On May 17, 1996, Sunflower filed for reorganization under Chapter 11 of the Bankruptcy Code. Sunflower is operating during the reorganization, but Sunflower's operating results from April 1, 1996, forward were not consolidated with Hollywood Park's operating results.

  The consolidated statements for the nine months ended September 30, 1997 and 1996, are unaudited, however, in the opinion of management they reflect all normal and recurring adjustments that are necessary to present a fair statement of the financial results for the interim periods. It should be understood that accounting measurements at the interim dates inherently involve greater reliance on estimates than at year end. The interim racing results of operations are not indicative of the results for the full year due to the seasonality of the horse racing business.

  ACQUISITION OF BOOMTOWN, INC. (UNAUDITED) On June 30, 1997, pursuant to the Agreement and Plan of Merger dated as of April 23, 1996, by and among Hollywood Park, HP Acquisition, Inc., a wholly owned subsidiary of the Company, and Boomtown, HP Acquisition, Inc. was merged with and into Boomtown (the "Merger"). As a result of the Merger, Boomtown became a wholly owned subsidiary of the Company and each share of Boomtown common stock was converted into the right to receive 0.625 of a share of Hollywood Park's common stock. Approximately 5,362,850 shares of Hollywood Park common stock, valued at $9.8125, (excluding shares repurchased from Edward P. Roski, Jr. ("Roski") and subsequently retired, as described below) were issued in the Merger.

  The Merger was accounted for under the purchase method of accounting for a business combination, and thus the consolidated balance sheet of Boomtown as of June 30, 1997, is consolidated with Hollywood Park's, though Boomtown's consolidated statement of operations is not consolidated with Hollywood Park's. The purchase price of the Merger was allocated to the identifiable assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. Based on financial analyses prepared by the Company which considered the impact of general economic, financial and market conditions on the assets acquired and liabilities assumed, the Company determined that the estimated fair values approximated their carrying amounts. The Merger generated approximately $2,683,000 of excess acquisition cost over the recorded value of the net assets acquired, all of which was allocated to goodwill, to be amortized over 40 years. The amortization of the goodwill is not deductible for income tax purposes. The Company anticipates finalizing any reallocation of the purchase price within the next nine months.

                             HOLLYWOOD PARK, INC.

  The Company acquired three of the four Boomtown properties, Boomtown Reno, Boomtown New Orleans, and Boomtown Biloxi. Boomtown's Las Vegas property was divested following the Merger on July 1, 1997. Boomtown's Las Vegas property was divested because it had generated significant operating losses since it opened, thus reducing the overall profitability of Boomtown. Boomtown and its subsidiaries exchanged substantially all of their interest in the Las Vegas property, including substantially all of the operating assets and notes receivable of approximately $27,300,000 from the landowner/lessor of the Las Vegas property, IVAC, a California general partnership of which Roski, a former Boomtown director, is a general partner, for, among other things, two unsecured notes receivable totaling approximately $8,465,000, cash, assumption of certain liabilities and release from certain lease obligations. The first note receivable is for $5,000,000, bearing interest at Bank of America National Trust and Savings Association's ("Bank of America") reference rate plus 1.5% per year, with annual principal receipts of $1,000,000 plus accrued interest commencing on July 1, 1998. The second note is for approximately $3,465,000, bearing interest at Bank of America's reference rate plus 0.5% per year, with the principal and accrued interest payable to the Company, in full, on July 1, 2000. In addition, concurrently with the divestiture of the Las Vegas property, Hollywood Park purchased and retired 446,491 shares of Hollywood Park common stock received by Roski in the Merger for a price of approximately $3,465,000, payable in the form of a Hollywood Park promissory note. The promissory note bears interest at Bank of America's reference rate plus 1.0%. Interest is payable quarterly and annual principal payments in five equal installments of approximately $693,000 are due commencing July 1, 1998.

  Boomtown Reno is situated on 569 acres (though current operations presently utilize approximately 61 acres) in Verdi Nevada, two miles from the California border and seven miles west of downtown Reno, on Interstate 80, the major highway connecting northern California and Nevada. Boomtown Reno draws a significant portion of its customers from Interstate 80 traffic. Boomtown Reno offers a 40,000-square foot casino, with 1,320 slot machines and 44 table games, a 122-room hotel, a 35,000-square foot family entertainment center, a 16-acre truck stop, a full-service recreational vehicle park, a newly renovated service station and mini-mart, and other related amenities.

  Boomtown New Orleans opened in August 1994 on a 50 acre site in Harvey, Louisiana, approximately ten miles form the French Quarter of New Orleans. Gaming operations are conducted from a 250-foot replica of a paddle-wheel riverboat, offering 911 slot machines and 55 table games in a 30,000-square foot casino. The land-based facility includes a 20,000-square foot family entertainment center, a western saloon and dance hall, with restaurant and buffet services.

  As of August 8, 1997, Boomtown New Orleans is wholly owned by the Company. Previously, Boomtown New Orleans was owned and operated by a Louisiana limited partnership (the "Louisiana Partnership"), of which 92.5% was owned by Hollywood Park with the remaining 7.5% owned by Eric Skrmetta ("Skrmetta"). On November 18, 1996, Boomtown entered into an agreement with Skrmetta under which it would pay approximately $5,670,000 in return for Skrmetta's interest in the Louisiana Partnership. Under the terms of the agreement, Boomtown made a down payment of $500,000, and the Company paid the remaining $5,170,000 on August 8, 1997.

  Boomtown Biloxi opened in July 1994 and occupies 19 acres on Biloxi, Mississippi's historic Back Bay. The dockside property consists of a land-based facility which houses all non-gaming amenities including a 20,000-square foot family entertainment center, food and beverage facilities and a western themed dance hall and cabaret. Gaming operations are conducted on a 40,000-square foot barge, which is permanently moored to the land-based facility. The casino covers 33,632-square feet, offering 1,038 slot machines, 35 table games and related amenities.

  Boomtown Biloxi is operated by a Mississippi limited partnership (the "Mississippi Partnership"), of which 85% is owned and controlled by Hollywood Park, with the remaining 15% owned by Skrmetta. Both Hollywood

                             HOLLYWOOD PARK, INC.

Park and Skrmetta have an option, exercisable over a four year period, to exchange Skrmetta's interest in the Mississippi Partnership, at Skrmetta's option, for either cash and/or shares of Hollywood Park common stock with an aggregate value equal to the value of Skrmetta's 15% interest in the Mississippi Partnership, with such value determined by a formula set forth in the relevant partnership agreements. On August 13, 1997, Hollywood Park exercised this option and subsequently supplied Skrmetta with the calculation of the value of his 15% interest in the Mississippi Partnership. Skrmetta did not agree to this valuation of his 15% interest, and Hollywood Park and Skrmetta are currently attempting to reach agreement on a value. In the event that Hollywood Park and Skrmetta are unable to reach an agreement, Hollywood Park plans to initiate arbitration proceedings.

  The Boomtown Biloxi barge and building shell were owned by National Gaming Mississippi, Inc., a subsidiary of Chartwell Leisure, Inc. ("National Gaming"). Boomtown Biloxi leased these assets from National Gaming under a 25-year lease with a 25-year renewal option, and also received marketing services from National Gaming. National Gaming received 16% of the adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"), as defined in the relevant contract. On August 4, 1997, Hollywood Park executed an agreement pursuant to which one of the Hollywood Park entities purchased the assets for $5,250,000, payable through a down payment of approximately $1,500,000, with the balance paid in three equal annual installments of $1,250,000. The Adjusted EBITDA participation and other related agreements were terminated upon repurchase of the assets.

  PRO FORMA RESULTS OF OPERATIONS The following pro forma results of operations were prepared under the assumption that the acquisition of Boomtown had occurred at the beginning of the period presented. The historical results of operations of Boomtown (excluding the results of operations of Boomtown's Las Vegas property, which was divested in connection with the Merger) were combined with Hollywood Park's. Pro forma adjustments were made for the following: elimination of the amortization of the issuance costs associated with Boomtown's First Mortgage Notes; amortization of the issuance costs of the $125,000,000 of 9.5% Hollywood Park Senior Subordinated Notes (the "Notes"); amortization of the excess purchase price over net assets acquired in the Merger; elimination of the amortization of the discount associated with the Boomtown First Mortgage Notes; interest expense associated with the promissory notes from Hollywood Park to the former lessor of Boomtown's Las Vegas property; elimination of the interest expense associated with the Boomtown First Mortgage Notes; amortization of the up-front loan fees associated with the Company's Bank Credit Facility; interest expense associated with the Notes at 9.5%; and the estimated 40% tax benefit associated with the pro forma adjustments.

                             HOLLYWOOD PARK, INC.

                             HOLLYWOOD PARK, INC.
        UNAUDITED PRO FORMA COMBINED CONSOLIDATED RESULTS OF OPERATIONS

                                                                     FOR THE
                                                                  TWELVE MONTHS
                                       FOR THE NINE MONTHS ENDED      ENDED
                                             SEPTEMBER 30,        DECEMBER 31,
                                       -------------------------  -------------
                                           1997         1996          1996
                                       ------------ ------------  -------------
Revenues:
  Gaming.............................. $167,339,000 $158,734,000  $208,699,000
  Racing..............................   48,084,000   50,897,000    71,308,000
  Other...............................   43,882,000   43,822,000    56,871,000
                                       ------------ ------------  ------------
                                        259,305,000  253,453,000   336,878,000
                                       ------------ ------------  ------------
Operating income (loss) (a)...........   24,678,000  (22,968,000)  (17,788,000)
Income (loss) before extraordinary
 item................................. $  7,715,000 $(39,867,000) $(37,346,000)
                                       ============ ============  ============
Dividend requirements on convertible
 preferred stock...................... $  1,520,000 $  1,443,000  $  1,925,000
Income (loss) before extraordinary
 item available to (allocated to)
 common shareholders.................. $  6,195,000 $(41,310,000) $(39,271,000)
                                       ============ ============  ============
Per common share:
  Income (loss) before extraordinary
   item--primary...................... $       0.25 $      (1.72) $      (1.65)
  Income (loss) before extraordinary
   item--fully diluted................ $       0.25 $      (1.72) $      (1.65)

--------

(a) The 1996 operating loss included the non-recurring write off of Hollywood Park's investment in Sunflower of $11,412,000, and the non-recurring loss on Boomtown's sale of its Las Vegas property of $36,562,000.

  ACQUISITION OF PACIFIC CASINO MANAGEMENT, INC. The Hollywood Park-Casino was opened in July 1994 under a third party leasing arrangement with Pacific Casino Management, Inc. ("PCM"). In 1994, under the California Gaming Registration Act, it was the position of the California Attorney General that as a publicly traded company, Hollywood Park was not eligible to register as an operator of a card club, but could lease the site to a registered operator unaffiliated with the Company. On August 3, 1995, Senate Bill ("SB") 100 was enacted into law. SB 100 does the following: (i) allows for a publicly traded racing association, or a subsidiary thereof, (hereafter the "Racing Association") to operate a gaming club on the premises of its race track;
(ii) requires the officers, directors and shareholders of 5.0% or more of a Racing Association (excluding institutional investors) to be licensed by the Attorney General; (iii) provisionally licenses a Racing Association and its officers, directors, and 5.0% shareholders to operate a gaming club on the premises of its race track pending licenses pursuant to sub-paragraph (ii) above; (iv) allows a Racing Association and its officers, directors and 5.0% shareholders to have an interest in gaming activities located outside California that are not legal in California. The provisions of SB 100 are repealed effective January 1, 1999, unless prior thereto the California legislature enacts a comprehensive scheme for the regulation of gaming under the jurisdiction of a gaming control commission. The Company supports SB 900, currently pending in the California Legislature, which would remove the sunset clause from SB 100 and, among other things, would allow the Company to operate the Hollywood Park-Casino beyond December 31, 1998. It is too early in the legislative session to comment on the prospects of SB 900.

  Pursuant to the authority provided by SB 100, on November 17, 1995, Hollywood Park acquired substantially all of the assets, property and business of PCM, and assumed substantially all of PCM's liabilities. Prior to the acquisition, under a lease with the Company, PCM operated the gaming floor activities of the Hollywood Park-Casino.

  The purchase price of PCM's net assets was an aggregate $2,640,000, payable in shares of Hollywood Park common stock, in three installments: (i) shares of Hollywood Park common stock, having a value of $1,600,000,

                             HOLLYWOOD PARK, INC.

or 136,008 common shares, issued on November 17, 1995, (ii) shares of Hollywood Park common stock, having a value of $540,000, or 48,674 common shares, issued on November 19, 1996 and (iii) shares of Hollywood Park common stock, having a value of $500,000, or 33,417 common shares, issued on February 10, 1997.

  Virtually all of the approximately $21,568,000 of excess acquisition cost over the recorded value of the net assets acquired from PCM was allocated to goodwill and will be amortized over 40 years. The amortization of the goodwill is not deductible for income tax purposes.

  ACQUISITION OF SUNFLOWER On May 17, 1996, Sunflower filed for reorganization under Chapter 11 of the Bankruptcy Code, due to the Kansas Legislature's failure to pass legislation that would have allowed additional forms of gaming at Sunflower, and thereby allowing Sunflower to more effectively compete with Missouri riverboat gaming. On March 31, 1996, Hollywood Park wrote off its approximately $11,412,000 investment in Sunflower. There was no cash involved with the write off of this investment.

  On March 23, 1994, the Company finalized the transaction to acquire Sunflower, a greyhound and thoroughbred racing facility located in Kansas City, Kansas. Sunflower, operating as the Woodlands, became a wholly owned subsidiary of Hollywood Park, with the transaction accounted for under the purchase method of accounting. The acquisition price was $15,000,000 paid for with 591,715 shares of Hollywood Park common stock, with a then market price of $25.35 per share. For financial reporting purposes, the transaction was valued at $19.00 per Hollywood Park common share, based on the size of the block of shares issued in the acquisition relative to the then current trading volume. Immediately following the acquisition, the Company contributed $5,000,000 in cash to Sunflower to repay a portion of the subordinated debt Sunflower owed to Mr. Hubbard, in return for more favorable terms on the balance of the subordinated debt. Of the approximately $6,625,000 of restated excess acquisition cost over recorded value of the net assets acquired, $1,153,000 was allocated to the racing facility lease and management agreement Sunflower has with The Racing Association of Kansas East ("TRAK East") and was to be amortized over the remaining lease period of 20 years, with the balance of $5,472,000 allocated to goodwill, to be amortized over 40 years. The amortization of the goodwill was not deductible for income tax purposes.

  An additional 55,574 shares of Hollywood Park common stock were issued to Mr. Richard Boushka, a former Sunflower shareholder, as required by the agreement of merger, because the market price of Hollywood Park common stock 180 days after closing was more than 10% less than the market price on the closing date of the acquisition. The agreement of merger provided that under certain circumstances the former Sunflower shareholders were entitled to receive additional shares of Hollywood Park common stock. As of March 23, 1995, the former Sunflower shareholders transferred their rights to such additional consideration to Hollywood Park for nominal consideration and have no further entitlements to additional consideration.

  ACQUISITION OF TURF PARADISE On August 11, 1994, the shareholders of Turf Paradise approved the Agreement of Merger, entered into on March 30, 1994, by Hollywood Park and Turf Paradise and as amended on May 27, 1994, pursuant to which Turf Paradise became a wholly owned subsidiary of Hollywood Park. Turf Paradise owns and operates a thoroughbred race track in Phoenix, Arizona. The transaction was accounted for under the pooling of interests method of accounting, with approximately $627,000 of merger related costs incurred in total and expensed by both the Company and Turf Paradise. In connection with the merger, the Company issued a total of 1,498,016 shares of Hollywood Park common stock, valued as of the date of issuance at approximately $33,800,000. Each share of Turf Paradise common stock was valued at $13.00 and was converted to approximately 0.577 shares of Hollywood Park common stock, which had a then fair market value of $22.53 based on the weighted average of all trades on the NASDAQ National Market System for the twenty trading days up to and including August 10, 1994.

  As required under the pooling of interests method of accounting, the consolidated financial statements for the periods prior to the acquisition have been restated to include the accounts and results of operations of Turf

                             HOLLYWOOD PARK, INC.

Paradise. The consolidated financial statements for the year 1994 include the results of operations for the twelve months ended December 31, 1994, for both Hollywood Park and Turf Paradise.

  Separate results of the combined entities are as follows:

                                               YEAR ENDED DECEMBER 31, 1994
                                           -------------------------------------
                                            HOLLYWOOD      TURF
                                               PARK      PARADISE     COMBINED
                                           ------------ ----------- ------------
   Total revenues......................... $100,010,000 $17,313,000 $117,323,000
   Total expenses.........................   97,563,000  15,988,000  113,551,000
                                           ------------ ----------- ------------
     Net income........................... $  2,447,000 $ 1,325,000 $  3,772,000
                                           ============ =========== ============

  PRO FORMA RESULTS OF OPERATIONS The following pro forma results of operations was prepared under the assumption that the acquisition of PCM and Sunflower had occurred at the beginning of the period shown. The historical results of operations for PCM, Sunflower and Turf Paradise were combined with the Company's results and pro forma adjustments related to the PCM acquisition were made for the following: lease rent revenue due to Hollywood Park from PCM and concession sales made to PCM; lease rent expense recorded by PCM; other operating expenses including consulting fees, legal and audit services and other miscellaneous duplicate expenses; amortization of the excess purchase price allocated to goodwill; interest expense on the unpaid lease rent; and income taxes. Adjustments related to the Sunflower acquisition were made for the following: amortization of the excess purchase price allocated to the lease with TRAK East and to goodwill; interest expense reduction related to the reduction in both the principal and interest on Sunflower's subordinated debt; the termination of the management agreement Sunflower had with a former shareholder and the wages and payroll taxes paid to a former Sunflower shareholder; director's fees and income taxes.

  The pro forma earnings per share reflect the 218,099 common shares actually issued to the former PCM shareholders, as of February 10, 1997. The pro forma earnings per share also reflect the 647,289 shares issued to the former Sunflower shareholders.

                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                                      1995
                                                                  ------------
                                                                  (UNAUDITED)
   Revenues...................................................... $149,892,000
   Operating income..............................................   15,841,000
     Net loss.................................................... $ (1,866,000)
                                                                  ============
   Dividend requirements on convertible preferred stock.......... $  1,925,000
   Net loss allocated to common shareholders..................... $ (3,791,000)
   Per common share:
     Net loss--primary........................................... $      (0.20)
     Net loss--fully diluted..................................... $      (0.20)

  RESTRICTED CASH Restricted cash as of September 30, 1997 and December 31, 1996, was for amounts due to horsemen for purses, stakes and awards. Restricted cash as of December 31, 1995, included approximately $2,482,000 related to the Class Actions lawsuit settlement (see Note 18 Commitments and Contingencies) and approximately $644,000 related to amounts due to horsemen for purses, stakes and awards.

  RACING REVENUES AND EXPENSES The Company records pari-mutuel revenues, admissions, food and beverage and other racing income associated with thoroughbred horse racing on a daily basis, except for season admissions which are recorded ratably over the racing season. Expenses associated with thoroughbred horse

                             HOLLYWOOD PARK, INC.

racing revenues are charged against income in those periods in which the thoroughbred horse racing revenues are recognized. Other expenses are recognized as they actually occur throughout the year.

  GAMING REVENUE AND PROMOTIONAL ALLOWANCES Gaming revenues at the Boomtown Properties consisted of the difference between gaming wins and losses, or net win from gaming activity and at the Hollywood Park Casino consisted of fees collected from patrons on a per seat basis. Revenues in the accompanying statements of operations exclude the retail value of food and beverage provided to card players on a complimentary basis. The estimated cost of providing these promotional allowances was $1,316,000 for the year ended December 31, 1996. There were no comparable costs for the year ended December 31, 1995. The estimated costs of providing these promotional allowances during the nine months ended September 30, 1997, was $3,410,000 and was $2,583,000 for the nine months ended September 30, 1996.

  ALLOWANCE FOR DOUBTFUL ACCOUNTS With the November 17, 1995, acquisition of PCM the Company assumed the gaming accounts receivable, and associated allowance for doubtful account balances that were on PCM's balance sheet.

  CAPITALIZED INTEREST No capitalized interest was recorded during the years ended December 31, 1996, 1995 and 1994, nor for the nine months ended September 30, 1996, because the Company had no outstanding debt, other than Sunflower's debt which was non-recourse to the Company, and Sunflower did not make any capital improvements during the periods covered.

  ESTIMATES Financial statements prepared in accordance with generally accepted accounting principles require the use of management estimates, including estimates used to evaluate the recoverability of property, plant and equipment, to determine the fair value of financial instruments, to account for the valuation allowance for deferred tax assets, and to determine litigation related obligations.

  PROPERTY, PLANT AND EQUIPMENT Property, plant and equipment are depreciated on the straight line method over their estimated useful lives as follows:

                                                YEARS
                                                -----
             Land improvements................ 3 to 25
             Buildings........................ 5 to 40
             Equipment........................ 3 to 10

  Maintenance and repairs were charged to operations of facilities; betterments were capitalized. The cost of property sold or otherwise disposed of and the accumulated depreciation were eliminated from both the property and accumulated depreciation accounts with any gain or loss recorded in the expense accounts.

  Property, plant and equipment is carried on the Company's balance sheets at depreciated cost. Whenever there are recognized events or changes in circumstances that affect the carrying amount of the property, plant and equipment, management reviews the assets for possible impairment. In accordance with current accounting standards, management uses estimated expected future net cash flows to measure the recoverability of property, plant and equipment. The estimation of expected future net cash flows is inherently uncertain and relies to a considerable extent on assumptions regarding current and future economic and market conditions, and the availability of capital. If, in future periods, there are changes in the estimates or assumptions incorporated into the impairment review analysis, the changes could result in an adjustment to the carrying amount of the property, plant and equipment.

                             HOLLYWOOD PARK, INC.

  INCOME TAXES The Company accounts for income taxes under Statement of Financial Accounting Standards ("SFAS") 109, Accounting for Income Taxes, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date.

  PRE-OPENING EXPENSES The Company expensed pre-opening costs associated with the Hollywood Park-Casino, which opened on July 1, 1994, as incurred. These costs included, project salaries, hiring costs and other pre-opening services.

  POOLING OF INTERESTS EXPENSES Hollywood Park's costs of $414,000 incurred in connection with the acquisition of Turf Paradise, and Turf Paradise's acquisition costs of $213,000, were expensed as incurred.

  EARNINGS PER SHARE Primary earnings per share were computed by dividing income (loss) attributable to (allocated to) common shareholders (net income
(loss) less preferred stock dividend requirements) by the weighted average number of common shares outstanding during the period. Fully diluted per share amounts were similarly computed, but include the effect, when dilutive, of the conversion of the convertible preferred shares and the exercise of stock options.

  CASH FLOWS Cash and cash equivalents consisted of certificates of deposit and short term investments with remaining maturities of 90 days or less.

  STOCK REPURCHASE On July 22, 1996, the Company announced its intention to repurchase, and to retire up to 2,000,000 shares of its common stock on the open market or in negotiated transactions. As of December 31, 1996, the Company had repurchased and retired (with the last purchase being made on November 13, 1996) 222,300 common shares, at a cost of approximately $1,962,000.

  RECLASSIFICATIONS Certain reclassifications have been made to the 1996, 1995 and 1994 balances to be consistent with the 1997 financial statement presentation.

NOTE 2--SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

                                                  FOR THE YEARS ENDED DECEMBER
                                                              31,
                                                 ------------------------------
                                                   1996      1995       1994
                                                 -------- ---------- ----------
   Cash paid during the year for:
     Interest................................... $299,000 $2,098,000 $1,513,000
     Income taxes...............................   40,000    143,000  2,524,000
                                                 -------- ---------- ----------
                                                 $339,000 $2,241,000 $4,037,000
                                                 ======== ========== ==========

                             HOLLYWOOD PARK, INC.

NOTE 3--SHORT TERM INVESTMENTS

  Short term investments as of December 31, 1996 and 1995, consisted of the following:

                                                            AS OF DECEMBER 31,
                                                           ---------------------
                                                              1996       1995
                                                           ---------- ----------
     Corporate bonds...................................... $4,766,000 $4,504,000
     Flexible deposit program.............................          0  1,000,000
     U.S. agency securities...............................          0    906,000
     Accrued interest.....................................          0     37,000
                                                           ---------- ----------
       Total.............................................. $4,766,000 $6,447,000
                                                           ========== ==========

  As of December 31, 1996, short term investments consisted of corporate bonds with Moody's ratings of Ba2 to B3, and Standard and Poors rating of BB+ to B-, though some of the bonds are not rated by either agency. Investments in corporate bonds carry a greater amount of principal risk than other investments made by the Company, and yield a corresponding higher return. The corporate bond investment as of December 31, 1996, had a weighted average maturity of 1.5 years, and because the Company reasonably expects to liquidate these investments in its normal operating cycle the investments are classified as short term, are held as available for sale, and recorded in the accompanying financial statements at their fair value, as determined by the quoted market price.

  For the year ended December 31, 1996, proceeds from the sale or redemption of corporate bond investments were approximately $8,429,000, all of which was reinvested, and gross realized gains and gross realized losses were $28,000 and $39,000, respectively. For the year ended December 31, 1995, proceeds from the sale or redemption of corporate bond investments were approximately $7,806,000, all of which was reinvested, and gross realized gains and gross realized losses were $34,000 and $3,000, respectively. The net unrealized holding gains (losses), were $10,000 and ($22,000), for the year ended December 31, 1996, and 1995, respectively.

  As of September 30, 1997, the Company had liquidated its short term investments in corporate bonds. For the nine months ended September 30, 1997, gross realized gains and losses were approximately $9,000 and $88,000, respectively.

  The Flexible deposit program was a discretionary investment plan with Bankers Trust that provided capital preservation when held to maturity, plus income at a targeted rate; therefore, this investment was held to maturity. The Flexible deposit program investment was not rated.

  The investments in U.S. agency securities included U.S. Treasury Bills with each U.S. agency security rated AAA by both Moodys and Standard and Poors.

  The Company classified the Flexible deposit program and the U.S. agency securities as held to maturity, and as such, the investments were recorded in the accompanying financial statements at amortized costs, which, based on the short term nature of the investments and their relative liquidity, approximates fair value.

                             HOLLYWOOD PARK, INC.

NOTE 4--PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment held at December 31, 1996, 1995 and September 30, 1997 consisted of the following:

                                               DECEMBER 31,            AS OF
                                         ------------------------- SEPTEMBER 30,
                                             1996         1995       1997 (A)
                                         ------------ ------------ -------------
                                                                    (UNAUDITED)
   Land and land improvements........... $ 32,215,000 $ 42,490,000 $ 49,830,000
   Buildings............................  150,935,000  175,960,000  269,089,000
   Equipment............................   31,531,000   36,003,000   75,234,000
   Vessel...............................            0            0   18,925,000
   Construction in progress.............      128,000    8,394,000   16,022,000
                                         ------------ ------------ ------------
                                          214,809,000  262,847,000  429,100,000
   Less accumulated depreciation........   83,974,000   88,130,000  135,363,000
                                         ------------ ------------ ------------
                                         $130,835,000 $174,717,000 $293,737,000
                                         ============ ============ ============

--------
(a) Includes property, plant and equipment related to Boomtown.

NOTE 5--SECURED AND UNSECURED NOTES PAYABLE

  Notes payable as of December 31, 1996, 1995 and September 30, 1997 consisted of the following:

                                               AS OF DECEMBER 31,      AS OF
                                              -------------------- SEPTEMBER 30,
                                                1996    1995 (A)     1997 (B)
                                              -------- ----------- -------------
                                                                    (UNAUDITED)
   Secured notes payable..................... $      0 $28,667,000 $  3,845,000
   Unsecured 9.5% notes......................        0           0  125,000,000
   11.5% Boomtown First Mortgage Notes.......        0           0    1,253,000
   Unsecured notes payable...................  317,000  15,914,000    4,015,000
   Secured note payable--Texaco..............        0   3,358,000            0
   Capital lease obligations.................        0           0    2,055,000
                                              -------- ----------- ------------
                                               317,000  47,939,000  136,168,000
   Less current maturities...................   35,000  32,310,000    4,005,000
                                              -------- ----------- ------------
                                              $282,000 $15,629,000 $132,163,000
                                              ======== =========== ============

--------
(a) The secured and unsecured notes payable as of December 31, 1995, related to Sunflower and were non-recourse to Hollywood Park.

(b) Includes notes payable related to Boomtown.

  HOLLYWOOD PARK (unaudited) On June 30, 1997, Hollywood Park and a bank syndicate lead by Bank of America closed the reducing revolving credit facility (the "Bank Credit Facility") for up to $225,000,000. On August 7, 1997, the Bank Credit Facility was reduced by $125,000,000 (representing the principal amount of Notes issued, as described below). The Bank Credit Facility is secured by substantially all of the assets of Hollywood Park and its significant subsidiaries, and imposes certain customary affirmative and negative covenants.

  The Bank Credit Facility has been amended twice. First, among other matters, to reduce the availability of the facility until the Bank Credit Facility was approved by the Louisiana Gaming Control Board. The Company

                             HOLLYWOOD PARK, INC.

received this approval on July 10, 1997. Second, among other matters, to allow the co-issuance of the Notes by Hollywood Park Operating Company with Hollywood Park.

  Debt service requirements on the Bank Credit Facility consist of current interest payments on outstanding indebtedness through September 30, 1999. As of September 30, 1999, and on the last day of each third calendar month thereafter, through June 30, 2001, the Bank Credit Facility will decrease by 7.5% of the commitment in effect on September 30, 1999. As of September 30, 2001, and on the last day of each third calendar month thereafter, the Bank Credit Facility will decrease by 10% of the commitment in effect on September 30, 1999. Any principal amounts outstanding in excess of the Bank Credit Facility commitment, as so reduced, will be payable on such quarterly reduction dates.

  The Bank Credit Facility provides for a letter of credit sub-facility of $10,000,000, of which $2,035,000 is currently outstanding for the benefit of Hollywood Park's California self insured workers' compensation program. The facility also provides for a swing sub-facility of up to $10,000,000.

  Borrowings under the Bank Credit Facility bear interest at an annual rate determined, at the election of the Company, by reference to the "Eurodollar Rate" (for interest periods of 1, 2, 3 or 6 months) or the "Reference Rate", as such terms are respectively defined in the Bank Credit Facility, plus margins which vary depending upon Hollywood Park's ratio of funded debt to earnings before interest, taxes, deprecation and amortization ("EBITDA"). The margins start at 1.25% for Eurodollar loans and at 0.25% for Base Rate loans, at funded debt to EBITDA ratio of less than 1.50%. Thereafter, the margins for each type of loan increases by 25 basis points for each increase in the ratio of funded debt to EBITDA of 50 basis points or more, up to 2.625% for Eurodollar loans and 1.625% for Base Rate loans. However, if the ratio of senior funded debt to EBITDA exceeds 2.50, the applicable margins will increase to 3.25% for Eurodollar loans, and 2.25% for Base Rate loans. Thereafter, the margins would increase by 25 basis points for each increase in the ratio of senior funded debt to EBITDA of 50 basis points or more, up to a maximum of 4.25% for Eurodollar loans and 3.25% for Base Rate loans. The applicable margins as of September 30, 1997, were 1.75% with respect to the Eurodollar Rate based interest rate and 0.75% with respect to the Base Rate interest rate.

  Hollywood Park pays a quarterly commitment fee for the average daily amount of unused portions of the Bank Credit Facility. The commitment fee is also dependent upon the Company's ratio of funded debt to EBITDA. The commitment fee for the Bank Credit Facility starts at 31.25 basis points when the ratio is less than 1.00, and increases by 6.25 basis points for each increase in the ratio of 0.50, up to a maximum of 50 basis points. For the quarter beginning July 1, 1997, this fee is 43.75 basis points.

  On July 3, 1997, Hollywood Park borrowed $112,000,000 from the Bank Credit Facility to fund Boomtown's offer to purchase its 11.5% First Mortgage Notes, and repaid this amount on August 7, 1997, with a portion of the proceeds from the August 6, 1997, issuance of $125,000,000 of 9.5% Senior Subordinated Notes due 2007 (the "Notes"). The Notes were co-issued by Hollywood Park and Hollywood Park Operating Company (the "Obligors"). The balance of the proceeds from the issuance are expected to be used primarily for expansion projects.

  Interest on the Notes is payable semi-annually, on February 1st and August 1st. The Notes will be redeemable at the option of the Company, in whole or in part, on or after August 1, 2002, at a premium to face amount, plus accrued interest, with the premium to the face amount decreasing on each subsequent anniversary date. The Notes are unsecured obligations of Hollywood Park and Hollywood Park Operating Company, guaranteed by all other material restricted subsidiaries of either Hollywood Park or Hollywood Park Operating Company.

  The indenture governing the Notes contains certain covenants that, among other things, limit the ability of the Obligors and their restricted subsidiaries to incur additional indebtness and issue preferred stock, pay dividends or make other distributions, repurchase equity interests or subordinated indebtness, create certain liens, enter into certain transactions with affiliates, sell assets, issue or sell equity interests in their respective subsidiaries or enter into certain mergers and consolidations.

                             HOLLYWOOD PARK, INC.

  On July 1, 1997, in connection with the divestiture of Boomtown's Las Vegas property, Hollywood Park issued an unsecured promissory note of approximately $3,465,000. The promissory note bears interest equal to the Bank of America reference rate plus 1.0%. Interest is payable quarterly with five annual principal payments of approximately $693,000 commencing July 1, 1998.

  During the nine months ended September 30, 1997, the Company paid dividends of $1,520,000 on its convertible preferred stock representing $70.00 per share, or $0.70 per depositary share.

  Effective August 28, 1997, the Company exercised its option to covert all 2,749,900 of its outstanding depositary shares into approximately 2,291,492 shares of its common stock; thereby; eliminating the annual preferred cash dividend payment of approximately $1,925,000.

  Prior to execution of the Bank Credit Facility, Hollywood Park maintained a $75,000,000 unsecured loan facility with Bank of America (the "Business Loan Agreement"). The Business Loan Agreement consisted of a $60,000,000 line of credit (the "Line of Credit") and a $15,000,000 revolver (the "Revolver"). The Business Loan Agreement was amended five times to, among other matters, extend the date for drawing down the Line of Credit and for using the Revolver to June 30, 1997, to amend the quick asset to current liability ratio covenant, and to adjust the tangible net worth covenant.

  During the year ended December 31, 1996, the Company did not borrow any funds under the Business Loan Agreement, except for the May 1, 1996, issuance of a standby letter of credit of $2,617,000, as security for the Company's workers' compensation self-insurance program.

  Texaco Secured Note Payable On September 3, 1996, Hollywood Park paid the secured non-interest bearing promissory note of $3,358,000, related to the October 27, 1995, purchase of 37.33 acres of land adjacent to the Inglewood property.

  Gold Cup Contest The Company's Gold Cup note payable resulted from the $1,000,000 Gold Cup Contest on July 20, 1986. The prize money is payable to the winner in 20 annual installments of $50,000, beginning August 1, 1986. The remaining liability of $317,000, at December 31, 1996.

  BOOMTOWN (UNAUDITED) In November 1993, Boomtown sold $103,500,000 of 11.5% First Mortgage Notes due November 1, 2003 (the "First Mortgage Notes"). On July 3, 1997, Boomtown repurchased and retired approximately $102,142,000 in principal amount of the First Mortgage Notes, at a purchase price of $1,085 per $1,000 in principal amount, along with accrued interest thereon, pursuant to a tender offer.

  As a result of the Merger, Boomtown, as required under the indenture governing the First Mortgage Notes, initiated a change in control purchase offer at a price of $1,010 for each $1,000 for the remaining approximately $1,358,000 aggregate principal amount of First Mortgage Notes outstanding. This change in control purchase offer was completed on August 12, 1997, and only a portion of the remaining First Mortgage Notes were tendered.

  On August 4, 1997, Hollywood Park executed a purchase agreement pursuant to which one of the Hollywood Park entities purchased the barge and the building shell at Boomtown Biloxi for at total cost of $5,250,000. A payment of $1,500,000 was made on August 4, 1997, with the balance payable in three equal annual installments of $1,250,000.

  As of August 8, 1997, Boomtown New Orleans is wholly owned by the Company. Previously, Boomtown New Orleans was owned and operated by the Louisiana Partnership, of which 92.5% was owned by Hollywood Park with the remaining 7.5% owned by Skrmetta. On November 18, 1996, Boomtown entered into an agreement with Skrmetta under which it would pay approximately $5,670,000 in return for Skrmetta's interest in the Louisiana Partnership. Under the term of the agreement, Boomtown made a down payment of $500,000, and the Company paid the remaining $5,170,000 on August 8, 1997.

                             HOLLYWOOD PARK, INC.

  As of September 30, 1997, Boomtown had two notes payable for gaming and other operating equipment which total approximately $359,000. Boomtown also has various capital lease obligations for gaming and other operating equipment, totaling approximately $2,055,000.

  In connection with the sale its Las Vegas property, Boomtown took back two notes receivable from Roski, the former lessor of the Las Vegas property, totaling approximately $8,465,000. The first note receivable is for $5,000,000, bearing interest at Bank of America's reference rate plus 1.5% per year, with annual principal receipts of $1,000,000 plus accrued interest commencing on July 1, 1998. The second note is for approximately $3,465,000, bearing interest at Bank of America's reference rate plus 0.5% per year, with the principal and accrued interest payable, in full, on July 1, 2000.

  SUNFLOWER On March 24, 1994, an Amended and Restated Credit and Security Agreement (the "Sunflower Senior Credit") was executed between Sunflower and five banks in connection with the Company's acquisition of Sunflower. As of September 30, 1997, the outstanding balance of the Sunflower Senior Credit was $28,667,000. The Sunflower Senior Credit is non-recourse to Hollywood Park.

  On May 17, 1996, Sunflower filed for reorganization under Chapter 11 of the Bankruptcy Code. The Cash Collateral Agreement suspended any interest or principal payments on the Sunflower Senior Credit until August 12, 1997. The Bankruptcy Court has issued an order extending the Cash Collateral Agreement until the confirmation hearing, which is scheduled for January 22, 1998. The Cash Collateral Agreement requires Sunflower to make certain cash payments to Wyandotte County, Kansas, the creditors group under the Senior Sunflower Credit and TRAK East (the unaffiliated operator of racing at Sunflower).

  On July 15, 1997, Sunflower presented to the Bankruptcy Court a plan of reorganization (the "Plan") which provides for the sale of Sunflower's property to the Wyandotte Indians of Oklahoma (the "Wyandotte Indians"). Under the Plan, some or all of the land would be held by the United States Government in trust for the Wyandotte Indians, and a casino would be developed on the property. Upon completion of the casino, Hollywood Park and a partner (North American Sports Management or an affiliate) will provide consulting services to the casino. Under this arrangement, HP Kansas would be entitled to receive a share of the revenues of the casino. Under the plan, in order to allow the property to be released as collateral and sold to the Wyandotte Tribe, Sunflower will be required to have standby letters of credit issued to support certain payments to be made to the lenders under the Sunflower Senior Credit and the Wyandotte County Treasurer's office. The aggregate amount of such letters of credit is anticipated to be in excess of $29 million. The Company will arrange for the issuance of such letters of credit on behalf of Sunflower.

  In 1995, under a promissory note executed in December 1994, between Hollywood Park and Sunflower, Hollywood Park advanced $2,500,000 to Sunflower to make certain payments due on the Sunflower Senior Credit. The amounts borrowed under the promissory note, along with accrued interest, are subordinate to the Sunflower Senior Credit. Although the Company will continue to pursue payment of the promissory note, for financial reporting purposes the outstanding balance of the promissory note was written off as of March 31, 1996.

  As of September 30, 1997 and December 31, 1996, Sunflower's unsecured notes payable totaled $15,574,000. The unsecured notes payable included $13,060,000, payable to Mr. Hubbard (Chief Executive Officer of Hollywood Park, and former shareholder of Sunflower) on January 1, 2003. As a condition of the merger between the Company and Sunflower, Hollywood Park contributed $5,000,000 in cash to Sunflower to pay accrued interest, and a portion of the note payable to Mr. Hubbard in exchange for a reduction in the interest rate on this debt to 9.0% from 14.0%. The remaining $2,514,000 relates to a Special Assessment note payable to Wyandotte County, Kansas for the cost of construction of various streets and sewers serving Sunflower. The Special Assessment note was entered into in 1990, and is a 15 year note, with a fixed interest rate of 6.59%.

                             HOLLYWOOD PARK, INC.

  ANNUAL MATURITIES As of December 31, 1996, annual maturities of total notes and loans payable are as follows:

   YEAR ENDING:
   ------------
   December 31, 1997................................................... $ 50,000
   December 31, 1998...................................................   50,000
   December 31, 1999...................................................   50,000
   December 31, 2000...................................................   50,000
   December 31, 2001...................................................   50,000
   Thereafter..........................................................  200,000

  The fair values of the Company's various debt instruments discussed above approximate their carrying amounts based on the fact that borrowings bear interest at variable market based rates.

NOTE 6--LONG TERM GAMING ASSETS

  Long term gaming assets relate to the capital lease between the Company and the city of Compton covering the hotel, surrounding parking and an expansion parcel at Crystal Park. With the completion of the construction of Crystal Park, as of December 31, 1996, the long term gaming assets were reclassed to property, plant and equipment.

  The capital lease was entered into on August 3, 1995, and has a term of up to 50 years. The annual rent payments start at $600,000 and increase every fifth year until year 46, when they stabilize at $2,850,000. Hollywood Park received a rent payment credit equal to the costs incurred to renovate Crystal Park, and no cash rent payments are expected to be made until the nineteenth year of the lease, or 2014.

NOTE 7--LONG TERM GAMING LIABILITIES

  Long term gaming liabilities consist of the Company's capital lease obligation associated with the lease of the hotel, surrounding parking and the expansion parcel from the city of Compton for the Crystal Park Hotel and Casino. This liability was reduced as the construction disbursements were made.

NOTE 8--ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

  In 1995, Statement of Financial Accounting Standards No. 121 ("SFAS") 121 Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, was issued which established accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets. SFAS 121, which became effective for Hollywood Park in the quarter ended March 31, 1996, addresses when impairment losses should be recognized and how impairment losses should be measured. Whenever there are recognized events or changes in circumstances that indicate the carrying amount of an asset may not be recoverable, management reviews the asset for possible impairment. In accordance with current accounting standards, management uses estimated expected future net cash flows (undiscounted and excluding interest costs, and grouped at the lowest level for which there are identifiable cash flows that are as independent as possible of other asset groups) to measure the recoverability of the asset. If the expected future net cash flows are less than the carrying amount of the asset an impairment loss would be recognized. An impairment loss would be measured as the amount by which the carrying amount of the asset exceeded the fair value of the asset, with fair value measured as the amount at which the asset could be bought or sold in a current transaction between willing parties, other than in a forced liquidation sale. The estimation of expected future net cash flows is inherently uncertain and relies to a considerable extent on assumptions regarding current and future net cash flows, market conditions, and the availability of capital. If, in future periods, there are changes in the estimates or assumptions incorporated into the impairment review analysis the changes could result in an adjustment to the carrying amount of the asset, but at no time would previously recognized impairment losses be restored.

                             HOLLYWOOD PARK, INC.

NOTE 9--DEVELOPMENT EXPENSES

  Included in Administrative expenses were development costs of approximately $1,092,000, $2,716,000, and $1,275,000 for the years ended December 31, 1996,
1995, and 1994, respectively. The expenses in 1996 consisted primarily of costs related to the Inglewood site master plan and card clubs in California. The expenses in 1995 consisted primarily of costs related to the following projects: the environmental impact study for the proposed stadium at Hollywood Park, card clubs under consideration in the cities of Stockton, Pomona and South San Francisco, and the retail center project (since abandoned). The costs incurred in 1994 were primarily generated by the initial financial and economic analysis of the proposed stadium, numerous card clubs, and the music dome.

  Included in Administrative expenses for the nine months ended September 30, 1997, was $280,000 of development expenses; primarily related to the master site plan for the Inglewood property, and the proposed Indiana expansion.

  Included in Administrative expenses for the nine months ended September 30, 1996, was $446,000 of development expenses; primarily related to the proposed stadium, the master site plan for the Inglewood property, and card clubs in California.

NOTE 10--ACCOUNTING FOR STOCK-BASED COMPENSATION

  Statement of Financial Accounting Standards No. 123 ("SFAS") 123 Accounting for Stock-Based Compensation, requires that the Company disclose additional information about employee stock-based compensation plans. The objective of SFAS 123 is to estimate the fair value, based on the stock price at the grant date, of the Company's stock options to which employees become entitled when they have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the stock options. The fair market value of a stock option is to be estimated using an option-pricing model that takes into account, as of the grant date, the exercise price and expected life of the option, the current price of the underlying stock and its expected volatility, expected dividends on the stock, and the risk-free interest rate for the expected term of the options.

  In computing the stock-based compensation the following assumptions were made:

                                       RISK-FREE
                                       INTEREST  EXPECTED  EXPECTED  EXPECTED
                                         RATE      LIFE   VOLATILITY DIVIDENDS
                                       --------- -------- ---------- ---------
For options granted in the following
 periods:
  Second quarter 1995.................   5.0%     3 years   36.1%      None
  First quarter 1996..................   5.0%     3 years   36.1%      None
  Second quarter 1996.................   5.1%     3 years   46.4%      None
  Fourth quarter 1996 (a).............   5.0%    10 years   47.4%      None

--------
(a) The options granted during the fourth quarter of 1996 were to the Company's directors, and it is expected that the directors will hold options for a longer period of time than the Company's employees.

                             HOLLYWOOD PARK, INC.

  The following set forth the pro forma financial results under the implementation of SFAS 123:

                                                               FOR THE NINE MONTHS
                          FOR THE YEARS ENDED DECEMBER 31,     ENDED SEPTEMBER 30,
                          ----------------------------------  ----------------------
                                1996              1995           1997       1996
                          ----------------  ----------------  ---------- -----------
Net income (loss) before
 stock-based
 compensation expense...       ($4,249,000)      ($1,162,000) $7,119,000 ($7,526,000)
Stock-based compensation           115,000             4,000     519,000      61,000
 expense................  ----------------  ----------------  ---------- -----------
Pro forma net income           ($4,364,000)      ($1,166,000) $6,600,000 ($7,587,000)
 (loss).................  ================  ================  ========== ===========
Dividend requirements on
 convertible preferred
 stock..................        $1,925,000        $1,925,000  $1,520,000  $1,443,000
Pro forma net income
 (loss) available to
 (allocated to) common         ($6,289,000)      ($3,091,000) $5,080,000 ($9,030,000)
 shareholders...........  ================  ================  ========== ===========
Per common share:
  Pro forma net income
   (loss) - primary.....            ($0.34)           ($0.17)      $0.25      ($0.49)
  Pro forma net income
   (loss) - fully dilut-
   ed...................            ($0.34)           ($0.17)        --       ($0.49)
Number of shares -
 primary................        18,505,000        18,399,000  20,596,000  18,605,000
Number of shares - fully
 diluted................        20,797,000        20,691,000         --   20,896,000

NOTE 11--RACING OPERATIONS

  The Company conducts thoroughbred racing at its Hollywood Park, Sunflower, and Turf Paradise race tracks, located in California, Kansas and Arizona, respectively. Sunflower is primarily a greyhound racing facility. On May 17, 1996, due to competition from Missouri riverboat gaming, Sunflower filed for reorganization under Chapter 11 of the Bankruptcy Code, and as of April 1, 1996, Sunflower's operating results were no longer consolidated with Hollywood Park's; therefore, Sunflower's 1996 racing results and statistics have been excluded from this note. Sunflower is operating during the reorganization. Under Kansas racing law, Sunflower is not granted any race days and does not generate any pari-mutuel commissions. The Kansas Racing Commission granted Sunflower the facility ownership and management licenses; with all race days until the year 2014 granted to TRAK East, a Kansas not-for-profit corporation. Sunflower has an agreement with TRAK East to provide the physical race tracks along with management and consulting services for twenty-five years with options to renew for one or more successive five year terms. The Agreement and Restatement of Lease and Management Agreement was entered into as of September 14, 1989.

                                                                  1996 1995 1994
                                                                  ---- ---- ----
   LIVE ON-TRACK RACE DAYS
   Hollywood Park race track..................................... 103   97  102
   Turf Paradise race track...................................... 166  171  185
   Sunflower--Horses............................................. --    49   62
   Sunflower--Greyhounds......................................... --   294  213

                             HOLLYWOOD PARK, INC.

  A summary of the pari-mutuel handle and deductions, by racing facility for the year ended December 31, are as follows:

                                             1996         1995         1994
                                         ------------ ------------ ------------
   HOLLYWOOD PARK--LIVE HORSE RACING
   Total pari-mutuel handle............. $677,827,000 $643,246,000 $699,748,000
   Less patrons' winning tickets........  547,775,000  520,291,000  565,685,000
                                         ------------ ------------ ------------
                                          130,052,000  122,955,000  134,063,000
   Less:
     State pari-mutuel tax..............   19,263,000   20,691,000   26,260,000
     City of Inglewood pari-mutuel tax..    1,287,000    1,384,000    1,711,000
     Racing purses and awards...........   26,300,000   26,888,000   31,183,000
     Satellite wagering fees............   12,784,000   13,545,000   16,732,000
     Interstate location fees...........   44,815,000   34,170,000   27,570,000
     Other fees.........................      390,000      419,000      519,000
                                         ------------ ------------ ------------
     Pari-mutuel commissions............   25,213,000   25,858,000   30,088,000
     Add off-track independent handle
      commissions.......................    2,280,000    2,251,000    1,797,000
                                         ------------ ------------ ------------
     Total pari-mutuel commissions
      including charity days............   27,493,000   28,109,000   31,885,000
     Less charity day pari-mutuel
      commissions.......................            0            0      739,000
                                         ------------ ------------ ------------
     Total pari-mutuel commissions net
      of charity days................... $ 27,493,000 $ 28,109,000 $ 31,146,000
                                         ============ ============ ============


  Turf Paradise races live five days a week, and on three of these days Turf Paradise concurrently operates as a simulcast site.

                                              1996         1995        1994
                                          ------------ ------------ -----------
   TURF PARADISE--LIVE HORSE RACING
   Total pari-mutuel handle.............. $147,748,000 $111,509,000 $96,493,000
   Less patrons' winning tickets.........  114,585,000   86,460,000  74,918,000
                                          ------------ ------------ -----------
                                            33,163,000   25,049,000  21,575,000
   Less:
     State pari-mutuel tax...............       18,000      345,000     669,000
     Racing purses and awards............    4,501,000    4,757,000   5,399,000
     State sales tax.....................      302,000      415,000     537,000
     Off-track commissions...............      115,000      117,000     137,000
     Interstate location fees............   20,034,000   10,943,000   6,006,000
                                          ------------ ------------ -----------
   Pari-mutuel commissions...............    8,193,000    8,472,000   8,827,000
   Add off-track independent handle
    commissions..........................      166,000      699,000     297,000
                                          ------------ ------------ -----------
   Total pari-mutuel commissions
    including charity days...............    8,359,000    9,171,000   9,124,000
   Less charity day pari-mutuel
    commissions..........................       17,000            0      29,000
                                          ------------ ------------ -----------
   Total pari-mutuel commissions net of
    charity days......................... $  8,342,000 $  9,171,000 $ 9,095,000
                                          ============ ============ ===========

                             HOLLYWOOD PARK, INC.

  The acquisition of Sunflower was accounted for under the purchase method of accounting and as such results of operations prior to the March 23, 1994 acquisition date are not presented.

                                                         GREYHOUNDS    HORSES
                                                            1995        1995
                                                         ----------- ----------
   TRAK EAST AT SUNFLOWER--LIVE RACING
   Total pari-mutuel handle............................. $47,406,000 $2,844,000
   Less patrons' winning tickets........................  37,379,000  2,273,000
                                                         ----------- ----------
                                                          10,027,000    571,000
   Less: State pari-mutuel tax..........................   1,721,000    104,000
   Racing purses and awards.............................   2,230,000    190,000
                                                         ----------- ----------
   Total pari-mutuel commissions........................ $ 6,076,000 $  277,000
                                                         =========== ==========
                                                         GREYHOUNDS    HORSES
                                                            1994        1994
                                                         ----------- ----------
   Total pari-mutuel handle............................. $74,941,000 $6,274,000
   Less patrons' winning tickets........................  59,778,000  5,012,000
                                                         ----------- ----------
                                                          15,163,000  1,262,000
   Less: State pari-mutuel tax..........................   2,527,000    210,000
   Racing purses and awards.............................   3,372,000    421,000
                                                         ----------- ----------
   Total pari-mutuel commissions........................ $ 9,264,000 $  631,000
                                                         =========== ==========

  As a stipulation to the granting of race dates, the California Horse Racing Board ("CHRB") requires that Hollywood Park designate three days from both the live Spring/Summer Meet and the Autumn Meeting as charity days. As of the 1994 Autumn Meeting, the charity day payments were changed to the net proceeds from the charity days not to exceed 2/10 of 1.0% of the total live on-track pari-mutuel handle for the respective race meet. Charity day payments must be made to a distributing agent approved by the CHRB. The following table summarizes the revenues and expenses that were excluded from the statements of operations for the period prior to the 1994 Autumn Meeting and the total charity day liability for the past three years:

                                                       1996     1995     1994
                                                     -------- -------- --------
   Racing revenues.................................. $      0 $      0 $961,000
   Less: Salaries, wages and employee benefits......        0        0  285,000
   Other expenses...................................        0        0  298,000
                                                     -------- -------- --------
   Net proceeds (old charity day law)...............        0        0  378,000
   Add: 2/10 of 1% of live on track pari-mutuel
    handle as of the Autumn Meeting 1994 (revised
    charity day law)................................  338,000  370,000  117,000
                                                     -------- -------- --------
   Total charity day payable........................ $338,000 $370,000 $495,000
                                                     ======== ======== ========

  Arizona racing law requires that 1.0% of the total in-state pari-mutuel handle (on-track live pari-mutuel handle and off-track within the state pari-mutuel handle) of three charity days be paid to a distributing agent approved by the Arizona Racing Commission. The Arizona Department of Racing did not assign any charity days in 1995, therefore no payments were required. Turf Paradise paid $17,000 to the distributing agent in 1996, and paid $29,000 in 1994.

  Hollywood Park conducts simulcast meets of live races held at local southern California race tracks. As of 1993, the Company began to simulcast races from northern California concurrently with live on-track racing. In July 1994, Assembly Bill 1418 was enacted allowing for unrestricted simulcasting between northern and southern

                             HOLLYWOOD PARK, INC.

California. Previous legislation, enacted in September 1993, limited such simulcasting to races with purses of at least $20,000. A summary of simulcast pari-mutuel handle and commissions for the years ended December 31, are as follows:

                                            1996         1995         1994
                                        ------------ ------------ ------------
   HOLLYWOOD PARK--SIMULCAST RACING
   Pari-mutuel handle:
     Thoroughbred meets................ $375,910,000 $379,263,000 $291,526,000
     Quarter Horse meets...............   23,067,000   22,793,000   18,754,000
     Harness meets.....................    6,165,000    4,391,000    3,948,000
                                        ------------ ------------ ------------
                                        $405,142,000 $406,447,000 $314,228,000
                                        ============ ============ ============
   Pari-mutuel commissions:
     Thoroughbred meets................ $ 12,669,000 $ 11,527,000 $  7,624,000
     Quarter Horse meets...............      454,000      457,000      377,000
     Harness meets.....................      120,000       86,000       79,000
                                        ------------ ------------ ------------
                                        $ 13,243,000 $ 12,070,000 $  8,080,000
                                        ============ ============ ============

  TRAK East at Sunflower operates year round simulcasting of both greyhounds and horses. Pari-mutuel handle and commissions earned by TRAK East for the year ended December 31, 1995 and March 23, 1994 (the date Sunflower was acquired) through December 31, 1994, are as follows:

                                                   1996    1995        1994
                                                   ---- ----------- -----------
   TRAK EAST AT SUNFLOWER--SIMULCAST RACING
   Pari-mutuel handle:
     Greyhounds................................... $--  $10,871,000 $ 7,162,000
     Horses.......................................  --   29,600,000  24,010,000
                                                   ---- ----------- -----------
                                                   $--  $40,471,000 $31,172,000
                                                   ==== =========== ===========
   Pari-mutuel commission:
     Greyhounds................................... $--  $ 2,342,000 $ 1,361,000
     Horses.......................................  --    5,742,000   4,690,000
                                                   ---- ----------- -----------
                                                   $--  $ 8,084,000 $ 6,051,000
                                                   ==== =========== ===========

  Turf Paradise accepts simulcasts of live races from other tracks concurrently with live on-track racing as well as operating as a simulcast site for Prescott Downs between live meets. Turf Paradise also accepts simulcast signals on the two dark days (days without live racing) a week during the live on-track meet.

                                                1996        1995        1994
                                             ----------- ----------- -----------
   TURF PARADISE--SIMULCAST RACING
   Pari-mutuel handle all meets............. $55,814,000 $55,093,000 $46,549,000
   Pari-mutuel commissions all meets........   4,768,000   3,909,000   3,410,000

NOTE 12--INCOME TAXES

  As discussed in Note 1, the Company accounts for income taxes under SFAS
109. On November 17, 1995, the Company acquired PCM and accounted for the acquisition under the purchase method of accounting. Before the acquisition, PCM was an S-corporation for income tax purposes and under the terms of the merger was dissolved into Hollywood Park. On March 23, 1994, the Company acquired Sunflower and accounted for the acquisition under the purchase method of accounting. Before the acquisition, Sunflower was an S-corporation and under the terms of the merger became a C-corporation for income tax purposes. Turf Paradise was acquired on August 11, 1994, and was accounted for under the pooling of interests method of accounting.

                             HOLLYWOOD PARK, INC.

  The composition of the Company's income tax expense for the years ended December 31, 1996, 1995 and 1994 is as follows:

                                             CURRENT     DEFERRED      TOTAL
                                           -----------  -----------  ----------
   YEAR ENDED DECEMBER 31, 1996:
   U.S. Federal........................... $ 4,341,000  $(1,681,000) $2,660,000
   State..................................  (3,293,000)   4,092,000     799,000
                                           -----------  -----------  ----------
                                           $ 1,048,000  $ 2,411,000  $3,459,000
                                           ===========  ===========  ==========
   YEAR ENDED DECEMBER 31, 1995:
   U.S. Federal........................... $         0  $   473,000  $  473,000
   State..................................      42,000      178,000     220,000
                                           -----------  -----------  ----------
                                           $    42,000  $   651,000  $  693,000
                                           ===========  ===========  ==========
   YEAR ENDED DECEMBER 31, 1994:
   U.S. Federal........................... $ 1,094,000  $   656,000  $1,750,000
   State..................................  (1,155,000)     973,000    (182,000)
                                           -----------  -----------  ----------
                                           $   (61,000) $ 1,629,000  $1,568,000
                                           ===========  ===========  ==========

  The following table reconciles the Company's income tax expense (based on its effective tax rate) to the federal statutory tax rate of 34%:

                                                1996       1995        1994
                                             ----------  ---------  ----------
   Income (loss) before income tax expense,
    at the statutory rate..................  $ (269,000) $(159,000) $1,816,000
     Pooling costs.........................           0          0     213,000
     Goodwill amortization.................     195,000     72,000           0
     Political and lobbying costs..........     291,000    353,000     179,000
     State income taxes, net of federal tax
      benefits.............................     800,000    145,000    (120,000)
     Valuation allowance...................           0          0    (465,000)
     Non-deductible expenses...............     105,000    260,000           0
     Additional provisions.................   2,337,000     22,000     (55,000)
                                             ----------  ---------  ----------
   Income tax expense......................  $3,459,000  $ 693,000  $1,568,000
                                             ==========  =========  ==========

                              HOLLYWOOD PARK, INC.

  For the years ended December 31, 1996, and 1995, the tax effects of temporary differences that gave rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below, along with a summary of activity in the valuation allowance.


                                                        1996          1995
                                                    ------------  ------------
Current deferred tax assets:
  Workers' compensation insurance reserve.......... $    790,000  $    905,000
  General liability insurance reserve..............      690,000       619,000
  Legal accrual....................................       58,000        76,000
  Write off of investment in Sunflower.............    3,111,000             0
  Development costs................................            0       268,000
  Lawsuit settlement...............................    1,104,000     2,087,000
  Vacation and sick pay accrual....................      270,000       377,000
  Bad debt allowance...............................      437,000       739,000
  Los Angeles revitalization zone credit...........            0             0
  Other............................................      435,000       177,000
                                                    ------------  ------------
    Current deferred tax assets....................    6,895,000     5,248,000
  Less valuation allowance.........................     (120,000)     (109,000)
                                                    ------------  ------------
    Current deferred tax assets....................    6,775,000     5,139,000
Current deferred tax liabilities:
  Business insurance and other.....................     (353,000)     (251,000)
                                                    ------------  ------------
Net current deferred tax assets.................... $  6,422,000  $  4,888,000
                                                    ============  ============
Non-current deferred tax assets:
  Net operating loss carryforwards................. $          0  $    931,000
  General business tax credits.....................       36,000       468,000
  Los Angeles revitalization zone tax credits......    9,299,000     6,406,000
  Other............................................       42,000       156,000
  Alternative minimum tax credit...................    1,244,000       412,000
                                                    ------------  ------------
    Non-current deferred tax assets................   10,621,000     8,373,000
  Less valuation allowance.........................   (5,511,000)   (5,221,000)
                                                    ------------  ------------
    Non-current deferred tax assets................    5,110,000     3,152,000
                                                    ------------  ------------
Non-current deferred tax liabilities:
  Expansion plans..................................     (400,000)     (400,000)
  Los Angeles revitalization zone accelerated
   write-off.......................................     (461,000)     (560,000)
  Depreciation and amortization....................  (10,580,000)  (11,862,000)
  Other............................................   (2,734,000)     (413,000)
                                                    ------------  ------------
    Non-current deferred tax liabilities...........  (14,175,000)  (13,235,000)
                                                    ------------  ------------
Net non-current deferred tax liabilities........... $ (9,065,000) $(10,083,000)
                                                    ============  ============

                             HOLLYWOOD PARK, INC.

  The Company is located in the Los Angeles revitalization tax zone and is entitled to special state of California income tax credits related to sales tax paid on operating materials and supplies, on construction assets and wages paid to staff who reside within the zone. With the construction of the Hollywood Park-Casino and Crystal Park, the Company earned substantial tax credits related to sales tax paid on the assets acquired and on wages paid to construction employees.

                                                               DECEMBER 31,
                                                           ---------------------
                                                              1996       1995
                                                           ---------- ----------
Valuation allowance at beginning of period................ $5,330,000 $2,986,000
Valuation allowance utilized during the year..............          0          0
Valuation allowance established for California state......          0          0
Los Angeles revitalization zone tax credit................    302,000  2,344,000
                                                           ---------- ----------
  Valuation allowance at end of period.................... $5,632,000 $5,330,000
                                                           ========== ==========

  As of December 31, 1995, the Company had a federal regular net tax operating loss of approximately $2,200,000 that in 1996 the Company carried back to 1994 generating a cash refund of approximately $56,000 and increased the alternative minimum tax credit by approximately $660,000, and also increased the general business tax credits by approximately $19,000. As of December 31, 1996, the Company had approximately $36,000 of general business tax credits and $1,244,000 of alternative minimum tax credits available to reduce future federal income taxes, although in either case, the tax credits generally cannot reduce federal taxes paid below the calculated amount of alternative minimum tax. The general business tax credits expire in 2000, and the alternative minimum tax credits do not expire. The Company's use of its tax credit carryforwards is subject to certain limitations imposed by Section 383 of the Internal Revenue Code and by the separate return limitation year rules of the consolidated return regulations. Although Management currently expects that such limitations will not prevent the Company from fully utilizing the benefits of its tax credits, it is possible that such limitations could defer or reduce the Company's use of its general business tax credits and alternative minimum tax credit carryforwards.

NOTE 13--STOCKHOLDERS' EQUITY

  Effective August 28, 1997, the Company exercised its option to convert all 2,749,900 of its outstanding Depositary Shares into approximately 2,291,492 shares of its common stock; thereby eliminating in future periods the annual preferred cash dividend of approximately $1,925,000 (unaudited).

  On June 30, 1997, the Company issued approximately 5,362,850 shares of Hollywood Park common stock, valued at $9.8125, (excluding 446,491 shares of the Company's common stock repurchased from Roski, and subsequently retired), to acquire Boomtown (unaudited).

  During 1996 the Company announced its intention to repurchase and retire up to 2,000,000 shares of its common stock on the open market or in negotiated transactions. As of December 31, 1996, the Company had repurchased and retired (with the last purchase in 1996 made on November 13, 1996) 222,300 common shares at a cost of approximately $1,962,000.

  On November 17, 1995, the Company acquired PCM's net assets for an aggregate $2,640,000 payable in shares of Hollywood Park common stock, in three installments: (i) shares of Hollywood Park common stock having a value of $1,600,000, or 136,008 common shares were issued on November 17, 1995, (ii) shares of Hollywood Park common stock, having a value of $540,000, or 48,674 common shares, were issued on November 19, 1996, and (iii) shares of Hollywood Park common stock, having a value of $500,000, or 33,417 common shares were issued on February 10, 1997.

                             HOLLYWOOD PARK, INC.

  On March 23, 1994, the Company issued 591,715 shares of Hollywood Park common stock to acquire Sunflower. An additional 55,574 shares of Hollywood Park common stock were subsequently issued to Mr. Richard Boushka, a former Sunflower shareholder, as required by the agreement of merger. The acquisition of Sunflower was accounted for under the purchase method of accounting.

  On August 11, 1994, the Company issued 1,498,016 shares of Hollywood Park common stock to acquire Turf Paradise. The acquisition of Turf Paradise was accounted for under the pooling of interests method of accounting and the historical per common share earnings of the Company have been restated as if the acquisition had occurred at the beginning of each period presented.

NOTE 14--LEASE OBLIGATIONS

  The Company leases certain equipment primarily for use in racing operations (pari-mutuel wagering equipment) and general office equipment. Minimum lease payments required under operating leases that have initial terms in excess of one year as of December 31, 1996 are approximately $1,354,000 in 1997 and annually thereafter. Total rent expense for these long term lease obligations for the years ended December 31, 1996, 1995 and 1994 was $1,378,000, $1,318,000 and $1,437,000, respectively.

NOTE 15--RETIREMENT PLANS

  The Hollywood Park Pension Plan (the "Pension Plan") was a non-contributory, defined benefit plan covering employees of Hollywood Park, Inc. who met the Pension Plan's service requirements, and all employees of Hollywood Park Operating Company not eligible for participation in a multi-employer defined benefit plan, who met the Pension Plan's service requirements.

  Hollywood Park elected to terminate the Pension Plan as of January 31, 1997. Accrued Pension Plan benefits were frozen as of September 1, 1996, for all Pension Plan participants, except retained participants (participants who, because of legal requirements, including the provisions of the National Labor Relations Act, are represented by a collective bargaining agent), whose accrued benefits were frozen as of December 31, 1996. As of the date the Pension Plan benefits were frozen, participants became 100% vested in their accrued benefits, regardless of the number of years of service. The funds accumulated under the Pension Plan will be used to provide the retirement benefits accrued by the participants. Pension Plan participants will receive their fully accrued benefits only if the Pension Plan's assets are sufficient to cover such accrued benefits, but in no event can the Pension Plan assets be paid to the Company prior to the satisfaction of all accrued Pension Plan benefits to the participants. Management presently believes that the accumulated Pension Plan assets are sufficient to provide for the participant's accumulated Pension Plan benefits.

  The Company's Pension Plan funding policy was to contribute amounts to the Pension Plan fund in an amount, at least equal to the minimum funding requirements of the Employee Retirement Income Security Act of 1974, though not in excess of the maximum deductible limit. The Pension Plan was subject to full funding limitation in 1996; therefore, no contributions were made in 1996. The Company contributed approximately $22,000 to the Pension Plan in 1995.

                             HOLLYWOOD PARK, INC.

RETIREMENT PLANS FUNDED STATUS

                                                             DECEMBER 31,
                                                         ----------------------
                                                            1996        1995
                                                         ----------  ----------
Actuarial present value of benefit obligations:
Accumulated benefit obligation, including vested
 benefits of $2,627,000 and $4,078,000 at December 31,
 1996 and 1995, respectively...........................  $2,627,000  $4,190,000
                                                         ==========  ==========
Projected benefit obligation for service rendered to
 date..................................................  $2,627,000  $5,080,000
Less Pension Plan assets at fair value.................   4,436,000   5,754,000
Less Pension Plan contribution.........................           0      22,000
                                                         ----------  ----------
Pension Plan assets in excess of projected benefit
 obligation............................................   1,809,000     696,000
Unrecognized net gain from past experience different
 from that assumed and effects of changes in
 assumptions...........................................  (1,052,000)   (323,000)
Unrecognized net asset being recognized over 15 years..    (452,000)   (539,000)
                                                         ----------  ----------
  Pension Plan asset (liability).......................  $  305,000  $ (166,000)
                                                         ==========  ==========
Net pension expense--Service cost......................  $  698,000  $  314,000
Net pension expense--Interest cost.....................     325,000     354,000
Actual return on assets................................    (784,000)   (753,000)
Net amortization and deferral..........................     255,000     247,000
                                                         ----------  ----------
  Net periodic pension cost............................  $  494,000  $  162,000
                                                         ==========  ==========

  The December 31, 1996, reserve liabilities and related asset values for the annuity contract are not included in the table above, because the Company executed an agreement with the insurance company holding the annuity contracts to no longer participate in the annual adjustments to the contract values. The December 31, 1995, Pension Plan liabilities and assets included in the table above are annuity contract reserve liabilities and the related assets for the current Pension Plan retirees.

  The weighted average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligations were 7.5% and 5.0%, respectively, at December 31, 1996, and 8.0% and 5.0%, respectively, at December 31, 1995. The expected long term rate of return on assets was 8.0% at December 31, 1996 and 1995.

  The Company also contributed to several collectively-bargained multi-employer pension and retirement plans (covering full and part-time employees) which are administered by unions, and to a pension plan covering non-union employees which is administered by an association of race track owners. Amounts charged to pension cost and contributed to these plans for the years ended December 31, 1996, 1995 and 1994 totaled $1,872,000, $1,781,000 and
$1,846,000, respectively. Contributions to the collectively-bargained plans are determined in accordance with the provisions of negotiated labor contracts and generally are based on the number of employee hours or days worked. Contributions to the non-union plans are based on the covered employees' compensation.

  Information from the plans administrators is not available to permit the Company to determine its share of unfunded vested benefits or prior service liability. It is the opinion of management that no material liability exists.

  There is no defined benefit pension plan for Turf Paradise.

  Effective January 31, 1997, in conjunction with the termination of the Pension Plan, Hollywood Park elected to terminate its non-qualified Supplementary Employment Retirement Plan ("SERP"). The SERP was an unfunded plan, established primarily for the purpose of restoring the retirement benefits for highly compensated employees that were eliminated by the Internal Revenue Service in 1994, when the maximum annual earnings

                             HOLLYWOOD PARK, INC.

allowed for qualified pension plans was reduced to $150,000 from $235,850. Messers, Hubbard, Finnigan and Robbins participated in the SERP prior to its termination.

NOTE 16--RELATED PARTY TRANSACTIONS

  Since November 1993, the Company has had an aircraft time sharing agreement with R.D. Hubbard Enterprises, Inc. ("Hubbard Enterprises"), which is wholly owned by Mr. Hubbard. The agreement automatically renews each month unless written notice of termination is given by either party at least two weeks before a renewal date. The Company reimburses Hubbard Enterprises for expenses incurred as a result of the Company's use of the aircraft, which totaled approximately $120,000 in 1996, $126,000 in 1995, and $139,000 in 1994.

  On March 23, 1994, the Company acquired Sunflower, a greyhound and thoroughbred race track located in Kansas City, Kansas, in which Mr. Hubbard owned a 60% interest. The agreement of merger also provided that under certain circumstances the former Sunflower shareholders were entitled to receive additional shares of Hollywood Park common stock. As of March 23, 1995, the former Sunflower shareholders transferred their right to such additional consideration to Hollywood Park for nominal consideration and have no further entitlements to additional consideration.

  On May 2, 1996, the Kansas Legislature adjourned without passing legislation that would have allowed additional gaming at Sunflower, thereby permitting Sunflower to more effectively compete with Missouri riverboat gaming. As a result of the outcome of the Kansas Legislative session, Hollywood Park wrote off its approximately $11,412,000 investment in Sunflower. There was no cash involved in the write off of this investment. On May 17, 1996, Sunflower filed for reorganization under Chapter 11 of the Bankruptcy Code. Sunflower is operating during the reorganization.

NOTE 17--STOCK OPTION PLAN

  In 1996, the shareholders of the Company adopted the 1996 Stock Option Plan (the "1996 Plan"), which provides for the issuance of up to 900,000 shares. Except for the provisions governing the number of shares issuable under the 1996 Plan and except for provisions which reflect changes in tax and securities laws, the provisions of the 1996 Plan are substantially similar to the provision of the prior plan adopted in 1993. The 1996 Plan is administered and terms of option grants are established by the Board of Directors' Compensation Committee. Under the terms of the 1996 Plan, options alone or coupled with stock appreciation rights may be granted to selected key employees, directors, consultants and advisors of the Company. Options become exercisable ratably over a vesting period as determined by the Compensation Committee and expire over terms not exceeding ten years from the date of grant, one month after termination of employment, or six months after the death or permanent disability of the optionee. The purchase price for all shares granted under the 1996 Plan shall be determined by the Compensation Committee, but in the case of incentive stock options, the price will not be less than the fair market value of the common stock at the date of grant. On April 26, 1996, the Company amended the non-qualified stock option agreements issued through this date, to lower the per share price of the outstanding options to $10.00. On May 19, 1995, the Company amended the non-qualified stock option agreements issued through this date, to reflect the substantial decline in the fair market value of the common stock, lowering the per share price of the outstanding options to $13.00. In 1994, Turf Paradise had approximately 23,000 stock options outstanding, all of which were fully exercised prior to the acquisition.

                             HOLLYWOOD PARK, INC.

  The following table summarizes information related to shares under option and shares available for grant under the Plan.

                                                       1996     1995     1994
                                                      -------  -------  -------
   Options outstanding at beginning of year.......... 249,000  235,000  150,000
   Options granted during the year................... 433,500   15,000   85,000
   Options expired during the year................... (40,000)  (1,000)       0
                                                      -------  -------  -------
     Options outstanding at end of year.............. 642,500  249,000  235,000
                                                      =======  =======  =======
   Total shares available for issuance under the
    plan............................................. 900,000  625,000  625,000
   Per share price of outstanding options issued in
    prior year....................................... $ 10.00  $ 13.00  $ 25.50
   Per share price of outstanding options issued in
    current year..................................... $ 10.00  $ 13.25  $ 22.00
   Per share price of outstanding options issued in
    current year..................................... $ 11.50      --       --
   Number of shares subject to exercisable option at
    end of year...................................... 188,332  128,000   50,000

NOTE 18--COMMITMENTS AND CONTINGENCIES

  As previously reported by the Company, and described in the Company's Annual Report on Form 10-K for 1994, six purported class actions (the "Class Actions") were filed beginning in September 1994, against the Company and certain of its directors and officers in the United States District Court, Central District of California (the "District Court") and consolidated in a single action entitled In re Hollywood Park Securities Litigation. On September 15, 1995, a related stockholder derivative action, entitled Barney
v. Hubbard, et al. (the "Derivative Action"), was filed in the California Superior Court for the County of San Diego (the "State Court").

  The Company and other defendants each denied any liability or wrongdoing and asserted various defenses. The District Court ordered the parties to engage in non-binding mediation in an effort to settle all related claims. As previously reported, as a result of the court ordered mediation, the parties reached an agreement-in-principle to settle all claims raised in the Class and Derivative Actions. The Company entered into the settlements in order to avoid the expense, uncertainty and distraction of further litigation.

  On November 6 and 13, 1995, respectively, the parties executed definitive settlement agreements in the Derivative and Class Actions. Those agreements provided for the release and dismissal of all claims raised or which might have been raised in the Class and Derivative actions, subject to approval by each of the respective courts. In settlement of the Class Actions, a settlement fund in the principal amount of $5,800,000 has been created for the benefit of the alleged class with contributions from the Company and the insurance carrier for its directors and officers. After giving consideration to the amounts to be received by the Company in settlement of the Derivative Action, the Company's net settlement payment in the Class Actions was less than $2,500,000. Under settlement of the Derivative Action, the Company will receive a $2,000,000 payment from the insurance carrier which the Company will use to pay plaintiff's attorneys fees and expenses and partially to defray the Company's payment in the settlement of the Class Actions. The Derivative Action settlement also includes provisions enhancing the Company's financial controls and modifying certain terms of its acquisition of Sunflower.

  On February 26, 1996, the District Court approved the settlement of the Class Actions and entered a judgment dismissing the Class Actions in their entirety. On May 6, 1996, the State Court approved the settlement of the Derivative Action and entered a judgment dismissing the Derivative Action in its entirety. On or about July 2, 1996, a notice of appeal was filed in connection with the Derivative Action judgment, and on or about February 14, 1997, the appellant filed her opening brief. The Company intends to oppose the purported appeal.

                             HOLLYWOOD PARK, INC.

  The Company also executed a separate settlement as to all purported claims against the Company and its officers and directors by the former controlling stockholder of Turf Paradise (the "Walkers") in connection with the Company's acquisition of Turf Paradise. Under the terms of the consummation of the settlement of the Class and Derivative Actions, the Walkers were excluded from participating in the Class Actions settlement fund, agreed to release all of their potential threatened claims, and are to receive a payment in the principal amount of $2,750,000.

  The lawsuit settlement expense recorded in the accompanying statement of operations for the year ended December 31, 1995, included $2,450,000 for the Class Actions, $2,750,000 for the Walkers settlement and approximately $888,000 in legal costs, for a total of approximately $6,088,000.

  The accrued lawsuit settlement recorded in the accompanying financial statements as of December 31, 1996, of $2,750,000 represents the settlement with the Walkers.

  Sunflower entered into a two year consulting agreement with Mr. Richard Boushka, a former Sunflower shareholder, as of March 24, 1994. Consulting services include assisting Sunflower in obtaining all approvals, licenses and permits necessary for Sunflower to conduct casino gaming and to operate video lottery terminals at or next to Sunflower's property. Under the terms of the agreement Mr. Boushka will receive monthly payments totaling $100,000 per year. As of May 1995, given Sunflower's financial results, all payments to Mr. Boushka were suspended, though Mr. Boushka did continue to provide services per the agreement.

                             HOLLYWOOD PARK, INC.

NOTE 19--CONSOLIDATING CONDENSED FINANCIAL INFORMATION

  Hollywood Park's subsidiaries (excluding Sunflower and other inconsequential subsidiaries) have fully and unconditionally guaranteed the payment of all obligations under the Hollywood Park 9 1/2% Senior Subordinated Notes due 2007. The following is the consolidating condensed financial information for the co-obligors and their respective subsidiaries.

                             HOLLYWOOD PARK, INC.
                 CONSOLIDATING CONDENSED FINANCIAL INFORMATION
        AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
      AND AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                                  (UNAUDITED)

                       HOLLYWOOD    HOLLYWOOD                                                   CONSOLIDATING
                      PARK, INC.      PARK       WHOLLY OWNED   MAJORITY OWNED   WHOLLY OWNED        AND       HOLLYWOOD
                        (PARENT   OPERATING CO.    GUARANTOR       GUARANTOR     NON-GUARANTOR   ELIMINATING   PARK, INC.
                      CO-OBLIGOR) (CO-OBLIGOR)  SUBSIDIARIES(A) SUBSIDIARIES(B) SUBSIDIARIES(C)    ENTRIES    CONSOLIDATED
                      ----------- ------------- --------------- --------------- --------------- ------------- ------------
                                                           (IN THOUSANDS, UNAUDITED)
AS OF AND FOR THE
 NINE MONTHS ENDED
 SEPTEMBER 30, 1997
BALANCE SHEET
Current assets......   $ 19,372     $   9,592      $ 24,805         $ 7,697           $ 0         $       0     $ 61,466
Property, plant and
 equipment, net.....     68,764        24,006       133,596          67,371             0                 0      293,737
Other non-current
 assets.............     22,516             0        25,463           7,531             0             2,666       58,176
Investment in
 subsidiaries.......    125,071       145,849        70,066               0             0          (340,986)           0
Inter-company.......    117,787        11,513        (3,865)              0             0          (125,435)           0
                       --------     ---------      --------         -------           ---         ---------     --------
                       $353,510     $ 190,960      $250,065         $82,599           $ 0         $(463,755)    $413,379
                       ========     =========      ========         =======           ===         =========     ========
Current liabilities.   $ 14,514     $  13,151      $ 13,417         $ 6,621           $ 0         $       0     $ 47,703
Notes payable, long-
 term...............      2,772       125,256         1,623           2,512             0                 0      132,163
Other non-current
 liabilities........      4,071         5,206         1,728               0             0                 0       11,005
Inter-company.......    142,495        17,526       132,664          48,301             0          (340,986)           0
Minority interest...          0             0             0               0             0             3,033        3,033
Equity..............    189,658        29,821       100,633          25,165             0          (125,802)     219,475
                       --------     ---------      --------         -------           ---         ---------     --------
                       $353,510     $ 190,960      $250,065         $82,599           $ 0         $(463,755)    $413,379
                       ========     =========      ========         =======           ===         =========     ========
STATEMENT OF
 OPERATIONS
Revenues:
 Gaming.............   $ 38,023     $       0      $ 30,460         $15,507           $ 0         $       0     $ 83,990
 Racing.............          0        38,195         9,889               0             0                 0       48,084
 Food and beverage..      3,376             0         8,725             915             0                 0       13,016
 Equity in
  subsidiaries......      7,674           126         7,772               0             0           (15,572)           0
 Other..............      3,420         1,274         7,749             816             0                 0       13,259
                       --------     ---------      --------         -------           ---         ---------     --------
                         52,493        39,595        64,595          17,238             0           (15,572)     158,349
                       --------     ---------      --------         -------           ---         ---------     --------
Expenses:
 Gaming.............     21,761             0        16,163           7,193             0                 0       45,117
 Racing.............          0        16,895         4,720               0             0                 0       21,615
 Food and beverage..      7,069             0         8,657           1,194             0                 0       16,920
 Administrative and
  other.............     13,784        13,556        15,491           4,322             0                 0       47,153
 Depreciation and
  amortization......      3,512         2,815         3,452           2,143             0                17       11,939
                       --------     ---------      --------         -------           ---         ---------     --------
                         46,126        33,266        48,483          14,852             0                17      142,744
                       --------     ---------      --------         -------           ---         ---------     --------
Operating income
 (loss).............      6,367         6,329        16,112           2,386             0           (15,589)      15,605
Interest expense....      1,373         2,093           227           1,374             0            (1,285)       3,782
                       --------     ---------      --------         -------           ---         ---------     --------
Income (loss) before
 minority interests
 and taxes..........      4,994         4,236        15,885           1,012             0           (14,304)      11,823
Minority interest...          0             0             0               0             0                80           80
Income tax expense..      2,015             0         2,609               0             0                 0        4,624
                       --------     ---------      --------         -------           ---         ---------     --------
Net income (loss)...   $  2,979     $   4,236      $ 13,276         $ 1,012           $ 0         $ (14,384)    $  7,119
                       ========     =========      ========         =======           ===         =========     ========
STATEMENT OF CASH
 FLOWS
Net cash provided by
 (used in) operating
 activities.........   $  9,714     $(121,286)     $123,935         $ 8,046           $ 0         $ (14,350)    $  6,059
Net cash provided by
 (used in) investing
 activities.........     15,595        (2,544)      (14,483)         (4,452)            0                 0       (5,884)
Net cash provided by
 (used in) financing
 activities.........        147       124,969      (113,821)         (2,000)            0               615        9,910

                              HOLLYWOOD PARK, INC.

                       HOLLYWOOD    HOLLYWOOD                                                   CONSOLIDATING
                      PARK, INC.      PARK       WHOLLY OWNED   MAJORITY OWNED   WHOLLY OWNED        AND       HOLLYWOOD
                        (PARENT   OPERATING CO.    GUARANTOR       GUARANTOR    NON- GUARANTOR   ELIMINATING   PARK, INC.
                      CO-OBLIGOR) (CO-OBLIGOR)  SUBSIDIARIES(A) SUBSIDIARIES(B) SUBSIDIARIES(C)    ENTRIES    CONSOLIDATED
                      ----------- ------------- --------------- --------------- --------------- ------------- ------------
                                                           (IN THOUSANDS, UNAUDITED)
AS OF AND FOR THE
 NINE MONTHS ENDED
 SEPTEMBER 30, 1996
STATEMENT OF
 OPERATIONS
Revenues:
 Gaming.............   $ 37,917      $    0         $    0            $ 0           $     0        $     0      $37,917
 Racing.............          0      39,586          9,994              0             1,317              0       50,897
 Food and beverage..      3,662           0          6,396              0               458              0       10,516
 Equity in
  subsidiaries......        279         304              0              0                 0           (583)           0
 Other..............      3,835       1,183            172              0                 7              0        5,197
                       --------      ------         ------            ---           -------        -------      -------
                         45,693      41,073         16,562              0             1,782           (583)     104,527
                       --------      ------         ------            ---           -------        -------      -------
Expenses:
 Gaming.............     19,516           0              0              0                 0              0       19,516
 Racing.............          0      16,614          4,744              0               265              0       21,623
 Food and beverage..      8,263           0          5,387              0               408              0       14,058
 Administrative and
  other.............     15,121      14,466          2,986              0             1,030              0       33,603
 Write off of
  investment in
  Sunflower.........     11,412           0              0              0                 0              0       11,412
 Depreciation and
  amortization......      3,476       2,714          1,121              0               536             51        7,898
                       --------      ------         ------            ---           -------        -------      -------
                         57,788      33,794         14,238              0             2,239             51      108,110
                       --------      ------         ------            ---           -------        -------      -------
Operating
 income(loss).......    (12,095)      7,279          2,324              0              (457)          (634)      (3,583)
Interest expense....        116          21              0              0               781              0          918
                       --------      ------         ------            ---           -------        -------      -------
Income (loss) before
 taxes..............    (12,211)      7,258          2,324              0            (1,238)          (634)      (4,501)
Income tax expense..      3,025           0              0              0                 0              0        3,025
                       --------      ------         ------            ---           -------        -------      -------
Net income(loss)....   $(15,236)     $7,258         $2,324            $ 0           $(1,238)       $  (634)     $(7,526)
                       ========      ======         ======            ===           =======        =======      =======
STATEMENT OF CASH
 FLOWS
Net cash provided by
 (used in) operating
 activities.........   $ (8,350)     $1,786         $1,449            $ 0           $(3,588)       $20,464      $11,761
Net cash provided by
 (used in) investing
 activities.........    (12,449)     (2,683)          (529)             0                 0            969      (14,692)
Net cash provided by
 (used in) financing
 activities.........     (3,762)        (30)             0              0                 0              0       (3,792)

                              HOLLYWOOD PARK, INC.

                       HOLLYWOOD    HOLLYWOOD                                                   CONSOLIDATING
                      PARK, INC.      PARK       WHOLLY OWNED   MAJORITY OWNED   WHOLLY OWNED        AND       HOLLYWOOD
                        (PARENT   OPERATING CO.    GUARANTOR       GUARANTOR     NON-GUARANTOR   ELIMINATING   PARK, INC.
                      CO-OBLIGOR) (CO-OBLIGOR)  SUBSIDIARIES(A) SUBSIDIARIES(B) SUBSIDIARIES(C)    ENTRIES    CONSOLIDATED
                      ----------- ------------- --------------- --------------- --------------- ------------- ------------
                                                                 (IN THOUSANDS)
AS OF AND FOR THE
 YEAR ENDED
 DECEMBER 31, 1996
BALANCE SHEET
Current assets......   $ 23,522      $ 7,362        $ 9,646         $   429             --        $       0     $ 40,959
Property, plant and
 equipment, net.....     70,443       24,353         12,786          23,253             --                0      130,835
Other non-current
 assets.............     23,322            0          5,108           5,662             --                0       34,092
Investment in
 subsidiaries.......     28,723       45,432         23,852               0             --          (98,007)           0
Inter-company.......     72,099       11,386              0               0             --          (83,485)           0
                       --------      -------        -------         -------         -------       ---------     --------
                       $218,109      $88,533        $51,392         $29,344             --        $(181,492)    $205,886
                       ========      =======        =======         =======         =======       =========     ========
Current liabilities.   $ 16,324      $ 7,032        $11,807         $   201             --        $       0     $ 35,364
Notes payable, long-
 term...............          0          282              0               0             --                0          282
Other non-current
 liabilities........      3,859        5,206              0               0             --                0        9,065
Inter-company.......     39,851       50,479          7,677               0             --          (98,007)           0
Minority interest...          0            0              0               0             --            3,015        3,015
Equity..............    158,075       25,534         31,908          29,143             --          (86,500)     158,160
                       --------      -------        -------         -------         -------       ---------     --------
                       $218,109      $88,533        $51,392         $29,344             --        $(181,492)    $205,886
                       ========      =======        =======         =======         =======       =========     ========
STATEMENT OF
 OPERATIONS
Revenues:
 Gaming.............   $ 50,272      $     0        $     0         $   445         $     0       $       0     $ 50,717
 Racing.............          0       41,423         28,568               0           1,317               0       71,308
 Food and beverage..      4,956            0          8,533               0             458               0       13,947
 Equity in
  subsidiaries......      1,751        3,408              0               0               0          (5,159)           0
 Other..............      4,993        1,915            338               0               7               0        7,253
                       --------      -------        -------         -------         -------       ---------     --------
                         61,972       46,746         37,439             445           1,782          (5,159)     143,225
                       --------      -------        -------         -------         -------       ---------     --------
Expenses:
 Gaming.............     27,249            0              0               0               0               0       27,249
 Racing.............          0       17,999         11,903               0             265               0       30,167
 Food and beverage..     10,930            0          8,235               0             408               0       19,573
 Administrative and
  other.............     18,316       15,059          9,556               1           1,030               0       43,962
 Write off of
  investment in
  Sunflower.........     11,412            0              0               0               0               0       11,412
 Depreciation and
  amortization......      4,665        3,645          1,479             319             536              51       10,695
                       --------      -------        -------         -------         -------       ---------     --------
                         72,572       36,703         31,173             320           2,239              51      143,058
                       --------      -------        -------         -------         -------       ---------     --------
Operating
 income(loss).......    (10,600)      10,043          6,266             125            (457)         (5,210)         167
Interest expense....        134           27              0               0             781               0          942
                       --------      -------        -------         -------         -------       ---------     --------
Income (loss) before
 minority interests
 and taxes..........    (10,734)      10,016          6,266             125          (1,238)         (5,210)        (775)
Minority interest...          0            0              0               0               0              15           15
Income tax expense..      3,421            0             38               0               0               0        3,459
                       --------      -------        -------         -------         -------       ---------     --------
Net income(loss)....   $(14,155)     $10,016        $ 6,228         $   125         $(1,238)      $  (5,225)    $ (4,249)
                       ========      =======        =======         =======         =======       =========     ========
STATEMENT OF CASH
 FLOWS
Net cash provided by
 (used in) operating
 activities.........   $ (6,205)     $ 4,956        $ 2,426         $   200         $(3,588)      $  15,888     $ 13,677
Net cash provided by
 (used in) investing
 activities.........       (963)      (5,992)          (354)              0               0         (12,584)     (19,893)
Net cash provided by
 (used in) financing
 activities.........     (4,245)         (23)             0               0               0               0       (4,268)

                              HOLLYWOOD PARK, INC.

                       HOLLYWOOD    HOLLYWOOD                                                   CONSOLIDATING
                      PARK, INC.      PARK       WHOLLY OWNED   MAJORITY OWNED   WHOLLY OWNED        AND       HOLLYWOOD
                        (PARENT   OPERATING CO.    GUARANTOR       GUARANTOR     NON-GUARANTOR   ELIMINATING   PARK, INC.
                      CO-OBLIGOR) (CO-OBLIGOR)  SUBSIDIARIES(A) SUBSIDIARIES(B) SUBSIDIARIES(C)    ENTRIES    CONSOLIDATED
                      ----------- ------------- --------------- --------------- --------------- ------------- ------------
                                                                 (IN THOUSANDS)
AS OF AND FOR THE
 YEAR ENDED
 DECEMBER 31, 1995
BALANCE SHEET
Current assets......   $ 34,228      $ 6,850        $ 6,981           --            $   877       $       0     $ 48,936
Property, plant and
 equipment, net.....     78,649       24,316         13,372           --             58,380               0      174,717
Other non-current
 assets.............     47,125            0          5,358           --                739           6,428       59,650
Investment in
 subsidiaries.......     53,382       54,248         17,289           --                  0        (124,919)           0
Inter-company.......     44,320        9,069              0           --                  0         (53,389)           0
                       --------      -------        -------           ---           -------       ---------     --------
                       $257,704      $94,483        $43,000           --            $59,996       $(171,880)    $283,303
                       ========      =======        =======           ===           =======       =========     ========
Current liabilities.   $ 24,967      $ 6,176        $ 9,910           --            $33,898       $       0     $ 74,951
Notes payable, long-
 term...............          0          306              0           --             15,323               0       15,629
Other non-current
 liabilities........     19,221        2,893              0           --              4,863               0       26,977
Inter-company.......     47,770       67,785          6,478           --              2,886        (124,919)           0
Equity..............    165,746       17,323         26,612           --              3,026         (46,961)     165,746
                       --------      -------        -------           ---           -------       ---------     --------
                       $257,704      $94,483        $43,000           --            $59,996       $(171,880)    $283,303
                       ========      =======        =======           ===           =======       =========     ========
STATEMENT OF
 OPERATIONS
Revenues:
 Gaming.............   $ 26,656      $     0        $     0           $ 0           $     0       $       0     $ 26,656
 Racing.............          0       45,474         27,542             0             6,846               0       79,862
 Food and beverage..      7,422            0          9,489             0             2,872               0       19,783
 Equity in
  subsidiaries......     (3,610)       1,983              0             0                 0           1,627            0
 Other..............      2,420        1,350            444             0                57               0        4,271
                       --------      -------        -------           ---           -------       ---------     --------
                         32,888       48,807         37,475             0             9,775           1,627      130,572
                       --------      -------        -------           ---           -------       ---------     --------
Expenses:
 Gaming.............      5,291            0              0             0                 0               0        5,291
 Racing.............          0       16,745         12,830             0             1,385               0       30,960
 Food and beverage..     12,964            0          9,288             0             2,497               0       24,749
 Administrative and
  other.............     16,411       17,746          9,184             0             5,306               0       48,647
 Lawsuit settlement.      6,088            0              0             0                 0               0        6,088
 Depreciation and
  amortization......      3,887        3,236          1,586             0             2,468             207       11,384
                       --------      -------        -------           ---           -------       ---------     --------
                         44,641       37,727         32,888             0            11,656             207      127,119
                       --------      -------        -------           ---           -------       ---------     --------
Operating income
 (loss).............    (11,753)      11,080          4,587             0            (1,881)          1,420        3,453
Interest expense....        172           29             30             0             3,691               0        3,922
                       --------      -------        -------           ---           -------       ---------     --------
Income (loss) before
 taxes..............    (11,925)      11,051          4,557             0            (5,572)          1,420         (469)
Income tax expense..        510            0            182             0                 1               0          693
                       --------      -------        -------           ---           -------       ---------     --------
Net income (loss)...   $(12,435)     $11,051        $ 4,375           $ 0           $(5,573)      $   1,420     $ (1,162)
                       ========      =======        =======           ===           =======       =========     ========
STATEMENT OF CASH
 FLOWS
Net cash provided by
 (used in) operating
 activities.........   $  2,575      $11,864        $ 2,794           $ 0           $ 1,431       $   1,627     $ 20,291
Net cash provided by
 (used in) investing
 activities.........    (40,218)      (5,371)        (1,831)            0                 0          14,498      (32,922)
Net cash provided by
 (used in) financing
 activities.........      1,433           21         (1,913)            0            (1,626)              0       (2,085)

                              HOLLYWOOD PARK, INC.

                       HOLLYWOOD    HOLLYWOOD                                                   CONSOLIDATING
                       PARK, INC.     PARK       WHOLLY OWNED   MAJORITY OWNED   WHOLLY OWNED        AND       HOLLYWOOD
                         PARENT   OPERATING CO.    GUARANTOR       GUARANTOR     NON-GUARANTOR   ELIMINATING   PARK, INC.
                       CO-OBLIGOR  CO-OBLIGOR   SUBSIDIARIES(A) SUBSIDIARIES(B) SUBSIDIARIES(C)    ENTRIES    CONSOLIDATED
                       ---------- ------------- --------------- --------------- --------------- ------------- ------------
                                                                 (IN THOUSANDS)
AS OF AND FOR THE
 YEAR ENDED DECEMBER
 31, 1994
STATEMENT OF
 OPERATIONS
Revenues:
 Gaming..............   $11,745      $     0        $     0           $ 0           $     0        $     0      $ 11,745
 Racing..............         0       40,345         28,377             0             9,997              0        78,719
 Food and beverage...     5,460            0         10,865             0             4,215              0        20,540
 Equity in
  subsidiaries.......    (1,283)       3,293              0             0                 0         (2,010)            0
 Other...............     3,786        2,047            448             0                39              0         6,320
                        -------      -------        -------           ---           -------        -------      --------
                         19,708       45,685         39,690             0            14,251         (2,010)      117,324
                        -------      -------        -------           ---           -------        -------      --------
Expenses:
 Racing..............         0        8,767         12,925             0             1,701              0        23,393
 Food and beverage...     8,953            0          9,632             0             3,267              0        21,852
 Administrative and
  other..............     9,284       26,488          9,615             0             5,764              0        51,151
 Pre-opening and Turf
  Paradise
  acquisition........     2,751            0            213             0                 0              0         2,964
 Depreciation and
  amortization.......     2,756        3,186          1,499             0             1,974            148         9,563
                        -------      -------        -------           ---           -------        -------      --------
                         23,744       38,441         33,884             0            12,706            148       108,923
                        -------      -------        -------           ---           -------        -------      --------
Operating income
 (loss)..............    (4,036)       7,244          5,806             0             1,545         (2,158)        8,401
Interest expense.....         0          197            278             0             2,586              0         3,061
                        -------      -------        -------           ---           -------        -------      --------
Income (loss) before
 taxes...............    (4,036)       7,047          5,528             0            (1,041)        (2,158)        5,340
Income tax expense...       666          (11)           549             0               364              0         1,568
                        -------      -------        -------           ---           -------        -------      --------
Net income (loss)....   $(4,702)     $ 7,058        $ 4,979           $ 0           $(1,405)       $(2,158)     $  3,772
                        =======      =======        =======           ===           =======        =======      ========
STATEMENT OF CASH
 FLOWS
Net cash provided by
 (used in) operating
 activities..........   $(9,303)     $   249        $ 1,566           $ 0           $ 2,359        $(2,158)     $ (7,287)
Net cash provided by
 (used in) investing
 activities..........    (4,291)      (1,345)        (1,648)            0               (47)             0        (7,331)
Net cash provided by
 (used in) financing
 activities..........    (6,925)         (19)           193             0            (2,126)             0        (8,877)

                             HOLLYWOOD PARK, INC.

--------
(a) The following Wholly Owned Guarantor Subsidiaries are included in each period presented: Turf Paradise, Inc., Hollywood Park Food Services, Inc. and Hollywood Park Fall Operating Company. As of and for the nine months ended September 30, 1997, the following Wholly Owned Guarantor Subsidiaries are also included: HP Yakama, Inc., Boomtown, Inc., Boomtown Hotel & Casino, Inc., Louisiana Gaming--I Gaming, L.P., and Louisiana Gaming Enterprises, Inc. Due to the June 30, 1997, Merger of Hollywood Park and Boomtown, which was accounted for under the purchase method of accounting for a business combination, the financial results as of and for the nine months ended September 30, 1997, include only three months of financial results for Boomtown, Inc., Boomtown Hotel & Casino, Inc., Louisiana--I Gaming, L.P., and Louisiana Gaming Enterprises, Inc.

(b) Crystal Park Hotel and Casino Development Company, LLC, 93.2% owned by Hollywood Park, results of operations are included in the Majority Owned Guarantor Subsidiaries, as of 1996. Prior to 1996 the Company did not have any majority owned guarantor subsidiaries. As of and for the nine months ended September 30, 1997, the operating results of Mississippi--I Gaming, L.P., 85% owned by the Company, are also included in Majority Owned Guarantor Subsidiaries. Due to the June 30, 1997, Merger (as discussed in
    (a) above) the results of operations for Mississippi--I Gaming, L.P. are included for the three months ended September 30, 1997, only.

(c) The only wholly owned non-guarantor subsidiaries which have material activity during the periods presented were Sunflower Racing, Inc. and SR Food & Beverage, Inc. The financial results of these two wholly owned non-guarantor subsidiaries, were no longer consolidated with the Company's results as of the March 31, 1996, due to the write off of Hollywood Park's investment in these subsidiaries. All other wholly owned non-guarantor subsidiaries, (as listed elsewhere) are either empty companies established for potential development projects that have subsequently been abandoned, or the amounts were immaterial.

                             HOLLYWOOD PARK, INC.

NOTE 21--UNAUDITED SUBSEQUENT EVENTS

  POSSIBLE RESTORATION OF REAL ESTATE INVESTMENT TRUST/PAIRED-SHARE
STRUCTURE From 1982 to 1991, the Company was operated as a Real Estate Investment Trust ("REIT") known as Hollywood Park Realty Enterprises, Inc. ("HP Realty"), and its stock was paired with, or stapled to, that of Hollywood Park Operating Company ("HP Operating Company"). HP Realty was primarily an owner and lessor of real property. HP Operating Company was primarily engaged in the active conduct of racing operations and leased a significant amount of real property from HP Realty to conduct those racing operations. Generally, a REIT is required to distribute, as dividends to its stockholders, 95% of its taxable income (other than net capital gains), and such amounts distributed are not subject to federal income tax at the corporate level. Effective as of January 1, 1992, as part of a corporate reorganization, HP Realty and HP Operating Company ceased operating in a REIT/Paired-Share Structure, HP Operating Company became a wholly owned subsidiary of HP Realty and HP Realty was renamed Hollywood Park, Inc.

  In May 1997, the Company announced that it was exploring the possibility of restoring the REIT/Paired-Share Structure. The Company now expects to proceed with the REIT/Paired-Share Structure, subject to, among other things, receipt of all required stockholder, regulatory and other approvals. There can be no assurance that the Company will receive such approvals necessary to effect the REIT/Paired-Share Structure, or that the benefits expected from the restoration will be achieved.

  CRYSTAL PARK LLC On October 11, 1997, the California Attorney General revoked CEI's conditional gaming registration, and the City revoked CEI's city gaming license. Crystal Park LLC believes that CEI is attempting to have its California conditional gaming registration and City Gaming license reinstated.

  On November 4, 1997, Crystal Park LLC obtained a judgment in an action for unlawful detainer against CEI, due to CEI's failure to pay a portion of the June 1997 rent and to make required additional rent payments. In addition to the judgment for possession and for damages of approximately $150,000, Crystal Park LLC has a claim against CEI for additional damages relating to subsequent unpaid rent and additional unpaid amounts.

  Crystal Park LLC has entered into a new four-year lease with California Casino Management, Inc. ("CCM"), a California corporation, owned by Mr. Leo Chu, which took effect in December 1997. On November 18, 1997 Mr. Chu was approved for a gaming license by the City of Compton and on December 19, 1997 he received a conditional license from the California Attorney General to operate the Crystal Park Casino. CCM assumed operations of the Crystal Park Casino in December 1997.

  As of September 30, 1997, CEI owed Crystal Park LLC $600,000, of which $200,000 is covered by a rent security deposit Crystal Park LLC received from CEI in October 1996, and of which $350,000 was fully reserved and, therefore, is not reflected in the operating results for the period ended September 30, 1997.

  Effective December 4, 1997, HP Casino, Inc., a wholly owned subsidiary of the Company, purchased First Park Investments, LLC's (owned by Mr. and Mrs.
Chu) 3.4% membership in Crystal Park LLC for $1,000,000 (the amount initially invested by First Park Investments, LLC).

                             HOLLYWOOD PARK, INC.

  YAKAMA EXPANSION Hollywood Park, through its wholly owned subsidiaries HP Yakama, Inc. ("HP Yakama") and HP Yakama Consulting, Inc. ("HPY Consulting"), has entered into agreements with the Yakama Tribal Gaming Corporation (the "Tribal Corporation") and The Confederated Tribes and Bands of the Yakama Indian Nation (the "Tribes") to fund (through HP Yakama) and consult on (through HPY Consulting) the construction, development and operation of a casino in Yakima County, Washington. HP Yakama has committed to fund up to $9,000,000 to construct and equip the casino, and the Tribal Corporation has signed a promissory note to repay up to $9,000,000, at a 10% annual interest rate over seven years from the date of completion. The Development Agreement and the Consulting Agreement between HPY Consulting and the Tribal Corporation are for development and gaming operations consulting services, respectively, to the Tribal Corporation at a cost of $1.00 per year each, plus certain consulting expenses, not to exceed $2,000 per month under either agreement. The Consulting Agreement is for a seven year period.

  HP Yakama has also entered into a Master Lease to lease the completed casino and underlying land (the "Facility") from the Tribes, for a seven year term commencing with the opening of the casino, for $12,000 per year, and then to Sublease the Facility to the Tribal Corporation, for the same seven year term. Rent due from the Tribal Corporation to HP Yakama, under the Sublease is initially set at 28% of Net Revenues (as defined), until such time as the aggregate accrued Net Revenues equal $26,000,000 and then the rent decreases to 25% of Net Revenues, until such time as the aggregate accrued Net Revenues equal $41,000,000, and then rent decreases to 22% for the remainder of the Sublease period. "Net Revenues" is defined as Gross Revenues less normal and necessary operating expenses as determined under generally accepted accounting principles, to include interest payments due from the Tribal Corporation to HP Yakama, and to exclude rent due under the Sublease.

  Hollywood Park has entered into a Profit Participation Agreement with North American Sports Management, Inc. ("NORAM"), which entered into the original Memorandum of Understanding with the Tribes. NORAM will receive 22% of the portion of the Net Revenues (as described above) actually received by HP Yakama under the Sublease.

  Construction on the casino is underway and is expected to open in the second quarter of 1998. The casino will feature a 600 seat bingo hall, certain table games including: Blackjack, Poker, Craps, Roulette, Mini-bac, Caribbean Stud, and will offer electronic pull tabs and electronic bingo, but will not offer slot machines. Gaming is played in the traditional Las Vegas style, where players bet against the house. The casino is located approximately 130 miles from both Seattle, Washington and Portland, Oregon, in a valley at the foot of Mt. Adams, which is a major vacation site. The nearest gaming facility is 157 miles away in Pendelton, Oregon.

  Presently, Hollywood Park, the Tribes and the Tribal Corporation are awaiting approval of the documentation from the National Indian Gaming Commission (the "NIGC") and the Bureau of Indian Affairs, (the "BIA"). Hollywood Park and HP Yakama have applications pending with the Washington Gambling Commission (the "WGC") for Class III Indian Gaming--Financier approval. There can be no assurance that the NIGC and the BIA will approve the documentation or that the WGC will grant Hollywood Park and HP Yakama the Class III Indian Gaming--Financier approval.

                              HOLLYWOOD PARK, INC.

                SELECTED FINANCIAL DATA BY OPERATIONAL LOCATION

                             FOR THE THREE MONTHS ENDED (UNAUDITED)         YEAR      THREE MONTHS ENDED (UNAUDITED)
                          ---------------------------------------------    ENDED     --------------------------------
                          DECEMBER 31, SEPTEMBER 30, JUNE 30, MARCH 31, DECEMBER 31, SEPTEMBER 30, JUNE 30, MARCH 31,
                              1996         1996        1996     1996        1996         1997        1997     1997
                          ------------ ------------- -------- --------- ------------ ------------- -------- ---------
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES:
 Hollywood Park, Inc.--
  Casino Division.......    $14,531       $15,205    $15,173  $ 13,773    $ 58,682      $14,759    $15,323   $13,994
 HP/Compton, Inc.--
  Crystal Park Hotel and
  Casino................        445             0          0         0         445          702        900       600
 Boomtown Reno..........          0             0          0         0           0       20,978          0         0
 Boomtown New Orleans...          0             0          0         0           0       19,380          0         0
 Boomtown Biloxi........          0             0          0         0           0       15,028          0         0
 Hollywood Park Race
  Track.................     17,338        13,209     27,710     5,282      63,539       12,334     26,747     3,249
 Turf Paradise, Inc.....      5,828         1,546      3,219     6,597      17,190        1,647      3,143     6,562
 Sunflower Racing, Inc..          0             0          0     1,782       1,782            0          0         0
 Hollywood Park, Inc.--
  Corporate.............        556           287        325       419       1,587          327        211     2,410
 Boomtown, Inc.--
  Corporate.............          0             0          0         0           0           55          0         0
                            -------       -------    -------  --------    --------      -------    -------   -------
                             38,698        30,247     46,427    27,853     143,225       85,210     46,324    26,815
                            -------       -------    -------  --------    --------      -------    -------   -------
EXPENSES:
 Hollywood Park, Inc.--
  Casino Division.......     12,885        12,676     12,576    12,297      50,434       12,071     12,927    12,441
 HP/Compton, Inc.--
  Crystal Park Hotel and
  Casino................          1             0          0         0           1           25         18        22
 Boomtown Reno..........          0             0          0         0           0       16,665          0         0
 Boomtown New Orleans...          0             0          0         0           0       13,860          0         0
 Boomtown Biloxi........          0             0          0         0           0       12,642          0         0
 Hollywood Park Race
  Track.................     12,998        11,032     17,034     8,190      49,254       11,183     16,735     7,286
 Turf Paradise, Inc.....      4,134         2,013      2,700     4,122      12,969        2,023      2,670     4,230
 Sunflower Racing, Inc..          0             0          0     1,703       1,703            0          0         0
 Hollywood Park, Inc.--
  Corporate.............      2,133           824      2,488     1,145       6,590        1,744      1,346     1,336
 Boomtown, Inc.--
  Corporate.............          0             0          0         0           0          836          0         0
                            -------       -------    -------  --------    --------      -------    -------   -------
                             32,151        26,545     34,798    27,457     120,951       71,049     33,696    25,315
                            -------       -------    -------  --------    --------      -------    -------   -------
NON-RECURRING EXPENSES:
 REIT restructuring.....          0             0          0         0           0          397        212         0
 Write off of investment
  in Sunflower Racing,
  Inc...................          0             0         66    11,346      11,412            0          0         0
                            -------       -------    -------  --------    --------      -------    -------   -------
                                  0             0         66    11,346      11,412          397        212         0
                            -------       -------    -------  --------    --------      -------    -------   -------
DEPRECIATION AND
 AMORTIZATION:
 Hollywood Park, Inc.--
  Casino Division.......        751           740        736       675       2,902          685        900       764
 HP/Compton, Inc.--
  Crystal Park Hotel and
  Casino................        319             0          0         0         319          521        402       400
 Boomtown Reno..........          0             0          0         0           0        1,353          0         0
 Boomtown New Orleans...          0             0          0         0           0        1,031          0         0
 Boomtown Biloxi........          0             0          0         0           0          820          0         0
 Hollywood Park Race
  Track.................        999         1,016      1,008       952       3,975        1,013      1,001       991
 Turf Paradise, Inc.....        294           301        301       309       1,205          288        297       295
 Sunflower Racing,
  Inc. .................          0             0          0       536         536            0          0         0
 Hollywood Park, Inc.--
  Corporate.............        434           441        442       441       1,758          431        431       434
 Boomtown, Inc.--
  Corporate.............          0             0          0         0           0           17          0         0
                            -------       -------    -------  --------    --------      -------    -------   -------
                              2,797         2,498      2,487     2,913      10,695        6,159      3,031     2,884
                            -------       -------    -------  --------    --------      -------    -------   -------

                              HOLLYWOOD PARK, INC.

                             FOR THE THREE MONTHS ENDED (UNAUDITED)           YEAR      THREE MONTHS ENDED (UNAUDITED)
                          ----------------------------------------------     ENDED     ---------------------------------
                          DECEMBER 31, SEPTEMBER 30, JUNE 30,  MARCH 31,  DECEMBER 31, SEPTEMBER 30, JUNE 30,  MARCH 31,
                              1996         1996        1996      1996         1996         1997        1997      1997
                          ------------ ------------- --------  ---------  ------------ ------------- --------  ---------
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING INCOME (LOSS):
 Hollywood Park, Inc.--
  Casino Division.......    $   895       $ 1,789    $ 1,861   $    801     $  5,346      $ 2,003    $ 1,496   $    789
 HP/Compton, Inc.--
  Crystal Park Hotel and
  Casino................        125             0          0          0          125          156        480        178
 Boomtown Reno..........          0             0          0          0            0        2,960          0          0
 Boomtown New Orleans...          0             0          0          0            0        4,489          0          0
 Boomtown Biloxi........          0             0          0          0            0        1,566          0          0
 Hollywood Park Race
  Track.................      3,341         1,161      9,668     (3,860)      10,310          138      9,011     (5,028)
 Turf Paradise, Inc.....      1,400          (768)       218      2,166        3,016         (664)       176      2,037
 Sunflower Racing, Inc..          0             0          0       (457)        (457)           0          0          0
 Hollywood Park, Inc.--
  Corporate.............     (2,011)         (978)    (2,605)    (1,167)      (6,761)      (1,848)    (1,566)       640
 Boomtown, Inc.--
  Corporate.............          0             0          0          0            0         (798)         0          0
 REIT restructuring.....          0             0          0          0            0         (397)      (212)         0
 Write off of investment
  in Sunflower Racing,
  Inc. .................          0             0        (66)   (11,346)     (11,412)           0          0          0
                            -------       -------    -------   --------     --------      -------    -------   --------
                              3,750         1,204      9,076    (13,863)         167        7,605      9,385     (1,384)
                            -------       -------    -------   --------     --------      -------    -------   --------
Interest expense........         24            20         54        844          942        3,653         65         64
MINORITY INTERESTS:
 HP/Compton, Inc.--
  Crystal Park Hotel and
  Casino................         15             0          0          0           15           17         42         22
                            -------       -------    -------   --------     --------      -------    -------   --------
Income (loss) before
 income tax expense.....      3,711         1,184      9,022     14,707)        (790)       3,935      9,278     (1,470)
Income tax expense......        434           581      3,773     (1,329)       3,459        1,524      3,675       (575)
                            -------       -------    -------   --------     --------      -------    -------   --------
Net income (loss).......    $ 3,277       $   603    $ 5,249   $(13,378)    $ (4,249)     $ 2,411    $ 5,603   $   (895)
                            =======       =======    =======   ========     ========      =======    =======   ========
Dividend requirements on
 convertible preferred
 stock..................    $   482       $   481    $   481   $    481     $  1,925      $   558    $   481   $    481
Net income (loss)
 available to (allocated
 to) common
 shareholders...........    $ 2,795       $   122    $ 4,768   $(13,859)    $ (6,174)     $ 1,853    $ 5,122   $ (1,376)
                            =======       =======    =======   ========     ========      =======    =======   ========
Per common share:
 Net income (loss)--
  primary...............    $  0.15       $  0.01    $  0.26   $  (0.74)    $  (0.33)     $  0.08    $  0.28   $  (0.07)
 Net income (loss)--
  fully diluted.........    $  0.15       $  0.01    $  0.25   $  (0.74)    $  (0.33)         --     $  0.27   $  (0.07)
Number of shares--
 primary................     18,365        18,535     18,613     18,610       18,505       24,706     18,462     18,372
Number of shares--fully
 diluted ...............     20,657        20,826     20,904     20,902       20,797          --      20,754     20,664

                              HOLLYWOOD PARK, INC.

                       CALCULATION OF EARNINGS PER SHARE

                                  FOR THE THREE MONTHS ENDED DECEMBER 31,
                                                (UNAUDITED)
                               -------------------------------------------------
                                                        ASSUMING FULL DILUTION
                                      PRIMARY                     (A)
                               ------------------------ ------------------------
                                1996     1995     1994   1996     1995     1994
                               -------  -------  ------ -------  -------  ------
                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
Average number of common
 shares outstanding..........   18,365   18,486  18,370  18,365   18,486  18,370
Average common shares due to
 assumed conversion of the
 convertible preferred
 shares......................        0        0       0   2,291    2,291   2,291
                               -------  -------  ------ -------  -------  ------
  Total shares...............   18,365   18,486  18,370  20,656   20,777  20,661
                               =======  =======  ====== =======  =======  ======
Net income...................  $ 3,277  $   212  $2,736 $ 3,277  $   212  $2,736
Less dividend requirements on
 convertible preferred
 shares......................      482      482     481       0        0       0
                               -------  -------  ------ -------  -------  ------
Net income (loss) available
 to (allocated to) common
 shareholders................  $ 2,795  $  (270) $2,255 $ 3,277  $   212  $2,736
                               =======  =======  ====== =======  =======  ======
Net income (loss) per share..  $  0.15  $ (0.01) $ 0.12 $  0.16  $  0.01  $ 0.13
                               =======  =======  ====== =======  =======  ======
                                     FOR THE YEARS ENDED DECEMBER 31,
                               -------------------------------------------------
                                                        ASSUMING FULL DILUTION
                                      PRIMARY                     (A)
                               ------------------------ ------------------------
                                1996     1995     1994   1996     1995     1994
                               -------  -------  ------ -------  -------  ------
                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
Average number of common
 shares outstanding..........   18,505   18,399  18,224  18,505   18,399  18,224
Average common shares due to
 assumed conversion of the
 convertible preferred
 shares......................        0        0       0   2,291    2,291   2,291
                               -------  -------  ------ -------  -------  ------
  Total shares...............   18,505   18,399  18,224  20,796   20,690  20,515
                               =======  =======  ====== =======  =======  ======
Net income (loss)............  $(4,249) $(1,162) $3,772 $(4,249) $(1,506) $3,772
Less dividend requirements on
 convertible preferred
 shares......................    1,925    1,925   1,925       0        0       0
                               -------  -------  ------ -------  -------  ------
Net income (loss) available
 to (allocated to) common
 shareholders................  $(6,174) $(3,087) $1,847 $(4,249) $(1,506) $3,772
                               =======  =======  ====== =======  =======  ======
Net income (loss) per share..  $ (0.33) $ (0.17) $ 0.10 $ (0.20) $ (0.07) $ 0.18
                               =======  =======  ====== =======  =======  ======

                          FOR THE THREE MONTHS ENDED    FOR THE NINE MONTHS ENDED
                                 SEPTEMBER 30,                SEPTEMBER 30,
                          --------------------------- -------------------------------
                                        ASSUMING FULL                  ASSUMING FULL
                             PRIMARY    DILUTION (A)      PRIMARY       DILUTION (A)
                          ------------- ------------- ---------------  --------------
                           1997   1996   1997   1996   1997    1996     1997   1996
                          ------ ------ ------ ------ ------ --------  ------ -------
                               (IN THOUSANDS, EXCEPT PER SHARE DATA--UNAUDITED)
Average number of common
 shares outstanding.....  24,706 18,535 24,706 18,535 20,596   18,605  20,596  18,605
Average common shares
 due to assumed
 conversion of the
 convertible preferred
 shares.................       0      0    --   2,291      0        0     --    2,291
                          ------ ------ ------ ------ ------ --------  ------ -------
  Total shares..........  24,706 18,535 24,706 20,826 20,596   18,605  20,596  20,896
                          ====== ====== ====== ====== ====== ========  ====== =======
Net income (loss) ......  $2,411 $  603 $2,411 $  603 $7,119 $ (7,526) $7,119 $(7,526)
Less dividend
 requirements on
 convertible preferred
 shares.................     558    481      0      0  1,520    1,443       0       0
                          ------ ------ ------ ------ ------ --------  ------ -------
Net income (loss)
 available to (allocated
 to) common
 shareholders...........  $1,853 $  122 $2,411 $  603 $5,599 $ (8,969) $7,119 $(7,526)
                          ====== ====== ====== ====== ====== ========  ====== =======
Net income (loss) per
 share..................  $ 0.08 $ 0.01 $ 0.10 $ 0.03 $ 0.27 $  (0.48) $ 0.35 $ (0.36)
                          ====== ====== ====== ====== ====== ========  ====== =======

-------
Note: As of August 28, 1997, the Company's 2,749,900 outstanding depositary shares were converted into 2,291,492 shares of the Company's Common Stock.
(a) The computed values, assuming full dilution, are anti-dilutive; therefore, the primary share values are presented on the face of the Consolidated Statements of Operations.

                              HOLLYWOOD PARK, INC.

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

   Allowance for bad debts:
   Balance as of December 31, 1993.  $   (31,000)
     Charges to expense............     (137,000)
     Write offs....................        9,000
                                     -----------
   Balance as of December 31, 1994.     (159,000)
     Charges to expense............   (2,294,000)(a)
     Write offs....................      612,000
                                     -----------
   Balance as of December 31, 1995.   (1,841,000)
     Charges to expense............     (783,000)
     Write offs....................    1,535,000
                                     -----------
   Balance as of December 31, 1996.  $(1,089,000)
                                     ===========

--------
(a) Hollywood Park assumed the allowance related to the Hollywood Park-Casino gaming business in the November 17, 1995, acquisition of PCM.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Members of
Crystal Park Hotel and Casino Development Company, LLC:

  We have audited the accompanying balance sheet of Crystal Park Hotel and Casino Development Company, LLC (a California limited liability company) ("the Company") as of December 31, 1996, and the related statements of operations, members' equity and cash flows for the period from July 18, 1996 (date of inception) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Crystal Park Hotel and Casino Development Company, LLC as of December 31, 1996, and the results of its operations and its cash flows for the period from July 18, 1996 to December 31, 1996, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Los Angeles, California
July 16, 1997

             CRYSTAL PARK HOTEL AND CASINO DEVELOPMENT COMPANY, LLC

                                 BALANCE SHEETS

                                                              AS OF
                                                    --------------------------
                                                    DECEMBER 31, SEPTEMBER 30,
                                                        1996         1997
                                                    ------------ -------------
                                                                  (UNAUDITED)
                                                          (IN THOUSANDS)
                      ASSETS
                      ------
Real estate and leasehold interests held for
 investment:
  Land and land lease..............................   $ 2,663       $ 2,663
  Building.........................................     1,404         1,404
  Leasehold interests and improvements.............    19,457        19,929
  Less accumulated depreciation and amortization...      (271)       (1,380)
                                                      -------       -------
                                                       23,253        22,616
Cash and cash equivalents..........................       200         1,555
Rent and other receivables.........................       229           361
Organization expenses, net.........................       452           384
Other assets, net..................................     5,210         5,080
                                                      -------       -------
    Total Assets...................................   $29,344       $29,996
                                                      =======       =======
          LIABILITIES AND MEMBERS' EQUITY
          -------------------------------
Accounts payable...................................   $     1       $    40
Security deposit...................................       200           200
                                                      -------       -------
                                                          201           240
Members' Equity:
  HP/Compton, Inc..................................    26,128        26,723
  Redwood Gaming LLC...............................     2,010         2,022
  First Park Investments, LLC......................     1,005         1,011
                                                      -------       -------
                                                       29,143        29,756
                                                      -------       -------
    Total Liabilities and Members' Equity..........   $29,344       $29,996
                                                      =======       =======


                See accompanying notes to financial statements.

             CRYSTAL PARK HOTEL AND CASINO DEVELOPMENT COMPANY, LLC

                            STATEMENTS OF OPERATIONS

                                                       NINE MONTHS
                                                          ENDED     INCEPTION TO
                                                      SEPTEMBER 30, DECEMBER 31,
                                                          1997        1996(A)
                                                      ------------- ------------
                                                       (UNAUDITED)
                                                            (IN THOUSANDS)
Revenues:
  Lease rent.........................................    $2,202         $445
Expenses:
  Administrative.....................................        59            1
  Amortization.......................................       214           48
  Depreciation.......................................     1,109          271
                                                         ------         ----
                                                          1,382          320
                                                         ------         ----
Net income...........................................    $  820         $125
                                                         ======         ====

--------
(a) Crystal Park opened for business on October 25, 1996. Crystal Park Hotel and Casino Development Company, LLC was formed on July 18, 1996.


                 See accompanying notes to financial statements

             CRYSTAL PARK HOTEL AND CASINO DEVELOPMENT COMPANY, LLC

                         STATEMENTS OF MEMBERS' EQUITY

                                            REDWOOD      FIRST PARK
                          HP/COMPTON, INC. GAMING LLC INVESTMENTS, LLC  TOTAL
                          ---------------- ---------- ---------------- -------
                                             (IN THOUSANDS)
Capital contributions....     $26,018        $2,000        $1,000      $29,018
Net income...............         110            10             5          125
                              -------        ------        ------      -------
  BALANCE, DECEMBER 31,
   1996..................      26,128         2,010         1,005       29,143
Capital contributions....         415             0             0          415
Net income...............         733            60            27          820
Capital distributions....        (553)          (48)          (21)        (622)
                              -------        ------        ------      -------
  BALANCE, SEPTEMBER 30,
   1997 (UNAUDITED)......     $26,723        $2,022        $1,011      $29,756
                              =======        ======        ======      =======



                See accompanying notes to financial statements.

             CRYSTAL PARK HOTEL AND CASINO DEVELOPMENT COMPANY, LLC

                            STATEMENTS OF CASH FLOWS

                   FOR THE PERIOD ENDED DECEMBER 31, 1996(A)
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                                                                   NINE MONTHS
                                                     INCEPTION TO     ENDED
                                                     DECEMBER 31, SEPTEMBER 30,
                                                         1996         1997
                                                     ------------ -------------
                                                                   (UNAUDITED)
                                                           (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income........................................   $   125       $  813
  Adjustments to reconcile net income to net cash
   provided by operating activities:
  Depreciation and amortization.....................       319        1,323
  Increase in organization expenses and other as-
   sets.............................................      (216)         (16)
  Increase in rent and other receivables............      (229)        (132)
  Increase in security deposit......................       200            0
  Increase in accounts payable......................         1           39
                                                       -------       ------
    Net cash provided by operating activities.......       200        2,027
                                                       -------       ------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to leasehold interests and improvements.         0          (57)
                                                       -------       ------
    Net cash used in investing activities...........         0          (57)
                                                       -------       ------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments to minority members......................         0          (63)
  Payments to majority members......................         0         (552)
                                                       -------       ------
    Net cash used for financing activities..........         0         (615)
                                                       -------       ------
  Increase in cash and cash equivalents.............       200        1,355
  Cash and cash equivalents at the beginning of the
   period...........................................         0          200
                                                       -------       ------
  Cash and cash equivalents at the end of the peri-
   od...............................................   $   200       $1,555
                                                       =======       ======
Supplemental disclosure of non-cash transactions:
  Contribution of real estate and improvements by
   majority member..................................   $20,776       $  415
                                                       =======       ======
  Contribution of other assets by majority member...   $ 5,242       $    0
                                                       =======       ======
  Contribution by minority members..................   $ 3,000       $    0
                                                       =======       ======

--------
(a) Crystal Park opened for business on October 25, 1996. Crystal Park Hotel and Casino Development Company, LLC was formed on July 18, 1996.



                See accompanying notes to financial statements.

            CRYSTAL PARK HOTEL AND CASINO DEVELOPMENT COMPANY, LLC

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--COMPANY INFORMATION

  On July 14, 1995, Hollywood Park, Inc. ("Hollywood Park") and Compton Entertainment, Inc. ("CEI") executed an Amended and Restated Agreement Respecting Pyramid Casino (the "Crystal Park Agreement") (Pyramid Casino was subsequently changed to Crystal Park Hotel and Casino ("Crystal Park")), finalizing the terms concerning the development, ownership and operation of a card club in the city of Compton (the "City"). CEI entered into an Amended and Restated Disposition and Development Agreement (the "DDA") with the City to lease and purchase land located within the City as the card club site.

  Under the terms of the Crystal Park Agreement, on August 3, 1995, Hollywood Park paid CEI $2,000,000 for CEI's real property rights, including its rights under the DDA ($1,000,000 was also paid for certain predevelopment assets when the card club opened). On August 3, 1995, Hollywood Park paid CEI an additional $500,000 to obtain a five year option to purchase CEI's gaming license ("License Rights Option") (further, an extension fee of $1,499,000 was also paid when the card club opened). If at the end of the five year term of the option to purchase the gaming license, Hollywood Park is not able to own and operate Crystal Park, CEI can elect to either negotiate a new lease or acquire Hollywood Park's and any other investors' rights to Crystal Park for a purchase price equal to fair market value as determined by the Crystal Park Agreement. These payments are reflected as other assets in the accompanying statements.

  As required by the DDA, on August 3, 1995, Hollywood Park paid approximately $2,006,000 to the City to purchase the convention center to house the card club operations and entered into a 50 year lease with the City for the hotel, parking and expansion parcels at the same site. Initial improvements made by Hollywood Park to construct, install and equip the Crystal Park are credited against the annual base rent. No cash rent payments are expected to be made until after the nineteenth year of the lease, or 2014.

  On July 18, 1996, Crystal Park Hotel and Casino Development Company, LLC, a California limited liability company ("Crystal Park LLC"), was formed by Hollywood Park, through its wholly owned subsidiary HP/Compton, Inc., ("HP/Compton") Redwood Gaming LLC ("Redwood") and First Park Investments, LLC ("First Park") for the purpose of constructing, owning and leasing Crystal Park. Upon formation of Crystal Park LLC, Hollywood Park contributed as its member contribution the amount it funded for initial improvements, as well as those payments reflected as other assets in the accompanying statements. These contributions were recorded at HP/Compton's carrying amounts, which approximated fair value. Crystal Park opened on October 25, 1996, with 100 gaming tables, approximately 282 hotel rooms, a restaurant, gift shop, full service health spa and a lobby sports bar and lounge.

  The hotel operates under a Radisson Hotels International, Inc. ("Radisson") flag, under a 20 year License Agreement between HP/Compton, Inc. and Radisson. HP/Compton can terminate the License Agreement, at no cost to HP/Compton, at the end of the third, fifth or tenth year. Under terms of the License Agreement, HP/Compton has the right to use of the Radisson name and logo in connection with the operation of the hotel, as well as, participation in all Radisson system advertising and marketing programs and use of Radisson's property management system. Under the terms of the lease with CEI (the "Lease"), CEI is required to make monthly payments equal to 4% of the hotel's gross room revenue, as defined in the License Agreement ("Gross Room Sales"), and an amount equal to 3.5% of the Gross Room Sales, as well as, operate the hotel to achieve conformity with the Radisson System's standards of quality and uniformity.

  Current California law does not allow publicly traded companies, such as Hollywood Park, to operate a card club (other than on the same property as a race track); therefore, Crystal Park LLC (the entity which owns the facility) executed a 60 month lease with CEI. Under the terms of the lease, Crystal Park LLC, as the landlord, built and furnished the Crystal Park Hotel and Casino for CEI to operate under a "triple net" lease arrangement, whereby CEI is responsible for all operating expenses. Crystal Park LLC is not responsible for any segment of

            CRYSTAL PARK HOTEL AND CASINO DEVELOPMENT COMPANY, LLC the daily operations of Crystal Park. If there is a change in California law, allowing Hollywood Park to operate card clubs at sites other than its race track property, Crystal Park LLC would operate the card club in partnership with CEI, (the "Crystal Park Partnership") with Crystal Park LLC owning 67% of the business. Under the terms of the Crystal Park Partnership, Crystal Park LLC would receive 90% of the distributable cash flow until it has received its approximately $30,000,000 initial investment in Crystal Park back, together with an annualized 20% return on that investment.

  As of December 31, 1996, Hollywood Park, Redwood and First Park have an 88%, 8%, and 4% member interest, respectively, in Crystal Park LLC. As of June 1997, member interests were retroactively changed to: Hollywood Park (89.8%), Redwood (6.8%), and First Park (3.4%). Crystal Park LLC profits and losses and cash distributions are allocated to each member in accordance with the specific provisions of the operating agreement. These allocations are not necessarily proportionate to the respective member interests.

NOTE 2--BASIS OF ACCOUNTING AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF ACCOUNTING The accompanying financial statements have been prepared on an accrual basis in accordance with generally accepted accounting principles.

  ESTIMATES Financial statements prepared in accordance with generally accepted accounting principles require the use of management estimates, including estimates used to evaluate the recoverability of real estate and leasehold interests held for investment and other assets, as discussed below. These estimates are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated by Crystal Park LLC's management, including the failure to retain the gaming license or regulatory approvals or the inability to extend the License Rights Option if it lapses.

  REAL ESTATE AND LEASEHOLD INTERESTS HELD FOR INVESTMENT Depreciation and amortization of building and improvements and leasehold interests are provided using the straight-line method over their estimated useful lives of 40 years. Furniture and equipment is being amortized on a straight line basis over their estimated useful lives of 3 years to 10 years.

  Real estate and leasehold interests are carried on Crystal Park LLC's balance sheet at depreciated/amortized cost. Whenever there are recognized events or changes in circumstances that affect the carrying amount, management reviews the assets for possible impairment. In accordance with current accounting standards, management uses estimated expected future net cash flows to measure the recoverability of these assets.

  The estimation of expected future net cash flows is inherently uncertain and relies to a considerable extent on assumptions regarding current and future economic and market conditions, and the availability of capital. If, in future periods, there are changes in the estimates or assumptions incorporated into the impairment review analysis, the changes could result in an adjustment to the carrying amount of these assets.

  ORGANIZATION EXPENSES Organization expenses are capitalized and are being amortized on a straight-line basis over the five-year term of the CEI lease.

  INCOME TAXES Income taxes are not recorded by Crystal Park LLC, and Crystal Park LLC is not subject to Federal or state income taxes. Instead Crystal Park LLC's income or loss is allocated to the members and included in their respective income tax returns.

  RECLASSIFICATIONS Certain reclassifications have been made to the 1996 balances to be consistent with the 1997 financial statement presentation.

            CRYSTAL PARK HOTEL AND CASINO DEVELOPMENT COMPANY, LLC

NOTE 3--LEASEHOLD INTERESTS

  Leasehold interests relate to a capital lease with the City covering the hotel, surrounding parking and expansion parcels at Crystal Park. The lease transfers substantially all benefits and risks incidental to the ownership of the property to Crystal Park LLC.

  The lease was entered into on August 3, 1995, and has a term of up to 50 years. The annual rent payments start at $600,000 and increase every fifth year until year 46, when they stabilize at $2,850,000. Crystal Park LLC receives a rent payment credit equal to the costs incurred to renovate Crystal Park, and no cash rent payments are expected to be made until the nineteenth year of the lease, or 2014. Crystal Park LLC has the option to either
(1) purchase all of the leasehold parcels at an amount based on a formula defined in the lease agreement, or (2) purchase only the hotel and parking leasehold parcels at a fixed price amount. Management expects that in the normal course of business, and after the rent credits are fully utilized, it is probable that it will exercise the option to purchase only the hotel and parking leasehold parcels. If the option is exercised after the rent credits are fully utilized, the future minimum lease payments for the remaining lease term total approximately $3,350,000. The present value of the future minimum lease payments, after a reduction of $2,700,000 for imputed interest based on Crystal Park LLC's incremental borrowing rate, approximates $650,000.

  As mentioned above, Crystal Park LLC receives a rent credit equal to the actual verified costs of initial improvements constructed by Crystal Park LLC in redeveloping the hotel and expansion parcels. Crystal Park LLC incurred approximately $23 million in such initial improvement costs, which are applied, on a dollar for dollar basis, to the rent due until such time that the $23 million has been fully applied. As a result of the amounts expended on the initial improvements, Crystal Park LLC will not have to make any further cash payments under the lease until the nineteenth year of the lease at the earliest. Essentially, Crystal Park LLC has prepaid the rent for the first eighteen months of the lease. This prepayment was considered in determining the present value of future minimum lease payments.

NOTE 4--OTHER ASSETS

  As described further in Note 1, other assets primarily represent payments to CEI for:

      Acquisition of rights under the DDA........................... $2,000,000
      Certain predevelopment assets.................................  1,000,000
      License Rights Option.........................................  1,999,000

  The acquisition of rights under the DDA and certain predevelopment assets have been capitalized and are being amortized on a straight-line basis over their estimated useful life of 40 years. The cost of the License Rights Option has been capitalized and will be amortized when exercised or expensed when it lapses.

            CRYSTAL PARK HOTEL AND CASINO DEVELOPMENT COMPANY, LLC

NOTE 5--FUTURE LEASE RENTAL REVENUE

  Under the terms of the lease with the operator, CEI would pay a monthly rent of $200,000 for the first six months, $350,000 for months 7 through 12 and $759,000 for months 13 through 60.

  As of December 31, 1996, the future cash rents receivable from the noncancellable lease with CEI in each of the next five years are as follows:

      1997.......................................................... $ 4,418,000
      1998..........................................................   9,108,000
      1999..........................................................   9,108,000
      2000..........................................................   9,108,000
      2001..........................................................   7,590,000
                                                                     -----------
                                                                     $39,332,000
                                                                     ===========

  The lease agreement contains several prepayment provisions, which, if exercised, could lower the amounts listed above.

NOTE 6--UNAUDITED SUBSEQUENT EVENTS

  On October 11, 1997, the California Attorney General revoked CEI's conditional gaming registration, and the City revoked CEI's city gaming license. Crystal Park LLC believes that CEI is attempting to have its California conditional gaming registration and City Gaming license reinstated.

  On November 4, 1997, Crystal Park LLC obtained a judgment in an action for unlawful detainer against CEI, due to CEI's failure to pay a portion of the June 1997 rent and to make required additional rent payments. In addition to the judgment for possession and for damages of approximately $150,000, Crystal Park LLC has a claim against CEI for additional damages relating to subsequent unpaid rent and additional unpaid amounts.

   Crystal Park LLC has therefore entered into a new four-year lease of the Crystal Park Casino property with California Casino Management, Inc., a California corporation ("CCM"), owned by Mr. Leo Chu, which took effect in December 1997. The lease provides for a monthly rent of approximately $100,000 for the first six months, $350,000 for months 7 through 18 and $550,000 for months 19 through 48. Hollywood Park does not participate in any gaming revenues or hotel revenues from the Crystal Park Casino. On November 18, 1997, Mr. Chu was approved for a gaming license by the City of Compton and on December 19, 1997 he received a conditional license from the California Attorney General to operate the Crystal Park Casino. CCM assumed operations of the Crystal Park Casino in December 1997.

  Effective December 4, 1997, HP Casino, Inc., a wholly owned subsidiary of the Company, purchased First Park Investments, LLC's (owned by Mr. and Mrs.
Chu) 3.4% membership in Crystal Park LLC for $1,000,000 (the amount initially invested by First Park Investments, LLC).

  As of September 30, 1997, CEI owed Crystal Park LLC $600,000, of which $200,000 is covered by a rent security deposit Crystal Park LLC received from CEI in October 1996, and of which $350,000 was fully reserved and, therefore, is not reflected in the operating results for the period ended September 30, 1997.

                                BOOMTOWN, INC.

                       CONSOLIDATED FINANCIAL STATEMENTS

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors
Boomtown, Inc.

  We have audited the accompanying consolidated balance sheets of Boomtown, Inc. (the "Company") as of September 30, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Boomtown, Inc. at September 30, 1995 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 1996, in conformity with generally accepted accounting principles.

                                                              Ernst & Young LLP

Reno, Nevada
November 15, 1996, except for the first
 paragraph of Note 13 and the first two
 paragraphs of Note 12 as to which the
 dates are November 18, 1996 and
 January 5, 1998, respectively

                                 BOOMTOWN, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                               SEPTEMBER 30,
                                                             ------------------
                                                               1996      1995
                                                             --------  --------
                                                              (IN THOUSANDS)
                           ASSETS
Current Assets:
  Cash and cash equivalents (including restricted cash of
   approximately $2.4 million as of September 30, 1995)..... $ 23,101  $ 20,775
  Accounts receivable, net..................................      942       924
  Income taxes receivable...................................    1,815     1,508
  Inventories...............................................    1,725     2,715
  Prepaid expenses..........................................    7,333     7,025
  Other current assets......................................    1,762       765
                                                             --------  --------
    Total current assets....................................   36,678    33,712
  Property, plant and equipment, net........................  145,330   150,955
  Goodwill, net.............................................    6,267     6,644
  Investment in lease, net..................................        0    13,077
  Notes receivable from a related party.....................    8,683    27,294
  Other assets..............................................    9,030     7,516
                                                             --------  --------
                                                             $205,988  $239,198
                                                             ========  ========
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable.......................................... $  3,812  $  3,747
  Accrued compensation......................................    3,611     2,930
  Other accrued liabilities.................................    8,823     9,740
  Accrued interest payable..................................    5,005     4,959
  Income taxes payable......................................      751       506
  Current portion of long-term debt.........................    5,032     2,948
                                                             --------  --------
    Total current liabilities...............................   27,034    24,830
  Long-term debt (net of unamortized discount of
   approximately $2.5 million and $2.7 million as of
   September 30, 1996, and 1995, respectively)..............  103,729   106,547
  Deferred income taxes.....................................    3,183     1,621
  Deferred gain on sale leaseback...........................      112       213
  Minority interest.........................................    1,542       741
  Commitments and contingencies (see Note 7 and Note 13)....      --        --
Stockholders' equity:
  Common stock, $0.01 par value, 20,000,000 shares
   authorized 9,266,193 and 9,233,074 issued and outstanding
   as of September 30, 1996 and 1995, respectively, net of a
   note receivable from a stockholder of $221,000...........  103,653   103,453
  Retained earnings (deficit)...............................  (33,265)    1,793
                                                             --------  --------
    Total stockholders' equity..............................   70,388   105,246
                                                             --------  --------
                                                             $205,988  $239,198
                                                             ========  ========

                            See accompanying notes.

                                 BOOMTOWN, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                             NINE MONTHS ENDED
                               YEARS ENDED SEPTEMBER 30,         JUNE 30,
                               ----------------------------  ------------------
                                 1996      1995      1994      1997      1996
                               --------  --------  --------  --------  --------
                                                                (UNAUDITED)
                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES:
  Gaming.....................  $188,368  $189,306  $ 76,326  $144,353  $139,350
  Family entertainment cen-
   ter.......................     6,300     6,387     3,656     4,035     4,426
  Food and beverage..........    16,314    15,613     7,973    13,036    12,293
  Hotel and recreational ve-
   hicle park................     7,289     6,584     3,082     5,666     5,479
  Showroom...................       823       440       329       623         0
  Truck stop, service station
   and mini-mart.............    14,401    10,811    10,858     9,901     9,815
  Other income...............     2,547     2,626     1,151     1,490     2,816
                               --------  --------  --------  --------  --------
                                236,042   231,767   103,375   179,104   174,179
                               --------  --------  --------  --------  --------
EXPENSES:
  Gaming.....................    73,479    73,233    30,818    58,667    57,166
  Gaming equipment leases....     6,716     5,811       412     3,299     5,041
  Family entertainment cen-
   ter.......................     3,332     3,274     1,762     2,550     2,553
  Food and beverage..........    19,213    17,639     8,179    17,159    14,271
  Hotel and recreational ve-
   hicle park................     3,002     3,168     1,706     2,545     2,401
  Showroom...................       683       308     2,130       426         0
  Truckstop, service station
   and mini-mart.............    13,038     9,722     9,661     9,037     8,929
  Marketing and promotion....    22,439    19,593     7,524    19,154    16,993
  General and administrative.    70,620    75,296    25,760    47,494    49,642
  Pre-opening expenses.......         0         0    15,787         0         0
  Discontinued
   projects/merger costs.....     1,603     6,054         0     1,802       920
  Loss on sale of Boomtown
   Las Vegas.................    36,563         0         0     1,271    36,563
  Depreciation and amortiza-
   tion......................    10,618    10,422     5,891    11,636     8,135
                               --------  --------  --------  --------  --------
                                261,306   224,520   109,630   175,040   202,614
                               --------  --------  --------  --------  --------
Income (loss) from
 operations..................   (25,264)    7,247    (6,255)    4,064   (28,435)
Interest expense, net of
 capitalized interest........   (13,838)  (13,434)   (5,632)  (10,439)  (10,362)
Interest and other income....     4,193     3,081     2,624     2,355     2,346
Loss on marketable
 securities..................         0         0    (1,691)        0         0
Gain (loss) on sale of
 assets......................         0         0         0      (109)      240
                               --------  --------  --------  --------  --------
Loss before minority
 interests, extraordinary
 item and income taxes.......   (34,909)   (3,106)  (10,954)   (4,129)  (36,211)
Minority interests...........       645     1,105       352       (96)      878
                               --------  --------  --------  --------  --------
Loss before extraordinary
 item and income taxes.......   (34,264)   (2,001)  (10,602)   (4,225)  (35,333)
Income tax expense (benefit).       794       876    (2,779)   (2,103)      (50)
                               --------  --------  --------  --------  --------
Loss before extraordinary
 item........................   (35,058)   (2,877)   (7,823)   (2,122)  (35,283)
Extraordinary loss, net of
 tax effect..................         0         0      (229)   (8,420)        0
                               --------  --------  --------  --------  --------
Net loss.....................  $(35,058) $ (2,877) $ (8,052) $(10,542) $(35,283)
                               ========  ========  ========  ========  ========
Per common share:
  Income (loss) before
   extraordinary item........  $  (3.79) $  (0.31) $  (0.90) $  (0.21) $  (3.82)
                               ========  ========  ========  ========  ========
  Extraordinary loss.........  $   0.00  $   0.00  $  (0.03) $  (0.86) $   0.00
                               ========  ========  ========  ========  ========
  Net loss...................  $  (3.79) $  (0.31) $  (0.93) $  (1.07) $  (3.82)
                               ========  ========  ========  ========  ========
Number of common shares......     9,248     9,228     8,690     9,830     9,243
                               ========  ========  ========  ========  ========

                            See accompanying notes.

                                 BOOMTOWN, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

             FOR THE YEARS ENDED SEPTEMBER 30, 1996, 1995 AND 1994

                                       COMMON STOCK     RETAINED       TOTAL
                                    ------------------- EARNINGS   STOCKHOLDERS'
                                    SHARES(#) AMOUNT($) (DEFICIT)     EQUITY
                                    --------- --------- ---------  -------------
                                                  (IN THOUSANDS)
BALANCES, SEPTEMBER 30, 1993.......   8,506   $ 88,313  $ 12,722     $101,035
  Issuance of common stock
   warrants........................       0      2,995         0        2,995
  Employer 401(k) contributions....       4         75         0           75
  Common stock issued for
   additional interest in Blue
   Diamond Hotel & Casino, Inc.
   (Boomtown Las Vegas)............     714     11,964         0       11,964
  Net loss.........................       0          0    (8,052)      (8,052)
                                      -----   --------  --------     --------
BALANCES, SEPTEMBER 30, 1994.......   9,224    103,347     4,670      108,017
  Employer 401(k) contributions....       9        105         0          105
  Net loss.........................       0          0    (2,877)      (2,877)
                                      -----   --------  --------     --------
BALANCES, SEPTEMBER 30, 1995.......   9,233    103,452     1,793      105,245
  Employer 401(k) contributions....      33        200         0          200
  Net loss.........................       0          0   (35,058)     (35,058)
                                      -----   --------  --------     --------
BALANCES, SEPTEMBER 30, 1996.......   9,266   $103,652  $(33,265)    $ 70,387
                                      =====   ========  ========     ========


                            See accompanying notes.

                                 BOOMTOWN, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                             NINE MONTHS ENDED
                               YEARS ENDED SEPTEMBER 30,         JUNE 30,
                              -----------------------------  ------------------
                                1996      1995      1994       1997      1996
                              --------  --------  ---------  --------  --------
                                                                (UNAUDITED)
                                             (IN THOUSANDS)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
  Net loss..................  $(35,058) $ (2,877) $  (8,052) $(10,542) $(35,283)
  Adjustments to reconcile
   net loss to net cash
   provided by (used in)
   operating activities:
  Lease expense recorded in
   exchange for limited
   partnership interest.....     1,500     2,000        389         0     1,500
  Minority interests........      (645)   (1,105)      (351)   (1,542)     (878)
  Gain (loss) on sale of
   property, plant and
   equipment................       191       164        (57)      117         0
  Depreciation and
   amortization.............    10,618    10,422      5,891    11,638     8,135
  Loss on sale of Boomtown
   Las Vegas................    36,563         0          0     1,271    36,563
  Deferred income taxes.....     2,598     1,614     (4,145)    2,028     1,199
  Changes in operating
   assets and liabilities:
   Accounts receivable, net.      (256)      397     (1,011)      228         0
   Income taxes receivable..      (440)   (1,508)         0     1,561    (1,604)
   Inventories..............       154       301     (2,453)      (28)      275
   Prepaid expenses.........      (208)       93     (4,971)    2,041     1,319
   Accounts payable, net....       149    (5,406)     7,950      (308)      377
   Income taxes payable.....       330        24        213    (8,611)    1,096
   Accrued compensation.....       681     1,320        631     1,189    (1,397)
   Other accrued
    liabilities.............    (1,048)    4,189      4,467     2,966        57
   Accrued interest payable.         0         0          0    11,938         0
   Discount on bonds........         0         0          0     2,448         0
   Other changes, net.......    (1,278)      312      1,318    (4,199)   (1,164)
                              --------  --------  ---------  --------  --------
   Net cash provided by
    (used in) operating
    activities..............    13,851     9,940       (181)   12,195    10,195
CASH FLOWS FROM INVESTING
 ACTIVITIES:
  Proceeds from sale of
   property, plant and
   equipment................       215     7,953     17,464         0       405
  Additions to property,
   plant and equipment......    (5,679)  (15,146)  (114,729)   (9,718)   (7,168)
  Payments for future
   development costs........         0     1,871     (1,775)        0         0
  Loans to related parties..         0         0     (7,794)        0         0
  Payments for purchase of
   land option at Biloxi
   property.................         0         0          0      (200)        0
  Change in construction
   related payables.........       (84)   (1,472)       680         0       (16)
                              --------  --------  ---------  --------  --------
   Net cash used in
    investing activities....    (5,548)   (6,794)  (106,154)   (9,918)   (6,779)
CASH FLOWS FROM FINANCING
 ACTIVITIES:
  Proceeds from short-term
   borrowings...............         0     5,000          0         0         0
  Repayment of short-term
   borrowings...............         0    (5,000)         0         0         0
  Prepaid property lease....    (2,480)        0          0         0    (2,480)
  Proceeds from long-term
   debt.....................       377     8,794    100,240     1,381     2,457
  Payment of long-term debt.    (3,874)   (2,363)      (107)   (6,548)   (2,581)
  Distributions to minority
   interests................         0      (193)         0         0         0
                              --------  --------  ---------  --------  --------
   Net cash (used in)
    provided by financing
    activities..............    (5,977)    6,238    100,133    (5,167)   (2,604)
                              --------  --------  ---------  --------  --------
Increase (decrease) in cash
 and cash equivalents.......     2,326     9,384     (6,202)   (2,890)      812
Cash and cash equivalents at
 the beginning of the
 period.....................    20,775    11,391     17,593    23,101    20,775
                              --------  --------  ---------  --------  --------
Cash and cash equivalents at
 the end of the period......  $ 23,101  $ 20,775  $  11,391  $ 20,211  $ 21,587
                              ========  ========  =========  ========  ========

                            See accompanying notes.

                                BOOMTOWN, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION AND CONSOLIDATION--The consolidated financial statements include the accounts of Boomtown, Inc. (the "Company" or "Boomtown"), a Delaware corporation and all of its controlled subsidiaries and partnerships. The significant operating subsidiaries include gaming operations in Reno, Las Vegas ("Blue Diamond"), Biloxi ("Mississippi Partnership") and New Orleans ("Louisiana Partnership"). All significant intercompany accounts and transactions have been eliminated.

  INTERIM FINANCIAL INFORMATION--The interim financial information is unaudited. In the opinion of management, all adjustments considered necessary for a fair presentation of the consolidated results of operations and consolidated cash flows for the nine months ended June 30, 1997 and 1996, have been included. All adjustments to the interim financial information were of a normal recurring nature and consistent with the adjustments made in the consolidated financial statements for the fiscal years ended September 30, 1994, 1995, and 1996, respectively. The Company's operations are seasonal and thus operating results for the nine months ended June 30, 1997 should not be considered indicative of the results that may be expected for the fiscal year ending September 30, 1997.

  BOOMTOWN'S MERGER WITH HOLLYWOOD PARK, INC. ("HOLLYWOOD PARK")--On April 23, 1996, Boomtown entered into an Agreement and Plan of Merger (the "Merger Agreement") with Hollywood Park relating to the strategic combination of Hollywood Park and Boomtown. Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Boomtown would become a wholly owned subsidiary of Hollywood Park (the "Merger"). Pursuant to the Merger Agreement, at the effective date of the Merger (the "Effective Date"), each issued and outstanding share of Boomtown Common Stock will be converted into the right to receive 0.625 (the "Exchange Ratio") of a share of Hollywood Park Common Stock. The Merger is intended to be structured as a tax-free reorganization for income tax purposes and will be accounted for as a purchase for financial reporting purposes.

  USE OF ESTIMATES--The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles which require the Company's management to make estimates and assumptions that affect the amounts reported therein. Actual results could vary from such estimates.

  CASH AND CASH EQUIVALENTS--Cash and cash equivalents consist of cash on hand and in banks, interest bearing deposits and highly liquid investments with original maturities of three months or less. Cash equivalents are carried at cost which approximates market. The Company paid interest of approximately $107,000 (net of $5,895,000 capitalized), $13,111,000 (net of $701,000 capitalized), and $13,793,000 (none capitalized) and income taxes of approximately $1,089,000, $746,000, and $688,500 during the years ended September 30, 1994, 1995 and 1996, respectively. Long-term debt incurred for the purchase of property and equipment during the years ended September 30, 1994, 1995 and 1996 amounted to approximately $6,296,000, $1,677,000 and
$2,763,000, respectively.

  CONCENTRATIONS OF CREDIT RISK--The Company places its cash in short-term investments which potentially subject the Company to concentrations of credit risk. Such investments are made with financial institutions having a high credit quality and are collateralized by securities issued by the United States Government and other investment grade securities.

  INVENTORIES--Inventories consist primarily of fuel and petroleum products, food and beverage stock and hotel linens, uniforms and supplies and are stated at the lower of cost (determined using the first-in, first-out method) or market.

                                BOOMTOWN, INC.

  DEPRECIATION AND AMORTIZATION--Depreciation and amortization of property, plant and equipment is provided on the straight-line method over the lesser of the estimated useful lives of the respective assets or the lease term. The estimated useful lives for each class of property, plant and equipment are as follows:

     Buildings and improvements..................................... 20-35 years
     Furniture and fixtures.........................................  7-10 years
     Gaming equipment...............................................  5-10 years
     Outdoor signs.................................................. 10-20 years
     Other assets...................................................  3-15 years

  In connection with the Swap Agreement (see Note 4) Blue Diamond's property and equipment were written down to net realizable value as of September 30, 1996.

  INTANGIBLES--Goodwill relates to the acquisition of the Reno property in 1988 and the investment in lease (at September 30, 1995) which resulted when the Company purchased the remaining 50% ownership interest in Blue Diamond (Note 4). Also, as more fully discussed in Note 4, Blue Diamond had an option to purchase the Resort during a period of six months beginning in May 1996, and ending in November 1996. However, through execution of the "Swap Agreement" as discussed in Note 4, Roski and Boomtown entered into an agreement to terminate the "Property Lease", whereby Boomtown would immediately cease operations of the Blue Diamond Resort simultaneous with the closing of Boomtown's merger with Hollywood Park, Inc., as previously discussed. As a result of the Swap Agreement, the investment in lease was expensed in fiscal 1996. Additional goodwill was recorded subsequent to September 30, 1996, related to the Company's purchase of the minority partner's interest in Louisiana--I Gaming in December 1996 (Note 13) (unaudited). Goodwill is being amortized on the straight-line method over twenty-five years. Accumulated amortization at September 30, 1995 and 1996 was approximately $3,314,000 and $3,145,000, respectively.

  The carrying value of intangibles is periodically evaluated by management and if facts and circumstances (including undiscounted cash flows) indicate an impairment, the amount is reduced and an impairment loss is recorded.

  GAMING REVENUES AND PROMOTIONAL ALLOWANCES--In accordance with industry practice, the Company recognizes as gaming revenues the net win from gaming activities, which is the difference between gaming wins and losses. Revenues in the accompanying consolidated statements of operations exclude the retail value of rooms, food and beverage and other promotional allowances provided to customers without charge.

  The estimated costs of providing such promotional allowances have been classified as gaming operating expenses through interdepartmental allocations as follows (in thousands):

                                                          YEARS ENDED SEPTEMBER
                                                                   30,
                                                          ----------------------
                                                           1994   1995    1996
                                                          ------ ------- -------
     Food and beverage................................... $5,433 $11,638 $12,746
     Hotel...............................................    172     400     299
     Other...............................................     43     167     210
                                                          ------ ------- -------
     Total............................................... $5,648 $12,205 $13,255
                                                          ====== ======= =======

  STOCK BASED COMPENSATION--The Company accounts for its stock option plans in accordance with the provisions of the Accounting Principles Board's Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees". In 1995, the Financial Accounting Standards Board released Statement of Financial Accounting Standard No. 123 (SFAS 123), "Accounting for Stock Based Compensation". SFAS 123 provides an alternative to APB 25 and is effective for fiscal years beginning after December 15, 1995. The Company expects to continue

                                BOOMTOWN, INC.

to account for its stock plans in accordance with APB 25. Accordingly, SFAS 123 is not expected to have a material impact on the Company's consolidated financial position or results of operations.

  ADVERTISING COSTS--Advertising costs are expensed as incurred. Advertising expenses for the years ended September 30, 1994, 1995 and 1996 totaled approximately $2.6 million, $6.7 million and $6.3 million, respectively.

  FUTURE DEVELOPMENT COSTS--The Company capitalizes costs associated with new gaming projects until 1) the project is no longer considered viable and the costs are expensed or 2) the likelihood of the project is relatively certain and the costs are reclassified to pre-opening and expensed when operations commence. During the year ended September 30, 1995, the Company expensed approximately $6.1 million of future development costs. During fiscal 1996, future development costs were approximately $1.6 million and included costs associated with its pending merger with Hollywood Park, Inc. and its proposed gaming project in the state of Indiana. These amounts are classified as discontinued projects and future development costs in the accompanying statements of operations.

  PRE-OPENING EXPENSES--Pre-opening expenses were associated with the acquisition, development and opening of the Company's new casino resorts. These amounts were expensed in fiscal 1994, when the casinos commenced operations and include items that were capitalized as incurred prior to opening and items that are directly related to the opening of the property and are non-recurring in nature.

  INCOME TAXES--The Company accounts for income taxes under Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes", which requires the Company to record deferred income taxes for temporary differences that are reported in different years for financial reporting and for income tax purposes and classifies deferred tax liabilities and assets into current and non-current amounts based on the classification of the related assets and liabilities.

  EXTRAORDINARY LOSS (UNAUDITED)--Boomtown recorded an extraordinary loss of approximately $14.2 million (approximately $8.4 million net of tax effect) in the period ended June 30, 1997, related to the tender and consent costs (approximately $9.0 million) and the write-off of deferred financing costs (approximately $5.2 million) associated with the early extinguishment of the 11.5% First Mortgage Notes (Note 5).

  MINORITY INTEREST--Minority interest represents the minority limited partners' proportionate share of the equity and operations of the consolidated partnerships.

  NET LOSS PER SHARE--Net loss per share is computed using the weighted average number of shares of Common Stock outstanding and common equivalent shares from stock options and warrants are excluded from the computation because their effect is antidilutive.

  In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share, which is required to be adopted on December 31, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. The impact of Statement 128 on the calculation of primary and fully diluted earnings per share is not expected to be material.

  Fully diluted loss per share amounts are the same as primary per share amounts for the periods presented.

  RECLASSIFICATIONS--Certain reclassifications have been made to the 1994, 1995 and 1996 consolidated financial statements to conform to the 1997 presentation.

                                BOOMTOWN, INC.

2. ISSUANCE OF COMMON STOCK AND WARRANTS

  During October 1992, the Company sold 2,901,786 shares of common stock in an initial public offering which generated net proceeds of approximately $26 million after deducting underwriting discounts and expenses. In addition, a stockholder of the Company (the "Selling Stockholder") sold 835,714 shares of common stock in the public offering and received proceeds to repay a subordinated term note and $2 million to redeem all of its outstanding preferred stock held by the Selling Stockholder.

  In connection with the Company's initial public offering, the Company sold to the underwriters for an aggregate of $25,000, warrants to purchase 162,500 shares of the Company's common stock at $12 per share. The warrants expire October 1997 and 50% became exercisable in October 1993 and the remaining 50% became exercisable in October 1994. At any time after October 1994 and prior to the expiration of the warrants, the holders have a one time right to demand a registration of the underlying shares, with expenses of such registration to be paid by the Company.

  During June 1993, the Company sold 2,223,380 shares of common stock in a public offering which generated net proceeds of approximately $57.2 million after deducting underwriting discounts and expenses. The proceeds were used to fund a portion of the construction costs of the new gaming facilities and for general corporate purposes. In addition, a stockholder of the Company sold 1,686,620 shares of common stock in the public offering and received proceeds, net of underwriting discounts, of $43.9 million.

  During November 1993, in connection with the placement of the First Mortgage Notes (Note 5), the Company issued 472,500 warrants to purchase Common Stock at $21.19 per share. The warrants became exercisable on December 10, 1993, and expire on November 1, 1998.

3. PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment consists of the following (in thousands):

                                                                SEPTEMBER 30,
                                                              -----------------
                                                                1995     1996
                                                              -------- --------
     Buildings and improvements.............................. $102,979 $105,097
     Equipment...............................................   24,834   29,834
     Boat....................................................   18,925   18,925
     Land and land improvements..............................   17,397   17,690
     Furniture and fixtures..................................   13,166   13,428
     Construction-in-progress................................    1,631    1,370
                                                              -------- --------
                                                               178,932  186,344
     Less accumulated depreciation and amortization..........   27,977   35,949
     Write-down of assets in connection with the Swap
      Agreement (see Note 4).................................        0    5,065
                                                              -------- --------
                                                              $150,955 $145,330
                                                              ======== ========

  The construction-in-progress amounts at September 30, 1995 and 1996, relate primarily to the costs associated with the on-going construction of the land-based facility in Harvey, Louisiana.

  Amortization of leased assets is included in depreciation and amortization expense.

                                BOOMTOWN, INC.

4. RELATED PARTY TRANSACTIONS

  STOCKHOLDER NOTE--The note receivable from a stockholder was issued in connection with the stockholder's purchase of the Company's common stock and therefore has been presented as a reduction of stockholders' equity in the accompanying consolidated balance sheets. This note, as amended, bears interest at 6% with interest and principal payable in four annual installments commencing April 7, 1998.

  IVAC NOTE--Prior to the commencement of operations at Boomtown Las Vegas, the Company loaned IVAC, a California general partnership controlled by Edward
P. Roski ("Roski") and a member of the Company's Board of Directors (the "Stockholder"), approximately $27.3 million (the "IVAC Notes") for purposes of constructing the Blue Diamond Resort (the "Resort"). One of the notes has a principal balance of $7.5 million and the other note, a variable principal note, has a principal balance of $19.8 million at September 30, 1995 and 1996, and both notes bear interest at 10%. These notes were written down to their net realizable value under the Swap Agreement of approximately $8.5 million at September 30, 1996. The IVAC Notes are secured by separate deeds of trust on the resort, which deeds of trust are subordinate to separate deeds of trust securing Blue Diamond and the Company's obligations in connection with the Indenture. As defined in the terms of the IVAC Notes, interest became payable upon commencement of Blue Diamond's Las Vegas operations. Interest income related to the IVAC Notes amounted to approximately $2,729,000 during the years ended September 30, 1995 and 1996, respectively and offsets a portion of the rent discussed in the following paragraph. Interest receivable from IVAC amounted to approximately $227,000 at September 30, 1995 and 1996.

  Prior to commencing gaming operations at the Las Vegas site on May 20, 1994, the Company owned 50% of Blue Diamond and the Stockholder owned the remaining 50% of Blue Diamond. After commencement of operations of Blue Diamond, the Company exercised its option to purchase all of the stockholder's ownership interest in Blue Diamond for 714,286 shares of the Company's common stock. Blue Diamond is leasing the resort from IVAC for an initial term of five years with certain renewal options in certain very limited circumstances. Blue Diamond had an option to purchase the resort from IVAC exercisable during a period of six months beginning in May 1996, in exchange for, at IVAC's option, either 1) shares of the Company's common stock (which would be at a minimum of
2.5 million shares) or 2) cash (which amount would be a minimum of $33 million). At the time of exercise, the investment in lease would be capitalized as a part of the resort purchase price. In addition, the Company's loans to IVAC including accrued interest (preceding paragraph) would be capitalized as part of the resort purchase price.

  TERMINATION OF LAS VEGAS PROPERTY LEASE--On August 12, 1996, Boomtown, Blue Diamond, Hollywood Park, Roski, IVAC and Majestic Realty entered into the Blue Diamond Swap Agreement (the "Swap Agreement") pursuant to which the parties agreed that, upon consummation of the Merger, and contingent upon the closing of the Merger, Boomtown and Blue Diamond (or any transferee thereof as set forth in the Swap Agreement) would exchange their entire interest in the Blue Diamond Resort (the "Resort") (including the IVAC Loans), and effectively transfer all interest in the Resort to Roski, in exchange for a $5.0 million unsecured promissory note (the "First Note") and will have an unsecured promissory note (the "Second Note") equal in amount to the note to be issued by Hollywood Park to Roski for the purchase of his Boomtown Common Stock referred to in a following paragraph (valued at approximately $3.5 million) and assumption by Roski, IVAC or an affiliate of certain liabilities (the "Swap"). The First Note has an interest rate equal to the prime rate plus one and one half percent (1.5%) per annum and will provide for annual principal payments of one million dollars ($1,000,000) plus accrued interest and maturing on the date that is five years after the Exchange Date (as such term is defined in the Swap Agreement). The Second Note will have an interest rate equal to the prime rate plus one-half percent (.5%) per annum and will provide for a payment of all principal plus accrued interest on the date that is three
(3) years after the Exchange Date. Consummation of the Swap is subject to obtaining all necessary Governmental approvals, including gaming approval.

                                BOOMTOWN, INC.

  In exchange for its interest in the Resort, the Company will receive notes from Roski payable to Boomtown with an estimated value totaling $8.5 million, an estimated cash payment of $2.1 million, release from lease obligations under the Resort lease, Roski's assumption of certain liabilities and note obligations totaling approximately $3.8 million and the ongoing expenses of the Resort. Additionally, Roski will assume all operating leases including any residual balances due under such leases. The Swap Agreement requires approvals from applicable gaming authorities and Boomtown intends to seek the consent of the holders of a majority of the outstanding principal amount on the Notes where defined. The Swap would be effected immediately following the Merger which is expected to be completed by the end of the first quarter of calendar 1997.

  In accordance with the terms of the Swap Agreement, with certain exceptions set forth in the Swap Agreement, the Company will continue to operate the property until consummation of the Merger. Boomtown and Blue Diamond will be responsible for the liabilities of the Resort prior to the Swap and Roski will be responsible for the liabilities of the Resort subsequent to the Swap. In addition, Roski will resign from Boomtown's Board of Directors, effective as of the Exchange Date. Subject to certain conditions set forth in the Swap Agreement, the Swap may be effectuated through any structure agreed upon by Boomtown and Hollywood Park. If the Swap were not consummated for any reason, Boomtown would continue to operate the property through the expiration of the lease term in July 1999, and the IVAC Notes would be required to be repaid to Boomtown at such time.

  Additionally, on August 12, 1996, Hollywood Park and Roski further entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") pursuant to which Hollywood Park will, concurrently with the Swap, purchase the stock in Boomtown held by Roski ("Roski Stock") for its market price on the date of the Swap (estimated to be $3.5 million). The purchase price will be paid through the issuance of an unsecured promissory note having an interest rate equal to the prime rate plus one percent (1%) per annum and providing for four equal annual principal payments plus accrued interest and maturing on the date that is four years after the Exchange Date. The Stock Purchase Agreement may also be terminated by Hollywood Park in the event that Boomtown and Hollywood Park, in accordance with the provisions set forth in the Swap Agreement, elect to utilize a structure to effect the Swap which would require Roski to retain the Roski Stock.

  The Company took a non-cash, pre-tax charge of $36.6 million related to the Swap Agreement. The charge is comprised of the write-off of the Company's investment in lease of $12.7 million, an $18.9 million write-down of the related party notes receivable to $8.5 million and the write-down of the remaining net assets less the liabilities assumed by Roski of $5.0 million. In the event that the actual amount of the Second Note is less than $3.5 million the Company will incur an additional loss on the sale of Blue Diamond.

  The Company owns an 85% interest in the Mississippi Partnership. As a result of executing a lease for the property upon which the Mississippi Partnership's Biloxi, Mississippi gaming facility is located (Note 7), a 15% limited partnership interest was transferred to an individual (the "Lessor") in lieu of base rent payments for the first two years. After three years of operation, either the Company or the Lessor may exercise an option to convert the Lessor's ownership interest into the Company's common stock or cash, at the option of the Lessor, at an amount calculated per the agreement which is based upon a multiple of earnings.

  The Company owned a 92.5% interest in the Louisiana Partnership. The remaining 7.5% limited partnership interest was owned by the Lessor identified in the preceding paragraph (the "Partner").

  Quarterly distributions to all partners will be required in both the Mississippi Partnership and the Louisiana Partnership based upon the pro-rata share of cash flows generated, as defined. Subsequent to year-end Boomtown entered into an agreement to purchase the Partner's 7.5% Louisiana Partnership interest (see Note 13).

                                BOOMTOWN, INC.

5. LONG-TERM DEBT

  Long-term debt consists of the following (in thousands):

                                                              SEPTEMBER 30,
                                                            -----------------
                                                              1995     1996
                                                            -------- --------
     11.5% first mortgage notes (net of unamortized
      discount of approximately $2.7 million and $2.4
      million as of September 30, 1995 and 1996,
      respectively)........................................ $100,842 $101,052
     13% note payable......................................    4,336    3,227
     Capital lease obligations.............................    1,126    2,734
     11.5% notes payable...................................    2,431    1,300
     12.25% note payable...................................      760      448
                                                            -------- --------
                                                             109,495  108,761
     Less amounts due within one year......................    2,948    5,032
                                                            -------- --------
                                                            $106,547 $103,729
                                                            ======== ========

  On November 24, 1993, the Company completed the private placement of $103.5 million of 11.5% First Mortgage Notes Due November 2003 (the "Notes"). Interest on the Notes is payable semi-annually. The Notes will be redeemable at the option of the Company, in whole or in part, on or after November 1, 1998, at a premium to the face amount ($103.5 million) which decreases on each subsequent anniversary date, plus accrued interest to the date of redemption. The Notes are secured by substantially all of the Company's assets.

  The Indenture governing the Notes places certain business, financial and operating restrictions on the Company and its subsidiaries including, among other things, the incurrence of additional indebtedness, issuance of preferred equity interests and entering into operating leases; limitations on dividends, repurchases of capital stock of the Company and redemptions of subordinated debt; limitations on amending existing partnership and facility construction agreements; and limitations on the use of proceeds from the issuance of the Notes.

  The 13%, 11.5% and 12.25% notes payable are secured by property, plant and equipment with net book values of approximately $17,296,000, $2,922,000 and $718,000, at September 30, 1996. The notes mature in January 1999, September 1997, and January 1998, respectively.

  The capital lease obligations are secured by equipment with a net book value of $3,632,000 at September 30, 1996. The capital lease obligations mature between September 1997 and January 1998.

  Principal maturates of long-term debt by fiscal year as of September 30, 1996 are as follows (in thousands):

     1997.............................................................. $  5,032
     1998..............................................................    2,084
     1999..............................................................      593
     2000..............................................................        0
     2001..............................................................        0
     Thereafter........................................................  103,500
                                                                        --------
                                                                        $111,209
                                                                        ========

                                BOOMTOWN, INC.

6. INCOME TAXES

  The (benefit) provision for income taxes consists of the following (in thousands):

                                                       YEARS ENDED SEPTEMBER
                                                                30,
                                                       -----------------------
                                                        1994     1995    1996
                                                       -------  -------  -----
     Current:
       Federal........................................ $   947  $(1,805) $(669)
       State..........................................     195      768    870
                                                       -------  -------  -----
                                                         1,142   (1,037)   201
       Deferred (primarily federal)...................  (3,921)   1,913    593
                                                       -------  -------  -----
                                                       $(2,779) $   876  $ 794
                                                       =======  =======  =====

  The difference between the Company's (benefit) provision for income taxes as presented in the accompanying consolidated statements of operations and a provision (benefit) for income taxes computed at the federal statutory rate is comprised of the items shown in the following table as a percentage of pre-tax earnings (loss):

                                                          YEARS ENDED
                                                         SEPTEMBER 30,
                                                       ---------------------
                                                       1994    1995    1996
                                                       -----   -----   -----
     Income tax (benefit) provision at the statutory
      rate............................................ (34.0)% (34.0)% (34.0)%
     Goodwill amortization............................   1.6     8.3     0.8
     Meals and entertainment..........................   1.3    17.5     0.4
     Loss on investments..............................   5.4     0.0     0.0
     Loss on sale of Blue Diamond.....................   0.0     0.0    31.7
     State income taxes, net of federal benefit.......  (1.4)   41.0     1.8
     Merger costs.....................................   0.0     0.0     1.3
     Operating loss benefit limitation................   0.0     8.0     0.0
     Others, net......................................   0.9     3.0     0.3
                                                       -----   -----   -----
                                                       (26.2)%  43.8 %   2.3 %
                                                       =====   =====   =====

                                BOOMTOWN, INC.

  The significant components of the deferred income tax assets and liabilities included in the accompanying consolidated balance sheets are as follows (in thousands):

                                                              SEPTEMBER 30,
                                                             -----------------
                                                              1995      1996
                                                             -------  --------
     Deferred income tax assets:
       Pre-opening costs, net of amortization............... $ 3,768  $  2,607
       Compensation accrued for stock appreciation rights
        and stock option plans..............................   1,062     1,062
       Loss on sale of Blue Diamond.........................       0     1,722
       Alternative minimum tax credit carryforwards.........     887     1,071
       Capital loss carryforwards...........................     575     6,911
       Operating loss carryforwards.........................     160       160
       Merger expenses......................................       0       402
       Accrued expenses.....................................   1,410     1,829
       Less valuation allowance--loss carryforwards and
        merger expenses.....................................    (735)   (7,473)
                                                             -------  --------
         Total deferred income tax assets...................   7,127     8,291
                                                             -------  --------
     Deferred income tax liabilities:
       Excess of book basis over tax basis of assets
        acquired............................................  (3,232)   (3,187)
       Depreciation.........................................  (3,692)   (5,466)
       Prepaid expenses.....................................  (1,322)   (1,101)
       State deferreds......................................      (0)     (249)
                                                             -------  --------
         Total deferred income tax liabilities..............  (8,246)  (10,003)
                                                             -------  --------
       Net deferred income tax liability.................... $(1,119) $ (1,712)
                                                             =======  ========

7. COMMITMENTS AND CONTINGENCIES

  OPERATING LEASES--The Company and its subsidiaries lease facilities, billboards and certain equipment under noncancelable operating lease arrangements with terms in excess of one year. The aggregate future minimum annual rental commitments as of September 30, 1996 under operating leases having noncancelable lease terms in excess of one year are as follows (in thousands):

                                                           RELATED PARTY
                                                             (NOTE 4)     OTHER
                                                           ------------- -------
     1997.................................................    $ 5,429    $10,257
     1998.................................................      5,429      3,437
     1999.................................................      3,456      1,568
     2000.................................................          0        451
     2001.................................................          0        340
     Thereafter...........................................          0        871
                                                              -------    -------
                                                              $14,314    $16,924
                                                              =======    =======

  TERMINATION OF LAS VEGAS PROPERTY LEASE--As more fully discussed in Note 4 the Company entered into the Swap Agreement pursuant to which Boomtown will be released from its obligations under the Resort Lease.

  BARGE LEASE--The Mississippi Partnership sold the barge in Biloxi, Mississippi and the building upon the barge housing the casino to HFS Gaming Corporation ("HFS"), a Delaware corporation. $2.4 million of the $11 million sales price was held by the Company to be used for the development and construction at the

                                BOOMTOWN, INC.

Mississippi casino site. Simultaneously with the sale, the Mississippi Partnership leased the barge and building for 25 years and was granted the option to purchase the leased asset for fair market value at the end of the lease or upon the occurrence of certain events as defined in the lease agreement. In the event of default by the Mississippi Partnership, HFS may terminate the lease or require the Mississippi Partnership to repurchase the assets for fair market value. HFS agreed to provide certain marketing services for the Mississippi Partnership. The Mississippi Partnership will pay HFS aggregate rent under the lease and payments for services under the marketing agreement equal to approximately 20% of the annual adjusted earnings before interest, taxes, depreciation and amortization, as defined, for the Partnership (including the proposed hotel). As the lease payments represent contingent rentals, they are excluded from the future minimum annual rental commitments schedule above. HFS subsequently transferred its contractual rights to National Gaming Corporation, Inc. ("NGC").

  In November 1995, Boomtown executed an agreement with NGC whereby the $2.4 million was returned to NGC in return for reduction of the EBITDA distributions from 20% to 16%. The $2.4 million is included on the accompanying balance sheet as a component of other assets and it is being amortized on the straight-line method over the remaining lease term. Additionally, the Company secured an option to buy the barge from NGC as well as to buy out the EBITDA participation at a cost approximating the original investment made by HFS less the $2.4 million that was paid. The option terminates on March 31, 1997, but is renewable for an additional two years for $100,000 a year. Upon exercise of the barge and building purchase option, the remaining unamortized balance of the $2.4 million will be capitalized as a component of the purchase price.

  TIDELANDS LEASE--The Mississippi Partnership leases submerged tidelands at the casino site from the State of Mississippi. Annual rent is $525,000 and the term of the lease is ten years with a five-year option to renew. Rent in the second five-year period of the lease will be determined in accordance with Mississippi law. Annual rent in the five-year renewal term will be based on an appraisal obtained by the State of Mississippi.

  LAND LEASE WITH A RELATED PARTY--The Company signed an agreement to lease property through the Mississippi Partnership intended for the development, construction and operation of the Mississippi gaming facility. The Mississippi Partnership invested $2 million as a long-term deposit on the lease and committed to annual rentals of base rent (estimated at $2 million) and percentage rent (5% of adjusted gaming win over $25 million), plus $200,000 per year during the first ten years of the lease. The Mississippi Partnership exchanged a 15% interest with the lessor in lieu of base rent payments for the first two years. Rent expense is being charged to operations for the two year period and the lessor's limited partner capital account is being credited. The lease term is 99 years and is cancelable upon one year's notice.

  RENTAL EXPENSE--Included in the accompanying consolidated statements of operations, rental expense was approximately, $3,879,000 (including $389,000 in contingent rentals), $16,102,000 (including $511,000 in contingent rentals) and $19,243,000 (including $729,000 in contingent rentals) during the years ended September 30, 1994, 1995 and 1996, respectively. During the years ended September 30, 1994, 1995, and 1996, $2,418,000, $8,140,000 and $8,363,000,
respectively, of rental expense was with related parties.

  SELF-INSURANCE--The Company maintains a plan of partial self-insurance for medical and dental coverage for substantially all full-time employees and their dependents. Claims aggregating between $50,000 and $75,000 or more per individual during the policy year are fully covered by insurance. Management has established reserves considered adequate to cover estimated future payments on claims incurred through September 30, 1996.

  GAMING LICENSE REQUIREMENTS--In October 1994, the Mississippi Gaming Commission adopted a regulation that requires, as a condition of licensure or license renewal, for a gaming establishment's plan to include various expenditures including parking facilities and infrastructure facilities amounting to at least 25% of the casino cost. Although the Company believes they have satisfied this requirement, there can be no assurance the Mississippi Gaming Commission will not require further development on the casino site including hotel rooms and additional

                                BOOMTOWN, INC.

parking facilities. Additionally, there can be no assurance that the Partnership will be successful in completing such a project or that the Partnership would be able to obtain a waiver if the Partnership decides not to build.

8. FUNFLIGHT PROGRAM

  The Company operates a gaming junket program under the name Boomtown FunFlights. This program contracts with agents in various cities to book passengers on a chartered airplane for either overnight or "turn-around" flights to Boomtown Reno. The agents are paid a commission for each passenger booked. The passenger pays a nominal "boarding fee" which is recorded as revenue upon the passenger's arrival at the casino. The Company pays all costs associated with this program.

9. STOCK OPTION PLANS

  STOCK OPTION PLAN--On March 8, 1991, the Company's Board of Directors adopted a non-qualified stock option plan for officers and key employees (the "Option Plan"). The Option Plan authorized the grant of up to 198,744 shares of the Company's common stock. All available shares under the Option Plan were granted retroactive to October 1, 1989 to one individual at $.66 per share subject to certain contingent exercisability provisions. This option was amended in 1992, to provide full vesting and exercisability as of June 30, 1992, and it expires in March 2001.

  The Option Plan was amended and restated on September 10, 1992 to provide for the granting to employees of the Company of incentive stock options and for the granting of non-statutory stock options and stock purchase rights to employees and consultants of the Company. The options granted will be for various terms not exceeding ten years and will vest over periods determined at the date of grant. The exercise price for incentive stock options granted will be not less than the fair market value of the common stock at the date of grant. At September 30, 1996, the total number of shares reserved for issuance under the Option Plan is 1,892,066 of which options to purchase 1,726,742 shares have been granted at exercise prices ranging from $.66 to $6.25 per share. At September 30, 1996, options to purchase 586,992 shares of the Company's common stock at exercise prices ranging from $.66 to $6.25 per share were exercisable.

  During the year ended September 30, 1996 the Company's Board of Directors repriced certain non-executive options of the Option Plan totaling 165,000 shares to $9.00 from prices ranging from $11.50 to $20.75. Subsequently a repricing occurred concurrent with the Merger Agreement (April 23, 1996) whereby virtually all options outstanding, under the Option Plan as of such date were repriced to $6.25.

  1992 DIRECTORS' OPTION PLAN--On September 10, 1992, the Company's Board of Directors adopted a directors' option plan (the "Directors' Plan") whereby each non-employee director is granted an option to purchase 3,900 shares of the Company's' common stock upon joining the Board and an option to purchase 1,300 shares of common stock on each anniversary date thereafter during their tenure as a director. The options granted have a ten-year term and vest ratably over a three-year period. The exercise price is the fair market value of the common stock on the date of grant. Options granted under the Directors' Plan may be exercised only (1) while the optionee director is serving as a director on the Company's Board, (2) within twelve months after termination by death or disability, or (3) within three months after termination as a director for any other reason. A total of 45,000 share have been granted under this plan at original exercise prices ranging from $4.88 to $26.50 per share. At September 30, 1996, options to purchase 19,064 shares of the Company's common stock at prices ranging from $12.00 to $26.50 were exercisable under this plan.

  1993 EMPLOYEE STOCK BONUS PLAN--On February 25, 1993, the Company's Board of Directors adopted a Stock Bonus Plan (the "Bonus Plan") which covers certain employees of the Company. The Company has authorized and reserved 5,000 shares of common stock for granting under the Bonus Plan. The shares granted under the plan vest ratably over a four-year period. At September 30, 1996, the Company has not granted any shares under the Bonus Plan.

                                BOOMTOWN, INC.

10. 401(k) PLAN

  On January 1, 1993, the Company's Board of Directors approved a voluntary savings and investment plan (the "401(k) Plan"). The 401(k) Plan is available to all eligible employees of the Company and subsidiaries. Under the 401(k) Plan the Company will match 50% of employees' contributions up to a maximum of 5% of the employees' wages. The Company's 401(k) Plan expense was approximately, $233,000, $384,000 and $623,000 during the years ended September 1994, 1995, and 1996, respectively.

11. FAIR VALUE OF FINANCIAL INSTRUMENTS

  The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

  CASH AND CASH EQUIVALENTS: The carrying amount reported on the accompanying consolidate balance sheets for cash and cash equivalents approximates their fair value.

  NOTES RECEIVABLE: The fair value of the Company's notes receivable at September 30, 1995 was estimated by discounting the future cash flows using interest rates determined by management to reflect the credit risk and remaining maturities of the related notes receivable. The September 30, 1996 value was based on the negotiated price with Roski as discussed in Note 4.

  11.5% FIRST MORTGAGE NOTES: The fair value of the Company's other long-term notes are estimated based upon market quotes of notes with similar characteristics and remaining maturities.

  OTHER LONG-TERM DEBT: The fair values of the Company's notes payable and capital lease obligations are estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing instruments.

  The carrying amounts and fair values of the Company's financial instruments at September 30, 1995 and 1996 are as follows (in thousands):

                                                             SEPTEMBER 30, 1995
                                                             -------------------
                                                             CARRYING
                                                              AMOUNT  FAIR VALUE
                                                             -------- ----------
     Cash and cash equivalents.............................. $ 20,775  $ 20,775
     Notes receivable.......................................   27,294    26,652
     11.5% first mortgage notes.............................  100,842    95,738
     Other long-term debt...................................    8,653     8,390
                                                             SEPTEMBER 30, 1996
                                                             -------------------
                                                             CARRYING
                                                              AMOUNT  FAIR VALUE
                                                             -------- ----------
     Cash and cash equivalents.............................. $ 23,101  $ 23,101
     Notes receivable.......................................    8,683     7,947
     11.5% first mortgage notes.............................  101,052   106,605
     Other long-term debt...................................    7,709     7,606

                                BOOMTOWN, INC.

12. CONSOLIDATING CONDENSED FINANCIAL INFORMATION

  On August 6, 1997, Hollywood Park, Inc. ("Hollywood Park") and Hollywood Park Operating Company, a wholly-owned subsidiary of Hollywood Park, as co-obligors, issued $125,000,000 of 9 1/2% Senior Subordinated Notes due 2007 (the "Hollywood Park Notes"). Certain Hollywood Park subsidiaries, including Boomtown, Inc. and its subsidiaries, have fully and unconditionally guaranteed the payment of all obligations under the Hollywood Park Notes.

  Historically, Blue Diamond Hotel & Casino, Inc. was a wholly-owned subsidiary guarantor of the Boomtown, Inc. 11 1/2% First Mortgage Notes (the "Boomtown Notes"), of which approximately 99% were repurchased and retired in connection with the Merger. However, on July 1, 1997, Boomtown, Inc. disposed of its interest in Blue Diamond Hotel & Casino, Inc. Thus, Blue Diamond Hotel & Casino, Inc. is not a guarantor of the Hollywood Park Notes.

  The following Boomtown, Inc. historical consolidated condensed financial information is presented in a format designed to provide investors with information concerning the guarantees of the Hollywood Park Notes (rather than the Boomtown Notes) and therefore classifies Blue Diamond Hotel & Casino, Inc. as a Non-Guarantor Entity.

                 CONSOLIDATING CONDENSED FINANCIAL INFORMATION
                AS OF AND FOR THE YEAR ENDED SEPTEMBER 30, 1996

                                       GUARANTOR ENTITIES
                   ----------------------------------------------------------
                                                        NON WHOLLY-OWNED       WHOLLY-OWNED
                                                          SUBSIDIARIES         NON-GUARANTOR
                                                    -------------------------   SUBSIDIARY
                                                                MISSISSIPPI-I  BLUE DIAMOND   ELIMINATIONS AND
                   BOOMTOWN, INC.  BOOMTOWN HOTEL   LOUISIANA-I    GAMING,    HOTEL & CASINO, RECLASSIFICATIONS BOOMTOWN, INC.
                    (PARENT CO.)  & CASINO, INC.(1)  GAMING(2)     L.P.(3)        INC.(4)         DR(CR)(6)     (CONSOLIDATED)
                   -------------- ----------------- ----------- ------------- --------------- ----------------- --------------
CONDENSED BALANCE
 SHEET
 INFORMATION:
Cash and cash
 equivalents.....     $ 10,457         $ 3,662        $ 3,512      $ 2,907       $  2,563         $       0        $ 23,101
Advances to
 subsidiaries....      112,391               0              0            0              0          (112,391)              0
Other current
 assets..........       13,889           3,117          1,656        3,095          2,193           (10,373)         13,577
                      --------         -------        -------      -------       --------         ---------        --------
Total current
 assets..........      136,737           6,779          5,168        6,002          4,756          (122,764)         36,678
Property, plant,
 and equipment at
 cost, net.......          171          52,672         55,776       35,671          1,040                 0         145,330
Investment in
 subsidiaries....       31,989               0              0            0              0           (31,989)              0
Notes receivable
 from a related
 party...........        8,683               0              0            0              0                 0           8,683
Other non-current
 assets..........        3,517           6,904            161        4,479          2,040            (1,804)         15,297
                      --------         -------        -------      -------       --------         ---------        --------
                      $181,097         $66,355        $61,105      $46,152       $  7,836         $(156,557)       $205,988
                      ========         =======        =======      =======       ========         =========        ========
Advances from
 parent..........     $      0         $11,479        $25,695      $41,432       $ 33,785         $(112,391)       $      0
Other current
 liabilities.....        6,652           4,523          6,793        8,385         11,054           (10,373)         27,034
                      --------         -------        -------      -------       --------         ---------        --------
Total current
 liabilities.....        6,652          16,002         32,488       49,817         44,839          (122,764)         27,034
Long-term debt
 due after one
 year............      101,172             209          2,288           60              0                 0         103,729
Other non-current
 liabilities.....        4,987               0            112            0              0              (262)          4,837
Common stock.....      103,653          28,616              0            0              1           (28,617)        103,653
Retained earnings
 (deficit).......      (35,367)         21,528              0            0        (37,004)           17,578         (33,265)
Partners' capital
 (deficit).......            0               0         26,217       (3,725)             0           (22,492)              0
                      --------         -------        -------      -------       --------         ---------        --------
Total equity
 (deficit).......       68,286          50,144         26,217       (3,725)       (37,003)          (33,531)         70,388
                      --------         -------        -------      -------       --------         ---------        --------
                      $181,097         $66,355        $61,105      $46,152       $  7,836         $(156,557)       $205,988
                      ========         =======        =======      =======       ========         =========        ========
CONDENSED
 STATEMENT OF
 OPERATIONS
 INFORMATION:
Revenues:
 Gaming/hotel
  operations:
 Gaming..........     $      0         $42,676        $69,674      $45,471       $ 30,547         $       0        $188,368
 Family
  entertainment
  center.........            0           2,888            884        2,232            296                 0           6,300
 Food and
  beverage.......            0           5,191            583        2,953          7,587                 0          16,314
 Hotel and R.V.
  park...........            0           1,740              0            0          5,549                 0           7,289
 Showroom........            0               0            823            0              0                 0             823
 Truck stop,
  service station
  and mini-mart..            0          14,084             30          130            157                 0          14,401
 Other income....        3,264           1,039            537          386            585            (3,264)          2,547
                      --------         -------        -------      -------       --------         ---------        --------
                         3,264          67,618         72,531       51,172         44,721            (3,264)        236,042

                                 BOOMTOWN, INC.

                                       GUARANTOR ENTITIES
                   ----------------------------------------------------------
                                                        NON WHOLLY-OWNED       WHOLLY-OWNED
                                                          SUBSIDIARIES         NON-GUARANTOR
                                                    -------------------------   SUBSIDIARY
                                                                MISSISSIPPI-I  BLUE DIAMOND   ELIMINATIONS AND
                   BOOMTOWN, INC.  BOOMTOWN HOTEL   LOUISIANA-I    GAMING,    HOTEL & CASINO, RECLASSIFICATIONS BOOMTOWN, INC.
                    (PARENT CO.)  & CASINO, INC.(1)  GAMING(2)     L.P.(3)        INC.(4)         DR(CR)(6)     (CONSOLIDATED)
                   -------------- ----------------- ----------- ------------- --------------- ----------------- --------------
CONDENSED
 STATEMENT OF
 OPERATIONS
 INFORMATION
 (CONTINUED):
Costs and
 expenses:
 Gaming/hotel
  operations:
 Gaming..........     $      0         $19,621        $27,127      $15,054       $ 11,677         $      0         $ 73,479
 Gaming equipment
  leases.........            0              44          1,695        2,313          2,664                0            6,716
 Family
  entertainment
  center.........            0           1,492            562        1,141            137                0            3,332
 Food and
  beverage.......            0           5,622            719        3,032          9,840                0           19,213
 Hotel and R.V.
  park...........            0             605             51            0          2,346                0            3,002
 Showroom........            0               0            683            0              0                               683
 Truck stop,
  service station
  and mini-mart..            0          12,827             29           98             84                0           13,038
 Marketing and
  promotion......          214           5,862          5,255        8,077          6,295           (3,264)          22,439
 General and
  administrative.        4,073          12,781         17,292       17,555         18,919                0           70,620
 Discontinued
  projects/future
  development....        1,603               0              0            0              0                0            1,603
 Loss on sale of
  Blue Diamond...       18,829               0              0            0         17,734                0           36,563
 Depreciation and
  amortization...            0           5,162          2,741        1,683          1,032                0           10,618
                      --------         -------        -------      -------       --------         --------         --------
                        24,719          64,016         56,154       48,953         70,728           (3,264)         261,306
                      --------         -------        -------      -------       --------         --------         --------
Income (loss )
 from operations.      (21,455)          3,602         16,377        2,219        (26,007)               0          (25,264)
Interest expense.      (12,585)         (1,603)        (4,308)      (4,904)        (3,833)          13,395          (13,838)
Interest and
 other income
 (expense), net..       17,097             462              3          107            (81)         (13,395)           4,193
                      --------         -------        -------      -------       --------         --------         --------
Income (loss)
 before income
 taxes, and
 minority
 interests.......      (16,943)          2,461         12,072       (2,578)       (29,921)               0          (34,909)
Minority
 interests.......            0               0              0            0              0             (645)            (645)
Provision
 (benefit) for
 income taxes....        5,556             965              0            0         (5,727)               0              794
                      --------         -------        -------      -------       --------         --------         --------
Net income
 (loss)..........     $(22,499)        $ 1,496        $12,072      $(2,578)      $(24,194)        $    645         $(35,058)
                      ========         =======        =======      =======       ========         ========         ========
CONDENSED
 STATEMENT OF
 CASH FLOWS
 INFORMATION:
Net cash provided
 by (used in)
 operating
 activities......     $  1,503         $  (307)       $15,418      $   843       $ (3,606)        $      0         $ 13,851
Cash flows from
 investing
 activities:
 Payments for
  purchases of
  property, plant
  and equipment..            0          (2,140)        (1,718)      (1,277)          (544)               0           (5,679)
 Advances to
  subsidiaries,
  net............       (2,050)              0              0            0              0            2,050                0
 Other investing
  activities,
  net............            0             211              2          (82)             0                0              131
                      --------         -------        -------      -------       --------         --------         --------
Net cash used in
 investing
 activities......       (2,050)         (1,929)        (1,716)      (1,359)          (544)           2,050           (5,548)
Cash flows from
 financing
 activities:
 Advances from
  parent, net....            0           5,009        (11,537)       3,814          4,764           (2,050)               0
 Payments of
  long-term debt.           11            (445)        (1,725)        (839)          (876)               0           (3,874)
 Prepaid property
  lease..........            0               0              0       (2,480)             0                0           (2,480)
 Other financing
  activities,
  net............          182               0              0            0            195                0              377
                      --------         -------        -------      -------       --------         --------         --------
Net cash provided
 by (used in)
 financing
 activities......          193           4,564        (13,262)         495          4,083           (2,050)          (5,977)
                      --------         -------        -------      -------       --------         --------         --------
Net increase
 (decrease) in
 cash and cash
 equivalents.....         (354)          2,328            440          (21)           (67)               0            2,326
Cash and cash
 equivalents:
 Beginning of
  year...........       10,811           1,334          3,072        2,928          2,630                0           20,775
                      --------         -------        -------      -------       --------         --------         --------
 End of year.....     $ 10,457         $ 3,662        $ 3,512      $ 2,907       $  2,563         $      0         $ 23,101
                      ========         =======        =======      =======       ========         ========         ========

                                 BOOMTOWN, INC.

                 CONSOLIDATING CONDENSED FINANCIAL INFORMATION
                AS OF AND FOR THE YEAR ENDED SEPTEMBER 30, 1995

                                       GUARANTOR ENTITIES
                   ----------------------------------------------------------
                                                        NON WHOLLY-OWNED              WHOLLY-OWNED
                                                          SUBSIDIARIES           NON-GUARANTOR ENTITIES
                                                    ------------------------- -----------------------------
                                                                MISSISSIPPI-I  BLUE DIAMOND       OTHER     ELIMINATIONS AND
                   BOOMTOWN, INC.  BOOMTOWN HOTEL   LOUISIANA-I    GAMING,    HOTEL & CASINO, NON-GUARANTOR RECLASSIFICATIONS
                    (PARENT CO.)  & CASINO, INC.(1)  GAMING(2)     L.P.(3)        INC.(4)      ENTITIES(5)      DR(CR)(6)
                   -------------- ----------------- ----------- ------------- --------------- ------------- -----------------
CONDENSED BALANCE
 SHEET
 INFORMATION:
Cash and cash
 equivalents.....     $ 10,811         $ 1,334        $ 3,072      $ 2,928       $  2,630          $ 0          $       0
Advances to
 subsidiaries....      109,342               0              0            0              0            0           (109,342)
Other current
 assets..........       11,287           3,181          2,083        2,737          2,645            0             (8,996)
                      --------         -------        -------      -------       --------          ---          ---------
Total current
 assets..........      131,440           4,515          5,155        5,665          5,275            0           (118,338)
Property, plant,
 and equipment at
 cost, net.......        1,050          54,591         55,716       33,837          5,761            0                  0
Investment in
 subsidiaries....       47,691               0              0            0              0            0            (47,691)
Notes receivable
 from a related
 party...........       27,294               0              0            0              0            0                  0
Other non-current
 assets..........        7,217           7,108            302        2,317         14,117            0             (3,824)
                      --------         -------        -------      -------       --------          ---          ---------
                      $214,692         $66,214        $61,173      $41,819       $ 25,153          $ 0          $(169,853)
                      ========         =======        =======      =======       ========          ===          =========
Advances from
 parent..........     $      0         $ 6,359        $36,290      $37,672       $ 29,021          $ 0          $(109,342)
Other current
 liabilities.....        7,871           5,326          6,054        6,528          8,047            0             (8,996)
                      --------         -------        -------      -------       --------          ---          ---------
Total current
 liabilities.....        7,871          11,685         42,344       44,200         37,068            0           (118,338)
Long-term debt
 due after one
 year............      101,135             448          3,750          320            894            0                  0
Other non-current
 liabilities.....           14           5,434            213            0              0            0             (3,086)
Common stock.....      103,453          28,616              0            0              1            0            (28,617)
Retained earnings
 (deficit).......        2,219          20,031              0            0        (12,810)           0             (7,647)
Partners' capital
 (deficit).......            0               0         14,866       (2,701)             0            0            (12,165)
                      --------         -------        -------      -------       --------          ---          ---------
Total equity
 (deficit).......      105,672          48,647         14,866       (2,701)       (12,809)           0            (48,429)
                      --------         -------        -------      -------       --------          ---          ---------
                      $214,692         $66,214        $61,173      $41,819       $ 25,153          $ 0          $(169,853)
                      ========         =======        =======      =======       ========          ===          =========
CONDENSED
 STATEMENT OF
 OPERATIONS
 INFORMATION:
Revenues:
 Gaming/hotel
  operations:
 Gaming..........     $      0         $42,557        $72,157      $41,675       $ 32,917          $ 0          $       0
 Family
  entertainment
  center.........            0           3,045            789        2,219            334            0                  0
 Food and
  beverage.......            0           5,070            589        2,396          7,558            0                  0
 Hotel and R.V.
  park...........            0           1,740              0            0          4,844            0                  0
 Showroom........            0               0            333            0            107            0                  0
 Truck stop,
  service station
  and mini-mart..            0          10,661              0            0            150            0                  0
 Other income....        3,660           1,222            435          237            732            0             (3,660)
                      --------         -------        -------      -------       --------          ---          ---------
                         3,660          64,295         74,303       46,527         46,642            0             (3,660)
                   BOOMTOWN, INC.
                   (CONSOLIDATED)
                   --------------
CONDENSED BALANCE
 SHEET
 INFORMATION:
Cash and cash
 equivalents.....     $ 20,775
Advances to
 subsidiaries....            0
Other current
 assets..........       12,937
                   --------------
Total current
 assets..........       33,712
Property, plant,
 and equipment at
 cost, net.......      150,955
Investment in
 subsidiaries....            0
Notes receivable
 from a related
 party...........       27,294
Other non-current
 assets..........       27,237
                   --------------
                      $239,198
                   ==============
Advances from
 parent..........     $      0
Other current
 liabilities.....       24,830
                   --------------
Total current
 liabilities.....       24,830
Long-term debt
 due after one
 year............      106,547
Other non-current
 liabilities.....        2,575
Common stock.....      103,453
Retained earnings
 (deficit).......        1,793
Partners' capital
 (deficit).......            0
                   --------------
Total equity
 (deficit).......      105,246
                   --------------
                      $239,198
                   ==============
CONDENSED
 STATEMENT OF
 OPERATIONS
 INFORMATION:
Revenues:
 Gaming/hotel
  operations:
 Gaming..........     $189,306
 Family
  entertainment
  center.........        6,387
 Food and
  beverage.......       15,613
 Hotel and R.V.
  park...........        6,584
 Showroom........          440
 Truck stop,
  service station
  and mini-mart..       10,811
 Other income....        2,626
                   --------------
                       231,767

                                 BOOMTOWN, INC.

                                      GUARANTOR ENTITIES
                   --------------------------------------------------------
                                                         NON WHOLLY-                WHOLLY-OWNED
                                                     OWNED SUBSIDIARIES        NON-GUARANTOR ENTITIES
                                                  ------------------------- -----------------------------
                                  BOOMTOWN HOTEL              MISSISSIPPI-I  BLUE DIAMOND       OTHER     ELIMINATIONS AND
                   BOOMTOWN, INC.        &        LOUISIANA-I    GAMING,    HOTEL & CASINO, NON-GUARANTOR RECLASSIFICATIONS
                    (PARENT CO.)  CASINO, INC.(1)  GAMING(2)     L.P.(3)        INC.(4)      ENTITIES(5)      DR(CR)(6)
                   -------------- --------------- ----------- ------------- --------------- ------------- -----------------
CONDENSED
 STATEMENT OF
 OPERATIONS
 INFORMATION
 (CONTINUED):
Costs and
 expenses:
 Gaming/hotel
  operations:
 Gaming..........     $      0        $19,052       $24,759      $17,193        $12,229        $    0          $     0
 Gaming equipment
  leases.........            0              0           866        2,281          2,664             0                0
 Family
  entertainment
  center.........            0          1,548           459        1,046            221             0                0
 Food and
  beverage.......            0          5,142           607        2,438          9,452             0                0
 Hotel and R.V.
  park...........            0            707             0            0          2,461             0                0
 Showroom........            0              0           208            0            100             0                0
 Truck stop,
  service station
  and mini-mart..            0          9,628             0            0             94             0                0
 Marketing and
  promotion......           21          5,421         3,762        5,479          4,910             0                0
 General and
  administrative.        4,634         13,698        21,955       17,802         20,867             0           (3,660)
 Discontinued
  projects/
  future
  development....        6,054              0             0            0              0             0                0
 Depreciation and
  amortization...            0          5,193         2,415        1,338          1,476             0                0
                      --------        -------       -------      -------        -------        ------          -------
                        10,709         60,389        55,031       47,577         54,474             0           (3,660)
                      --------        -------       -------      -------        -------        ------          -------
Income (loss )
 from operations.       (7,049)         3,906        19,272       (1,050)        (7,832)            0                0
Interest expense.      (12,058)        (1,877)       (4,879)      (4,365)        (3,279)            0           13,024
Interest and
 other income
 (expense), net..       15,989             33             0           43             40             0          (13,024)
                      --------        -------       -------      -------        -------        ------          -------
Income (loss)
 before income
 taxes and
 minority
 interests.......       (3,118)         2,062        14,393       (5,372)       (11,071)            0                0
Minority
 interests.......            0              0             0            0              0             0           (1,105)
Provision
 (benefit) for
 income taxes....        3,335          1,003             0            0         (3,462)            0                0
                      --------        -------       -------      -------        -------        ------          -------
Net income
 (loss)..........     $ (6,453)       $ 1,059       $14,393      $(5,372)       $(7,609)       $    0          $ 1,105
                      ========        =======       =======      =======        =======        ======          =======
CONDENSED
 STATEMENT OF
 CASH FLOWS
 INFORMATION:
Net cash provided
 by (used in)
 operating
 activities......     $ (9,756)       $   605       $19,054      $ 1,937        $(1,799)       $    0          $  (101)
Cash flows from
 investing
 activities:
 Proceeds from
  sale of
  property, plant
  and equipment..            0             23         6,653           34          1,243             0                0
 Payments for
  purchases of
  property, plant
  and equipment..         (147)        (1,480)      (10,943)      (1,705)          (871)            0                0
 Payments of
  future
  development
  costs..........          529              0             0            0              0         1,342                0
 Change in
  construction
  related
  payables.......            0              0        (1,128)        (344)             0             0                0
 Advances to
  subsidiaries,
  net............       14,484              0             0            0              0             0          (14,484)
                      --------        -------       -------      -------        -------        ------          -------
Net cash used in
 investing
 activities......       14,866         (1,457)       (5,418)      (2,015)           372         1,342          (14,484)
Cash flows from
 financing
 activities:
 Advances from
  parent, net....        2,392           (809)      (18,109)       1,033          2,101        (1,345)          14,737
 Proceeds from
  line-of-credit
  borrowings.....        5,000              0             0            0              0             0                0
 Repayment of
  line-of-credit
  borrowings            (5,000)             0             0            0              0             0                0
 Net proceeds
  from additions
  to long-term
  debt...........            0            973         6,206          857            758             0                0
 Payment of long-
  term debt......         (185)          (213)       (1,095)        (253)          (617)            0                0
 Other financing
  activities.....          152              0          (193)           0              0             0             (152)
                      --------        -------       -------      -------        -------        ------          -------
Net cash provided
 by (used in)
 financing
 activities......        2,359            (49)      (13,191)       1,637          2,242        (1,345)          14,585
                      --------        -------       -------      -------        -------        ------          -------
Net increase
 (decrease) in
 cash and cash
 equivalents.....        7,469           (901)          445        1,559            815            (3)               0
Cash and cash
 equivalents:
 Beginning of
  year...........        3,342          2,235         2,627        1,369          1,815             3                0
                      --------        -------       -------      -------        -------        ------          -------
 End of year.....     $ 10,811        $ 1,334       $ 3,072      $ 2,928        $ 2,630        $    0          $     0
                      ========        =======       =======      =======        =======        ======          =======
                   BOOMTOWN, INC.
                   (CONSOLIDATED)
                   --------------
CONDENSED
 STATEMENT OF
 OPERATIONS
 INFORMATION
 (CONTINUED):
Costs and
 expenses:
 Gaming/hotel
  operations:
 Gaming..........     $ 73,233
 Gaming equipment
  leases.........        5,811
 Family
  entertainment
  center.........        3,274
 Food and
  beverage.......       17,639
 Hotel and R.V.
  park...........        3,168
 Showroom........          308
 Truck stop,
  service station
  and mini-mart..        9,722
 Marketing and
  promotion......       19,593
 General and
  administrative.       75,296
 Discontinued
  projects/
  future
  development....        6,054
 Depreciation and
  amortization...       10,422
                   --------------
                       224,520
                   --------------
Income (loss )
 from operations.        7,247
Interest expense.      (13,434)
Interest and
 other income
 (expense), net..        3,081
                   --------------
Income (loss)
 before income
 taxes and
 minority
 interests.......       (3,106)
Minority
 interests.......       (1,105)
Provision
 (benefit) for
 income taxes....          876
                   --------------
Net income
 (loss)..........     $ (2,877)
                   ==============
CONDENSED
 STATEMENT OF
 CASH FLOWS
 INFORMATION:
Net cash provided
 by (used in)
 operating
 activities......     $  9,940
Cash flows from
 investing
 activities:
 Proceeds from
  sale of
  property, plant
  and equipment..        7,953
 Payments for
  purchases of
  property, plant
  and equipment..       15,146
 Payments of
  future
  development
  costs..........        1,871
 Change in
  construction
  related
  payables.......       (1,472)
 Advances to
  subsidiaries,
  net............            0
                   --------------
Net cash used in
 investing
 activities......       (6,794)
Cash flows from
 financing
 activities:
 Advances from
  parent, net....            0
 Proceeds from
  line-of-credit
  borrowings.....        5,000
 Repayment of
  line-of-credit
  borrowings            (5,000)
 Net proceeds
  from additions
  to long-term
  debt...........        8,794
 Payment of long-
  term debt......       (2,363)
 Other financing
  activities.....         (193)
                   --------------
Net cash provided
 by (used in)
 financing
 activities......        6,238
                   --------------
Net increase
 (decrease) in
 cash and cash
 equivalents.....        9,384
Cash and cash
 equivalents:
 Beginning of
  year...........       11,391
                   --------------
 End of year.....     $ 20,775
                   ==============

                                 BOOMTOWN, INC.

                 CONSOLIDATING CONDENSED FINANCIAL INFORMATION
                     FOR THE YEAR ENDED SEPTEMBER 30, 1994

                                     GUARANTOR ENTITIES
                   --------------------------------------------------------
                                                         NON WHOLLY-               WHOLLY-OWNED
                                                     OWNED SUBSIDIARIES       NON-GUARANTOR ENTITIES
                                                  ------------------------- ---------------------------
                                  BOOMTOWN HOTEL              MISSISSIPPI-I  BLUE DIAMOND      NON-     ELIMINATIONS AND
                   BOOMTOWN, INC.        &        LOUISIANA-I    GAMING,        HOTEL &      GUARANTOR  RECLASSIFICATIONS
                    (PARENT CO.)  CASINO, INC.(1)  GAMING(2)     L.P.(3)    CASINO, INC.(4) ENTITIES(5)     DR(CR)(6)
                   -------------- --------------  ----------- ------------- --------------  ----------- -----------------
CONDENSED
 STATEMENT OF
 OPERATIONS
 INFORMATION:
Revenues:
 Gaming/hotel
  operations:
 Gaming..........     $     0        $43,847        $12,100      $ 8,073       $12,306          $ 0          $     0
 Family
  entertainment
  center.........           0          2,908              0          573           175            0                0
 Food and
  beverage.......           0          4,757             41          541         2,634            0                0
 Hotel and R.V.
  park...........           0          1,609              0            0         1,473            0                0
 Showroom........           0              0              0            0           329            0                0
 Truck stop,
  service station
  and mini-mart..           0         10,820              0            0            38            0                0
 Other income....           0            925             61           14           151            0                0
                      -------        -------        -------      -------       -------          ---          -------
                            0         64,866         12,202        9,201        17,106            0                0
Costs and
 expenses:
 Gaming/hotel
  operations:
 Gaming..........           0         18,989          4,122        3,211         4,496            0                0
 Gaming equipment
  leases.........           0              0              0          190           222            0                0
 Family
  entertainment
  center.........           0          1,409              0          261            92            0                0
 Food and
  beverage.......           0          4,533             62          490         3,094            0                0
 Hotel and R.V.
  park...........           0            626              0            0         1,080            0                0
 Showroom........           0              0              0            0         2,130            0                0
 Truck stop,
  service station
  and mini-mart..           0          9,637              0            0            24            0                0
 Marketing and
  promotion......           0          4,353            574        1,259         1,338            0                0
 General and
  administrative.       2,835         11,701          3,355        2,200         5,669            0                0
 Pre-opening
  expenses.......           0              0          5,272        5,476         5,039            0                0
 Depreciation and
  amortization...           0          4,853            249          234           555            0                0
                      -------        -------        -------      -------       -------          ---          -------
                        2,835         56,101         13,634       13,321        23,739            0                0
                      -------        -------        -------      -------       -------          ---          -------
Income (loss)
 from operations.      (2,835)         8,765         (1,432)      (4,120)       (6,633)           0                0
Interest expense.      (5,303)          (543)          (521)        (765)       (1,210)           0            2,710
Interest and
 other income
 (expense), net..       5,256             53              0           25             0            0           (2,710)
Loss on
 marketable
 securities......      (1,691)             0              0            0             0            0                0
                      -------        -------        -------      -------       -------          ---          -------
Income (loss)
 before income
 taxes,
 extraordinary
 items and
 minority
 interests.......      (4,573)         8,275         (1,953)      (4,860)       (7,843)           0                0
Minority
 interests.......           0              0              0            0             0            0             (352)
Provision
 (benefit) for
 income taxes....      (3,239)         3,102              0            0        (2,642)           0                0
                      -------        -------        -------      -------       -------          ---          -------
Income (loss)
 before
 extraordinary
 loss............      (1,334)         5,173         (1,953)      (4,860)       (5,201)           0              352
Extraordinary
 loss--
 extinguishment
 of debt, net of
 tax effect......           0           (229)             0            0             0            0                0
                      -------        -------        -------      -------       -------          ---          -------
Net income
 (loss)..........     $(1,334)       $ 4,944        $(1,953)     $(4,860)      $(5,201)          $0          $   352
                      =======        =======        =======      =======       =======          ===          =======
                   BOOMTOWN, INC.
                   (CONSOLIDATED)
                   --------------
CONDENSED
 STATEMENT OF
 OPERATIONS
 INFORMATION:
Revenues:
 Gaming/hotel
  operations:
 Gaming..........     $ 76,326
 Family
  entertainment
  center.........        3,656
 Food and
  beverage.......        7,973
 Hotel and R.V.
  park...........        3,082
 Showroom........          329
 Truck stop,
  service station
  and mini-mart..       10,858
 Other income....        1,151
                   --------------
                       103,375
Costs and
 expenses:
 Gaming/hotel
  operations:
 Gaming..........       30,818
 Gaming equipment
  leases.........          412
 Family
  entertainment
  center.........        1,762
 Food and
  beverage.......        8,179
 Hotel and R.V.
  park...........        1,706
 Showroom........        2,130
 Truck stop,
  service station
  and mini-mart..        9,661
 Marketing and
  promotion......        7,524
 General and
  administrative.       25,760
 Pre-opening
  expenses.......       15,787
 Depreciation and
  amortization...        5,891
                   --------------
                       109,630
                   --------------
Income (loss)
 from operations.       (6,255)
Interest expense.       (5,632)
Interest and
 other income
 (expense), net..        2,624
Loss on
 marketable
 securities......       (1,691)
                   --------------
Income (loss)
 before income
 taxes,
 extraordinary
 items and
 minority
 interests.......      (10,954)
Minority
 interests.......         (352)
Provision
 (benefit) for
 income taxes....       (2,779)
                   --------------
Income (loss)
 before
 extraordinary
 loss............       (7,823)
Extraordinary
 loss--
 extinguishment
 of debt, net of
 tax effect......         (229)
                   --------------
Net income
 (loss)..........     $ (8,052)
                   ==============

                                 BOOMTOWN, INC.

                                      GUARANTOR ENTITIES
                   --------------------------------------------------------
                                                      NON WHOLLY-OWNED       WHOLLY-OWNED NON-GUARANTOR
                                                        SUBSIDIARIES                  ENTITIES
                                                  ------------------------- -----------------------------
                                  BOOMTOWN HOTEL              MISSISSIPPI-I  BLUE DIAMOND       OTHER     ELIMINATIONS AND
                   BOOMTOWN, INC.        &        LOUISIANA-I    GAMING,    HOTEL & CASINO, NON-GUARANTOR RECLASSIFICATIONS
                    (PARENT CO.)  CASINO, INC.(1)  GAMING(2)     L.P.(3)        INC.(4)      ENTITIES(5)      DR(CR)(6)
                   -------------- --------------- ----------- ------------- --------------- ------------- -----------------
CONDENSED
 STATEMENT OF
 CASH FLOWS
 INFORMATION:
Net cash provided
 by (used in)
 operating
 activities......     $ (9,132)      $ 17,465      $ (1,529)    $ (6,480)       $(5,443)       $  (320)       $   5,258
Cash flows from
 investing
 activities:
 Proceeds from
  sale of
  property, plant
  and equipment..            0             44             0       14,083          3,337              0                0
 Payments for
  purchases of
  property, plant
  and equipment..          144         (7,534)      (52,641)     (45,274)        (9,424)             0                0
 Payments of
  future
  development
  costs..........       (1,168)            96           151            3            165         (1,022)               0
 Loans to a
  related party..       (7,794)             0             0            0              0              0                0
 Change in
  construction
  related
  payables.......            0           (792)        1,128          344              0              0                0
 Advances to
  subsidiaries,
  net............      (74,765)       (32,109)            0            0              0              0          106,874
 Investment in
  subsidiaries...       (3,381)             0             0            0              0              0            3,381
                      --------       --------      --------     --------        -------        -------        ---------
Net cash used in
 investing
 activities......      (86,964)       (40,295)      (51,362)     (30,844)        (5,922)        (1,022)         110,255
Cash flows from
 financing
 activities:
 Advances from
  parent, net....            0          7,168        55,267       38,442         12,790          1,345         (115,012)
 Net proceeds
  from additions
  to long-term
  debt...........       99,443            307             0            0            490              0                0
 Other financing
  activities.....            0              0           251          250           (107)             0             (501)
                      --------       --------      --------     --------        -------        -------        ---------
Net cash provided
 by (used in)
 financing
 activities......       99,443          7,475        55,518       38,692         13,173          1,345         (115,513)
                      --------       --------      --------     --------        -------        -------        ---------
Net increase
 (decrease) in
 cash and cash
 equivalents.....        3,347        (15,355)        2,627        1,368          1,808              3                0
Cash and cash
 equivalents:
 Beginning of
  year...........           (5)        17,590             0            1              7              0                0
                      --------       --------      --------     --------        -------        -------        ---------
 End of year.....     $  3,342       $  2,235      $  2,627     $  1,369        $ 1,815        $     3        $       0
                      ========       ========      ========     ========        =======        =======        =========
                   BOOMTOWN, INC.
                   (CONSOLIDATED)
                   --------------
CONDENSED
 STATEMENT OF
 CASH FLOWS
 INFORMATION:
Net cash provided
 by (used in)
 operating
 activities......    $    (181)
Cash flows from
 investing
 activities:
 Proceeds from
  sale of
  property, plant
  and equipment..       17,464
 Payments for
  purchases of
  property, plant
  and equipment..     (114,729)
 Payments of
  future
  development
  costs..........       (1,775)
 Loans to a
  related party..       (7,794)
 Change in
  construction
  related
  payables.......          680
 Advances to
  subsidiaries,
  net............            0
 Investment in
  subsidiaries...            0
                   --------------
Net cash used in
 investing
 activities......     (106,154)
Cash flows from
 financing
 activities:
 Advances from
  parent, net....            0
 Net proceeds
  from additions
  to long-term
  debt...........      100,240
 Other financing
  activities.....         (107)
                   --------------
Net cash provided
 by (used in)
 financing
 activities......      100,133
                   --------------
Net increase
 (decrease) in
 cash and cash
 equivalents.....       (6,202)
Cash and cash
 equivalents:
 Beginning of
  year...........       17,593
                   --------------
 End of year.....    $  11,391
                   ==============

                              BOOMTOWN, INC.

               CONSOLIDATING CONDENSED FINANCIAL INFORMATION

                 AS OF AND FOR THE NINE MONTH PERIOD ENDED

                               JUNE 30, 1997

                        (IN THOUSANDS) (UNAUDITED)

                                      GUARANTOR ENTITIES
                   --------------------------------------------------------
                                                      NON WHOLLY-OWNED           WHOLLY-OWNED
                                                        SUBSIDIARIES        NON-GUARANTOR ENTITIES
                                                  ------------------------- ----------------------
                                     BOOMTOWN                 MISSISSIPPI-I      BLUE DIAMOND      ELIMINATIONS AND
                   BOOMTOWN, INC.     HOTEL &     LOUISIANA-I    GAMING,       HOTEL & CASINO,     RECLASSIFICATIONS
                    (PARENT CO.)  CASINO, INC.(1)  GAMING(2)     L.P.(3)           INC.(4)           DR(CR)(6)(7)
                   -------------- --------------- ----------- ------------- ---------------------- -----------------
CONDENSED BALANCE
 SHEET
 INFORMATION:
 Cash and cash
  equivalents....     $  5,483        $ 3,982       $ 4,444      $ 3,043           $  3,259            $  (2,334)
 Advances to
  subsidiaries...      111,045              0             0            0                  0             (111,045)
 Other current
  assets.........       16,811          2,836           979        2,492              2,083              (14,975)
                      --------        -------       -------      -------           --------            ---------
 Total current
  assets.........      133,339          6,818         5,423        5,535              5,342             (128,354)
 Property, plant
  and equipment
  at cost, net...          163         53,766        57,103       37,490                  0                    0
 Investment in
  subsidiaries...       37,348              0             0            0                  0              (37,348)
 Note receivable
  from related
  party..........        8,465              0             0            0                  0                    0
 Income tax
  receivable.....        6,105              0             0            0                  0                    0
 Other non-
  current assets.          432          7,296         4,015        4,319              1,997                 (194)
                      --------        -------       -------      -------           --------            ---------
 Total assets....     $185,852        $67,880       $66,541      $47,344           $  7,339            $(165,896)
                      ========        =======       =======      =======           ========            =========
 Advances from
  parent.........     $      0        $12,566       $20,068      $42,464           $ 35,947            $(111,045)
 Other current
  liabilities....        9,433          7,392         8,769        9,648             14,442              (17,503)
 Long-term debt
  due after one
  year...........      112,174            109         1,085           23                  0                    0
 Deferred income
  taxes..........        3,456              0             0            0                  0                    0
                      --------        -------       -------      -------           --------            ---------
 Total
  liabilities....      125,063         20,067        29,922       52,135             50,389             (128,548)
 Common stock....      103,840         28,616             0            0                  1              (28,617)
 Retained
  earnings
  (deficit)......      (43,051)        19,197             0            0            (43,051)              23,097
 Partners'
  capital
  (deficit)......            0              0        36,619       (4,791)                 0              (31,828)
                      --------        -------       -------      -------           --------            ---------
 Total
  liabilities and
  equity.........     $185,852        $67,880       $66,541      $47,344           $  7,339            $(165,896)
                      ========        =======       =======      =======           ========            =========
CONDENSED
 STATEMENT OF
 OPERATIONS
 INFORMATION:
 Revenues:
 Gaming..........     $      0        $28,953       $54,020      $37,541           $ 23,839            $       0
 Food and
  beverage.......            0          3,860           721        2,231              6,224                    0
 Truck stop,
  service station
  and mini-mart..            0          9,441           134          210                116                    0
 Hotel and
  recreational
  vehicle park...            0          1,142             0            0              4,524                    0
 Family
  entertainment
  center.........            0          1,924           540        1,389                182                    0
 Showroom........            0              0           623            0                  0                    0
 Other income....            0            504           311          285                390                    0
                      --------        -------       -------      -------           --------            ---------
 Total revenues..     $      0        $45,824       $56,349      $41,656           $ 35,275            $       0
                      --------        -------       -------      -------           --------            ---------
                   BOOMTOWN, INC.
                   (CONSOLIDATED)
                   --------------
CONDENSED BALANCE
 SHEET
 INFORMATION:
 Cash and cash
  equivalents....     $ 17,877
 Advances to
  subsidiaries...            0
 Other current
  assets.........       10,226
                   --------------
 Total current
  assets.........       28,103
 Property, plant
  and equipment
  at cost, net...      148,522
 Investment in
  subsidiaries...            0
 Note receivable
  from related
  party..........        8,465
 Income tax
  receivable.....        6,105
 Other non-
  current assets.       17,865
                   --------------
 Total assets....     $209,060
                   ==============
 Advances from
  parent.........     $      0
 Other current
  liabilities....       32,181
 Long-term debt
  due after one
  year...........      113,391
 Deferred income
  taxes..........        3,456
                   --------------
 Total
  liabilities....      149,028
 Common stock....      103,840
 Retained
  earnings
  (deficit)......      (43,808)
 Partners'
  capital
  (deficit)......            0
                   --------------
 Total
  liabilities and
  equity.........     $209,060
                   ==============
CONDENSED
 STATEMENT OF
 OPERATIONS
 INFORMATION:
 Revenues:
 Gaming..........     $144,353
 Food and
  beverage.......       13,036
 Truck stop,
  service station
  and mini-mart..        9,901
 Hotel and
  recreational
  vehicle park...        5,666
 Family
  entertainment
  center.........        4,035
 Showroom........          623
 Other income....        1,490
                   --------------
 Total revenues..     $179,104
                   --------------

                              BOOMTOWN, INC.

               CONSOLIDATING CONDENSED FINANCIAL INFORMATION

                 AS OF AND FOR THE NINE MONTH PERIOD ENDED

                               JUNE 30, 1997

                        (IN THOUSANDS) (UNAUDITED)

                                      GUARANTOR ENTITIES
                   --------------------------------------------------------
                                                      NON WHOLLY-OWNED           WHOLLY-OWNED
                                                        SUBSIDIARIES        NON-GUARANTOR ENTITIES
                                                  ------------------------- ----------------------
                                  BOOMTOWN HOTEL              MISSISSIPPI-I      BLUE DIAMOND      ELIMINATIONS AND
                   BOOMTOWN, INC.        &        LOUISIANA-I    GAMING,       HOTEL & CASINO,     RECLASSIFICATIONS
                    (PARENT CO.)  CASINO, INC.(1)  GAMING(2)     L.P.(3)           INC.(4)           DR(CR)(6)(7)
                   -------------- --------------- ----------- ------------- ---------------------- -----------------
CONDENSED
 STATEMENT OF
 OPERATIONS
 INFORMATION
 (CONTINUED):
 Operating
  Expenses:
 Gaming..........            0         13,537        22,477       13,072             9,581                    0
 Gaming equipment
  leases.........            0             88           777          436             1,998                    0
 Food and
  beverage.......            0          5,132         1,298        2,921             7,808                    0
 Truckstop,
  service
  station, and
  mini-mart......            0          8,682           113          175                67                    0
 Hotel and
  recreational
  vehicle park...            0            484             0            0             2,061                    0
 Family
  entertainment
  center.........            0          1,219           324          910                97                    0
 Showroom........            0              0           426            0                 0                    0
 Marketing and
  promotion......          205          4,142         3,182        6,747             4,878                    0
 General and
  administrative.          925          9,152        12,276       12,071            13,070                    0
 Depreciation and
  amortization...            0          5,898         2,744        2,453               541                    0
 Merger
  costs/future
  development....        1,802              0             0            0                 0                    0
 Loss on sale of
  Boomtown Las
  Vegas..........          357              0             0            0               914                    0
                      --------        -------       -------      -------           -------              -------
                         3,289         48,334        43,617       38,785            41,015                    0
Income (loss)
 from operations.       (3,289)        (2,510)       12,732        2,871            (5,740)                   0
 Interest
  expense, net of
  capitalized
  interest.......       (9,448)        (1,317)       (2,324)      (3,940)           (3,222)               9,812
 Interest and
  other
  income/(expense),
  net............       12,104              7            (5)         (53)                5               (9,812)
                      --------        -------       -------      -------           -------              -------
Income/(loss)
 before minority
 interests,
 extraordinary
 item and income
 taxes...........         (633)        (3,820)       10,403       (1,122)           (8,957)                   0
 Minority
  interests......            0              0             0            0                 0                  (96)
                      --------        -------       -------      -------           -------              -------
Income/(loss)
 before
 extraordinary
 item and income
 taxes...........         (633)        (3,820)       10,403       (1,122)           (8,957)                 (96)
 Income tax
  expense
  (benefit)......        2,298         (1,490)            0            0            (2,911)                   0
                      --------        -------       -------      -------           -------              -------
Income/(loss)
 before
 extraordinary
 item............       (2,931)        (2,330)       10,403       (1,122)           (6,046)                 (96)
 Extraordinary
  loss, net of
  tax effect.....       (8,420)             0             0            0                 0                    0
                      --------        -------       -------      -------           -------              -------
Net
 income/(loss)...     $(11,351)       $(2,330)      $10,403      $(1,122)          $(6,046)             $   (96)
                      ========        =======       =======      =======           =======              =======
                   BOOMTOWN, INC.
                   (CONSOLIDATED)
                   --------------
CONDENSED
 STATEMENT OF
 OPERATIONS
 INFORMATION
 (CONTINUED):
 Operating
  Expenses:
 Gaming..........       58,667
 Gaming equipment
  leases.........        3,299
 Food and
  beverage.......       17,159
 Truckstop,
  service
  station, and
  mini-mart......        9,037
 Hotel and
  recreational
  vehicle park...        2,545
 Family
  entertainment
  center.........        2,550
 Showroom........          426
 Marketing and
  promotion......       19,154
 General and
  administrative.       47,494
 Depreciation and
  amortization...       11,636
 Merger
  costs/future
  development....        1,802
 Loss on sale of
  Boomtown Las
  Vegas..........        1,271
                   --------------
                       175,040
Income (loss)
 from operations.        4,064
 Interest
  expense, net of
  capitalized
  interest.......      (10,439)
 Interest and
  other
  income/(expense),
  net............        2,246
                   --------------
Income/(loss)
 before minority
 interests,
 extraordinary
 item and income
 taxes...........       (4,129)
 Minority
  interests......          (96)
                   --------------
Income/(loss)
 before
 extraordinary
 item and income
 taxes...........       (4,225)
 Income tax
  expense
  (benefit)......       (2,103)
                   --------------
Income/(loss)
 before
 extraordinary
 item............       (2,122)
 Extraordinary
  loss, net of
  tax effect.....       (8,420)
                   --------------
Net
 income/(loss)...     $(10,542)
                   ==============

                              BOOMTOWN, INC.

               CONSOLIDATING CONDENSED FINANCIAL INFORMATION

                 AS OF AND FOR THE NINE MONTH PERIOD ENDED

                               JUNE 30, 1997

                        (IN THOUSANDS) (UNAUDITED)

                                      GUARANTOR ENTITIES
                   --------------------------------------------------------
                                                      NON WHOLLY-OWNED           WHOLLY-OWNED
                                                        SUBSIDIARIES        NON-GUARANTOR ENTITIES
                                                  ------------------------- ----------------------
                                  BOOMTOWN HOTEL              MISSISSIPPI-I      BLUE DIAMOND      ELIMINATIONS AND
                   BOOMTOWN, INC.        &        LOUISIANA-I    GAMING,       HOTEL & CASINO,     RECLASSIFICATIONS
                    (PARENT CO.)  CASINO, INC.(1)  GAMING(2)     L.P.(3)           INC.(4)           DR(CR)(6)(7)
                   -------------- --------------- ----------- ------------- ---------------------- -----------------
CONDENSED
 STATEMENT OF
 CASH FLOWS
 INFORMATION:
 Net cash
  provided by
  (used in)
  operating
  activities.....     $  (474)        $ 5,125      $ 14,095      $ 3,288            $ (517)            $(9,322)
 Cash flows from
  investing
  activities:
 Payments for
  purchases of
  property, plant
  and equipment..           0          (5,772)       (1,719)      (1,813)             (414)                   0
 Advances to
  subsidiaries,
  net............      (4,206)              0             0            0                 0                4,206
 Other investing
  activities.....           0             (17)         (200)          17                 0                    0
                      -------         -------      --------      -------            ------             --------
 Net cash
  provided by
  (used in)
  investing
  activities.....      (4,206)         (5,789)       (1,919)      (1,796)             (414)               4,206
 Cash flows from
  financing
  activities:
 Proceeds from
  additions to
  long-term debt.           0           1,381             0            0                 0                    0
 Principal
  payments on
  long-term debt.        (293)         (1,286)       (1,992)      (2,445)             (532)                   0
 Advances
  (repayments)
  from/to parent.           0           1,088        (9,453)       1,089             2,160                5,116
                      -------         -------      --------      -------            ------             --------
 Net cash
  provided by
  (used in)
  financing
  activities.....        (293)          1,183       (11,445)      (1,356)            1,628                5,116
 Net increase
  (decrease) in
  cash and cash
  equivalents....      (4,973)            519           731          136               697                    0
 Cash and cash
  equivalents:
 Beginning of
  period.........      10,456           3,663         3,512        2,907             2,563                    0
                      -------         -------      --------      -------            ------             --------
 End of period...     $ 5,483         $ 4,182      $  4,243      $ 3,043            $3,260             $      0
                      =======         =======      ========      =======            ======             ========
                   BOOMTOWN, INC.
                   (CONSOLIDATED)
                   --------------
CONDENSED
 STATEMENT OF
 CASH FLOWS
 INFORMATION:
 Net cash
  provided by
  (used in)
  operating
  activities.....     $12,195
 Cash flows from
  investing
  activities:
 Payments for
  purchases of
  property, plant
  and equipment..      (9,718)
 Advances to
  subsidiaries,
  net............           0
 Other investing
  activities.....        (200)
                   --------------
 Net cash
  provided by
  (used in)
  investing
  activities.....      (9,918)
 Cash flows from
  financing
  activities:
 Proceeds from
  additions to
  long-term debt.       1,381
 Principal
  payments on
  long-term debt.      (6,548)
 Advances
  (repayments)
  from/to parent.           0
                   --------------
 Net cash
  provided by
  (used in)
  financing
  activities.....      (5,167)
 Net increase
  (decrease) in
  cash and cash
  equivalents....      (2,890)
 Cash and cash
  equivalents:
 Beginning of
  period.........      23,101
                   --------------
 End of period...     $20,211
                   ==============

                              BOOMTOWN, INC.

               CONSOLIDATING CONDENSED FINANCIAL INFORMATION

                      FOR THE NINE MONTH PERIOD ENDED

                               JUNE 30, 1996

                        (IN THOUSANDS) (UNAUDITED)

                                      GUARANTOR ENTITIES
                   --------------------------------------------------------
                                                      NON WHOLLY-OWNED           WHOLLY-OWNED
                                                        SUBSIDIARIES        NON-GUARANTOR ENTITIES
                                                  ------------------------- ----------------------
                                  BOOMTOWN HOTEL              MISSISSIPPI-I      BLUE DIAMOND      ELIMINATIONS AND
                   BOOMTOWN, INC.        &        LOUISIANA-I    GAMING,       HOTEL & CASINO,     RECLASSIFICATIONS
                    (PARENT CO.)  CASINO, INC.(1)  GAMING(2)     L.P.(3)           INC.(4)           DR(CR)(6)(7)
                   -------------- --------------- ----------- ------------- ---------------------- -----------------
CONDENSED
 STATEMENT OF
 OPERATIONS
 INFORMATION
 Revenues:
 Gaming..........     $      0        $30,412       $52,244      $32,959           $ 23,735            $      0
 Food and
  beverage.......            0          3,497         1,003        2,092              5,701                   0
 Truck stop,
  service station
  and mini-mart..            0          9,645             0           55                115                   0
 Hotel and
  recreational
  vehicle park...            0          1,192             0            0              4,287                   0
 Family
  entertainment
  center.........            0          2,044           623        1,562                197                   0
 Other income....          426          1,213           455          277                445                   0
                      --------        -------       -------      -------           --------            --------
 Total revenues..          426         48,003        54,325       36,945             34,480                   0
 Operating
  Expenses:
 Gaming..........            0         14,652        20,942       12,268              9,304                   0
 Gaming equipment
  leases.........            0              0         1,324        1,719              1,998                   0
 Food and
  beverage.......            0          3,988           522        2,224              7,537                   0
 Truckstop,
  service station
  and mini-mart..            0          8,822             0           44                 63                   0
 Hotel and
  recreational
  vehicle park...            0            499             0            0              1,902                   0
 Family
  entertainment
  center.........            0          1,150           428          884                 91                   0
 Marketing and
  promotion......          149          3,945         3,205        5,568              4,126                   0
 General and
  administrative.        2,795          8,448        12,815       12,018             13,566                   0
 Depreciation and
  amortization...            0          3,941         2,011        1,191                992                   0
 Merger
  costs/future
  development....          920              0             0            0                  0                   0
 Loss on sale of
  Boomtown Las
  Vegas..........       18,829              0             0            0             17,734                   0
                      --------        -------       -------      -------           --------            --------
                        22,693         45,445        41,247       35,916             57,313                   0
Income (loss)
 from operations.      (22,267)         2,558        13,078        1,029            (22,833)                  0
 Interest
  expense, net of
  capitalized
  interest.......       (9,528)        (1,153)       (3,382)      (3,518)            (2,883)             10,102
 Interest and
  other
  income/(expense),
  net............       12,663             25             0            0                  0             (10,102)
                      --------        -------       -------      -------           --------            --------
Income/(loss)
 before minority
 interests,
 extraordinary
 item and income
 taxes...........      (19,132)         1,430         9,696       (2,489)           (25,716)                  0
 Minority
  interests......            0              0             0            0                  0                 878
                      --------        -------       -------      -------           --------            --------
                   BOOMTOWN, INC.
                   (CONSOLIDATED)
                   --------------
CONDENSED
 STATEMENT OF
 OPERATIONS
 INFORMATION
 Revenues:
 Gaming..........     $139,350
 Food and
  beverage.......       12,293
 Truck stop,
  service station
  and mini-mart..        9,815
 Hotel and
  recreational
  vehicle park...        5,479
 Family
  entertainment
  center.........        4,426
 Other income....        2,816
                   --------------
 Total revenues..      174,179
 Operating
  Expenses:
 Gaming..........       57,166
 Gaming equipment
  leases.........        5,041
 Food and
  beverage.......       14,271
 Truckstop,
  service station
  and mini-mart..        8,929
 Hotel and
  recreational
  vehicle park...        2,401
 Family
  entertainment
  center.........        2,553
 Marketing and
  promotion......       16,993
 General and
  administrative.       49,642
 Depreciation and
  amortization...        8,135
 Merger
  costs/future
  development....          920
 Loss on sale of
  Boomtown Las
  Vegas..........       36,563
                   --------------
                       202,614
Income (loss)
 from operations.      (28,435)
 Interest
  expense, net of
  capitalized
  interest.......      (10,362)
 Interest and
  other
  income/(expense),
  net............        2,586
                   --------------
Income/(loss)
 before minority
 interests,
 extraordinary
 item and income
 taxes...........      (36,211)
 Minority
  interests......          878
                   --------------

                              BOOMTOWN, INC.

               CONSOLIDATING CONDENSED FINANCIAL INFORMATION

                      FOR THE NINE MONTH PERIOD ENDED

                               JUNE 30, 1996

                        (IN THOUSANDS) (UNAUDITED)

                                      GUARANTOR ENTITIES
                   --------------------------------------------------------
                                                      NON WHOLLY-OWNED           WHOLLY-OWNED
                                                        SUBSIDIARIES        NON-GUARANTOR ENTITIES
                                                  ------------------------- ----------------------
                                  BOOMTOWN HOTEL              MISSISSIPPI-I      BLUE DIAMOND      ELIMINATIONS AND
                   BOOMTOWN, INC.        &        LOUISIANA-I    GAMING,       HOTEL & CASINO,     RECLASSIFICATIONS
                    (PARENT CO.)  CASINO, INC.(1)  GAMING(2)     L.P.(3)           INC.(4)           DR(CR)(6)(7)
                   -------------- --------------- ----------- ------------- ---------------------- -----------------
CONDENSED
 STATEMENT OF
 OPERATIONS
 INFORMATION
 (CONTINUED):
Income/(loss)
 before
 extraordinary
 item and income
 taxes...........      (19,132)         1,430         9,696       (2,489)           (25,716)                878
 Income tax
  expense
  (benefit)......        1,542            238             0            0             (1,830)                  0
                      --------        -------      --------      -------           --------            --------
Net
 income/(loss)...     $(20,674)       $ 1,192      $  9,696      $(2,489)          $(23,886)           $    878
                      ========        =======      ========      =======           ========            ========
CONDENSED
 STATEMENT OF
 CASH FLOWS
 INFORMATION:
Net cash provided
 by (used in)
 operating
 activities......     $ (2,784)       $ 5,701      $ 13,289      $   177           $ (4,594)            $(1,594)
Cash flows from
 investing
 activities:
Payments for
 purchases of
 property, plant
 and equipment...            0         (1,574)       (2,275)      (2,807)              (512)                  0
Other investing
 activities......          881           (688)           68          128                  0                   0
                      --------        -------      --------      -------           --------            --------
Net cash provided
 by (used in)
 investing
 activities......          881         (2,262)       (2,207)     (2,679)               (512)                  0
Cash flows from
 financing
 activities:
Proceeds from
 additions to
 long-term debt..            0              0           756        1,538                163                   0
Principal
 payments on
 long-term debt..           36           (386)       (1,239)        (282)              (710)                  0
Advances
 (repayments)
 from/to parent..            0         (1,484)       (9,594)       3,365              6,119               1,594
Payment on
 property lease..            0              0             0       (2,480)                 0                   0
                      --------        -------      --------      -------           --------            --------
Net cash provided
 by (used in)
 financing
 activities......           36         (1,870)      (10,077)       2,141              5,572               1,594
Net increase
 (decrease) in
 cash and cash
 equivalents.....       (1,867)         1,569         1,005         (361)               466                   0
Cash and cash
 equivalents:
 Beginning of
  period.........       10,811          1,334         3,072        2,928              2,630                   0
                      --------        -------      --------      -------           --------            --------
 End of period...     $  8,944        $ 2,903      $  4,077      $ 2,567           $  3,096            $      0
                      ========        =======      ========      =======           ========            ========
                   BOOMTOWN, INC.
                   (CONSOLIDATED)
                   --------------
CONDENSED
 STATEMENT OF
 OPERATIONS
 INFORMATION
 (CONTINUED):
Income/(loss)
 before
 extraordinary
 item and income
 taxes...........      (35,333)
 Income tax
  expense
  (benefit)......          (50)
                   --------------
Net
 income/(loss)...     $(35,283)
                   ==============
CONDENSED
 STATEMENT OF
 CASH FLOWS
 INFORMATION:
Net cash provided
 by (used in)
 operating
 activities......     $ 10,195
Cash flows from
 investing
 activities:
Payments for
 purchases of
 property, plant
 and equipment...       (7,168)
Other investing
 activities......          389
                   --------------
Net cash provided
 by (used in)
 investing
 activities......       (6,779)
Cash flows from
 financing
 activities:
Proceeds from
 additions to
 long-term debt..        2,457
Principal
 payments on
 long-term debt..       (2,581)
Advances
 (repayments)
 from/to parent..            0
Payment on
 property lease..       (2,480)
                   --------------
Net cash provided
 by (used in)
 financing
 activities......       (2,604)
Net increase
 (decrease) in
 cash and cash
 equivalents.....          812
Cash and cash
 equivalents:
 Beginning of
  period.........       20,775
                   --------------
 End of period...     $ 21,587
                   ==============

-------
Notes to Consolidating Condensed Financial Information:

(1) Boomtown Hotel and Casino, Inc. is a wholly-owned subsidiary that is consolidated in the accompanying consolidated financial statements.
(2) Louisiana-I Gaming, includes Boomtown, Inc.'s wholly owned subsidiary in Louisiana and 100% of the assets, liabilities and equity of the limited partnership formed to operate the gaming facility in Louisiana.
(3) Mississippi-I Gaming, L.P. includes Boomtown, Inc.'s wholly owned subsidiary in Mississippi and 100% of the assets, liabilities and equity of the limited partnership formed to operate the gaming facility in Mississippi.
(4) During the periods presented, Blue Diamond Hotel & Casino, Inc. was a wholly-owned subsidiary that was consolidated in the accompanying consolidated financial statements.
(5) "Non-Guarantor entities" include three Indiana Subsidiaries which currently hold no assets and had nominal operations.
(6) Includes eliminations to account for the 7.5% minority interest in Louisiana-I Gaming and the 15% minority in interest in Mississippi-I Gaming, L.P.

(7) Reflects the adjustments made to transfer the specified assets and liabilities of Blue Diamond Hotel & Casino, Inc. to Majestic Resorts, LLC as of June 30, 1997.

                                BOOMTOWN, INC.

13. SUBSEQUENT EVENTS

  ACQUISITION OF LOUISIANA PARTNERSHIP MINORITY INTEREST--On November 18, 1996 the Company entered into an agreement with Eric Skrmetta, the lessor, in which the Company agreed to pay $5,673,000 in return for Skrmetta's 7.5% interest in the Louisiana Partnership in addition to releasing the Company from any and all claims, liabilities and causes of action of any kind arising from or related to the Partnership Agreement. The agreement required Boomtown to make a deposit of $500,000 by December 5, 1996 and the remaining $5,173,000 was paid on August 8, 1997 (unaudited).

  MERGER WITH HOLLYWOOD PARK (UNAUDITED)--On June 30, 1997, pursuant to the Merger Agreement dated as of April 23, 1996, by and among Hollywood Park, HP Acquisition, Inc., a wholly owned subsidiary of Hollywood Park, and Boomtown, HP Acquisition, Inc. was merged with and into Boomtown.

  SWAP AGREEMENT CONSUMMATION (UNAUDITED)--On July 1, 1997, Boomtown completed a swap pursuant to the Swap Agreement. See Management's Discussion and Analysis of Financial Condition and Results of Operations--"Boomtown-- Disposition of Boomtown Las Vegas."

  EARLY EXTINGUISHMENT OF FIRST MORTGAGE NOTES (UNAUDITED)--Concurrently with the closing of the Merger and the Swap, Hollywood Park supplied the funds necessary to enable Boomtown to repurchase and retire an aggregate of approximately $102.7 million in principal amount of Boomtown's First Mortgage Notes (the "Notes") leaving an aggregate of approximately $1.4 million in principal amount of the Notes outstanding. Boomtown recorded an extraordinary loss of approximately $14.2 million (approximately $8.4 million net of tax effect) in the period ended June 30, 1997, related to the tender and consent costs (approximately $9.0 million) and the write-off of deferred financing costs (approximately $5.2 million) associated with the early extinguishment of the First Mortgage Notes.

  BARGE AND BUILDING SHELL PURCHASE (UNAUDITED)--On August 4, 1997, Hollywood Park executed a purchase agreement pursuant to which one of the Hollywood Park entities repurchased the barge and the building shell at Boomtown Biloxi for a total cost of $5,250,000. A payment of $1,500,000 was made on August 4, 1997, with the balance payable in three equal annual installments of $1,250,000.

                                 BOOMTOWN, INC.

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

                 YEARS ENDED SEPTEMBER 30, 1994, 1995 AND 1996

                                           ADDITIONS  DEDUCTIONS
                                BALANCE AT CHARGED TO WRITE-OFFS,
                                BEGINNING  COSTS AND    NET OF     BALANCE AT
DESCRIPTION                     OF PERIOD   EXPENSES  COLLECTIONS END OF PERIOD
-----------                     ---------- ---------- ----------- -------------
                                                (IN THOUSANDS)
YEAR ENDED SEPTEMBER 30, 1994:
  Deducted from asset accounts:
  Allowance for doubtful
   accounts....................    $ 29       $108       $ (93)       $ 44
YEAR ENDED SEPTEMBER 30, 1995:
  Deducted from asset accounts:
  Allowance for doubtful
   accounts....................      44        210        (139)        115
YEAR ENDED SEPTEMBER 30, 1996:
  Deducted from asset accounts:
  Allowance for doubtful
   accounts....................     115        283        (223)        175

                          MISSISSIPPI-I GAMING, L.P.

                             FINANCIAL STATEMENTS

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Executive Committee
Mississippi-I Gaming, L.P.,
a Mississippi Limited Partnership

  We have audited the accompanying balance sheet of Mississippi-I Gaming, L.P. (the Partnership), a Mississippi limited partnership, as of September 30, 1996, and the related statements of operations, partners' capital (deficit) and cash flows for the years ended September 30, 1996 and 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Partnership at September 30, 1996, and the results of its operations and its cash flows for the years ended September 30, 1996 and 1995, in conformity with generally accepted accounting principles.

                                                              Ernst & Young LLP
New Orleans, Louisiana
October 31, 1996

                 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Executive Committee
Mississippi-I Gaming, L.P.,

a Mississippi Limited Partnership:

  We have audited the accompanying balance sheet of Mississippi-I Gaming, L.P. (the Partnership), a Mississippi limited partnership, as of June 30, 1997, and the related statements of operations, partners' capital (deficit) and cash flows for the nine-month period then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Partnership at June 30, 1997, and the results of its operations and its cash flows for the nine-month period then ended, in conformity with generally accepted accounting principles.

New Orleans, Louisiana                                 Arthur Andersen LLP

August 22, 1997

                           MISSISSIPPI-I GAMING, L.P.

                                 BALANCE SHEETS

                                                  AS OF SEPTEMBER 30,   AS OF
                                                  -------------------- JUNE 30,
                                                   1996       1997       1997
                                                  -------  ----------- --------
                                                           (UNAUDITED)
                     ASSETS                              (IN THOUSANDS)
                     ------
Current Assets:
 Cash and cash equivalents....................... $ 2,907    $ 3,281   $ 3,043
 Accounts receivable, net........................     148         71        61
 Prepaid expenses and other current assets.......   2,947      2,429     2,431
                                                  -------    -------   -------
      Total current assets.......................   6,002      5,781     5,535
Property, plant and equipment, at cost, net......  35,671     44,755    37,490
Other assets.....................................   4,479      2,067     4,319
                                                  -------    -------   -------
                                                  $46,152    $52,603   $47,344
                                                  =======    =======   =======
        LIABILITIES AND PARTNERS' DEFICIT
        ---------------------------------
Current Liabilities:
 Accounts payable................................ $   481    $   602   $   732
 Accrued compensation............................     765        971     1,049
 Accrued liabilities.............................   2,918      3,513     3,437
 Accrued interest payable, Boomtown, Inc. .......   2,651      4,188     2,910
 Current portion of note payable, Boomtown,
  Inc. ..........................................  41,432     44,113    42,465
 Current portion of notes payable, other.........   1,570      1,295     1,519
                                                  -------    -------   -------
      Total current liabilities..................  49,817     54,682    52,112
Notes payable, other.............................      60      2,512        23
Commitments and contingencies
Partners' deficit:
 General partner.................................       0         10         0
 Limited partners................................  (3,725)    (4,601)   (4,791)
                                                  -------    -------   -------
      Total partners' deficit....................  (3,725)    (4,591)   (4,791)
                                                  -------    -------   -------
                                                  $46,152    $52,603   $47,344
                                                  =======    =======   =======


                See accompanying notes to financial statements.

                          MISSISSIPPI--I GAMING, L.P.

                            STATEMENTS OF OPERATIONS

                         FOR THE YEARS ENDED   FOR THE THREE MONTHS   FOR THE NINE MONTHS
                            SEPTEMBER 30,       ENDED SEPTEMBER 30,     ENDED JUNE 30,
                         --------------------  ---------------------  --------------------
                           1996       1995        1997       1996      1997       1996
                         ---------  ---------  ---------- ----------  -------  -----------
                                                    (UNAUDITED)                (UNAUDITED)
                                                (IN THOUSANDS)
REVENUES:
  Gaming................ $  45,471  $  41,675  $   13,305 $   12,512  $37,541    $32,959
  Food and beverage.....     2,953      2,396         915        862    2,231      2,092
  Other.................     2,796      2,499         816        860    1,910      1,894
                         ---------  ---------  ---------- ----------  -------    -------
                            51,220     46,570      15,036     14,234   41,682     36,945
EXPENSES:
  Gaming................    24,712     24,953       7,192      7,277   19,819     18,025
  Food and beverage.....     3,032      2,438       1,194        996    2,921      2,224
  Administrative........    18,228     17,802       3,857      3,869   12,650     13,615
  Other.................     1,239      1,046         399        404    1,084        861
  Depreciation and
   amortization.........     1,683      1,338         820        492    2,390      1,191
                         ---------  ---------  ---------- ----------  -------    -------
                            48,894     47,577      13,462     13,038   38,864     35,916
                         ---------  ---------  ---------- ----------  -------    -------
Income (loss) from
 operations ............     2,326     (1,007)      1,574      1,196    2,818      1,029
  Interest expense, net
   of capitalized
   interest.............     4,904      4,365       1,374      1,286    3,940      3,518
                         ---------  ---------  ---------- ----------  -------    -------
Net income (loss)....... $  (2,578) $  (5,372) $      200 $      (90) $(1,122)   $(2,489)
                         =========  =========  ========== ==========  =======    =======
Net income (loss)
 allocated to partners:
  General partner....... $     (54) $    (166) $       10 $        0  $   (56)   $   (49)
  Limited partners......    (2,524)    (5,206)        190        (90)  (1,066)    (2,440)
                         ---------  ---------  ---------- ----------  -------    -------
                         $  (2,578) $  (5,372) $      200 $      (90) $(1,122)   $(2,489)
                         =========  =========  ========== ==========  =======    =======


                See accompanying notes to financial statements.

                           MISSISSIPPI-I GAMING, L.P.

                   STATEMENTS OF PARTNERS' CAPITAL (DEFICIT)

 YEARS ENDED SEPTEMBER 30, 1996, AND 1995, THE NINE MONTHS ENDED JUNE 30, 1997,
          AND THETHREE MONTHS ENDEDSEPTEMBER 30, 1997 (UNAUDITED)

                                                    LIMITED PARTNERS     TOTAL
                                                    -----------------  PARTNERS'
                                            GENERAL BOOMTOWN,           CAPITAL
                                            PARTNER   INC.     OTHER   (DEFICIT)
                                            ------- --------- -------  ---------
                                                      (IN THOUSANDS)
BALANCES, SEPTEMBER 30, 1994...............  $  24   $   467  $    38   $   529
  Capital contributions....................    142         0    2,000     2,142
  Net loss.................................   (166)   (2,741)  (2,465)   (5,372)
                                             -----   -------  -------   -------
BALANCES, SEPTEMBER 30, 1995...............      0    (2,274)    (427)   (2,701)
  Capital contributions....................     54         0    1,500     1,554
  Net loss.................................    (54)     (863)  (1,661)   (2,578)
                                             -----   -------  -------   -------
BALANCES, SEPTEMBER 30, 1996...............      0    (3,137)    (588)   (3,725)
  Capital contributions....................     56         0        0        56
  Net loss.................................    (56)     (898)    (168)   (1,122)
                                             -----   -------  -------   -------
BALANCES, JUNE 30, 1997....................      0    (4,035)    (756)   (4,791)
  Capital contributions (unaudited)........      0         0        0         0
  Net income (unaudited)...................     10       160       30       200
                                             -----   -------  -------   -------
BALANCES, SEPTEMBER 30, 1997 (UNAUDITED)...  $  10   $(3,875) $  (726)  $(4,591)
                                             =====   =======  =======   =======



                See accompanying notes to financial statements.

                           MISSISSIPPI-I GAMING, L.P.

                            STATEMENTS OF CASH FLOWS

                           FOR THE YEARS    FOR THE THREE
                               ENDED         MONTHS ENDED    FOR THE NINE MONTHS
                           SEPTEMBER 30,    SEPTEMBER 30,      ENDED JUNE 30,
                          ----------------  ---------------  --------------------
                           1996     1995     1997     1996    1997       1996
                          -------  -------  -------  ------  -------  -----------
                                             (UNAUDITED)              (UNAUDITED)
                                            (IN THOUSANDS)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
Net income (loss).......  $(2,578) $(5,372) $   200  $  (90) $(1,122)   $(2,489)
Adjustments to reconcile
 net income (loss) to
 net cash (used in)
 provided by operating
 activities:
  Lease expense recorded
   in exchange for
   limited partnership
   interest.............    1,500    2,000        0       0        0      1,500
  Depreciation and
   amortization.........    1,683    1,338      820     493    2,390      1,191
  Gain (loss) on sale of
   property and
   equipment............       35      146        0      35      142          0
Changes in operating
 assets and liabilities:
  (Increase) decrease in
   accounts receivable,
   net..................      (93)     212      (10)    (93)     87           0
  (Increase) decrease in
   prepaid expenses and
   other current assets.     (551)     373        2    (220)     510       (331)
  (Increase) decrease in
   other assets.........   (2,295)      (1)   2,252  (2,624)     143        329
  Increase (decrease) in
   accounts payable.....       15     (211)    (130)     (3)     250         18
  Increase (decrease) in
   accrued compensation.      266      214      (78)    (75)     284        341
  Increase in accrued
   liabilities..........      129    1,599       76    (154)     345        283
  Increase in accrued
   interest payable,
   Boomtown, Inc........      252    1,639    1,278     917      259       (665)
                          -------  -------  -------  ------  -------    -------
    Net cash (used in)
     provided by
     operating
     activities.........   (1,637)   1,937    4,410  (1,814)   3,288        177
CASH FLOWS FROM
 INVESTING ACTIVITIES:
  Additions to property,
   plant and equipment..   (1,359)  (2,049)  (5,596)  1,531   (1,813)    (2,890)
  Proceeds from sale of
   property and
   equipment............        0       34        0    (212)      17        212
                          -------  -------  -------  ------  -------    -------
    Net cash used in
     investing
     activities.........   (1,359)  (2,015)  (5,596)  1,319   (1,796)    (2,678)
CASH FLOWS FROM
 FINANCING ACTIVITIES:
  Note payable,
   Boomtown, Inc., net..    3,814    1,033    1,648     449    1,089      3,365
  Advances from
   Boomtown, Inc........        0        0        0       0        0          0
  Payments on notes
   payable, other.......     (839)    (253)    (224)    385   (2,445)    (2,762)
  Proceeds from notes
   payable, other.......        0      857        0       0        0      1,538
                          -------  -------  -------  ------  -------    -------
    Net cash provided by
     (used for)
     financing
     activities.........    2,975    1,637    1,424     834   (1,356)     2,141
                          -------  -------  -------  ------  -------    -------
(Decrease) increase in
 cash and cash
 equivalents............      (21)   1,559      238     339      136       (360)
Cash and cash
 equivalents at the
 beginning of the
 period.................    2,928    1,369    3,043   2,568    2,907      2,928
                          -------  -------  -------  ------  -------    -------
Cash and cash
 equivalents at the end
 of the period..........  $ 2,907  $ 2,928  $ 3,281  $2,907  $ 3,043    $ 2,568
                          =======  =======  =======  ======  =======    =======

                See accompanying notes to financial statements.

                          MISSISSIPPI-I GAMING, L.P.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  GENERAL Mississippi-I Gaming, L.P. (the "Mississippi Partnership"), is a Mississippi limited partnership, which is majority owned and controlled by Hollywood Park, Inc. ("Hollywood Park"), through its wholly owned subsidiaries, Boomtown, Inc. ("Boomtown") and Bayview Yacht Club, Inc., which own 80% and 5%, respectively, of the Mississippi Partnership, with the remaining 15% being owned by Eric Skrmetta ("Skrmetta"). The Mississippi Partnership operates a casino, known as "Boomtown Biloxi," on a 40,000-square foot barge which is permanently moored to a land-based facility located on the historic Back Bay of Biloxi, Mississippi.

  Historically, the Mississippi Partnership reported financial results with a year end of September 30. Subsequent to Hollywood Park's June 30, 1997, acquisition of Boomtown (the "Merger"), the Mississippi Partnership will be reporting results on a calendar year end of December 31.

  INTERIM FINANCIAL INFORMATION Certain interim financial information is unaudited. In the opinion of management, all adjustments considered necessary for a fair presentation of its financial position at September 30, 1997, the results of operations and cash flows for the three months ended September 30, 1997 and 1996 and the results of operations, and cash flows for the nine months ended June 30, 1996 have been included. All adjustments to the interim financial information were of a normal recurring nature and consistent with the adjustments made in the financial statements for the fiscal years ended September 30, 1996, 1995 and for the nine months ended June 30, 1997. The Mississippi Partnership's operations are seasonal and thus operating results for interim periods should not be considered indicative of the results that may be expected for the year ending December 31, 1997.

  ESTIMATES Financial statements prepared according to generally accepted accounting principles require the use of management estimates. These estimates are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated by management.

  PROPERTY, PLANT AND EQUIPMENT Property, plant and equipment are depreciated on the straight line method over their estimated useful lives, which range from three to thirty-five years.

  CASH AND CASH EQUIVALENTS Cash and cash equivalents consisted of cash on hand and in banks. The Mississippi Partnership considers highly liquid investments with original maturities of three months or less as cash equivalents. Long term debt (capital leases) incurred for the purchase of property and equipment during the year ended September 30, 1996, totaled approximately $1,981,000, and for the nine months ended June 30, 1997 and 1996 (unaudited) totaled approximately $2,532,000 and $1,981,000, respectively.

  CONCENTRATIONS OF CREDIT RISK The Mississippi Partnership holds its cash in an interest bearing account with a financial institution. This account is collateralized by securities issued by the United States Government and other high-quality credit instruments.

  FAIR VALUES OF FINANCIAL INSTRUMENTS The carrying amounts reported in the accompanying balance sheets for cash and cash equivalents approximate their respective fair values. The carrying amounts of the Mississippi Partnership's borrowings under its debt agreements approximate their fair values. The fair values were based on the Mississippi Partnership's then incremental borrowing rates for similar types of borrowing arrangements.

                          MISSISSIPPI-I GAMING, L.P.

  INVENTORIES Inventories, which are included in prepaid expenses and other current assets, consisted primarily of food and beverage stock and uniforms, which are both stated at the lower of cost (determined using the first-in, first-out method) or market.

  ADVERTISING Advertising costs were expensed as incurred. Advertising expenses for the years ended September 30, 1996, and 1995, were $1,800,000, and $1,600,000, respectively. Advertising expense for the nine months ended June 30, 1997 and 1996 (unaudited) were $1,490,000 and $1,219,000, respectively.

  INCOME TAXES Any income tax liability is the responsibility of the partners in the Mississippi Partnership, and thus no provision for income taxes was made in the accompanying financial statements. The tax basis exceeded the book basis of the Mississippi Partnership's assets and liabilities by approximately $2,000,000 at September 30, 1996.

  GAMING REVENUES AND PROMOTIONAL ALLOWANCES In accordance with industry practice, the Mississippi Partnership recognized gaming revenues, as the net win from gaming activities, which is the difference between gaming wins and losses. Revenues in the accompanying statements of operations excluded the retail value of food, beverage and other promotional allowances provided to patrons without charge. The estimated cost of providing such promotional allowances which are reported as gaming expenses, for the years ended September 30, 1996, and 1995 were $3,832,000 and $3,116,000, respectively, and for the nine months ended June 30, 1997 and 1996 (unaudited) were $2,905,000 and $2,824,000, respectively.

  RECLASSIFICATIONS Certain reclassifications have been made to the 1996, and 1995 balances to be consistent with the 1997 financial statement presentation.

NOTE 2--PREPAID EXPENSES AND OTHER CURRENT ASSETS

  The components of prepaid expenses and other current assets as of September 30, 1997, and 1996 and June 30, 1997, consisted of the following:

                                                              SEPTEMBER 30,
                                                JUNE 30,  ---------------------
                                                  1997       1997       1996
                                               ---------- ---------- ----------
   Prepaid insurance premiums................. $  194,000 $  554,000 $  789,000
   Land lease, related party..................    500,000    500,000    500,000
   Tidelands lease............................    425,000    319,000    394,000
   Other prepaid leases.......................    286,000    162,000    339,000
   Inventories................................    358,000    406,000    363,000
   Prepaid taxes and licenses.................    258,000    198,000    184,000
   Other current assets.......................    410,000    290,000    378,000
                                               ---------- ---------- ----------
                                               $2,431,000 $2,429,000 $2,947,000
                                               ========== ========== ==========

  The components of other assets as of September 30, 1997, and 1996 and June
30, 1997, consisted of the following:

                                                              SEPTEMBER 30,
                                                JUNE 30,  ---------------------
                                                  1997       1997       1996
                                               ---------- ---------- ----------
   Pre-payment of property lease.............. $2,113,000 $        0 $2,188,000
   Land lease, related party..................  2,000,000  2,000,000  2,000,000
   Other assets...............................    206,000     67,000    291,000
                                               ---------- ---------- ----------
                                               $4,319,000 $2,067,000 $4,479,000
                                               ========== ========== ==========

                          MISSISSIPPI-I GAMING, L.P.

NOTE 3--PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment held as of September 30, 1997, and 1996 and June 30, 1997, consisted of the following:

                                                              SEPTEMBER 30,
                                              JUNE 30,   -----------------------
                                                1997        1997        1996
                                             ----------- ----------- -----------
   Land and land improvements............... $   226,000 $   226,000 $   226,000
   Buildings and building improvements......  33,436,000  41,278,000  32,864,000
   Equipment................................   8,994,000   9,173,000   5,671,000
   Construction in progress.................     267,000     292,000      16,000
                                             ----------- ----------- -----------
                                              42,923,000  50,969,000  38,777,000
   Less accumulated depreciation............   5,433,000   6,214,000   3,106,000
                                             ----------- ----------- -----------
                                             $37,490,000 $44,755,000 $35,671,000
                                             =========== =========== ===========

NOTE 4--SECURED AND UNSECURED NOTES PAYABLE

  Notes payable as of September 30, 1997, and 1996 and June 30, 1997, consisted of the following:

                                                              SEPTEMBER 30,
                                                JUNE 30,  ---------------------
                                                  1997       1997       1996
                                               ---------- ---------- ----------
   Secured notes payable...................... $   83,000 $3,750,000 $  320,000
   Capital lease obligations..................  1,459,000     57,000  1,310,000
                                               ---------- ---------- ----------
                                                1,542,000  3,807,000  1,630,000
   Less current maturities....................  1,519,000  1,295,000  1,570,000
                                               ---------- ---------- ----------
                                               $   23,000 $2,512,000 $   60,000
                                               ========== ========== ==========

  The notes payable as of September 30, 1996 were secured by furniture, fixtures and equipment with net book values of approximately $569,000 and the notes matured in September 1997. Interest of $55,000 was paid on these notes during the year ended September 30, 1996, and for the nine months ended June 30, 1997 and 1996 (unaudited) interest was paid of $17,000 and $44,000, respectively.

  The barge upon which Boomtown Biloxi sits, and the building shell, were owned by National Gaming Mississippi, Inc., a subsidiary of Chartwell Leisure, Inc. ("National Gaming"). The Mississippi Partnership leased these assets from National Gaming, and also contracted with National Gaming for marketing services (Note 5). Lease payments made to National Gaming were 16% of adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"), as defined in the relevant contract. On August 4, 1997, Hollywood Park executed an agreement pursuant to which a Hollywood Park entity purchased the assets from National Gaming for $5,250,000, payable through a down payment of approximately $1,500,000, with the balance to be paid in three equal annual installments of $1,250,000, or $3,750,000. The Adjusted EBITDA participation and other related agreements were terminated upon purchase of the assets (unaudited).

  As of September 30, 1997, and 1996 and June 30, 1997, the Mississippi Partnership also had an outstanding note payable to Boomtown (the "Boomtown Note") in the amounts of $44,113,000, $41,432,000, and $42,465,000, respectively. These amounts primarily related to funds invested by Boomtown for the initial construction of the property, and the net of subsequent cash transfers to Boomtown from the Mississippi Partnership, and from Boomtown to the Mississippi Partnership. Interest on the notes payable to Boomtown was fixed at 11.5%.

  In 1996, the Mississippi Partnership capitalized software, previously under capital lease by Boomtown, which resulted in a $221,000 increase in the Boomtown Note. Boomtown also made a payment of approximately

                          MISSISSIPPI-I GAMING, L.P.

$2,480,000, on behalf of the Mississippi Partnership, with respect to the barge that Boomtown Biloxi operates upon (see Note 5). Both of these transactions are included in the accompanying statement of cash flows for the year ended September 30, 1996.

  The Mississippi Partnership incurred interest costs of $4,239,000, $4,727,000 and $3,659,000 on the balance of the Boomtown Note for the years ended September 30, 1995 and 1996 and the nine months ended June 30, 1997, respectively. No interest was capitalized in 1996 or 1997.

  The capital lease obligations were secured by furniture, fixtures and equipment with net book values of approximately $1,858,000 as of September 30, 1996 and approximately $3,528,000 as of June 30, 1997. These capital lease obligations mature between August 1997 and January 1999. Interest of $61,000 was paid on the capital lease obligations during the year ended September 30, 1996 and of $231,000 for the nine months ended June 30, 1997.

  Principal maturities of long term debt and capital lease obligations by calendar year, as of June 30, 1997, are as follows:

           1997.............................. $1,496,000
           1998..............................     46,000
           Thereafter........................          0
                                              ----------
                                              $1,542,000
                                              ==========

NOTE 5--COMMITMENTS AND CONTINGENCIES

  DEBT GUARANTEES On November 24, 1993, Boomtown completed the private placement of $103,500,000 of 11.5% First Mortgage Notes due November 2003 (the "11.5% Boomtown Notes"). The 11.5% Boomtown Notes were secured by, and among other things, a full and unconditional guarantee by the Mississippi Partnership, as defined in the Indenture to the 11.5% Boomtown Notes. The Indenture governing the 11.5% Boomtown Notes placed certain business, financial and operating restrictions on Boomtown and its subsidiaries including, among other things, the incurrence of additional indebtedness, issuance of preferred equity interests and entering into operational leases; limitations on dividends, repurchase of capital stock of Boomtown and redemption's of subordinated debt; limitations on transactions with affiliates; limitations on mergers, consolidations and sales of assets; limitations on amending existing partnership and facility construction agreements; and limitations on the use of proceeds from the issuance of the 11.5% Boomtown Notes.

  The Mississippi Partnership was a guarantor for a $1,100,000 promissory note for Blue Diamond Hotel & Casino, Inc., a formerly wholly owned subsidiary of Boomtown, which was divested in the Merger with Hollywood Park, and as of July 1, 1997, the Mississippi Partnership was no longer a guarantor with respect to this note (unaudited).

  The Mississippi Partnership was also a guarantor for a $3,200,000 note (as of September 30, 1996) related to the riverboat upon which Boomtown operated a casino through Louisiana-I Gaming, L.P., which is majority owned and controlled by Boomtown. Louisiana-I Gaming, L.P. paid down the balance of this note on August 7, 1997 (unaudited).

  OPERATING LEASES The Mississippi Partnership leased its facilities and operating equipment under noncancelable operating lease arrangements with terms in excess of one year.

                          MISSISSIPPI-I GAMING, L.P.

  LEASES WITH RELATED PARTIES In 1993, Boomtown signed an agreement to lease property from Skrmetta through the Mississippi Partnership as the site for the gaming facility and related amenities. The Mississippi Partnership invested $2,000,000 as a long term deposit on the lease and committed to annual rental payments of approximately $2,000,000 as base rent and percentage rent of 5% of adjusted gaming win over $25,000,000. In exchange for a 15% interest in the Mississippi Partnership with the lessor of the property, the Mississippi Partnership received two years of free base rent. During this two year period rent expense was charged to operations and Skrmetta's limited partner capital account was credited. The lease term is 99 years and is cancelable upon one year's notice.

  BARGE LEASE On July 22, 1994, the Mississippi Partnership sold the barge and the building shell to HFS Gaming Corp. ("HFS"), a Delaware corporation. Approximately $2,400,000 of the $11,000,000 sales price was retained by Boomtown to be used for the initial development and construction of the casino property. Simultaneously with this sale, the Mississippi Partnership leased the barge and the building shell back from HFS, for 25 years, along with an option to purchase the barge and the building shell for fair market value at the end of the lease or upon the occurrence of certain events as defined in the lease agreement. In the event of default by the Mississippi Partnership, HFS could have terminated the lease or required the Mississippi Partnership to purchase the leased assets for fair market value. HFS agreed to provide certain marketing services to the Mississippi Partnership. The Mississippi Partnership paid HFS rent under the lease and payments for services under the marketing agreement equal to approximately 20% of the annual adjusted earnings before interest, taxes, depreciation and amortization (the "EBITDA Distributions"), as defined, for the Mississippi Partnership. As the lease payments represent contingent rentals, they are excluded from future minimum annual rental commitments schedule below. HFS subsequently transferred the lease and marketing agreement to National Gaming.

  In November 1995, Boomtown executed an agreement with National Gaming, whereby $2,400,000 was paid to National Gaming in return for a reduction of the EBITDA Distributions from 20% to 16%. For an additional payment of $100,000 the Mississippi Partnership secured an option to buy the barge and the building shell from National Gaming, along with the EBITDA Distributions participation, at a cost approximating the original investment made by HFS less the $2,400,000 previously paid by the Mississippi Partnership to National Gaming.

  On August 4, 1997, Hollywood Park executed an agreement pursuant to which a Hollywood Park entity purchased the assets from National Gaming for $5,250,000, payable through a down payment of approximately $1,500,000, with the balance to be paid in three equal annual installments of $1,250,000. The Adjusted EBITDA participation and other related agreements were terminated upon purchase of the assets.

  TIDELANDS LEASE The Mississippi Partnership leases submerged tidelands at the Boomtown Biloxi site from the State of Mississippi. This lease has a ten year term, with a five year option to renew, with initial annual rent payments of $525,000. Annual rent for the remaining two years of the initial five year period, will be $425,000. Rent for the balance of the lease term will be determined in accordance with Mississippi law, based on an appraisal obtained by The State of Mississippi.

  The aggregate future minimum annual rental commitments on a calendar year basis as of June 30, 1997, under operating leases having non-cancelable terms in excess of one year is as follows:

           1997.............................. $  690,000
           1998..............................  1,256,000
           1999..............................    666,000
           2000..............................    383,000
           2001..............................    340,000
           Thereafter........................    871,000
                                              ----------
                                              $4,206,000
                                              ==========

                          MISSISSIPPI-I GAMING, L.P.

  GENERAL Rental expense included in the accompanying statements of operations for the years ended September 30, 1996, and 1995, totaled $7,557,000, and $7,388,000, respectively (of which $2,934,000, and $2,711,000, respectively was with related parties). Of these amounts $6,827,000, and $6,877,000, represented minimum rentals, respectively, and $729,000, and $511,000, represented contingent rentals, respectively.

  Rent expense for the nine months ended June 30, 1997 and 1996 (unaudited) totaled $4,003,000 and $5,774,000, respectively, of which $2,198,000 and $2,147,000, respectively was with related parties. The total rent expense for the nine months ended June 30, 1997 and 1996 (unaudited), included minimum rent expense of $3,306,000 and $5,277,000, respectively and contingent rent expense of $697,000 and $497,000, respectively.

  GAMING LICENSE The Mississippi Gaming Commission requires, as a condition of licensing or license renewal, gaming companies to make a one time capital investment in facilities for general public use, such as restaurants and other non-gaming facilities, equal to 25% of the initial casino construction and gaming equipment costs. The Mississippi Partnership believes that it's current land-based facility satisfies this Mississippi Gaming Commission requirement. On October 26, 1997, the Mississippi Partnership received a verbal notice that it's current land-based facility satisfied the Mississippi Commission requirement, and has requested a written confirmation (unaudited).

  SELF INSURANCE The Mississippi Partnership maintained a plan of partial self-insurance for medical and dental coverage for substantially all full-time employees and their dependents. Claims in excess of $50,000 for the policy year ended February 28, 1995, and $75,000 for policy years ended February 28, 1996, and 1997, per individual are fully covered by insurance. The Mississippi Partnership established reserves (approximately $578,000 as of June 30, 1997) considered adequate to cover estimated future payments on claims.

NOTE 6--401(k) PLAN

  The Mississippi Partnership's employees were covered under the Boomtown 401(k) Plan (the "Plan"). Under the Plan the Mississippi Partnership would match 50% of employee's contributions up to a maximum of 5% of the employee's wages. The Mississippi Partnership recorded $112,000, $35,000 $98,000 and $75,000 of expense during the years ended September 30, 1996, and 1995, and the nine months ended June 30, 1997 and 1996 (unaudited), respectively, related to the matching contributions under the Plan.

NOTE 7--BOOMTOWN MANAGEMENT FEE

  Boomtown is responsible for managing the operations of Boomtown Biloxi and charges the property a pro-rated share of the costs it incurred relative to its management. During the years ended September 30, 1996 and 1995, and the nine months ended June 30, 1997 and 1996 (unaudited) the Mississippi Partnership recorded Boomtown related management expense of $732,000, $756,000, $540,000 and $495,000, respectively.

NOTE 8--SUBSEQUENT EVENTS (UNAUDITED)

  On June 30, 1997, pursuant to the Agreement and Plan of Merger dated as of April 23, 1996, by and among Hollywood Park, HP Acquisition, Inc., a wholly owned subsidiary of Hollywood Park and Boomtown, HP Acquisition, Inc. was merged with and into Boomtown. As a result of the Merger, Boomtown became a wholly owned subsidiary of Hollywood Park.

  On August 6, 1997, Hollywood Park and Hollywood Park Operating Company (a wholly owned subsidiary of Hollywood Park), as co-obligors, issued $125,000,000 of Series A 9.5% Senior Subordinated Notes due 2007 (the "Notes"). The Notes are fully and unconditionally, jointly and severally, guaranteed on a senior subordinated basis by all of Hollywood Park's material subsidiaries, including Mississippi-I Gaming, L.P.

                          MISSISSIPPI-I GAMING, L.P.

  In connection with the Merger, Hollywood Park supplied the funds to Boomtown to repurchase and retire an aggregate of approximately $102,700,000 in principal amount of the 11.5% Boomtown Notes. The remaining balance of $1,253,000 is fully and unconditionally guaranteed by Mississippi-I Gaming, L.P.

  On November 26, 1996, the Mississippi Partnership paid approximately $500,000 to amend an operating lease for certain slot machines, whereby the Mississippi Partnership purchased the slot machines in August 1997, for approximately $554,000. The cost of the slots machines, now under capital lease, was approximately $2,500,000 and is being depreciated over the remainder of their useful lives.

  As previously stated, the Mississippi Partnership is 85% owned by Hollywood Park through its two wholly owned subsidiaries Boomtown and Bayview Yacht Club, Inc., and 15% owned by Skrmetta. Both Hollywood Park and Skrmetta have an option, exercisable over a four year period, to exchange Skrmetta's interest in the Mississippi Partnership, at Skrmetta's option for either cash and/or shares of Hollywood Park common stock with an aggregate value equal to the value of Skrmetta's 15% interest in the Mississippi Partnership, with such value determined by a formula set forth in the relevant partnership agreements. On August 13, 1997, Hollywood Park exercised this option and subsequently supplied Skrmetta with its calculation of the value of his 15% interest. Skrmetta did not agree to this valuation of his 15% interest, and Hollywood Park and Skrmetta are currently attempting to reach agreement on a value. In the event that Hollywood Park and Skrmetta are unable to reach an agreement, Hollywood Park plans to initiate arbitration proceedings.

  In October 1997, the Mississippi Partnership exercised its option to purchase for $1,000,000 a half-acre parcel adjacent to the existing property, which is currently used for valet parking and may be used for expansion opportunities in the future.

  The Mississippi Gaming Commission requires, as a condition of licensing or license renewal, gaming companies to make a one time capital investment in facilities for general public use, such as restaurants and other non-gaming facilities, equal to 25% of the initial casino construction and gaming equipment costs (Note 5). The Mississippi Partnership believes that it's current land-based facility satisfies this Mississippi Gaming Commission requirement. On October 26, 1997, the Mississippi Partnership received a verbal notice that it's current land-based facility satisfied the Mississippi Commission requirement, and has requested a written confirmation.

                           MISSISSIPPI-I GAMING, L.P.

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

  YEARS ENDED SEPTEMBER 30, 1996, AND 1995 AND NINE MONTHS ENDED JUNE 30, 1997

                                           ADDITIONS  DEDUCTIONS
                                BALANCE AT CHARGED TO WRITE-OFFS,
                                BEGINNING  COSTS AND    NET OF     BALANCE AT
DESCRIPTION                     OF PERIOD   EXPENSES  COLLECTIONS END OF PERIOD
-----------                     ---------- ---------- ----------- -------------
                                                (IN THOUSANDS)
NINE MONTHS ENDED JUNE 30,
 1997:
  Deducted from asset accounts:
  Allowance for doubtful
   accounts....................    $34        $82        $(83)         $33
YEAR ENDED SEPTEMBER 30, 1996:
  Deducted from asset accounts:
  Allowance for doubtful
   accounts....................     16         92         (74)          34
YEAR ENDED SEPTEMBER 30, 1995:
  Deducted from asset accounts:
  Allowance for doubtful
   accounts....................      6         43         (33)          16

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, ANY SECURITIES OFFERED HEREBY TO ANY PERSON IN OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPRESSION THAT THERE HAS NOT BEEN A CHANGE IN THE INFORMATION SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE ISSUERS SINCE THE DATE HEREOF.

                               ----------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Available Information....................................................     i
Documents Incorporated by Reference......................................    ii
Prospectus Summary.......................................................     1
Risk Factors.............................................................    14
Use of Proceeds..........................................................    24
The Exchange Offer.......................................................    24
Certain Federal Income Tax Consequences..................................    32
Capitalization...........................................................    34
Selected Historical and Pro Forma Financial Data.........................    35
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................    39
Unaudited Pro Forma Combined Consolidated Condensed Financial Statements.    53
Business.................................................................    59
Management...............................................................    83
Security Ownership of Certain Beneficial Owners and Management...........    86
Description of Other Indebtedness........................................    88
Description of Notes.....................................................    90
Plan of Distribution.....................................................   120
Book-Entry; Delivery and Form............................................   121
Experts..................................................................   122
Legal Matters............................................................   123
Index to Financial Statements............................................   F-1

-------------------------------------------------------------------------------
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                                 $125,000,000

                             [LOGO HOLLYWOOD PARK]

                   SERIES B 9 1/2% SENIOR SUBORDINATED NOTES
                                   DUE 2007

                       --------------------------------

                                  PROSPECTUS

                       --------------------------------


                                        , 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

  Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

  As permitted by Section 102(b)(7) of the DGCL, each Issuer's Certificate of Incorporation, as amended, includes a provision that limits a director's personal liability to such Issuer or its stockholders for monetary damages for breaches of his or her fiduciary duty as a director. Article XIII of each Issuer's Certificate of Incorporation, as amended, provides that no director of such Issuer shall be personally liable to such Issuer or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.

  As permitted by Section 145 of the DGCL, each Issuer's Bylaws provide that, to the fullest extent permitted by the DGCL, directors, officers and certain other persons who are made, or are threatened to be made, parties to, or are involved in, any action, suit or proceeding will be indemnified by such Issuer with respect thereto.

  Hollywood Park, Inc. maintains insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of Hollywood Park, Inc.

ITEM 21. EXHIBITS

  A list of exhibits included as part of the Registration Statement is set forth below:

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
  2.1    Agreement and Plan of Reorganization, by and among Hollywood Park,
         Inc., and Pacific Casino Management, Inc., dated November 17, 1995, is hereby incorporated by reference to Exhibit 4.1 to the Company's
         Current Report on Form 8-K, filed November 30, 1995.
  2.2    Agreement and Plan of Merger, by and among Hollywood Park, Inc., HP
         Acquisition, Inc., and Boomtown, Inc., dated April 23, 1996, is hereby incorporated by reference to Exhibit 2.1 to the Company's Current
         Report on Form 8-K, filed May 3, 1996.
  3.1    Certificate of Incorporation of Hollywood Park, Inc., is hereby incorporated by reference to Exhibit 3.1 to the Company's Registration
         Statement on Form S-1 dated January 29, 1993.

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
 3.2     Amended By-laws of Hollywood Park, Inc. are hereby incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on
         Form S-1 dated January 29, 1993.
 3.3*    Certificate of Incorporation of Hollywood Park Operating Company
 3.4*    Amended By-laws of Hollywood Park Operating Company
 3.5*    Certificate of Incorporation of Hollywood Park Fall Operating Company
 3.6*    By-laws of Hollywood Park Fall Operating Company
 3.7*    Articles of Incorporation of Hollywood Park Food Services, Inc.
 3.8*    By-laws of Hollywood Park Food Services, Inc.
 3.9*    Articles of Incorporation of HP/Compton, Inc.
 3.10*   By-laws of HP/Compton, Inc.
 3.11*   Articles of Organization of Crystal Park Hotel and Casino Development
         Company, LLC
 3.12*   Operating Agreement of Crystal Park Hotel and Casino Development
         Company, LLC
 3.13*   Restated Articles of Incorporation of Turf Paradise, Inc.
 3.14*   By-laws of Turf Paradise, Inc.
 3.15*   Certificate of Incorporation of HP Yakama, Inc.
 3.16*   By-laws of HP Yakama, Inc.
 3.17*   Amended and Restated Certificate of Incorporation of Boomtown, Inc.
 3.18*   By-laws of Boomtown, Inc.
 3.19*   Certificate of Amended and Restated Articles of Incorporation of
         Boomtown Hotel & Casino, Inc.
 3.20*   Revised and Restated By-laws of Boomtown Hotel & Casino, Inc.
 3.21*   Articles of Incorporation of Bayview Yacht Club, Inc.
 3.22*   By-laws of Bayview Yacht Club, Inc.
 3.23*   Certificate of Mississippi Limited Partnership of Mississippi-I
         Gaming, L.P.
 3.24    Amended and Restated Agreement of Limited Partnership of Mississippi-I
         Gaming, L.P., is hereby incorporated by reference to Exhibit 10.31 to the Company's Quarterly Report on Form 10-Q for the period ended June
         30, 1997.
 3.25*   Articles of Incorporation of Louisiana Gaming Enterprises, Inc.
 3.26*   Amended and restated Partnership Agreement of Louisiana-I Gaming, a
         Louisiana Partnership in Commendam
 4.5     Convertible Preferred Stock Depositary Stock Agreement between
         Hollywood Park, Inc. and Chase Mellon Shareholder Services, dated
         February 9, 1993, is hereby incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form S-1 dated January 29,
         1993.
 4.7     Hollywood Park 1996 Stock Option Plan is hereby incorporated by reference to Exhibit 10.24 to the Company's Registration Statement on
         Form S-4 dated September 18, 1996.
 4.8     Hollywood Park 1993 Stock Option Plan is hereby incorporated by reference to Appendix A to the Notice of Annual Meeting to shareholders and Proxy Statement relating to the Annual Meeting of
         Stockholders of Hollywood Park, Inc. held on May 17, 1993.
 4.9     Indenture, dated August 1, 1997, by and among the Company, HPOC,
         Hollywood Park Food Services, Inc., HP/Compton, Inc., Crystal Park
         Hotel and Casino Development Company, LLC, HP Yakama, Inc., Turf
         Paradise, Inc., Boomtown, Inc., Boomtown Hotel & Casino, Inc.,
         Louisiana-I Gaming, Louisiana Gaming Enterprises, Inc., Mississippi-I
         Gaming, L.P., Bayview Yacht Club, Inc. and The Bank of New York, as
         trustee, is hereby incorporated by reference to Exhibit 10.37 to the
         Company's Quarterly Report on Form 10-Q for the quarter ended June 30,
         1997.

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
  4.10   Form of Series B 9 1/2% Senior Subordinated Note due 2007 (Included in
         Exhibit 4.9).
  5*     Opinion of Irell & Manella LLP
 10.1    Directors Deferred Compensation Plan for Hollywood Park, Inc. is
         hereby incorporated by reference to Exhibit 10.6 to the Company's
         Annual Report on Form 10-K for the year ended December 31, 1991.
 10.2    Lease Agreement dated as of January 1, 1989, by and between Hollywood
         Park Realty Enterprises, Inc. and Hollywood Park Operating Company, as
         amended, is hereby incorporated by reference to Exhibit 2 to the Joint
         Annual Report on Form 10-K for the fiscal year ended December 31,
         1989, of Hollywood Park Operating Company and Hollywood Park Realty
         Enterprises, Inc.
 10.3    Aircraft rental agreement dated November 1, 1993, by and between
         Hollywood Park, Inc. and R.D. Hubbard Enterprises, Inc. is hereby incorporated by reference to Exhibit 10.7 to the Company's Annual
         Report on Form 10-K for the year ended December 31, 1993.
 10.4    Amended and Restated Credit Agreement dated March 23, 1994, by and between Sunflower Racing, Inc. and First Union National Bank of North
         Carolina, Bank One Lexington, Texas Commerce Bank, Home State Bank of
         Kansas City and Intrust Bank, N.A. is hereby incorporated by reference to Exhibit 10.9 to the Company's Quarterly Report on Form 10-Q for the
         quarter ended June 30, 1994.
 10.5    Pledge Agreement dated March 23, 1994, by and between Hollywood Park,
         Inc., First Union National Bank of North Carolina, (as agent for the ratable benefit of itself and the Banks named in the Amended and
         Restated Credit Agreement included as Exhibit 10.4) is hereby incorporated by reference to Exhibit 10.10 to the Company's Quarterly
         Report on Form 10-Q for the quarter ended June 30, 1994.
 10.6    Amendment of Oil and Gas Lease dated January 10, 1995, by and between
         Hollywood Park, Inc. and Casex Co., Nunn Ltd., and Vortex Energy &
         Minerals is hereby incorporated by reference to Exhibit 10.12 to the
         Company's Annual Report on Form 10-K for the year ended December 31,
         1994.
 10.7    Agreement Respecting Pyramid Casino dated December 3, 1994, by and between Hollywood Park, Inc. and Compton Entertainment, Inc., is
         hereby incorporated by reference to Exhibit 10.11 to the Company's
         Annual Report on Form 10-K for the year ended December 31, 1994.
 10.8    Amendment to Agreement Respecting Pyramid Casino dated April 14, 1995, by and between Hollywood Park, Inc., and Compton Entertainment, Inc.,
         is hereby incorporated by reference to Exhibit 10.14 to the Company's
         Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.
 10.9    Amended and Restated Agreement Respecting Pyramid Casino dated July
         14, 1995, by and between Hollywood Park, Inc., and Compton
         Entertainment, Inc., is hereby incorporated by reference to
         Exhibit 10.15 to the Company's Quarterly Report on Form 10-Q for the
         quarter ended September 30, 1995.
 10.10   Amended and Restated Disposition and Development Agreement of Purchase
         and Sale, and Lease with Option to Purchase, dated August 2, 1995, by and between The Community Redevelopment Agency of the City of Compton
         and Compton Entertainment, Inc., is hereby incorporated by reference to Exhibit 10.16 to the Company's Quarterly Report on Form 10-Q for
         the quarter ended September 30, 1995.
 10.11   Guaranty, dated July 31, 1995, by Hollywood Park, Inc., in favor of the Community Redevelopment Agency of the City of Compton, is hereby incorporated by reference to Exhibit 10.17 to the Company's Quarterly
         Report on Form 10-Q for the quarter ended September 30, 1995.
 10.12   Lease by and between HP/Compton, Inc. and Compton Entertainment, Inc., dated August 3, 1995, is hereby incorporated by reference to Exhibit
         10.18 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995.

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
 10.13   First Amendment to Lease by and between HP/Compton, Inc., and Compton
         Entertainment, Inc., dated March 12, 1996, is here by incorporated by reference to Exhibit 10.18 to the Company's Quarterly Report on
         Form 10-Q for the quarter ended September 30, 1996.
 10.14   Second Amendment to Lease by and between Crystal Park Hotel and Casino
         Development Company LLC, and Compton Entertainment, Inc., dated
         September 13, 1996, is hereby incorporated by reference to Exhibit
         10.19 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.
 10.15   Assignment, Assumption and Consent Agreement, by and among HP/Compton,
         Inc., and Crystal Park Hotel and Casino Development Company LLC,
         Hollywood Park, Inc. and The Community Redevelopment Agency of the
         City of Compton, dated July 18, 1996, is hereby incorporated by reference to Exhibit 10.20 to the Company's Quarterly Report on Form
         10-Q for the quarter ended September 30, 1996.
 10.16   Consent of Compton Entertainment, Inc., and Rouben Kandilian, by and
         between Hollywood Park, Inc., and Compton Entertainment, Inc., dated
         August 29, 1996, is hereby incorporated by reference to Exhibit 10.21 to the Company's Quarterly Report on Form 10-Q for the quarter ended
         September 30, 1996.
 10.17   License Agreement, dated June 27, 1996, by and between HP/Compton,
         Inc., and Radisson Hotels International, Inc. is hereby incorporated by reference to Exhibit 10.17 to the Company's Quarterly Report on
         Form 10-Q for the quarter ended June 30, 1996.
 10.18   Operating Agreement for Crystal Park Hotel and Casino Development
         Company LLC, dated July 18, 1996, effective August 28, 1996, is hereby incorporated by reference to Exhibit 10.24 to the Company's Quarterly
         Report on Form 10-Q for the quarter ended September 30, 1996.
 10.19   Blue Diamond Swap Agreement by and among Boomtown, Inc., Blue Diamond
         Hotel & Casino, Inc., Hollywood Park, Inc., Edward P. Roski, Jr., IVAC
         and Majestic Realty Co., dated August 12, 1996, is hereby incorporated by reference to Exhibit 10.22 to the Company's Registration Statement
         on Form S-4 filed September 18, 1996.
 10.20   Stock Purchase Agreement, by and between Hollywood Park, Inc. and
         Edward P. Roski, Jr., dated August 12, 1996, is hereby incorporated by reference to Exhibit 10.23 to the Company's Registration Statement on
         Form S-4 dated September 18, 1996.
 10.21   Reducing Revolving Loan Agreement dated March 27, 1997, among
         Hollywood Park, Inc., and Bank of Scotland, Bankers Trust Company,
         Societe Generale, Bank of America National Trust and Savings
         Association, is hereby incorporated by reference to Exhibit 10.27 to the Company's Quarterly Report on Form 10-Q for the quarter ended
         March 31, 1997.
 10.22   Amendment No. 1 to Reducing Revolving Loan Agreement, dated June 30,
         1997, is hereby incorporated by reference to Exhibit 10.29 to the
         Company's Quarterly Report on Form 10-Q for the quarter ended June 30,
         1997.
 10.23   Amendment No. 2 to Reducing Revolving Loan Agreement, dated July 30,
         1997, is hereby incorporated by reference to Exhibit 10.30 to the
         Company's Quarterly Report on Form 10-Q for the quarter ended June 30,
         1997.
 10.24   Agreement of Limited Partnership for Huron Gaming, LP, a Delaware
         Limited Partnership, Kansas Project, dated July 14, 1997, is hereby incorporated by reference to Exhibit 10.28 to the Company's Quarterly
         Report on Form 10-Q for the quarter ended June 30, 1997.
 10.25   Amended and Restated Agreement of Limited Partnership of Mississippi-I
         Gaming, L.P., is hereby incorporated by reference to Exhibit 10.31 to the Company's Quarterly Report on Form 10-Q for the period ended
         June 30, 1997.
 10.26   Amended Equity Conversion Agreement, dated July 18, 1994, by and between Boomtown, Inc., and Eric Skrmmetta, is hereby incorporated by reference to Exhibit 10.32 to the Company's Quarterly Report on Form
         10-Q for the quarter ended June 30, 1997.

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
 10.27   Ground Lease, dated October 19, 1993, between Raphael Skrmetta as
         Landlord and Mississippi-I Gaming, L.P. as Tenant, is hereby incorporated by reference to Exhibit 10.33 to the Company's Quarterly
         Report on Form 10-Q for the quarter ended June 30, 1997.
 10.28   First Amendment to Ground Lease dated October 19, 1993, between
         Raphael Skrmetta and Mississippi-I Gaming, L.P, is hereby incorporated by reference to Exhibit 10.34 to the Company's Quarterly Report on
         Form 10-Q for the quarter ended June 30, 1997.
 10.29   Second Amendment to Ground Lease dated October 19, 1993, between
         Raphael Skrmetta and Mississippi-I Gaming, L.P, is hereby incorporated by reference to Exhibit 10.35 to the Company's Quarterly Report on
         Form 10-Q for the quarter ended June 30, 1997.
 10.30   Purchase Agreement, dated August 1, 1997, by and among the Company,
         HPOC, Hollywood Park Food Services, Inc., HP/Compton, Inc., Crystal
         Park Hotel and Casino Development Company, LLC, Hollywood Park Fall
         Operating Company, HP Yakama, Inc., Turf Paradise, Inc., Boomtown,
         Inc., Boomtown Hotel & Casino, Inc., Louisiana-I Gaming, Louisiana
         Gaming Enterprises, Inc., Mississippi-I Gaming, L.P., Bayview Yacht
         Club, Inc., and the Initial Purchasers named therein, is hereby incorporated by reference to Exhibit 10.36 to the Company's Quarterly
         Report on Form 10-Q for the quarter ended June 30, 1997.
 10.31   Registration Rights Agreement, dated August 1, 1997, by and among the
         Company, HPOC, Hollywood Park Food Services, Inc., HP/Compton, Inc.,
         Crystal Park Hotel and Casino Development Company, LLC, Hollywood Park
         Fall Operating Company, HP Yakama, Inc., Turf Paradise, Inc.,
         Boomtown, Inc., Boomtown Hotel & Casino, Inc., Louisiana-I Gaming,
         Louisiana Gaming Enterprises, Inc., Mississippi-I Gaming, L.P.,
         Bayview Yacht Club, Inc., and the Initial Purchasers named therein, is hereby incorporated by reference to Exhibit 10.38 to the Company's
         Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.
 12.1*   Calculation of Historical Ratio of Earnings to Fixed Charges
 12.2*   Calculation of Pro Forma Ratio of Earnings to Fixed Charges
 21.1*   Subsidiaries of Hollywood Park, Inc.
 23.1*   Consent of Irell & Manella LLP (included in Exhibit 5).
 23.2    Consent of Arthur Andersen LLP
 23.3    Consent of Ernst & Young LLP
 23.4    Consent of Ernst & Young LLP
 24.1*   Powers of Attorney of officers and directors of Hollywood Park, Inc.
 24.2*   Powers of Attorney of officers and directors of Hollywood Park
         Operating Company.
 24.3*   Powers of Attorney of officers and directors of Hollywood Park Fall
         Operating Company.
 24.4*   Powers of Attorney of officers and directors of Hollywood Park Food
         Services, Inc.
 24.5*   Powers of Attorney of officers and directors of HP/Compton, Inc.
 24.6*   Powers of Attorney of directors of HP/Compton, Inc. in the capacity of manager of Crystal Park Hotel and Casino Development Company, LLC.
 24.7*   Powers of Attorney of officers and directors of Turf Paradise, Inc.
 24.8*   Powers of Attorney of officers and directors of HP Yakama, Inc.

 EXHIBIT
   NO.                                DESCRIPTION
 -------                              -----------
 24.9*   Powers of Attorney of officers and directors of Boomtown, Inc.
 24.10*  Powers of Attorney of officers and directors of Boomtown Hotel &
         Casino, Inc.
 24.11*  Powers of Attorney of officers and directors of Bayview Yacht Club,
         Inc.
 24.12*  Powers of Attorney of directors of Bayview Yacht Club, Inc. in the capacity of General Partner of Mississippi I-Gaming, L.P.
 24.13*  Powers of Attorney of officers and directors of Louisiana Gaming
         Enterprises, Inc.
 24.14*  Powers of Attorney of directors of Louisiana Gaming Enterprises, Inc.
         in the capacity of General Partner of Louisiana I-Gaming, a Louisiana
         Partnership in Commendam.
 25.1*   Statement Regarding Eligibility of Trustee
 99*     Form of Letter of Transmittal

--------
*  Previously filed

ITEM 22. UNDERTAKINGS

  1. The undersigned Registrants hereby undertake:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (c) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Issuers' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Issuer pursuant to the foregoing provisions, or otherwise, the Issuers has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Issuers will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (f) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                               POWER OF ATTORNEY

  Each person whose signature to the Registration Statement appears below hereby appoints R.D. Hubbard and G. Michael Finnigan and each of them, either one of whom may act without joinder of the other, as his or her attorney-in-fact to sign on his or her behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem appropriate or necessary.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of January, 1998.

                                          HOLLYWOOD PARK, INC.,
                                          a Delaware corporation

                                                /s/  G. Michael Finnigan*
                                          By: _________________________________
                                                    G. Michael Finnigan
                                                   President--Sports and
                                                       Entertainment,
                                                 Executive Vice President,
                                                       Treasurer and
                                                  Chief Financial Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                   DATE
             ---------                           -----                   ----
       /s/  R.D. Hubbard*            Chairman of the Board and     January 26, 1998
____________________________________ Chief Executive Officer
           R.D. Hubbard              (Principal Executive
                                     Officer)
       /s/  Harry Ornest*            Vice Chairman of the Board    January 26, 1998
____________________________________
           Harry Ornest
    /s/  G. Michael Finnigan*        Executive Vice President and  January 26, 1998
____________________________________ Chief Financial Officer
        G. Michael Finnigan          (Principal Financial and
                                     Accounting Officer)
      /s/  Richard Goeglein*         Director                      January 26, 1998
____________________________________
         Richard Goeglein
      /s/  Peter L. Harris*          Director                      January 26, 1998
____________________________________
          Peter L. Harris
         /s/ J.R. Johnson*           Director                      January 26, 1998
____________________________________
            J.R. Johnson

             SIGNATURE                           TITLE                   DATE
             ---------                           -----                   ----
     /s/  Robert T. Manfuso*         Director                      January 26, 1998
____________________________________
         Robert T. Manfuso
     /s/ Timothy J. Parrott*         Director                      January 26, 1998
____________________________________
        Timothy J. Parrott
      /s/ Lynn P. Reitnouer*         Director                      January 26, 1998
____________________________________
         Lynn P. Reitnouer
                                     Director                      January   , 1998
____________________________________
       Warren B. Williamson
      /s/  Herman Sarkowsky*         Director                      January 26, 1998
____________________________________
         Herman Sarkowsky
      /s/  Delbert W. Yocam*         Director                      January 26, 1998
____________________________________
         Delbert W. Yocam

      /s/ G. Michael Finnigan
*By: ____________________________
         G. Michael Finnigan
          Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of January, 1998.

                                          HOLLYWOOD PARK OPERATING COMPANY,
                                          a Delaware corporation

                                                /s/  G. Michael Finnigan*
                                          By: _________________________________
                                                    G. Michael Finnigan
                                                 Executive Vice President,
                                                       Treasurer and
                                                  Chief Financial Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                   DATE
             ---------                           -----                   ----
        /s/  R.D. Hubbard*           Chairman of the Board and     January 26, 1998
____________________________________ Chief Executive Officer
            R.D. Hubbard             (Principal Executive
                                     Officer)
        /s/  Harry Ornest*           Vice Chairman of the Board    January 26, 1998
____________________________________
           Harry Ornest
    /s/  G. Michael Finnigan*        Executive Vice President and  January 26, 1998
____________________________________ Chief Financial Officer
        G. Michael Finnigan          (Principal Financial and
                                     Accounting Officer)
____________________________________ Director                      January   , 1998
       Warren B. Williamson

      /s/ G. Michael Finnigan
*By: ____________________________
         G. Michael Finnigan
          Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of January, 1998.

                                          HOLLYWOOD PARK FALL OPERATING
                                          COMPANY,
                                          a Delaware corporation

                                                /s/ G. Michael Finnigan*
                                          By: _________________________________
                                                    G. Michael Finnigan
                                                 Executive Vice President,
                                                       Treasurer and
                                                    Assistant Secretary

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                   DATE
             ---------                           -----                   ----
        /s/  R.D. Hubbard*           Director and President        January 26, 1998
____________________________________ (Principal Executive
            R.D. Hubbard             Officer)
        /s/  Harry Ornest*           Director                      January 26, 1998
____________________________________
           Harry Ornest
____________________________________ Director                      January   , 1998
       Warren B. Williamson
    /s/  G. Michael Finnigan*        Executive Vice President,     January 26, 1998
____________________________________ Treasurer and Assistant
        G. Michael Finnigan          Secretary (Principal
                                     Financial and Accounting
                                     Officer)

      /s/ G. Michael Finnigan
*By: ____________________________
         G. Michael Finnigan
          Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of January, 1998.

                                          HOLLYWOOD PARK FOOD SERVICES, INC.,
                                          a California corporation

                                                /s/ G. Michael Finnigan*
                                          By: _________________________________
                                                    G. Michael Finnigan
                                                 Executive Vice President,
                                                       Treasurer and
                                                    Assistant Secretary

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                   DATE
             ---------                           -----                   ----
        /s/  R.D. Hubbard*           Director and President        January 26, 1998
____________________________________ (Principal Executive
            R.D. Hubbard             Officer)
        /s/ Harry Ornest*            Director                      January 26, 1998
____________________________________
           Harry Ornest
____________________________________ Director                      January   , 1998
       Warren B. Williamson
    /s/  G. Michael Finnigan*        Executive Vice President,     January 26, 1998
____________________________________ Treasurer and Assistant
        G. Michael Finnigan          Secretary (Principal
                                     Financial and Accounting
                                     Officer)

      /s/ G. Michael Finnigan
*By: ____________________________
         G. Michael Finnigan
          Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of January, 1998.

                                          HP/COMPTON INC.,
                                          a California corporation

                                                /s/ G. Michael Finnigan*
                                          By: _________________________________
                                                    G. Michael Finnigan
                                            Vice President and Chief Financial
                                                          Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                   DATE
             ---------                           -----                   ----
        /s/  R.D. Hubbard*           Director and President        January 26, 1998
____________________________________ (Principal Executive
            R.D. Hubbard             Officer)
    /s/  G. Michael Finnigan*        Vice President and Chief      January 26, 1998
____________________________________ Financial Officer (Principal
        G. Michael Finnigan          Financial and Accounting
                                     Officer)

      /s/ G. Michael Finnigan
*By: ____________________________
         G. Michael Finnigan
          Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of January, 1998.

                                          CRYSTAL PARK HOTEL & CASINO
                                          DEVELOPMENT COMPANY, LLC

                                          By:   its Manager
                                                HP/COMPTON, INC.,
                                                a California corporation

                                                 /s/  G. Michael Finnigan*
                                            By: _______________________________
                                                     G. Michael Finnigan
                                                   Vice President and Chief
                                                       Financial Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                   DATE
             ---------                           -----                   ----
          HP/COMPTON, INC.           MANAGER of Crystal Park       January 26, 1998
                                     Hotel & Casino Development
                                     Company, LLC
       /s/  R.D. Hubbard*            Director and President of     January 26, 1998
____________________________________ HP/Compton, Inc.
           R.D. Hubbard

      /s/ G. Michael Finnigan
*By: ____________________________
         G. Michael Finnigan
          Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of January, 1998.

                                          TURF PARADISE, INC.,
                                          an Arizona corporation

                                                /s/  G. Michael Finnigan*
                                          By: _________________________________
                                                    G. Michael Finnigan
                                               Vice President, Treasurer and
                                                    Assistant Secretary

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                   DATE
             ---------                           -----                   ----
        /s/  R.D. Hubbard*           Director, President and       January 26, 1998
____________________________________ Chief Executive Officer
            R.D. Hubbard             (Principal Executive
                                     Officer)
    /s/  G. Michael Finnigan*        Director, Vice President,     January 26, 1998
____________________________________ Treasurer and Assistant
        G. Michael Finnigan          Secretary
                                     (Principal Financial and
                                     Accounting Officer)
     /s/  Donald M. Robbins*         Director, Vice President and  January 26, 1998
____________________________________ Secretary
         Donald M. Robbins

      /s/ G. Michael Finnigan
*By: ____________________________
         G. Michael Finnigan
          Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of January, 1998.

                                          HP YAKAMA, INC.,
                                          a Delaware corporation

                                                /s/  G. Michael Finnigan*
                                          By: _________________________________
                                                    G. Michael Finnigan
                                               Vice President, Treasurer and
                                                    Assistant Secretary

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                   DATE
             ---------                           -----                   ----
        /s/  R.D. Hubbard*           Director, President and       January 26, 1998
____________________________________ Chief Executive Officer
            R.D. Hubbard             (Principal Executive
                                     Officer)
        /s/  Bruce Rimbo*            Director                      January 26, 1998
____________________________________
            Bruce Rimbo
    /s/  G. Michael Finnigan*        Director, Vice President,     January 26, 1998
____________________________________ Treasurer and Assistant
        G. Michael Finnigan          Secretary (Principal
                                     Financial and Accounting
                                     Officer)

      /s/ G. Michael Finnigan
*By: ____________________________
         G. Michael Finnigan
          Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of January, 1998.

                                          BOOMTOWN, INC.,
                                          a Delaware corporation

                                                /s/  G. Michael Finnigan*
                                          By: _________________________________
                                                    G. Michael Finnigan
                                            Vice President and Chief Financial
                                                          Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                   DATE
             ---------                           -----                   ----
     /s/  Timothy J. Parrott*        Chairman of the Board and     January 26, 1998
____________________________________ Chief Executive Officer
         Timothy J. Parrott          (Principal Executive
                                     Officer)
       /s/  Phil E. Bryan*           Director, President and       January 26, 1998
____________________________________ Chief Operating Officer
           Phil E. Bryan
       /s/  Robert F. List*          Director, Executive Vice      January 26, 1998
____________________________________ President and Secretary
          Robert F. List
    /s/  G. Michael Finnigan*        Vice President, and Chief     January 26, 1998
____________________________________ Financial Officer (Principal
        G. Michael Finnigan          Financial and Accounting
                                     Officer)

      /s/ G. Michael Finnigan
*By: ____________________________
         G. Michael Finnigan
          Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of January, 1998.

                                          BOOMTOWN HOTEL & CASINO, INC.,
                                          a Nevada corporation

                                                /s/  G. Michael Finnigan*
                                          By: _________________________________
                                                    G. Michael Finnigan
                                            Vice President and Chief Financial
                                                          Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                   DATE
             ---------                           -----                   ----
     /s/  Timothy J. Parrott*        Chairman of the Board and     January 26, 1998
____________________________________ Chief Executive Officer
         Timothy J. Parrott          (Principal Executive
                                     Officer)
       /s/  Phil E. Bryan*           Director, President and       January 26, 1998
____________________________________ Chief Operating Officer
           Phil E. Bryan
       /s/  Robert F. List*          Director, Senior Vice         January 26, 1998
____________________________________ President, Secretary and
          Robert F. List             Treasurer
    /s/  G. Michael Finnigan*        Vice President, and Chief     January 26, 1998
____________________________________ Financial Officer (Principal
        G. Michael Finnigan          Financial and Accounting
                                     Officer)

      /s/ G. Michael Finnigan
*By: ____________________________
         G. Michael Finnigan
          Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of January, 1998.

                                          BAYVIEW YACHT CLUB, INC.,
                                          a Mississippi corporation

                                               /s/  G. Michael Finnigan*
                                          By: _________________________________
                                                    G. Michael Finnigan
                                            Vice President and Chief Financial
                                                          Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                   DATE
             ---------                           -----                   ----
     /s/  Timothy J. Parrott*        Chairman of the Board and     January 26, 1998
____________________________________ Chief Executive Officer
         Timothy J. Parrott          (Principal Executive
                                     Officer)
       /s/  Robert F. List*          Director, Secretary and       January 26, 1998
____________________________________ Treasurer
          Robert F. List
    /s/  G. Michael Finnigan*        Vice President, and Chief     January 26, 1998
____________________________________ Financial Officer (Principal
        G. Michael Finnigan          Financial and Accounting
                                     Officer)

      /s/ G. Michael Finnigan
*By: ____________________________
         G. Michael Finnigan
          Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of January, 1998.

                                          MISSISSIPPI-I GAMING, L.P.

                                          By:   its General Partner
                                                BAYVIEW YACHT CLUB, INC.,
                                                a Mississippi corporation

                                                   /s/  G. Michael Finnigan*
                                                By: ___________________________
                                                       G. Michael Finnigan
                                                     Vice President and Chief
                                                         Financial Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                         TITLE                  DATE
               ---------                         -----                  ----
        BAYVIEW YACHT CLUB, INC.        GENERAL PARTNER           January 26, 1998
                                        Mississippi-I Gaming,
                                        L.P.
       /s/  Timothy J. Parrott*         Director, Chairman and    January 26, 1998
 ______________________________________ Chief Executive Officer
          Timothy J. Parrott            of Bayview Yacht Club,
                                        Inc.
        /s/  Robert F. List*            Director, Secretary and   January 26, 1998
 ______________________________________ Treasurer of Bayview
            Robert F. List              Yacht Club, Inc.

      /s/ G. Michael Finnigan
*By: ____________________________
         G. Michael Finnigan
          Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of January, 1998.

                                          LOUISIANA GAMING ENTERPRISES, INC.,
                                          a Louisiana corporation

                                                /s/ G. Michael Finnigan*
                                          By: _________________________________
                                                    G. Michael Finnigan
                                            Vice President and Chief Financial
                                                          Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                   DATE
             ---------                           -----                   ----
      /s/ Timothy J. Parrott*        Chairman of the Board and     January 26, 1998
____________________________________ Chief Executive Officer
         Timothy J. Parrott          (Principal Executive
                                     Officer)
        /s/ Robert F. List*          Director, Executive Vice      January 26, 1998
____________________________________ President and Secretary
          Robert F. List
     /s/ G. Michael Finnigan*        Vice President, and Chief     January 26, 1998
____________________________________ Financial Officer (Principal
        G. Michael Finnigan          Financial and Accounting
                                     Officer)

      /s/ G. Michael Finnigan
*By: ____________________________
         G. Michael Finnigan
          Attorney-in-Fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of January, 1998.

                                          LOUISIANA-I GAMING, A LOUISIANA
                                          PARTNERSHIP IN COMMENDAM

                                          By:   its General Partner
                                                LOUISIANA GAMING ENTERPRISES,
                                                 INC.,
                                                a Louisiana corporation

                                                    /s/ G. Michael Finnigan*
                                                By: ___________________________
                                                       G. Michael Finnigan
                                                        Vice President and
                                                     Chief Financial Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                          TITLE                  DATE
               ---------                          -----                  ----
   LOUISIANA GAMING ENTERPRISES, INC.   GENERAL MANAGER of         January 26, 1998
                                        Louisiana-I Gaming, a
                                        Louisiana Partnership in
                                        Commendam
        /s/ Timothy J. Parrott*         Director, Chairman and     January 26, 1998
 ______________________________________ Chief Executive Officer
          Timothy J. Parrott            of Louisiana Gaming
                                        Enterprises, Inc.
          /s/ Robert F. List*           Director, Executive Vice   January 26, 1998
 ______________________________________ President and Secretary
            Robert F. List              of Louisiana Gaming
                                        Enterprises, Inc.

      /s/ G. Michael Finnigan
*By: ____________________________
         G. Michael Finnigan
          Attorney-in-Fact

                               EXHIBIT INDEX

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
   NO.                         DESCRIPTION                             PAGE
 -------                       -----------                         ------------
  2.1    Agreement and Plan of Reorganization, by and among
         Hollywood Park, Inc., and Pacific Casino Management,
         Inc., dated November 17, 1995, is hereby incorporated
         by reference to Exhibit 4.1 to the Company's Current
         Report on Form 8-K, filed November 30, 1995.
  2.2    Agreement and Plan of Merger, by and among Hollywood
         Park, Inc., HP Acquisition, Inc., and Boomtown, Inc.,
         dated April 23, 1996, is hereby incorporated by
         reference to Exhibit 2.1 to the Company's Current
         Report on Form 8-K, filed May 3, 1996.
  3.1    Certificate of Incorporation of Hollywood Park, Inc.,
         is hereby incorporated by reference to Exhibit 3.1 to
         the Company's Registration Statement on Form S-1 dated
         January 29, 1993.
  3.2    Amended By-laws of Hollywood Park, Inc. are hereby
         incorporated by reference to Exhibit 3.2 to the
         Company's Registration Statement on Form S-1 dated
         January 29, 1993.
  3.3*   Certificate of Incorporation of Hollywood Park
         Operating Company
  3.4*   Amended By-laws of Hollywood Park Operating Company
  3.5*   Certificate of Incorporation of Hollywood Park Fall
         Operating Company
  3.6*   By-laws of Hollywood Park Fall Operating Company
  3.7*   Articles of Incorporation of Hollywood Park Food
         Services, Inc.
  3.8*   By-laws of Hollywood Park Food Services, Inc.
  3.9*   Articles of Incorporation of HP/Compton, Inc.
  3.10*  By-laws of HP/Compton, Inc.
  3.11*  Articles of Organization of Crystal Park Hotel and
         Casino Development Company, LLC
  3.12*  Operating Agreement of Crystal Park Hotel and Casino
         Development Company, LLC
  3.13*  Restated Articles of Incorporation of Turf Paradise,
         Inc.
  3.14*  By-laws of Turf Paradise, Inc.
  3.15*  Certificate of Incorporation of HP Yakama, Inc.
  3.16*  By-laws of HP Yakama, Inc.
  3.17*  Amended and Restated Certificate of Incorporation of
         Boomtown, Inc.
  3.18*  By-laws of Boomtown, Inc.
  3.19*  Certificate of Amended and Restated Articles of
         Incorporation of Boomtown Hotel & Casino, Inc.
  3.20*  Revised and Restated By-laws of Boomtown Hotel &
         Casino, Inc.
  3.21*  Articles of Incorporation of Bayview Yacht Club, Inc.
  3.22*  By-laws of Bayview Yacht Club, Inc.
  3.23*  Certificate of Mississippi Limited Partnership of
         Mississippi-I Gaming, L.P.
  3.24   Amended and Restated Agreement of Limited Partnership
         of Mississippi-I Gaming, L.P., is hereby incorporated
         by reference to Exhibit 10.31 to the Company's
         Quarterly Report on Form 10-Q for the period ended June
         30, 1997.
  3.25*  Articles of Incorporation of Louisiana Gaming
         Enterprises, Inc.

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
   NO.                         DESCRIPTION                             PAGE
 -------                       -----------                         ------------
  3.26*  Amended and restated Partnership Agreement of
         Louisiana-I Gaming, a Louisiana Partnership in
         Commendam
  4.5    Convertible Preferred Stock Depositary Stock Agreement
         between Hollywood Park, Inc. and Chase Mellon
         Shareholder Services, dated February 9, 1993, is hereby
         incorporated by reference to Exhibit 4.5 to the
         Company's Registration Statement on Form S-1 dated
         January 29, 1993.
  4.7    Hollywood Park 1996 Stock Option Plan is hereby
         incorporated by reference to Exhibit 10.24 to the
         Company's Registration Statement on Form S-4 dated
         September 18, 1996.
  4.8    Hollywood Park 1993 Stock Option Plan is hereby
         incorporated by reference to Appendix A to the Notice
         of Annual Meeting to shareholders and Proxy Statement
         relating to the Annual Meeting of Stockholders of
         Hollywood Park, Inc. held on May 17, 1993.
  4.9    Indenture, dated August 1, 1997, by and among the
         Company, HPOC, Hollywood Park Food Services, Inc.,
         HP/Compton, Inc., Crystal Park Hotel and Casino
         Development Company, LLC, HP Yakama, Inc., Turf
         Paradise, Inc., Boomtown, Inc., Boomtown Hotel &
         Casino, Inc., Louisiana-I Gaming, Louisiana Gaming
         Enterprises, Inc., Mississippi-I Gaming, L.P., Bayview
         Yacht Club, Inc. and The Bank of New York, as trustee,
         is hereby incorporated by reference to Exhibit 10.37 to
         the Company's Quarterly Report on Form 10-Q for the
         quarter ended June 30, 1997.
  4.10   Form of Series B 9 1/2% Senior Subordinated Note due
         2007 (Included in Exhibit 4.9).
  5*     Opinion of Irell & Manella LLP
 10.1    Directors Deferred Compensation Plan for Hollywood
         Park, Inc. is hereby incorporated by reference to
         Exhibit 10.6 to the Company's Annual Report on Form 10-
         K for the year ended December 31, 1991.
 10.2    Lease Agreement dated as of January 1, 1989, by and
         between Hollywood Park Realty Enterprises, Inc. and
         Hollywood Park Operating Company, as amended, is hereby
         incorporated by reference to Exhibit 2 to the Joint
         Annual Report on Form 10-K for the fiscal year ended
         December 31, 1989, of Hollywood Park Operating Company
         and Hollywood Park Realty Enterprises, Inc.
 10.3    Aircraft rental agreement dated November 1, 1993, by
         and between Hollywood Park, Inc. and R.D. Hubbard
         Enterprises, Inc. is hereby incorporated by reference
         to Exhibit 10.7 to the Company's Annual Report on Form
         10-K for the year ended December 31, 1993.
 10.4    Amended and Restated Credit Agreement dated March 23,
         1994, by and between Sunflower Racing, Inc. and First
         Union National Bank of North Carolina, Bank One
         Lexington, Texas Commerce Bank, Home State Bank of
         Kansas City and Intrust Bank, N.A. is hereby
         incorporated by reference to Exhibit 10.9 to the
         Company's Quarterly Report on Form 10-Q for the quarter
         ended June 30, 1994.
 10.5    Pledge Agreement dated March 23, 1994, by and between
         Hollywood Park, Inc., First Union National Bank of
         North Carolina, (as agent for the ratable benefit of
         itself and the Banks named in the Amended and Restated
         Credit Agreement included as Exhibit 10.4) is hereby
         incorporated by reference to Exhibit 10.10 to the
         Company's Quarterly Report on Form 10-Q for the quarter
         ended June 30, 1994.
 10.6    Amendment of Oil and Gas Lease dated January 10, 1995,
         by and between Hollywood Park, Inc. and Casex Co., Nunn
         Ltd., and Vortex Energy & Minerals is hereby
         incorporated by reference to Exhibit 10.12 to the
         Company's Annual Report on Form 10-K for the year ended
         December 31, 1994.
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 10.7    Agreement Respecting Pyramid Casino dated December 3,
         1994, by and between Hollywood Park, Inc. and Compton
         Entertainment, Inc., is hereby incorporated by
         reference to Exhibit 10.11 to the Company's Annual
         Report on Form 10-K for the year ended December 31,
         1994.
 10.8    Amendment to Agreement Respecting Pyramid Casino dated
         April 14, 1995, by and between Hollywood Park, Inc.,
         and Compton Entertainment, Inc., is hereby incorporated
         by reference to Exhibit 10.14 to the Company's
         Quarterly Report on Form 10-Q for the quarter ended
         March 31, 1995.
 10.9    Amended and Restated Agreement Respecting Pyramid
         Casino dated July 14, 1995, by and between Hollywood
         Park, Inc., and Compton Entertainment, Inc., is hereby
         incorporated by reference to Exhibit 10.15 to the
         Company's Quarterly Report on Form 10-Q for the quarter
         ended September 30, 1995.
 10.10   Amended and Restated Disposition and Development
         Agreement of Purchase and Sale, and Lease with Option
         to Purchase, dated August 2, 1995, by and between The
         Community Redevelopment Agency of the City of Compton
         and Compton Entertainment, Inc., is hereby incorporated
         by reference to Exhibit 10.16 to the Company's
         Quarterly Report on Form 10-Q for the quarter ended
         September 30, 1995.
 10.11   Guaranty, dated July 31, 1995, by Hollywood Park, Inc.,
         in favor of the Community Redevelopment Agency of the
         City of Compton, is hereby incorporated by reference to
         Exhibit 10.17 to the Company's Quarterly Report on Form
         10-Q for the quarter ended September 30, 1995.
 10.12   Lease by and between HP/Compton, Inc. and Compton
         Entertainment, Inc., dated August 3, 1995, is hereby
         incorporated by reference to Exhibit 10.18 to the
         Company's Quarterly Report on Form 10-Q for the quarter
         ended September 30, 1995.
 10.13   First Amendment to Lease by and between HP/Compton,
         Inc., and Compton Entertainment, Inc., dated March 12,
         1996, is here by incorporated by reference to Exhibit
         10.18 to the Company's Quarterly Report on Form 10-Q
         for the quarter ended September 30, 1996.
 10.14   Second Amendment to Lease by and between Crystal Park
         Hotel and Casino Development Company LLC, and Compton
         Entertainment, Inc., dated September 13, 1996, is
         hereby incorporated by reference to Exhibit 10.19 to
         the Company's Quarterly Report on Form 10-Q for the
         quarter ended September 30, 1996.
 10.15   Assignment, Assumption and Consent Agreement, by and
         among HP/Compton, Inc., and Crystal Park Hotel and
         Casino Development Company LLC, Hollywood Park, Inc.
         and The Community Redevelopment Agency of the City of
         Compton, dated July 18, 1996, is hereby incorporated by
         reference to Exhibit 10.20 to the Company's Quarterly
         Report on Form 10-Q for the quarter ended September 30,
         1996.
 10.16   Consent of Compton Entertainment, Inc., and Rouben
         Kandilian, by and between Hollywood Park, Inc., and
         Compton Entertainment, Inc., dated August 29, 1996, is
         hereby incorporated by reference to Exhibit 10.21 to
         the Company's Quarterly Report on Form 10-Q for the
         quarter ended September 30, 1996.
 10.17   License Agreement, dated June 27, 1996, by and between
         HP/Compton, Inc., and Radisson Hotels International,
         Inc. is hereby incorporated by reference to Exhibit
         10.17 to the Company's Quarterly Report on Form 10-Q
         for the quarter ended June 30, 1996.
 10.18   Operating Agreement for Crystal Park Hotel and Casino
         Development Company LLC, dated July 18, 1996, effective
         August 28, 1996, is hereby incorporated by reference to
         Exhibit 10.24 to the Company's Quarterly Report on Form
         10-Q for the quarter ended September 30, 1996.
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 10.19   Blue Diamond Swap Agreement by and among Boomtown,
         Inc., Blue Diamond Hotel & Casino, Inc., Hollywood
         Park, Inc., Edward P. Roski, Jr., IVAC and Majestic
         Realty Co., dated August 12, 1996, is hereby
         incorporated by reference to Exhibit 10.22 to the
         Company's Registration Statement on Form S-4 filed
         September 18, 1996.
 10.20   Stock Purchase Agreement, by and between Hollywood
         Park, Inc. and Edward P. Roski, Jr., dated August 12,
         1996, is hereby incorporated by reference to Exhibit
         10.23 to the Company's Registration Statement on Form
         S-4 dated September 18, 1996.
 10.21   Reducing Revolving Loan Agreement dated March 27, 1997,
         among Hollywood Park, Inc., and Bank of Scotland,
         Bankers Trust Company, Societe Generale, Bank of
         America National Trust and Savings Association, is
         hereby incorporated by reference to Exhibit 10.27 to
         the Company's Quarterly Report on Form 10-Q for the
         quarter ended March 31, 1997.
 10.22   Amendment No. 1 to Reducing Revolving Loan Agreement,
         dated June 30, 1997, is hereby incorporated by
         reference to Exhibit 10.29 to the Company's Quarterly
         Report on Form 10-Q for the quarter ended June 30,
         1997.
 10.23   Amendment No. 2 to Reducing Revolving Loan Agreement,
         dated July 30, 1997, is hereby incorporated by
         reference to Exhibit 10.30 to the Company's Quarterly
         Report on Form 10-Q for the quarter ended June 30,
         1997.
 10.24   Agreement of Limited Partnership for Huron Gaming, LP,
         a Delaware Limited Partnership, Kansas Project, dated
         July 14, 1997, is hereby incorporated by reference to
         Exhibit 10.28 to the Company's Quarterly Report on Form
         10-Q for the quarter ended June 30, 1997.
 10.25   Amended and Restated Agreement of Limited Partnership
         of Mississippi-I Gaming, L.P., is hereby incorporated
         by reference to Exhibit 10.31 to the Company's
         Quarterly Report on Form 10-Q for the period ended
         June 30, 1997.
 10.26   Amended Equity Conversion Agreement, dated July 18,
         1994, by and between Boomtown, Inc., and Eric
         Skrmmetta, is hereby incorporated by reference to
         Exhibit 10.32 to the Company's Quarterly Report on Form
         10-Q for the quarter ended June 30, 1997.
 10.27   Ground Lease, dated October 19, 1993, between Raphael
         Skrmetta as Landlord and Mississippi-I Gaming, L.P. as
         Tenant, is hereby incorporated by reference to Exhibit
         10.33 to the Company's Quarterly Report on Form 10-Q
         for the quarter ended June 30, 1997.
 10.28   First Amendment to Ground Lease dated October 19, 1993,
         between Raphael Skrmetta and Mississippi-I Gaming, L.P,
         is hereby incorporated by reference to Exhibit 10.34 to
         the Company's Quarterly Report on Form 10-Q for the
         quarter ended June 30, 1997.
 10.29   Second Amendment to Ground Lease dated October 19,
         1993, between Raphael Skrmetta and Mississippi-I
         Gaming, L.P, is hereby incorporated by reference to
         Exhibit 10.35 to the Company's Quarterly Report on Form
         10-Q for the quarter ended June 30, 1997.
 10.30   Purchase Agreement, dated August 1, 1997, by and among
         the Company, HPOC, Hollywood Park Food Services, Inc.,
         HP/Compton, Inc., Crystal Park Hotel and Casino
         Development Company, LLC, Hollywood Park Fall Operating
         Company, HP Yakama, Inc., Turf Paradise, Inc.,
         Boomtown, Inc., Boomtown Hotel & Casino, Inc.,
         Louisiana-I Gaming, Louisiana Gaming Enterprises, Inc.,
         Mississippi-I Gaming, L.P., Bayview Yacht Club, Inc.,
         and the Initial Purchasers named therein, is hereby
         incorporated by reference to Exhibit 10.36 to the
         Company's Quarterly Report on Form 10-Q for the quarter
         ended June 30, 1997.
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                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
   NO.                         DESCRIPTION                             PAGE
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
 10.31   Registration Rights Agreement, dated August 1, 1997, by
         and among the Company, HPOC, Hollywood Park Food
         Services, Inc., HP/Compton, Inc., Crystal Park Hotel
         and Casino Development Company, LLC, Hollywood Park
         Fall Operating Company, HP Yakama, Inc., Turf Paradise,
         Inc., Boomtown, Inc., Boomtown Hotel & Casino, Inc.,
         Louisiana-I Gaming, Louisiana Gaming Enterprises, Inc.,
         Mississippi-I Gaming, L.P., Bayview Yacht Club, Inc.,
         and the Initial Purchasers named therein, is hereby
         incorporated by reference to Exhibit 10.38 to the
         Company's Quarterly Report on Form 10-Q for the quarter
         ended June 30, 1997.
 12.1*   Calculation of Historical Ratio of Earnings to Fixed
         Charges
 12.2*   Calculation of Pro Forma Ratio of Earnings to Fixed
         Charges
 21.1*   Subsidiaries of Hollywood Park, Inc.
 23.1*   Consent of Irell & Manella LLP (included in Exhibit 5).
 23.2    Consent of Arthur Andersen LLP
 23.3    Consent of Ernst & Young LLP
 23.4    Consent of Ernst & Young LLP
 24.1*   Powers of Attorney of officers and directors of
         Hollywood Park, Inc.
 24.2*   Powers of Attorney of officers and directors of
         Hollywood Park Operating Company.
 24.3*   Powers of Attorney of officers and directors of
         Hollywood Park Fall Operating Company.
 24.4*   Powers of Attorney of officers and directors of
         Hollywood Park Food Services, Inc.
 24.5*   Powers of Attorney of officers and directors of
         HP/Compton, Inc.
 24.6*   Powers of Attorney of directors of HP/Compton, Inc. in
         the capacity of manager of Crystal Park Hotel and
         Casino Development Company, LLC.
 24.7*   Powers of Attorney of officers and directors of Turf
         Paradise, Inc.
 24.8*   Powers of Attorney of officers and directors of HP
         Yakama, Inc.
 24.9*   Powers of Attorney of officers and directors of
         Boomtown, Inc.
 24.10*  Powers of Attorney of officers and directors of
         Boomtown Hotel & Casino, Inc.
 24.11*  Powers of Attorney of officers and directors of Bayview
         Yacht Club, Inc.
 24.12*  Powers of Attorney of directors of Bayview Yacht Club,
         Inc. in the capacity of General Partner of Mississippi
         I-Gaming, L.P.
 24.13*  Powers of Attorney of officers and directors of
         Louisiana Gaming Enterprises, Inc.
 24.14*  Powers of Attorney of directors of Louisiana Gaming
         Enterprises, Inc. in the capacity of General Partner of
         Louisiana I-Gaming, a Louisiana Partnership in
         Commendam.
 25.1*   Statement Regarding Eligibility of Trustee
 99*     Form of Letter of Transmittal
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*  Previously filed